As filed with the Securities and Exchange Commission on September 1
5
, 2023.
Registration
No. 333-273411

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abacus Life, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6282	85-1210472
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2101 Park Center Drive, Suite 170
Orlando, Florida 32835
(800)
561-4148
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay J. Jackson
Chief Executive Officer
Abacus Life, Inc.
2101 Park Center Drive, Suite 170
Orlando, Florida 32835
(800)
561-4148
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Brian T. Casey, Esq.
Locke Lord LLP
Terminus 200, Suite 2000
3333 Piedmont Road, NE
Atlanta, GA 30305
(404)
870-4600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Preliminary Prospectus

Subject to Completion, dated September 15, 2023

61,800,000 Shares of Common Stock

Up to 17,250,000 Shares of Common Stock Issuable Upon Exercise of the Public Warrants

Up to 7,120,000 Shares of Common Stock Issuable Upon Exercise of the Private Placement Warrants

7,120,000 Private Placement Warrants

1,780,000 Shares of Common Stock Issuable Upon Exercise of the Legacy Holder Warrants

1,780,000 Legacy Holder Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 70,700,000 shares of our Common Stock, $0.0001 par value (“Common Stock”), consisting of (i) 8,625,000 shares of Common Stock issued by Abacus Life, Inc. (formerly known as East Resources Acquisition Company) (the “Company”) to East Sponsor, LLC (the “Sponsor”) for an aggregate of $25,000 (equal to approximately $0.0029 per share), 10,000 of which were transferred to our independent directors at a valuation of $6.12 per share; (ii) up to 53,175,000 shares of Common Stock that were originally issued at closing of the Business Combination at an implied equity consideration value of $10.00 per share of Common Stock; and (iii) up to 7,120,000 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Company IPO (the “Private Placement Warrants”), and (iv) 1,780,000 shares of our Common Stock (the “Legacy Holder Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the warrants originally issued in connection with the closing of the Business Combination to the legacy members of Abacus Settlements, LLC and Longevity Market Assets, LLC (the “Legacy Holder Warrants”). In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 7,120,000 Private Placement Warrants and 1,780,000 Legacy Holder Warrants.

We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any resale of the Common Stock or the Warrant Shares being offered for resale in this prospectus (the “Resale Securities”).

This prospectus also relates to the issuance by us of up to an aggregate of 17,250,000 shares of Common Stock (the “Public Warrant Shares”) that may be issued upon exercise, at an exercise price of $11.50 per share, of the public warrants (the “Public Warrants” and, together with the Private Placement Warrants and Legacy Holder Warrants, the “Warrants”) that were issued in connection with the Company IPO (as defined below). We would receive the proceeds from any exercise of any Warrants for cash, and we could receive up to an aggregate of approximately $198.4 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Warrants for cash. The Warrants include 7,120,000 Private Placement Warrants, 1,780,000 Legacy Holder Warrants and 17,250,000 Public Warrants (collectively, the “Warrants” and the holders of the Private Placement Warrants, the Legacy Holder Warrants, and the Public Warrants, the “Warrant Holders”), each of which has an exercise price of $11.50 per share of Common Stock. We believe the likelihood that Warrant Holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Common Stock. On September 13, 2023, the closing price of our Common Stock was $8.28 per share. Our Warrants are currently, and in the future may remain, “out-of-the money”, which means the market price of our Common Stock is less than the exercise price of a warrant holder’s Warrants ($11.50 per share). For so long as the Warrants remain “out-of-the money,” we believe our Warrant Holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. We expect to use any net proceeds received from the exercise of the Warrants for general corporate purposes. See the section of this prospectus entitled “Use of Proceeds.” To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise.

We provide more information about how the Selling Holders may sell their securities in the section of this prospectus entitled “Plan of Distribution.” We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Holders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Our Common Stock and Warrants are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “ABL” and “ABLLW,” respectively. On September 13, 2023, the closing price of our Common Stock was $8.28 per share and the closing price of the our Warrants was $0.4050 per warrant.

The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders (including our officers and directors) can sell into the public markets pursuant to this prospectus is up to (a) 70,700,000 shares of Common Stock, constituting approximately 111% of our issued and outstanding shares of Common Stock and approximately 4,520% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants, the vesting and settlement of the outstanding restricted stock units). The sale of Resale Securities and the perception that these sales could occur, including when applicable lock-ups end, could result in a significant decline in the public trading price of our securities. Even if the current trading price of our Common Stock is at or significantly below $10 per share, the price at which the units were issued in the Company Initial Public Offering (the “Company IPO”), certain of the Selling Holders, including the Sponsor, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders. See the section of this prospectus entitled “Risk Factors—Risks Related to Being a Public Company—Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline.”

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements. See the section of this prospectus entitled “Risk Factors—Risks Related to Being a Public Company.”

Investing in our Common Stock involves risks. For a discussion of the material risks that you should consider, see “Risk Factors” beginning on page 14 of this prospectus.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 15, 2023

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

•	realize the benefits expected from the Business Combination and the transactions contemplated thereby;

•	maintain the listing of the Company on a securities exchange;

•	achieve projections and anticipate uncertainties relating to the business, operations and financial performance of the Company, including:

•	expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	expectations regarding product development and pipeline;

•	expectations regarding market size;

•	expectations regarding the competitive landscape;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and

•	develop, design and sell services that are differentiated from those of competitors;

•	retain and hire necessary employees;

•	attract, train and retain effective officers, key employees or directors;

•	enhance future operating and financial results;

•	comply with laws and regulations applicable to its business;

•	stay abreast of modified or new laws and regulations applying to its business, including privacy regulation;

•	anticipate the impact of, and response to, new accounting standards;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners and customers;

•	respond to uncertainties associated with product and service development and market acceptance;

•	successfully defend litigation;

•	upgrade, maintain and secure information technology systems;

•	access, collect and use personal data about consumers;

•	acquire, maintain and protect intellectual property;

•	anticipate rapid technological changes;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	effectively respond to general economic and business conditions;

•	obtain additional capital, including use of the debt market; and

•	successfully deploy the proceeds from the Business Combination;

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

•	ability to continue to meet the NASDAQ’s listing standards;

•	successfully deploy the proceeds from the Business Combination;

•

inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	risks related to disruption of management’s time from ongoing business operations;

•	litigation, complaints and/or adverse publicity;

•	changes in applicable laws or regulations;

•	possibility that the Company may be adversely affected by other economic, business or competitive factors;

•	volatility in the markets caused by geopolitical and economic factors;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	the impact of the Coronavirus (“COVID-19”) pandemic on the financial condition and results of operations of the Company; and

•	other risks and uncertainties detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them as described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any of the Private Placement Warrants and the Legacy Holder Warrants. We will receive proceeds from any exercise of the Private Placement Warrants or Legacy Holder Warrants for cash. We believe the likelihood that Private Placement Warrant holders and Legacy Holder Warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our shares of Common Stock. If the trading price for our shares of Common Stock is less than the exercise price of a Private Placement Warrant holder’s or Legacy Holder Warrant holder’s Private Placement Warrants or Legacy Holder Warrants ($11.50 per share), we believe Private Placement Warrant holders and the Legacy Holder Warrant holders will be unlikely to cash exercise their Private Placement Warrants or Legacy Holder Warrants, resulting in little or no cash proceeds to us.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

In accordance with the terms of, and transactions contemplated by, the Agreement and Plan of Merger, dated as of August 30, 2022, as amended on October 14, 2022 and April 20, 2023 (as amended, the “Merger Agreement”), by and among the Company (formerly known as East Resources Acquisition Company), LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Abacus Merger Sub” and, together with LMA Merger Sub and the Company, the “Company Parties”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus Settlements” and, together with LMA, the “Companies”), (1) LMA Merger Sub merged with and into LMA, with LMA surviving such merger (the “LMA Merger”) as a direct wholly owned subsidiary of the Company (the “LMA Surviving Company”), and (2) Abacus Merger Sub merged with and into Abacus Settlements, with Abacus Settlements surviving such merger (the “Abacus Settlements Merger” and, together with the LMA Merger, the “Mergers” and, together with the transactions contemplated by the Merger Agreement, the “Business Combination”) as a direct wholly owned subsidiary of the Company (the “Abacus Surviving Company” and, together with the LMA Surviving Company, the “Surviving Companies”). The Business Combination was consummated on June 30, 2023 (the “Closing Date”), and Abacus Settlements and LMA became wholly owned subsidiaries of the Company. On the Closing Date, the Company changed its name from East Resources Acquisition Company to Abacus Life, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Abacus,” “we,” “us,” “our” and similar terms refer to Abacus Life, Inc., a Delaware corporation (formerly known as East Resources Acquisition Corporation), and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item.

Overview of the Company

Abacus Life, Inc. is composed of two principal operating subsidiaries. Abacus Settlements and LMA comprise a leading vertically integrated alternative asset manager specializing in investing in inforce life insurance products throughout the lifecycle of a life insurance policy. As an alternative asset manager, the Company focuses on originating, holding and servicing life insurance policies. The Company purchases life insurance policies from consumers seeking liquidity and actively manages those policies over time (via trading, holding and/or servicing). To date, the Company has purchased over $2.9 billion in policy value and has helped thousands of clients maximize the value of their life insurance policies.

The mailing address of the Company’s principal executive office is 2101 Park Center Drive, Suite 170, Orlando, Florida 32835 and the telephone number of the Company’s principal executive office is 800-561-4148.

Summary of Historical Financial Data for LMA

The summary of historical statements of income data of LMA for the years ended December 31, 2022 and 2021 and the historical balance sheet data as of December 31, 2022 and December 31, 2021 are derived from LMA’s audited financial statements included elsewhere in this prospectus. The summary historical statements of income data of LMA for the six months ended June 30, 2023 and 2022 and the balance sheet data as of June 30, 2023 and 2022 are derived from LMA’s unaudited interim condensed financial statements included elsewhere in this prospectus.

LMA’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

	As of and for the six months ended June 30, 2023	As of and for the six months ended June 30, 2022	As of and for the year ended December 31, 2022	As of and for the year ended December 31, 2021
Statement of Income Data:
Total revenue	$21,584,974	$18,276,299	$44,713,553	$1,199,986
Total cost of revenue	1,462,950	2,086,075	6,245,131	735,893

Gross profit	20,122,024	16,190,224	38,468,422	464,093
Sales, general, administrative, and depreciation	2,689,417	2,298,344	3,666,826	597,702
Change in fair value of debt	2,398,662	375,513	90,719	—
Unrealized loss on investments	(798,156)	1,054,975	1,045,623	—

Income (loss) from operations	15,832,101	12,461,392	33,665,255	(133,609)
Other (expense) income Other (expense)	(21,651)	(242,247)	(347,013)	—
Interest (expense)	(941,458)	—	(42,798)	—
Interest income	7,457	—	1,474	—

Total other (expense)	(955,652)	(242,247)	(388,337)	—

	As of and for the six months ended June 30, 2023	As of and for the six months ended June 30, 2022	As of and for the year ended December 31, 2022	As of and for the year ended December 31, 2021
Income (loss) before income taxes	$14,876,449	$12,219,145	$33,276,917	$(133,609)
Provision for Income taxes (benefit)	(528,104)	(296,806)	889,943	—

Less: Net Income (Loss) attributable to Noncontrolling Interest	(487,303)	406,641	—	—

Net and Comprehensive Income (loss)	$14,835,648	$11,515,698	$32,386,975	$(133,609)

Balance Sheet Data:
Total assets	$277,334,437	$22,933,083	$59,094,847	$1,840,218
Total liabilities	116,835,522	10,626,292	30,945,150	1,073,325
Total members’ equity	160,498,915	12,306,791	28,149,697	766,893

Summary of Historical Financial Data for Abacus Settlements

The summary historical statements of income data of Abacus Settlements for the years ended December 31, 2022 and 2021 and the historical balance sheet data as of December 31, 2022 and December 31, 2021 are derived from Abacus Settlement’s audited financial statements included elsewhere in this prospectus. The summary historical statements of income data of Abacus Settlements for the three months ended June 30, 2023 and 2022 and the balance sheet data as of June 30, 2023 and 2022 are derived from our unaudited interim financial statements included elsewhere in this prospectus.

Abacus Settlement’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

	As of and for the six months ended June 30, 2023	As of and for the six months ended June 30, 2022	As of and for the year ended December 31, 2022	As of and for the year ended December 31, 2021
Statement of Income Data:
Total revenue	$13,184,676	$13,014,664	$25,203,463	$22,592,144
Total cost of revenue	9,293,303	8,787,625	16,561,005	14,205,341

Gross profit	3,891,373	4,227,039	8,642,458	8,386,803
Operating Expenses	4,854,177	3,954,346	8,686,590	7,449,688

Income (loss) from operations	(962,804)	272,693	(44,132)	937,115
Other (expense) income
Interest income	1,917	1,147	2,199	10,870
Interest (expense)	(11,725)	—	(8,817)	—
Consulting income	—	—	273	50,000
Other income	—	273	—	630

Total other (expense) income	(9,808)	1,420	(6,345)	61,500

Income (loss) before income taxes	(972,612)	274,113	(50,477)	998,615
Provision for Income taxes	2,289	1,325	2,018	1,200

Net income (loss)	$(974,901)	$272,788	$(52,495)	$997,415

	As of and for the six months ended June 30, 2023	As of and for the six months ended June 30, 2022	As of and for the year ended December 31, 2022	As of and for the year ended December 31, 2021
Balance Sheet Data:
Total assets	—	$3,666,138	$3,215,812	$5,291,997
Total liabilities	—	1.330.224	1,204,675	2,569,002
Total members’ equity	—	2.335.914	2,011,137	2,722,995

THE OFFERING

Issuer	Abacus Life, Inc.

Shares of Common Stock offered by the Selling Holders	Up to 70,700,000 shares of our Common Stock consisting of (i) 8,625,000 shares of Common Stock issued by Abacus Life, Inc. (formerly known as East Resources Acquisition Company) (the “Company”) in connection with the Business Combination (as defined herein); (ii) up to 53,175,000 shares of Common Stock that were originally issued at closing of the Business Combination; (iii) up to 7,120,000 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Company IPO (the “Private Placement Warrants”); and (iv) 1,780,000 shares of our Common Stock (the “Legacy Holder Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the warrants originally issued in connection with the closing of the Business Combination to the legacy members of Abacus Settlements, LLC and Longevity Market Assets, LLC (the “Legacy Holder Warrants”).

Warrants Offered by the Selling Holders	Up to 7,120,000 Private Placement Warrants and 1,780,000 Legacy Holder Warrants.

Shares of Common Stock offered by the Company	Up to 24,370,000 shares of Common Stock, consisting of (i) 17,250,000 shares of Common Stock issuable upon exercise of the Public Warrants, (ii) 7,120,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, and (iii) 1,780,000 Legacy Holder Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	62,961,688 shares of Common Stock (as of June 30, 2023).

Shares of Common Stock outstanding assuming exercise of all Warrants	89,111,688 shares of Common Stock (based on total shares of Common Stock outstanding as of June 30, 2023).

Use of Proceeds	Proceeds from our sale of our Common Stock upon the exercise of Private Placement Warrants, Legacy Holder Warrants, and Public Warrants will be used for general corporate purposes. Additionally, we are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares of Common Stock, Private Placement Warrants, and Legacy Holder Warrants. All of the Common Stock, Private Placement Warrants, and Legacy Holder Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. See the section of this prospectus entitled “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See the section of this prospectus entitled “Description of Securities – Public Stockholders’ Warrants” for further discussion.

Market for Common Stock and Warrants	Common Stock and Public Warrants are currently traded on NASDAQ under the symbols “ABL” and “ABLLW,” respectively.

Risk Factors	See the section of this prospectus entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see the section of this prospectus entitled “Plan of Distribution.”

INFORMATION RELATED TO OFFERED SHARES

This prospectus relates to the offer and sale from time to time by the Selling Holders of up to 70,700,000 shares of our Common Stock, $0.0001 par value (“Common Stock”), consisting of:

(i)

8,625,000 shares of Common Stock issued to the Sponsor for an aggregate of $25,000 (equal to approximately $0.0029 per share), 10,000 of which were transferred to our independent directors at a valuation of $6.12 per share. These shares are subject to a lock-up agreement with the Sponsor until one year after the Business Combination or earlier, if the reported last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination.;

(ii)

(ii) up to 53,175,000 shares of Common Stock that were originally issued at closing of the Business Combination at an implied equity value of $10 per share, which are subject to a lock-up expiring 180 days after the closing of the Business Combination for 15% of the shares and 24 months after the closing of the Business Combination for the remaining 85% of the shares; and

(iii)

up to 7,120,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Company IPO (the “Private Placement Warrants”). In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 7,120,000 Private Placement Warrants, originally issued in connection with the Company IPO.

(iv)

up to 1,780,000 shares of Common Stock (the “Legacy Holder Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Business Combination (the “Legacy Holder Warrants”). In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 1,780,000 Private Placement Warrants, which issued in connection with the Business Combination.

The following table includes information related to the potential profit relating to the Resale Securities based on the price paid or deemed paid for those shares. The table is based on the Company’s internal records and is for illustrative purposes only and should not be relied upon beyond its illustrative nature. The table uses the closing price of the Company’s Common Stock on September 13, 2023 of $8.28 and the closing price of the Company’s Public Warrants on September 13, 2023 of $0.4050. The table illustrates that some Selling Holders may realize a positive rate of return on the sale of their Common Stock covered by this Prospectus even if the market price per share of Common Stock is below $10 per share, in which case the public shareholders may experience a negative rate of return on their investment.

Securities	Per Share Purchase Price	Per Share Price as of September 13, 2023	Illustrative Profit/Loss Per Share
Common Stock Issued in the IPO	$0.0029	$8.28	$8.2771
Common Stock transferred to an Independent Director	$6.12	$8.28	$ 2.16
Common Stock Issued in the Business Combination	$10.00	$8.28	($ 1.72)
Private Placement Warrants	$0.00	$0.4050	$0.4050
Legacy Holder Warrants	$0.00	$0.4050	$0.4050

RISK FACTORS SUMMARY

The below is a summary of principal risks to our business and risks associated with ownership of our stock. It is only a summary. You should read the more detailed discussion of risks set forth below and elsewhere in this prospectus for a more complete discussion of the risks listed below and other risks.

•	The Company’s valuation of certain life insurance policies is tied to their actual maturity date and any erroneous valuations could have a material adverse impact on the Company’s business.

•

The Company could fail to accurately forecast life expectancies. There may also be changes to life expectancies generally, which could result in a lower return on the Company’s life settlement policies.

•

The Company’s policy acquisitions are limited by the market availability of life insurance policies that meet the Company’s eligibility criteria and purchase parameters; failure to secure a sufficient number of quality life insurance policies could have a material adverse effect on the Company’s business.

•	The Company may experience increased competition from originating life insurance companies, life insurance brokers, and investment funds which could adversely affect the Company’s business.

•

Historically, there has been a negative public perception of the life settlement industry that could affect the value and/or liquidity of the Company’s investments and the life settlement industry faces political opposition from life insurance companies which could adversely affect the Company’s business.

•	The Company or third parties the Company relies upon could fail to accurately evaluate, acquire, maintain, track, or collect on life settlement policies, which could adversely affect the Company.

•	There is a risk of fraud in the origination of the original life insurance policy or in subsequent sales of the life insurance policy that could adversely affect the Company’s returns.

•	The Company may become subject to claims by life insurance companies, individuals and their families, or regulatory authorities.

•

If the life settlements in which we invest were to become regulated as securities, further compliance with federal and state securities laws would be required, which could result in significant additional regulatory burdens on the Company and limit the Company’s investments.

•

The Company faces privacy and cyber security risks related to its maintenance of proprietary information, including information regarding life settlement policies and the related insureds, and any adverse impact related to such risks could have a material adverse impact on the Company’s business.

•

The Company is subject to U.S. privacy laws and regulations. Failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

•	The Company’s business may be subject to additional or different government regulation in the future, which could have a material adverse impact on the Company’s business.

•

There is currently no direct legal authority regarding the proper federal tax treatment of life settlements and potential future rulings from the Internal Revenue Service (“IRS”) may have significant tax consequences on the Company.

•

There have been lawsuits in various states questioning whether a purchaser of a life insurance policy has the requisite “insurable interest” in the policy which would permit the purchaser to collect the insurance benefits and an adverse finding in any of these lawsuits could have a material adverse effect on the Company’s business.

•

The failure of the Company to accurately and timely track and pay premium payments on the life insurance policies it holds could result in the lapse of such policies which would have a material adverse impact on the Company’s business.

•	The originating life insurance company may increase the cost of insurance premiums, which would adversely affect the Company’s returns.

•	The Company may not be able to liquidate its life insurance policies which could have a material adverse effect on the Company’s business.

•	The Company assumes the credit risk associated with life insurance companies and may not be able to realize the full value of insurance company payouts.

•	The Company’s success is dependent upon the services of its management and employees. If the Company is unable to such individuals, its ability to compete could be harmed.

•	The Company’s intellectual property rights may not adequately protect the Company’s business.

•	The Company may become subject to costly intellectual property disputes.

•

The ongoing COVID-19 pandemic, along with rising interest rates and inflation, may disrupt the ability of the Company and its providers to originate life settlement policies which could have a material adverse impact on the Company’s financial position.

•

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these issues is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations.

•

The Company has entered into certain credit agreements. Each of these agreements limit the Company’s ability to enter into further credit facilities or take on additional debt which could result in additional financial strain on the Company.

•	If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a public company in a timely and reliable manner.

•	The market price of shares of our Common Stock may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

•	We do not intend to pay dividends on our Common Stock for the foreseeable future.

•	If securities or industry analysts do not publish research or reports about our business or Business Combination or publish negative reports, the market price of our Common Stock could decline.

•	Our ability to raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Debt issued to raise additional capital may reduce the value of our Common Stock.

•

Our issuance of additional shares of common stock or convertible securities could make it difficult for a company to acquire us, may dilute your ownership of us and could adversely affect our stock price.

•	Future sales, or the perception of future sales, of our Common Stock by us or our existing stockholders in the public market could cause the market price for our Common Stock to decline.

•	We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

•	Our management has limited experience in operating a public company.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to the Business of the Company

The Company’s valuation of life insurance policies is uncertain as many life insurance policies’ values are tied to their actual maturity date and any erroneous valuations could have a material adverse impact on the Company’s business.

The valuation of life insurance policies involves inherent uncertainty (including, without limitation, the life expectancies of insureds and future increases in premium costs to keep the policies in force). There is no guarantee that the value determined with respect to a particular life settlement policy by the Company will represent the value that will be realized by the Company on the eventual disposition of the related investment or that would, in fact, be realized upon an immediate disposition of the investment. In addition, there can be no guarantee that such valuation accurately reflects the current present value of such life insurance policy at its actual maturity. Uncertainties as to the valuation of life insurance policies held by the Company could require adjustments to reported net asset values and could have a material adverse impact on the Company’s business. Uncertainties as to the valuation may also result in the Company being less competitive in the market for originating new life settlement policies and could adversely affect the profits the Company realizes on life settlements purchased and sold.

The Company could fail to accurately forecast life expectancies. There may also be changes to life expectancies generally, resulting in people living longer in the future, which could result in a lower return on the Company’s life settlement policies.

Prices for life insurance policies and annuities that may be obtained by the Company depend, in large measure, upon the life expectancy of the underlying insureds. The returns of the Company’s hold portfolio is almost entirely dependent upon how accurate the actual longevity of an insured is as compared to the Company’s expectation for that insured. Life expectancies are estimates of the expected longevity or mortality of an insured. In determining the life expectancy of an insured, the Company relies on medical underwriting conducted by various medical underwriting firms. The medical underwriting process underlying life expectancy estimates is highly subjective, and mortality and longevity estimates are inherently uncertain. In addition, there can be no assurance that the applicable medical underwriting firm received accurate or complete information regarding the health of an insured under a life insurance policy, or that such insured’s health has not changed since the information was received. Different medical underwriting firms use different methods and may arrive at materially different mortality estimates for the same individual based on the same information, thus causing a life insurance policy’s value to vary. Moreover, as methods of calculating mortality estimates change over time, a mortality estimate prepared by any medical underwriting firm in connection with the acquisition of a life insurance policy may be different from a mortality estimate prepared by the same person at a later time. The valuation of the life insurance policies will vary depending on the dates of the related mortality estimates and the medical underwriting firms that provide the supporting information.

Other factors, including, but not limited to, better access to health care, better adherence to treatment plans, improved nutritional habits, improved lifestyle, an improved economic environment and a higher standard of living could also lead to increases in the longevity of the insureds under the life insurance policies. In addition to other factors affecting the accuracy of life expectancy estimates, improvements in medicine, disease treatment, pharmaceuticals and other medical and health services may enable insureds to live longer.

The actual longevity of an insured may be materially different than the predicted mortality estimate. If the actual maturity date of life insurance policies are longer than projected, it would delay when the Company could expect to receive a return on its investment and the Company may be unable to meet its investment objectives and goals. For example, a term life insurance policy in which the Company may invest have a stated expiration date on the date at which the underlying insured reaches a certain attained age and, beyond such date, the issuing insurance company may not be obligated to pay the face value, but rather only the cash surrender value which is usually maintained at a low value by investors, if any, in accordance with the terms of such life insurance policy. Therefore, if the underlying insured survives to the stated maturity date set forth in the terms of the life insurance policy, the issuing insurance company may only be obligated to pay an amount substantially less than the face value, which could have an adverse effect on the performance of the Company.

The medical underwriting and other firms that provide information for the Company’s forecasts of life expectancies are generally not regulated by the U.S. federal or state governments, with the exception of the states of Florida and Texas, which require life expectancy providers to register with their respective offices of insurance regulation. There can be no assurance that this business will not become more broadly regulated and, if so, that any such regulation would not have a material adverse effect on the ability of the Company to establish appropriate life expectancies in connection with the purchase or sale of policies.

The Company’s policy acquisitions are limited by the market availability of life insurance policies that meet the Company’s eligibility criteria and purchase parameters, and failure to secure a sufficient number of quality life insurance policies could have a material adverse effect on the Company’s business.

The life insurance policy secondary market has grown substantially in the past several years, however, as to whether and how it will continue to develop is uncertain. There are only a limited number of life insurance policies available in the market from time to time. There can be no assurance that the Company will be able to source life insurance policies on terms acceptable to the Company. As more investment funds flow into the market for life insurance policies, margins may be squeezed and the value of the collateral may become comparatively more expensive to purchase or subject to greater competition on the purchase side. There can be no assurance that secondary market life insurance policies will be available to the Company on satisfactory or competitive terms.

The supply of life insurance policies available in the market may be reduced by, among other things: (i) improvement in the economy, resulting in higher investment returns to insureds and other owners of life insurance policies from their investment portfolios; (ii) improvements in health insurance coverage, limiting the need of insureds to obtain funds to pay the cost of their medical treatment by selling their life insurance policies; (iii) the entry into the market of less reputable third-party brokers who submit inaccurate or false life insurance policy information to the Company; (iv) the establishment of new licensing requirements for market participants and a delay in complying or an inability to comply with such new requirements; or (v) refusal of the carrier that issued a life insurance policy to consent to its transfer. A change in the availability of life insurance policies could adversely affect the Company’s ability to execute its strategy and meet its objectives.

The Company may experience increased competition from originating life insurance companies, life insurance brokers, and investment funds which could have a material adverse effect on the Company’s business.

Life insurance companies have begun offering to repurchase their own in-force life insurance policies from their current policyholders by offering “enhanced cash surrender value payments” above the amount of the net cash surrender value provided under the life insurance contracts’ terms and thus compete directly with the Company and other life settlement providers. The life settlements industry has challenged the legal validity of the life insurance companies’ actions, and some state insurance regulators have declared that these repurchase offers are unlawful while other state insurance regulators have approved them. To the extent that life insurance companies can seek to repurchase their own in-force life insurance policies, they present competition to the Company in acquiring policies.

In addition, the Company is subject to significant competition from other life settlement brokers and investment funds for the purchase of life settlement policies. Increased competition for life settlement policies may result in the Company being unable to access the number of life settlement policies that it desires for its business at prices that it deems acceptable.

Historically, there has been a negative public perception of the life settlement industry that could affect the value and/or liquidity of the Company’s investments and the life settlement industry faces political opposition from life insurance companies which could have a material adverse effect on the Company’s business.

Many regulators, lawmakers and other governmental authorities, as well as many insurance companies and insurance industry organizations, are hostile to or otherwise concerned about certain aspects of the longevity-contingent asset markets. The life settlement industry and some of its participants have also been, and may continue to be, portrayed negatively in a number of widely read publications and other forms of media. These opponents regularly contend that life settlement transactions are contrary to public policy by promoting financial speculation on human life and often involve elements of fraud and other wrongdoing. Continued public opposition to the life settlement industry, as well as actual or alleged wrongdoing by participants in the industry, could have a material adverse effect on the Company and its investors, including on the value and/or liquidity of the Company’s investments.

In March 2010, the American Council of Life Insurers, an insurance carrier trade association, issued a press release calling for a complete ban on life settlement securitization. While that effort was not successful, any such federal or state legislation, if passed, could have the effect of severely limiting or potentially prohibiting the continued operation of the Company’s life settlement purchasing operations. All of the foregoing could adversely affect the Company’s ability to execute its investment strategy and meet its investment objective.

The Company or third parties the Company relies upon could fail to accurately evaluate, acquire, maintain, track, or collect on life settlement policies, which could have a material adverse impact on the Company’s revenues.

The Company relies on third party data for tracking and servicing its life settlement policies. This includes the origination and servicing of life settlement policies by the servicing and tracking agent, market counterparties and other service providers, and the Company may not be in a position to verify the risks or reliability of such third-party data and systems. Failures in the systems employed by the Company and other service providers, counterparties, and other parties could result in mistakes made in the evaluation, acquisition, maintenance, tracking and collection of life settlement policies and other longevity-linked investments. This could result in the Company overpaying for life settlement policies it acquires or underpricing life settlement policies it sells. In addition, disruptions in the Company’s operations as a result of a failure in a third party system may cause the Company to suffer, among other things, financial loss, the disruption of its business, liability to third-parties, regulatory intervention or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Company.

There is a risk of fraud in the origination of the original life insurance policy or in subsequent sales of the life insurance policy that could adversely affect the Company’s returns which could have a material adverse impact on the Company’s business.

The Company faces the risk that an original owner of a life insurance policy, the related insured, the insurance agent involved in the issuance of such life insurance policy, or other party may have committed fraud, or misstated or failed to provide material information in connection with the origination or subsequent sale of that life insurance policy. While most life insurance policies may not be challenged for fraud after the end of the two-year contestability period, there may be situations where such fraud in connection with the issuance of a life insurance policy may survive the contestability period. If an issuing insurance company successfully challenges a life insurance policy acquired by the Company on the grounds of fraud, the Company may lose its entire investment in that life insurance policy. Furthermore, if the age of an insured was misstated, the Company may receive lower death benefits than expected. In addition, there may be information directly relevant to the value of a life insurance policy, including, but not limited to, information relating to the insured’s medical or financial condition, to which the Company will not have access. It is not possible to verify the accuracy or completeness of each piece of information or the completeness of the overall information supplied by such parties. Any such misstatement or omission could cause the Company to rely on assumptions which turn out to be inaccurate. Additionally, there can be no assurance that the seller of a life insurance policy in the tertiary market properly acquired that policy from the former owner, or that a former beneficiary or other interested party will not attempt to challenge the validity of the transfer. The occurrence of any one or more of these factors could adversely affect the Company’s performance and returns.

The Company may become subject to claims by life insurance companies, individuals and their families, or regulatory authorities which could have a material adverse impact on the Company’s business.

The secondary market for life insurance policies has been subjected to allegations of fraud and misconduct as reflected in certain litigated cases. Some of these cases, some of which have been brought by regulatory authorities, involve allegations of fraud, breaches of fiduciary duty, bid rigging, non-disclosure of material facts and associated misconduct in life settlement transactions. Cases have also been brought by the life insurance companies that challenge the legality of the original issuance of the life insurance policies based on lack of insurable interest, fraud and misrepresentation grounds.

Further, both federal and U.S. state statutes safeguard an insured’s private health information. In addition, insureds frequently have an expectation of confidentiality even if they are not legally entitled to it. Even if the Company properly obtains and uses otherwise private health information, but fails to maintain the confidentiality of such information, the Company may be the subject of complaints from the affected individuals, their families and relatives and, potentially, interested regulatory authorities. Because of the uncertainty of applicable laws, it is not possible to predict the outcome of those disputes. It is also possible that, due to a misunderstanding regarding the scope of consents that a transaction party possesses, the Company may request and receive from health care providers, information that it in fact did not have a right to request or receive. If the Company finds itself to be the recipient of complaints for these acts, it is not possible to predict what the results will be. This uncertainty also increases the likelihood that a transaction party may sell, or cause to be sold, life insurance policies in violation of applicable law, which could potentially result in additional costs related to defending claims or enduring regulatory inquiries, rescinding such transactions, possible legal damages and penalties and probable reduced market value of the affected life insurance policies. Each of the foregoing factors may delay or reduce the return on the policies and adversely affect the Company’s business and results of operations.

Life settlements in which we invest are not currently regulated under the federal securities laws, but if deemed to be securities would require further compliance with federal and state securities laws, which could result in significant additional regulatory burdens on the Company, and limit the Company’s investments, which could have an adverse impact on the Company’s business and results of operations.

The origination and trading in whole, non-variable life insurance policies has traditionally been understood to not involve transactions in securities. However, on February 22, 2019, the United States Court of Appeals for the Fifth Circuit in a case captioned In the Matter of Living Benefits Asset Management, LLC, vs. Kestrel Aircraft Company, Incorporated, case No. 18-10510, concluded that whole, non-variable life insurance policies, when offered for sale to an investor, were securities for purposes of the Securities Act. If this same conclusion were to be reached in other circuits or at the Supreme Court, there would be significant changes to our industry and it would materially impact the Company’s ability to conduct its business.

The Eleventh Circuit Court of Appeals reached a similar conclusion with respect to fractionalized death benefits payable under non-variable policies, but, the District of Columbia Circuit Court of Appeals reached a contrary result with respect to fractionalized death benefits.

It is possible that sales of life insurance policies, depending on the facts and circumstances attending the particular transaction, or an investment or financing program of which the purchase or sale of a life insurance policy is a part, could implicate U.S. state and federal securities laws, including the Investment Company Act.

On July 22, 2010, the SEC released a staff report that recommended that Congress clearly define life settlements to be securities, so that the investors in life settlements transactions would be protected under the U.S. federal securities laws. Since that time, there have been a number of changes to the life settlements industry and, to date, the SEC has not made another such recommendation to Congress. If the statutory definitions of “security” were to be amended to encompass life settlements involving non-variable life insurance policies, or if the Supreme Court or other Circuit Courts were to conclude that non-variable life insurance policies are securities for purposes of the Securities Act, the Company could become subject to additional extensive regulatory requirements under the federal securities laws. Those regulatory requirements would include the obligation to register sales and offerings of life settlements with the SEC as public offerings under the Securities Act. Also, if non-variable life insurance policies were to be considered securities, the Company’s ownership of those policies as a percentage of its assets or source of income could be limited as it would manage its business to avoid being required to register as an “investment company” pursuant to the Investment Company Act. Those limitations could have an adverse effect on the Company’s business and results of operations. Any legislation or court interpretations leading to that regulatory change or a change in the transactions that are characterized as life settlement transactions could lead to significantly increased compliance costs and increased liability risk, and could adversely affect the Company’s ability to acquire or sell life insurance policies in the future. This could materially and adversely affect the Company’s business, financial condition and results of operations, which in turn could materially and adversely affect the performance of the Company.

The Company cannot assure you as to the ultimate content, timing, or effect of changes, nor is it possible at this time to estimate the impact of any such potential change in administration or new legislation on the Company’s business, financial condition, or results of operations and consequently, any potential material and adverse effect on the performance of the Company.

Certain U.S. state laws specifically characterize life settlements as securities transactions. Thus, in some U.S. states, purchases and sales of life insurance policies by the Company may be subject to applicable U.S. state blue sky laws or other U.S. state securities laws. The Company intends to comply with all applicable federal and state securities laws. However, this will not necessarily exempt the Company from compliance with U.S. federal or state broker-dealer laws. The failure to comply with applicable securities laws in connection with the purchase or sale of life settlement policies could result in the Company being subject to fines, administrative and civil sanctions and rescission of life settlement policy purchase or sales transactions. Each of the foregoing factors could materially and adversely affect the performance of the Company.

The Company faces privacy and cyber security risks related to its maintenance of proprietary information, including information regarding life settlement policies and the related insureds, and any adverse impact related to such risks could have a material adverse impact on the Company’s business.

The Company relies on data processing systems to price and close transactions, to evaluate investments, to monitor its portfolio and capital, and to generate risk management and other reports that are critical to oversight of the Company’s activities. Further, the Company relies on information systems to store sensitive information about the Company, its affiliates, and its investments, including life settlement policies and information about the related insured individuals and others. While the Company is not aware of security breaches or proceedings related to the processing of information, the loss or improper access, use or disclosure of the Company’s proprietary information can adversely impact the Company. For example, the Company could suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Company.

Additionally, the Company collects information related to life insurance, including nonpublic personal information (“NPI”) and protected health information (“PHI”), and information from its website, such as contact information and high-level policy information. The Company also collects information from its employees, such as standard HR information, and business contact information from third party employees. The Company shares information with its service providers, and has entered into non-disclosure and business association agreements, where appropriate. Although the Company has, and believes that each service provider has, procedures and systems in place that it believes are reasonably designed to protect such information and prevent data loss and security breaches, such measures cannot guarantee absolute security.

Furthermore, the techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently with increasing sophistication and may be difficult to detect for long periods of time. For example, hardware or software acquired from third parties may contain defects in design or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Company may be susceptible to compromise, leading to a breach of the Company’s network and/or business interruptions. The Company’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats.

The Company is subject to U.S. privacy laws and regulations. Failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

Due to the type of information the Company collects, including personal, medical, and financial information on the underlying insureds, and the nature of its services, the Company is subject to privacy laws. In the United States, federal, state and local governments have enacted numerous data privacy and security laws to address privacy, data protection and collection, and the processing and disclosure of certain types of information. Obligations related to these laws are quickly changing, becoming increasingly stringent and creating regulatory uncertainty. In addition, these obligations may be subject to differing applications and interpretations, which can result in inconsistency or conflict among jurisdictions. Among these laws, the Company is likely subject to the Telephone Consumer Protection Act (“TCPA”), Controlling Assault of Non-Solicited Pornography and Marketing Act of 2003, the Gramm-Leach Bliley Act (“GLBA”) and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

The Company may be considered a financial institution under the GLBA, and is subject to the GLBA through the NPI it collects. The GLBA regulates, among other things, the use of certain information about individuals (NPI) in the context of the provision of financial services. The GLBA includes both a “Privacy Rule,” which imposes obligations on financial institutions relating to the use or disclosure of NPI, and a “Safeguards Rule,” which imposes obligations on financial institutions, and indirectly, their service providers, to implement and maintain physical, administrative and technological measures to protect the security of NPI.

The Company has certain business components that are subject to HIPAA. HIPAA imposes privacy, security and breach notification obligations on “covered entities” and “business associates.” Furthermore, HIPAA requires “covered entities” and “business associates” to develop and maintain policies with respect to the protection of PHI. If in violation of HIPAA, the Company may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations. HIPAA also authorizes state Attorneys Generals to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue the Company in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

Because of the complexity of the various data privacy laws the Company may be subject to, compliance can be costly. The Company has taken general steps to comply with data privacy and security laws. For example, the Company has implemented a number of policies, including policies regarding access controls, customer data privacy, secure data disposal, and incident response and risk assessments. Despite these efforts, the Company may at times fail in its efforts due to the complexity and evolving nature of these laws. Failure to comply with relevant data privacy laws could negatively impact the Company’s operations, including subject the Company to possible government enforcement actions which could result in investigations, fines, penalties, audits, inspection, litigation, additional reporting requirements and/or oversight.

The Company’s business may be subject to additional or different government regulation in the future, which could have a material adverse impact on the Company’s business.

The Company is currently licensed and operating in 49 states. Increased regulation (whether promulgated under insurance laws or any other applicable law) and regulatory oversight of and changes in law applicable to life settlements may restrict the ability of the Company to carry on its business as currently conducted. This could also impose additional administrative burdens on the Company, including responding to examinations and other regulatory inquiries and implementing policies and procedures. Regulatory inquiries often are confidential in nature, may involve a review of an individual’s or a firm’s activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

There is currently no direct legal authority regarding the proper federal tax treatment of life settlements and potential future rulings from the IRS may have significant tax consequences on the Company.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of life settlements, and the Company does not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Company’s assets are uncertain, and the IRS or a court might not agree with the Company’s treatment of life settlements as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of life settlements could be materially and adversely affected. In addition, in 2007, the U.S. Treasury Department and the IRS released a notice requesting public comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in life settlements, possibly with retroactive effect.

There have been lawsuits in various states questioning whether a purchaser of a life insurance policy has the requisite “insurable interest” in the policy which would permit the purchaser to collect the insurance benefits and an adverse finding in any of these lawsuits could have a material adverse effect on the Company’s business.

All states require that the initial purchaser of a new life insurance policy insuring the life of another individual have an insurable interest in that individual’s life at the time of the original issuance of the policy. An “insurable interest” is an economic stake in an event for which a person or entity purchases an insurance policy. An insurance policy may only be initially purchased by a person or entity who has an insurable interest in the insured. For example, if a spouse purchases an insurance policy on his or her spouse or a company purchases an insurance policy on an employee. In addition, some states may require that the Company have an insurable interest in the insured. Whether an insurable interest exists in the context of the purchase of a life insurance policy is critical because in the absence of a valid insurable interest, life insurance policies are unenforceable under the laws of most states. Where a life insurance policy has been issued to a policy holder without an insurable interest in the life of the insured, the life insurance company may not be required to pay the face value under the policy and may also be entitled to retain the premiums paid. Generally, there are two forms of insurable interest in the life of an individual, familial and financial. Additionally, an individual is deemed to have an insurable interest in his or her own life. Insurable interest is determined at the inception of the policy. The definition of exactly what constitutes “insurable interest” tends to vary by state. Some cases have also been initiated by life insurance companies, challenging the legality of the original issuance of policies on insurable interest grounds and asserting that such policies constitute “Stranger-Originated Life Insurance” or “STOLI,” which is defined as a practice or plan to initiate a life insurance policy for a third-party investor who, at the time of policy origination, has no insurable interest in the insured. Some states (such as Utah and New York) permit the heirs and beneficiaries of an insured to recover the face value under such STOLI policies rather than the policy owner which lacked insurable interest.

While the Company does not believe it has invested in any STOLI polices, and has policies and procedures in place to identify potential STOLI policies, there can be no guarantee that the Company will identify all STOLI policies. As such, the Company may acquire certain life insurance policies that may be deemed by an issuing insurance company to be STOLI policies, whether purposefully, if the Company deems such life insurance policy to be an attractive investment even after taking into account the insurable interest risk, or inadvertently, where the true nature of such life insurance policy is not discovered prior to its acquisition by the Company. Should an issuing insurance company successfully challenge the validity of a life insurance policy acquired by the Company, the Company will lose its investment in such life insurance policy. Furthermore, the Company will also suffer losses if a family member of an insured is successful in asserting a claim that he or she, and not the Company, is entitled to the face value payable under a life insurance policy.

The failure of the Company to accurately and timely track and pay premium payments on the life insurance policies it holds could result in the lapse of such policies which would have a material adverse impact on the Company’s business.

In order to realize on its investment in life insurance policies, the Company must ensure that the life insurance policies remain in force until they mature or are sold by the Company. Failure by the Company to pay premiums on the life insurance policies when due will result in termination or “lapse” of the life insurance policies and will result in the loss of the Company’s investment in such life insurance policies.

The originating life insurance company may increase the cost of insurance premiums, which would adversely affect the Company’s returns.

For any life insurance policies that may be obtained by the Company, the Company will be responsible for maintaining the policies, including paying insurance premiums. If a life insurance company increases the cost of insurance charged for any of the life insurance policies held by the Company, the amounts required to be paid for insurance premiums due for these life insurance policies may increase, requiring the Company to incur additional costs for the life insurance policies which may reduce the value of such life insurance policies and consequently affect the returns available on such policies.

Life insurance companies have in the past materially increased the cost of insurance charges. There can be no assurance that life insurance policies acquired by the Company will not be subject to cost of insurance increases. If any such life insurance policies are affected by a cost of insurance increase, the value of such life insurance policy may be materially reduced and the Company may decide or may be forced to allow such life insurance policy to lapse, resulting in a loss to the Company.

In the event an insurance company experiences significantly higher than anticipated expenses associated with operation and/or policy administration, or, in some instances, lower investment returns, the insurance company may have the right to increase the charges to each of its policy owners, but not beyond guaranteed maximums. While the insurance companies did not specify the reason for the increases, it is generally believed that the low interest rate environment was a significant contributing factor in the decision to raise the cost of insurance.

The Company may not be able to liquidate its life insurance policies which could have a material adverse effect on the Company’s business.

In the ordinary course of its business, the Company engages in the purchase and sale of life insurance policies. The liquidation value of these life insurance policies is important where, for example, it becomes necessary to sell life insurance policies from the Company’s hold portfolio in order to meet the Company’s cash flow needs, including the payment of future premiums.

In many cases liquidations may not be a viable option to meet the Company’s liquidity because of, among other things: (1) the lack of a market for such life insurance policies at the time; (2) the uncertainties surrounding the liquidation value of an individual life insurance policy; (3) the extensive amount of time and effort it might take to sell a life insurance policy; (4) the effect excessive sales of life insurance policies may have on transactions and future cash flows; and (5) the tax consequences.

The Company assumes the credit risk associated with life insurance companies and may not be able to realize the full value of insurance company payouts which could have a material adverse effect on the Company’s profits.

The Company will assume the credit risk associated with life insurance policies issued by various life insurance companies. The failure or bankruptcy of any such life insurance company could have a material adverse impact on the Company’s ability to achieve its investment objectives. A life insurance company’s business tends to track general economic and market conditions that are beyond its control, including extended economic recessions, interest rate changes, the subprime lending market crisis or changes in investor perceptions regarding the strength of insurers generally and the life insurance policies or annuities they offer. Adverse economic factors and volatility in the financial markets may have a material adverse effect on a life insurance company’s business obligation to pay the face value of policies.

The insolvency of any insurance company or a downgrade in the ratings of an insurance company could have a material adverse impact on the value of the related life insurance policies, the collectability of the related face value, cash surrender value or other amounts agreed to be paid by such insurance company. In the event that a life insurance carrier becomes insolvent or is placed into receivership, most state guaranty associations place a $300,000 or lower cap on face value for policies per insured. In addition to the limitations on the amount of coverage, which vary by state, there are limitations on who may make claims under such coverage and the Company may not be eligible to make claims under U.S. state guarantee funds as most U.S. state guarantee fund laws were enacted with the stated goal of assisting policyholders residing in such states. Even if available to the Company, guarantee fund coverage limits are typically smaller than the face values of some of the life insurance policies that the Company will acquire. There can be no assurance that as more life settlement transactions are undertaken, legislators will not adopt additional restrictions on the availability of U.S. state guaranty funds.

The Company’s success is dependent upon the services of its experienced management and talented employees. If the Company is unable to retain management and/or key employees, its ability to compete could be harmed.

The success of the Company is dependent upon the talents and efforts of highly skilled individuals employed by the Company and the Company’s ability to identify and willingness to provide acceptable compensation to attract, retain and motivate experienced management, talented investment professionals and other employees. Most of the shares registered for sale by the Registration Statement of which this Prospectus is a part are owned by our founders who are also key members of management of the Company.

There can be no assurance that the Company’s management and professionals will continue to be associated with the Company, and the failure to attract or retain such professionals could have a material adverse effect on the Company’s ability to execute on its business plan. Competition in the financial services industry for qualified management and employees is intense and there is no guarantee that, if lost, the talents of the Company’s professionals could be replaced.

The Company’s intellectual property rights may not adequately protect the Company’s business.

To be successful, the Company must protect its technology, know-how and brand through means, such as trademarks, trade secrets, patents, copyrights, service marks, contractual restrictions, and other intellectual property rights and confidentiality procedures. Despite the Company’s efforts to implement these protections, they may not adequately protect its business for a variety of reasons, including:

•	inability to successfully register or obtain patents and other intellectual property rights for important innovations that sufficiently protect the full scope of such innovations;

•	inability to maintain appropriate confidentiality and other protective measures to establish and maintain the Company’s trade secrets;

•	uncertainty in, and evolution of, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights;

•	potential invalidation of the Company’s intellectual property rights through administrative processes or litigation; and

•	other practical, resource, or business limitations on the Company’s ability to detect and prevent infringement or misappropriation of our rights and to enforce our rights.

Litigation may be necessary to enforce the Company’s intellectual property or proprietary rights, protect the Company’s trade secrets, or determine the validity and scope of proprietary rights claimed by others. Any litigation, whether or not resolved in the Company’s favor, could result in significant expense to the Company, and divert the time and efforts of the Company’s technical and management personnel. If the Company is unable to prevent third parties from infringing upon, violating or misappropriating the Company’s intellectual property or is required to incur substantial expenses defending the Company’s intellectual property rights, the Company’s business, financial condition and results of operations may be materially adversely affected.

The Company may become subject to intellectual property disputes, which are costly and may subject the Company to significant liability and increased costs of doing business.

The Company may in the future become subject to intellectual property disputes. The Company’s success depends, in part, on the Company’s ability to operate without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, the Company may not be aware that its practices are infringing, misappropriating or otherwise violating third-party intellectual property rights, and such third parties may bring claims against the Company or its business partners alleging such infringement, misappropriation or violation.

Any claims of intellectual property infringement, even those without merit, may be time-consuming and expensive to resolve, divert management’s time and attention, cause the Company to cease using or incorporating the asserted challenged intellectual property rights expose it to other legal liabilities, or require it to enter into licensing agreements to obtain the right to use a third party’s intellectual property. Although the Company carries general liability insurance, it may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. The Company cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on the Company’s business, financial condition, or results of operations.

Even if the claims do not result in litigation or are resolved in the Company’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of the Company’s management and harm the Company’s business and results of operations.

The ongoing COVID-19 pandemic, along with rising interest rates and inflation, may disrupt the ability of the Company and its providers to originate life settlement policies which could have a material adverse impact on the Company’s financial position.

The COVID-19 pandemic disrupted the global economy in several ways, some of which are still unfolding. COVID-19, or any outbreak of contagious diseases and other adverse public health developments, particularly in the United States, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to source life settlement policies, as well as temporary closures of our facilities and the facilities of our third-party service providers. Any disruption or delay of our third-party service providers would likely impact our operating results. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of the United States and throughout the world, resulting in an economic downturn that could affect demand for the life insurance policies and significantly impact the Company’s operating results.

We have identified material weaknesses in our internal control over financial reporting. And, prior to the Business Combination, we were not timely in filing our Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarter ended March 31, 2023. If our remediation of the material weaknesses are not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations.

In connection with the audit of our financial statements for Abacus and LMA for the years ended December 31, 2022 and 2021, we identified the same material weakness in our internal control over financial reporting for both Abacus and LMA. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses for both entities related to members of executive management having access to post to the general ledger; members of finance having inappropriate information technology access to the general ledger; and journal entry users having the ability to post to the general ledger without formal review or approval. The material weaknesses did not result in a misstatement to our financial statements.

We are taking steps to remediate the material weaknesses and, as it related to executive management and information technology access to the general ledger, LMA and Abacus revoked the inappropriate privileges before 2022 year-end. We have also hired a new qualified accounting resource and are in the process of enhancing and formalizing our accounting, business operations and information technology policies, procedures and controls. We have engaged outside resources to enhance our business documentation process, provide company-wide training and to help with management’s self-assessment and testing of internal controls. We are implementing a new accounting system in 2023 that will require the appropriate approval of journal entries in our accounting system and are currently working with outside advisors to ensure proper segregation of duties and put mitigating controls in place. However, we are still in the process of implementing these steps and cannot assure investors that these measures will significantly improve or remediate the material weaknesses described above.

In addition, prior to the Business Combination, the Company (then known as East Resources Acquisition Company), was not timely in filing its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the year ended March 31, 2023.

We may in the future discover additional material weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

On or about June 30, 2023, the Company entered into each of the Owl Rock Credit Facility, the SPV Purchase and Sale, including the Policy APA, and the SPV Investment Facility. Each of these agreements limit the Company’s ability to enter into further credit facilities or take on additional debt which could result in additional financial strain on the Company.

Owl Rock Credit Facility

On July 5, 2023, the Company entered into that certain Credit Agreement (the “Owl Rock Credit Facility”), among the Company, as borrower, the several banks and other persons from time to time party thereto (the “Owl Rock Lenders”), and Owl Rock Capital Corporation, as administrative and collateral agent for the Owl Rock Lenders thereunder.

The Owl Rock Credit Facility, among other things:

•

requires Abacus Settlements and LMA and certain subsidiaries of Abacus Settlements and LMA to guarantee the loans to be provided under the Owl Rock Credit Facility pursuant to separate loan documentation;

•

provides credit extensions for (i) an initial term loan in an aggregate principal amount of $25.0 million upon the closing of the Owl Rock Credit Facility, and (ii) a delayed draw term loan in an aggregate principal amount of $25.0 million, with the delayed draw term loan drawn in a period between 90 and 120 days after the closing of the Owl Rock Credit Facility upon satisfaction of certain conditions precedent;

•

provides proceeds from the Owl Rock Credit Facility for working capital and the business requirements of the enterprise, and to fund acquisitions, investments and other transactions not prohibited by the loan documentation (with expected prohibitions related to, among other potential items, the use of such proceeds to pay transaction costs incurred in connection with the Business Combination);

•	contains a maturity date that shall be the date that is five years after the closing of the Owl Rock Credit Facility;

•

is secured by a first-priority security interest in substantially all of the assets of the Company and the subsidiary guarantors. No pledge of any equity interests in the Company shall be required by any holder of such equity interests;

•

provides for interest to accrue on such loans, at the election of the Company, by reference to either (i) an alternative base rate (such loans, “ABR Loans”) or (ii) an adjusted term SOFR rate (such loans, “SOFR Loans”) plus an applicable margin. The adjusted term SOFR rate is expected to be determined by the applicable term SOFR for a relevant interest period plus a credit spread adjustment of 0.10%, 0.15% and 0.25% per annum for interest periods of 1, 3 and 6 months, respectively. The applicable margin for each type of loan is expected to be (i) 6.25% per annum for any ABR Loans and (ii) 7.25% per annum for any SOFR Loans, with an expected interest period for SOFR Loans of one, three or six months (or other periods if agreed by all lenders);

•	provides a default rate that will accrue at 2.00% per annum over the rate otherwise applicable;

•

provides for amortization payments based on the initial principal amount of the loans outstanding of 1.0% per year (0.25% due per quarter), with adjustments expected to be made to the overall amortization amount upon the incurrence of the delayed draw loans;

•

contains provisions requiring mandatory prepayment of the initial term loans and delayed draw term loans with 100% of the proceeds of (i) indebtedness not permitted by the Owl Rock Credit Facility and (ii) non-ordinary course asset dispositions and settlements or payments in respect of any property, casualty insurance claims or condemnation proceedings, with the proceeds received under clause (ii) subject to certain specified reinvestment rights and procedures to be set forth in the Owl Rock Credit Facility. The Owl Rock Credit Facility permits voluntary prepayments of outstanding loans at any time;

•

provides for a prepayment premium equal to (i) 4.00% of the principal amount of such loans prepaid on or prior to the first anniversary of the closing of the Owl Rock Credit Facility, (ii) 3.00% of the principal amount of such loans prepaid after the first anniversary of the closing of the Owl Rock Credit Facility but on or prior to the second anniversary of the closing of the Owl Rock Credit Facility and (iii) 2.00% of the principal amount of such loans prepaid after the second anniversary of the closing of the Owl Rock Credit Facility but on or prior to the third anniversary of the closing of the Owl Rock Credit Facility. No prepayment premium will be applicable for any such prepayment made after the third anniversary of the closing of the Owl Rock Credit Facility. The prepayment premium is expected to be applicable to voluntary prepayments and certain specified mandatory prepayment during such applicable periods;

•

contains certain closing conditions that the Owl Rock Credit Facility is subject to, including (i) the consummation of the Business Combination pursuant to the terms of the Merger Agreement and (ii) satisfaction of the conditions precedent to funding of the initial term loans, which is expected to include, among others, (A) customary deliverables for financings of this type, (B) a notice of borrowing request and (C) payment of certain other specified fees. It is also expected that the funding of delayed draw term loans will be subject to certain specified conditions, including, among others, the making of representations, the absence of events of defaults and a notice of borrowing request;

•	provides for financial covenants such that (i) a consolidated net leverage ratio cannot exceed 2.50 to 1.00 and (ii) a liquid asset coverage ratio cannot be less than 1.80 to 1.00;

•

contains affirmative covenants related to, among other things, delivery of certain financial reports and compliance certificates, maintenance of existence, compliance with laws, payment of taxes, property and insurance matters, inspection of property, books and records, notices, collateral matters and future subsidiaries, in each case, subject to specified limitations and exceptions;

•

contains negative covenants related to, among other things, incurrence of debt, creation of liens, mergers, acquisitions and certain other fundamental changes, conditions concerning the creation of new subsidiaries, conditions concerning opening of new accounts, disposition of assets, dividends and other restricted payments, transactions with affiliates, burdensome agreements, investments and limitations on lines of business, in each case, subject to specified limitations and exceptions; and

•

provides for certain specified events of default upon the occurrence and continuation of certain events or conditions (subject to specified exceptions, grace periods or cure rights, as applicable) to be set forth in the Owl Rock Credit Facility, which is expected to include among other things, with respect to non-payment, representations and warranties, compliance with covenants, cross-default to other material indebtedness, bankruptcy and insolvency matters, ERISA matters, material judgments, collateral and perfection matters, and the occurrence of a change of control. The occurrence and continuance of an event of default that is not cured or waived will enable the agent and/or the lenders, as applicable, to accelerate the loans or take other remedial steps as provided in the Owl Rock Credit Facility and the other loan documents.

SPV Purchase and Sale

On or about June 30, 2023 the Company entered into the Abacus Investment SPV, LLC (“SPV”) Purchase and Sale, including the Asset Purchase Agreement (“Policy APA”). The Company and the SPV are parties to the Policy APA. The payable obligation owing by the Company to the SPV in connection with the SPV Purchase and Sale is evidenced by a note issued by the Company under the SPV Investment Facility in an original principal amount equal to the aggregate fair market value of the acquired insurance policies. The note has the same material terms and conditions as the other credit extensions under the SPV Investment Facility (as defined below).

Relationships

The Sponsor, members of the Company’s founding team, directors or officers of Abacus Settlements and LMA or its or their affiliates are members of the SPV and thereby indirectly receive economic or other benefits from the Policy APA.

SPV Investment Facility

On or about July 5, 2023, the Company entered into that certain SPV Investment Facility (the “SPV Investment Facility”), between the Company, as borrower, and the SPV, as lender.

The SPV Investment Facility, among other things:

•	was unsecured without collateral security expected to be provided in favor of the SPV;

•

evidenced or provided for certain credit extensions to include: (i) an initial credit extension in an original principal amount of $15.0 million that is expected to be funded upon the closing of the SPV Investment Facility, (ii) a note in favor of the SPV in an original principal amount of $10.0 million to finance the purchase of the insurance policies under the Policy APA and (iii) a delayed draw credit extension in an original principal amount of $25.0 million, with the delayed draw credit extension drawn in a period between 90 and 120 days after the closing of the SPV Investment Facility upon satisfaction of certain conditions precedent (such $25.0 million delayed drawing expected to be made substantially concurrently with the delayed drawing in the same amount expected under the Owl Rock Credit Facility);

•

provided proceeds from the SPV Investment Facility for payment of certain transaction expenses, general corporate purposes and any other purposes not prohibited by law (it being expected that a significant portion of the proceeds from the SPV Investment Facility will be used by the Company for purchasing insurance policies, among other purposes);

•	was subordinated in right of payment to the Company’s obligations under the Owl Rock Credit Facility, subject to limited specified exceptions and circumstances for permitting early payment;

•

required Abacus Settlements and LMA and certain subsidiaries of Abacus Settlements and LMA to guarantee the credit extensions to be provided under the SPV Investment Facility pursuant to separate documentation;

•

contained a maturity date that is at least three years after the closing of the SPV Investment Facility, subject to two automatic extensions of one year each without any amendment of the relevant documentation;

•

provided for interest to accrue on the SPV Investment Facility at a rate of 12.00% per annum, payable quarterly, all of which is expected be paid in-kind by the Company by increasing the principal amount of the SPV Investment Facility owing to the SPV on each interest payment date;

•

provided a default rate that will accrue at 2.00% per annum (subject to applicable subordination restrictions) over the rate otherwise applicable. If cash payment is not permitted due to applicable subordination restrictions or otherwise, such default interest shall be paid in-kind;

•	provided that no amortization payments shall be required prior to maturity;

•	provided for financial and other covenants no worse than those contained in the Owl Rock Credit Facility from the perspective of the Company; and

•

provided for certain specified events of default (including certain events of default which are expected to be subject to grace or cure periods), with the occurrence and continuance of such events of default enabling the lender under the SPV Investment Facility to accelerate the obligations under the SPV Investment Facility, among other potential rights or remedies; and contain certain specified closing conditions. The SPV’s investment resulting from credit extensions under the SPV Investment Facility is expected to be treated by the Company as debt for U.S. Generally Accepted Accounting Principles (“GAAP”) accounting purposes. To the extent that multiple notes are issued under the SPV Investment Facility, it is expected that the documentation will provide flexibility for the SPV to request such notes be reissued as a single note under such facility.

Relationships

Directors and officers of the Company and significant shareholders of the Company are members of the SPV and thereby indirectly receive economic or other benefits from the SPV Investment Facility.

Risks Related to Being a Public Company

The market price of shares of our Common Stock may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products and/or services;

•	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”);

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations which adversely affect our industry or us;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from our business regardless of the outcome of such litigation.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

The implementation of all required accounting practices and policies and the hiring of additional financial staff has increased and may continue to increase our operating costs and requires our management to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our Common Stock on NASDAQ.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that the board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Common Stock. As a result, you may have to sell some or all of your Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends could also adversely affect the market price of our Common Stock.

If securities or industry analysts do not publish research or reports about our business or Business Combination or publish negative reports, the market price of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business or the Business Combination. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. If one or more of the analysts who cover us downgrades our Common Stock or if our reporting results do not meet their expectations, the market price of our Common Stock could decline. Moreover, the market price of our Common Stock may decline as a result of the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our Common Stock may experience a loss as a result of a decline in the market price of such common stock. In addition, a decline in the market price of our Common Stock could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition. Debt issued to raise additional capital may reduce the value of our Common Stock.

We have funded our operations since inception primarily through our origination, active management and holding of life settlement policies. We cannot be certain when or if our operations will generate sufficient cash to fund our ongoing operations or the growth of our business.

We intend to continue to make investments to support our business and may require additional funds. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of common stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. As a result, our stockholders bear the risk of future issuances of debt securities reducing the value of our Common Stock.

Our ability to obtain additional financing from exercise of the Warrants may be limited. There is no assurance that the holders of the Warrants will elect to exercise any of the Warrants, which could impact our liquidity position. Whether holders of Warrants will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of our Common Stock, which closed at $8.28 per share on September 13, 2023. Each Warrant will become exercisable for one share of Common Stock at an exercise price of $11.50. Therefore, when the trading price of the Common Stock is less than $11.50, we expect that holders of Warrants would not have the financial incentive to exercise their Warrants. We could receive up to an aggregate of approximately $300.7 million if all of the Warrants are exercised for cash, but we would only receive those proceeds if and when the holders of Warrants exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on June 30, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. Further, for so long as the Warrants remain “out-of-the money,” we believe our Warrant Holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this registration statement to continue to fund our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Our issuance of additional shares of common stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price.

We intend to file a registration statement with the SEC on Form S-8 providing for the registration of shares of our Common Stock issued or reserved for issuance under the Incentive Plan. The Incentive Plan will provide for automatic increases in the shares reserved for grant or issuance under the plan which could result in additional dilution to our stockholders. Subject to the satisfaction of vesting conditions and the expiration of any applicable lockup restrictions, shares registered under the registration statement on Form S-8 will generally be available for resale immediately in the public market without restriction. From time to time in the future, we may also issue additional shares of our Common Stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. The issuance by us of additional shares of our Common Stock or securities convertible into our Common Stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their percentage ownership. See the section of this prospectus entitled “Description of Securities.”

Future sales (including pursuant to this Prospectus), or the perception of future sales, of our Common Stock by us or our existing stockholders in the public market could cause the market price for our Common Stock to decline.

The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have a total of 62,961,688 shares of Common Stock outstanding, consisting of (i) 53,175,000 shares of common stock issued to the holders of issued and outstanding limited liability company interests in LMA and Abacus Settlements prior to the closing of the Business Combination (“Company Members”) at an implied equity consideration value of $10.00 per share of Common Stock, (ii) 1,161,688 shares of Common Stock held by the public shareholders, and (iii) 8,625,000 shares of Common Stock held by the Selling Holders acquired by the Sponsor in a private placement at the founding of the Company for an aggregate payment of $25,000 (equal to approximately $0.0029 per share), 10,000 of which were transferred to our independent directors at a valuation of $6.12 per share. These shares are subject to a lock-up agreement with the Sponsor until one year after the Business Combination or earlier, if the reported last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination.

In connection with the Business Combination, pursuant to the Company Support Agreement, the Company Members have agreed, subject to certain exceptions, not to transfer (i) 15% of the shares of the Company’s Common Stock received by such Company Member in connection with the closing until the date that is 180 days after the Closing Date (x) the remaining 85% of the shares of the Company’s common stock received by such Company Member in connection with the closing until the date that is 24 months after the Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. In addition, pursuant to the Registration Rights Agreement entered into by and among Abacus, the Sponsor, and the Company Members (the “Registration Rights Agreement”), certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our Common Stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our Common Stock to decline. The shares covered by registration rights would represent approximately 98% of our outstanding common stock (assuming no shares of the Company common stock are redeemed in connection with the Special Meeting).

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of our Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

In addition, the shares of our Common Stock reserved for future issuance under our Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares to be reserved for future issuance under the Incentive Plan is 3,164,991 shares of our Common Stock. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover approximately 3,164,991 shares of our Common Stock.

We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We qualify as an “emerging growth company,” as defined in the JOBS Act. While we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (1) an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (3) reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to irrevocably opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time public companies adopt the new or revised standard. This may make comparison of our financial statements with another emerging growth company that has not opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict whether investors will find our Common Stock less attractive if we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock. The market price of our Common Stock may be more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of the date of the completion of the Company IPO, (2) in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities, or (4) the end of any fiscal year in which the market value of our Common Stock held by non-affiliates is at least $700 million as of the end of the second quarter of that fiscal year.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

In addition, prior to the Business Combination, the Company (then known as East Resources Acquisition Company), was not timely in filing its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the year ended March 31, 2023.

USE OF PROCEEDS

Proceeds from our sale of our Common Stock upon the exercise of Private Placement Warrants, Legacy Holder Warrants, and Public Warrants will be used for general corporate purposes. Our ability to obtain additional financing from exercise of the Warrants may be limited. There is no assurance that the holders of the Warrants will elect to exercise any of the Warrants, which could impact our liquidity position. Whether holders of Warrants will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of our Common Stock, which closed at $8.28 per share on September 13, 2023. Each Warrant will become exercisable for one share of Common Stock at an exercise price of $11.50. Therefore, when the trading price of the Common Stock is less than $11.50, we expect that holders of Warrants would not have the financial incentive to exercise their Warrants. We could receive up to an aggregate of approximately $300.7 million if all of the Warrants are exercised for cash, but we would only receive those proceeds if and when the holders of Warrants exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on June 30, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this registration statement to continue to fund our operations. Additionally, we are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares of Common Stock, Private Placement Warrants, and Legacy Holder Warrants. All of the Common Stock, Private Placement Warrants, and Legacy Holder Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of the Charter, the Amended and Restated Bylaws and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share; however, we cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Holders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK

Market Information

Our Common Stock and Warrants are currently listed on NASDAQ under the symbols “ABL” and “ABLLW,” respectively.

As of June 30, 2023, the Company had 62,961,688 shares of Common Stock outstanding held of record by seven holders and 17,055,917 public warrants outstanding held of record by one holder. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of the second amended and restated articles of incorporation of the Company (the “Charter”), the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2022, we had no equity compensation plans or outstanding equity awards. In connection with the Business Combination, the Company adopted the Abacus Life, Inc. 2023 Long-Term Equity Compensation Incentive Plan (“Incentive Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees, including named executive officers, and consultants to help attract and retain the services of these individuals. To date, no awards have been made under the Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2023 Long-Term Equity Compensation Incentive Plan	—	$—	3,090,000
Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	3,090,000

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

The Company and its subsidiaries are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Company. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the unaudited condensed statement of operations of East Resources Acquisition Company for the six months ended June 30, 2023, the unaudited condensed statement of operations of LMA for the six months ended June 30, 2023, and the unaudited condensed statement of operations of Abacus Settlements for the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the audited statement of operations of East Resources Acquisition Company for the year ended December 31, 2022, the audited statement of operations of LMA for the year ended December 31, 2022, and the audited statement of operations of Abacus Settlements for the year ended December 31, 2022, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus and incorporated by reference into the prospectus to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

•

The historical unaudited condensed financial statements of East Resources Acquisition Company as of and for the six months ended June 30, 2023, and the historical audited financial statements of East Resources Acquisition Company as of and for year ended December 31, 2022;

•

The historical unaudited condensed financial statements of LMA as of and for the six months ended June 30, 2023, and the historical audited financial statements of LMA as of and for the year ended December 31, 2022; and

•

The historical unaudited condensed financial statements of Abacus Settlements as of and for the six months ended June 30, 2023, and the historical audited financial statements of Abacus Settlements as of and for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with GAAP. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project the Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On August 30, 2022, East Resource Acquisition Company entered into the Merger Agreement with Abacus Settlements, LMA, and Abacus Merger Sub and LMA Merger Sub (together, ”Merger Subs”), pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, Abacus Merger Sub merged with and into Abacus Settlements, with Abacus Settlements surviving the Merger as a wholly owned subsidiary of East Resource Acquisition Company, and LMA Merger Sub merged with and into LMA, with LMA surviving the Merger as a wholly owned subsidiary of East Resource Acquisition Company. In connection with the Closing of the Merger, East Resource Acquisition Company was renamed Abacus Life, Inc.

On October 14, 2022, East Resource Acquisition Company entered into the First Amendment to the Merger Agreement with Abacus Settlements, LMA and the Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.

On April 20, 2023, East Resource Acquisition Company entered into the Second Amendment to the Merger Agreement with Abacus Settlements, LMA and the Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, on June 30, 2023, the Business Combination was consummated.

Accounting for the Business Combination

The Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, East Resource Acquisition Company has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the LMA shareholders having a relative majority of the voting power of the Post-Combination Company, the LMA shareholders having the authority to appoint a majority of directors on the Board of Directors, and senior management of LMA comprising the majority of the senior management of the Post-Combination Company. LMA was then determined to be the “acquirer” for financial reporting purposes based on the relative size of LMA as compared to Abacus Settlements, represented by their revenue, equity, gross profit and net income. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of LMA with the LMA Merger being treated as the equivalent of LMA issuing stock for the net assets of East Resource Acquisition Company, accompanied by a recapitalization. The net assets of East Resource Acquisition Company have been stated at historical cost, with no goodwill or other intangible assets recorded.

The Abacus Settlements Merger has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Abacus Settlements have been recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, has been recognized as goodwill.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had East Resource Acquisition Company and the Companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had East Resource Acquisition Company and the Companies always been combined or the future results that the Company will experience.

Abacus Settlements and LMA were related parties, although they were determined not to be under common control. As such, an adjustment was applied to the statement of operations for the year ended December 31, 2022 to remove activity that would be considered intercompany activity and eliminated upon consolidation. This activity represented revenue for Abacus Settlements and cost of sales for LMA in the amount of $2.3 million for the year ended December 31, 2022, respectively. Abacus Settlements and LMA have not had any historical relationship with East Resource Acquisition Company prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between East Resource Acquisition Company and either the Company or Abacus Settlements and LMA.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2023

(In thousands)

	(1) ERES Historical	(2) Abacus Life, Inc. Historical	(3) Transaction Adjustments		(4) Pro Forma Combined ERE S and LMA (1) + (2) + (3)	(5) Transaction Adjustments - Abacus Acquisition		Pro Forma Combined (4) + (5)
Revenue	—	21,585			21,585			21,585
Cost of sales	—	1,463			1,463			1,463

Gross profit	—	20,122	—		20,122	—		20,122

Fomation and operating costs	2,109	—			2,109			2,109
Sales and marketing	—	1,413			1,413			1,413
General and adminstrative expenses	13,144	1,274	10,084	(BB)	24,502			24,502
Unrealized gain on life settlement policies	—	—			—			—
Unrealized loss on investments	—	(798)			(798)			(798)
Loss on change in fair value of debt	—	2,399			2,399			2,399
Amortization expense	—	—			—	3,237	(HH)	3,237
Depreciation	—	2			2			2

Total operating expenses	15,253	4,290	10,084		29,627	3,237		32,864

Loss from Operations	(15,253)	15,832	(10,084)		(9,505)	(3,237)		(12,742)
Other income (expense):

Change in fair value of warrant liability	18,828	—	(6,408	)(CC)	12,420			12,420
Interest income	15	7			22			22
Interest expense	—	(941)	(1,500	)(EE)	(4,534)			(4,534)
			(1,465	)(FF)
			(628	)(GG)
Interest earned on marketable securities held in Trust Account	745	—	(745	)(AA)	—			—
Other income (expense)	(2,702)	(22)			(2,724)			(2,724)

Total other income (expense)	16,886	(956)	(10,746)		5,184	—		5,184

Net income before provision for income taxes	1,633	14,876	(20,830)		(4,321)	(3,237)		(7,558)

(Provision for)/Benefit from income taxes	(52)	(528)	2,723	(DD)	2,143	820	(DD)	2,963

Net income	1,581	14,348	(18,107)		(2,178)	(2,417)		(4,595)

Net income attributable to noncontrolling interest	—	(487)			(487)			(487)

Net income / (loss) attributable to members / shareholders	1,581	14,835	(18,107)		(1,691)	(2,417)		(4,108)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption
Basic and diluted net income per share, Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Non-redeemable common stock
Basic and diluted net income per share, Non-redeemable common stock
Basic and diluted weighted average shares outstanding, Class A common stock		50,438,921						50,438,921
Basic and diluted net loss per share, Class A common stock		0.29						(0.09)

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

(in thousands)

	(1) ERES Historical	(2) LMA Historical	(3) Transaction Adjustments		(4) Pro Forma Combined ERES and LMA (1) + (2) + (3)	(5) Abacus Settlements Historical	(6) Transaction Adjustments - Abacus Settlements Acquisition		Pro Forma Combined (4) + (5) + (6)
Revenue	—	44,713	(2,268	) (II)	42,445	25,203			67,648
Cost of sales	—	6,245	(2,268	) (II)	3,977	16,561			20,538

Gross profit	—	38,468	—		38,468	8,642	—		47,110
Formatio and operating costs	11,722	—			11,722	—			11,722
Sales and marketing	—	2,596			2,596	—			2,596
General and administrative expenses	—	1,066	20,168	(LL)	21,234	8,674			29,908
Loss (gain) on change in fair value of debt	—	91			91	—			91
Unrealized loss (gain) on investments	—	1,046			1,046	—			1,046
Other operating expenses	—	—			—	—			—
Amortization expense	—	—			—	—	6,474	(SS)	6,474
Depreciation	—	4			4	12			16

Total operating expenses	11,722	4,803	20,168		36,693	8,686	6,474		51,853

Loss from operations	(11,722)	33,665	(20,168)		1,775	(44)	(6,474)		(4,743)
Other income (expense):
Change in fair value of warrant liability	9,336	—	(6,794	) (KK)	2,542	—			2,542
Change in fair value of forward purchase agreement liability	600	—			600	—			600
Interest income	10	2			12	3			15
Interest (expense)	—	(43)	(3,000	) (OO)	(6,404)	(9)			(6,413)
			(2,104	) (PP)		—			—
			(1,257	) (QQ)		—			—
Interest earned on marketable securities held in Trust Account	672	—	(672	) (JJ)	—	—			—
Consulting income	—	—			—	—			—
Other income/(expense)	513	(347)			166	—			166

Total other income	11,131	(388)	(13,827)		(3,084)	(6)	—		(3,090)
Net income before provision for income taxes	(591)	33,277	(33,995)		(1,309)	(50)	(6,474)		(7,833)

(Provision for)/Benefit from income taxes	(53)	(890)	1,671	(MM)	(7,295)	(2)	1,539	(MM)	(5,758)
			(8,023	) (NN)

Net income / (loss)	(644)	32,387	(40,347)		(8,604)	(52)	(4,935)		(13,591)
Net income attributable to noncontrolling interest	—	705			705				705

Net income / (loss) attributable to members / share	(644)	31,682	(40,347)		(9,309)	(52)	(4,935)		(14,296)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	23,637,084
Basic and diluted net income per share, Class A common stock subject to possible redemption	(0.02)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	8,625,000
Basic and diluted net income per share, Non-redeemable common stock	(0.02)
Basic and diluted weighted average shares outstanding, Class A common stock		50,369,350							50,438,921
Basic and diluted net loss per share, Class A common stock		0.63							(0.27)

F-42

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The LMA Merger is expected to be accounted for using the reverse recapitalization method of accounting, with no goodwill or other intangible assets recorded in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of LMA with the acquisition being treated as the equivalent of LMA issuing stock for the net assets of ERES, accompanied by a recapitalization. The net assets of East Resource Acquisition Company have been stated at historical cost, with no goodwill or other intangible assets recorded.

The Abacus Settlements Merger is expected to be accounted for using the acquisition method of accounting in accordance with GAAP. Accordingly, for accounting purposes, the identified assets and liabilities of Abacus Settlements have been recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, has been recognized as goodwill.

The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus and incorporated by reference into the prospectus to which this Unaudited Pro Forma Condensed Combined Financial Information is attached and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 are as follows:

(AA)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.

(BB)

Reflects recurring compensation expense due to a non-pro-rata distribution to one of the existing owners of the Companies, which vests in two equal tranches over the period of 25 months and 30 months, respectively, following Closing and which is subject to forfeiture prior to vesting. The negotiations related to the draft Restriction Agreement governing these shares, attached to this prospectus as Annex I, were considered to be concluded as of January 12, 2023, and this was determined to be the grant date of these incentive shares. The compensation expense amount was calculated using East Resource Acquisition Company’s closing stock price on the grant date. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(CC)

Represents the elimination of the change in fair value of the ERES’s public warrants for the six months ended June 30, 2023 as a result of the reclassification of these warrants and the forfeiture of 20% of ERES’s Private Placement Warrants. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(DD)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the six months ended June 30, 2023, which was calculated using the statutory income tax rate of 26.5%. Adjustments that were expected to result in permanent differences between book and taxable income, as noted herein, were not included in the calculation of the tax impact of pro forma adjustments.

(EE)	Reflects the interest expense related to the issuance of new debt, calculated based on an interest rate of 12%.

(FF)

Reflects the interest expense related to the issuance of debt by Blue Owl, calculated based on an interest rate of 725 basis points over SOFR. A change in SOFR of 1/8 of a percent would not result in a significant increase or decrease in interest expense for the six months ended June 30, 2023.

(GG)	Reflects the interest expense related to the incremental issuance under the promissory note with the Sponsor, which is subject to a fixed interest rate of 12%, for the six months ended June 30, 2023.

(HH)

Reflects the incremental amortization expense related to intangibles. These intangibles include customer relationships, internally developed and used technology, and non-compete agreements, which were previously not present within Abacus Settlements’ historical financial statements and were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different intangibles.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(II)

Reflects the elimination of activity between LMA and Abacus Settlements for the year ended December 31, 2022 that, following the Business Combination, would be considered intercompany activity and eliminated upon consolidation. This activity was historically recorded as revenue for Abacus Settlements and as cost of sales for LMA.

(JJ)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.

(KK)

Represents the elimination of the change in fair value of the ERES’s public warrants for the year ended December 31, 2022 as a result of the reclassification of these warrants and the forfeiture of 20% of ERES’s Private Placement Warrants. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(LL)

Reflects recurring compensation expense due to a non-pro-rata distribution to one of the existing owners of the Companies, which vests in two equal tranches over the period of 25 months and 30 months, respectively, following Closing and which is subject to forfeiture prior to vesting. The negotiations related to the draft Restriction Agreement governing these shares, attached to this prospectus as Annex I, were considered to be concluded as of January 12, 2023, and this was determined to be the grant date of these incentive shares. The compensation expense amount was calculated using East Resource Acquisition Company’s closing stock price on the grant date. This adjustment is expected to result in a permanent difference between book and taxable income, and as such, no income tax benefit has been reflected herein related to this adjustment.

(MM)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the year ended December 31, 2022, which was calculated using the statutory income tax rate of 26.5%. Adjustments that were expected to result in permanent differences between book and taxable income, as noted herein, were not included in the calculation of the tax impact of pro forma adjustments.

(NN)	Reflects the tax impact of transitioning the Companies from pass-through entities for tax purposes to taxable entities for the year ended December 31, 2022.

(OO)	Reflects the interest expense related to the debt issued as part of a capital contribution, calculated based on an interest rate of 12%.

(PP)

Reflects the interest expense related to the issuance of debt by Blue Owl, calculated based on an interest rate of 725 basis points over SOFR. A change in SOFR of 1/8 of a percent would not result in a significant increase or decrease in interest expense for the year ended December 31, 2022.

(QQ)	Reflects the interest expense related to the incremental issuance under the promissory note with the Sponsor, which is subject to a fixed interest rate of 12%, for the year ended December 31, 2022.

(RR)

Reflects the incremental amortization expense related to intangibles. These intangibles include customer relationships, internally developed and used technology, and non-compete agreements, which were previously not present within Abacus Settlements’ historical financial statements and were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different intangibles.

4. Earnings per Share Information

The pro forma weighted average shares calculations have been performed for the six months ended June 30, 2023 and the year ended December 31, 2022 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average share outstanding for both basic and diluted earnings per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented. As such, historical weighted average common shares outstanding—basic and diluted for the six months ended June 30, 2023 were determined to appropriately approximate the pro forma weighted average common shares outstanding—basic and diluted for the pro forma periods presented.

(In thousands, except share and per share data)	Three Months Ended	Year Ended December 31,
Pro forma net income	$(4,595)	$(13,591)
Pro forma weighted average Class A Common Stock outstanding—basic and diluted	50,438,921	50,438,921
Pro forma Class A Common Stock income per share	$(0.09)	$(0.27)

The above calculation excludes the effects of potentially dilutive shares from the computation of diluted net income per share as the effect would have an antidilutive impact under the treasury stock method. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net profit per share attributable to common shareholders of the Company is the same.

BUSINESS

Our Mission

Abacus’ Mission: to educate every life insurance policy owner that their life insurance is personal property and, like any other asset they own, has a market value that can be monetized by selling into the secondary market.

Abacus Overview

Abacus is a leading vertically integrated alternative asset manager specializing in investing in inforce life insurance products throughout the lifecycle of a life insurance policy. Traditionally, life insurance policies are owned by individuals to insure their lives. Consistent with our mission, we educate policyholders regarding the potential to sell their policies to investors, often at a significant premium to the current cash surrender value. As an alternative asset manager, we purchase life insurance policies from consumers seeking liquidity and actively manage these policies over time via trading, holding and/or servicing. To date, we have purchased over $2.9 billion in policy value and have helped thousands of clients maximize the value of their life insurance.

As one of the leading buyers of life insurance policies in the U.S. for the last 18 years, we sit at the heart of the life settlements industry. We leverage our strong market position, highly efficient origination platform and proprietary technology to drive our revenue and profitability. Abacus and its executive team have deep experience in the life settlement industry. Using this experience, the Company has established policies and guidelines with respect to its purchase of universal life, whole life and convertible term life insurance policies. Currently, the Company principally invests in non-variable universal life insurance policies, with approximately 89% of the insurance policies, measured by face value, acquired by the Company in fiscal year 2021 being non-variable universal life policies, but the Company retains the discretion to invest in whole life or convertible term life insurance policies. These guidelines focus on the age of the insured, whether the insured is a man or a woman, the duration of the underlying life insurance policy, the expected mortality risk of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy and the amount of the death benefit of the underlying life insurance policy. The Company excludes making investments in life insurance policies based on certain types of the primary health impairment associated with the underlying insured to ensure that all policies are purchased in accordance with established industry standards and state law requirements. The Company’s guidelines are designed to allow the Company to target the life insurance policies that it believes have the most upside potential to generate attractive risk-adjusted returns to the Company through either its hold or trade portfolio. Our proven policy origination process first locates policies and screens them for eligibility for a life settlement. This process includes verifying that the policy is in force, obtaining consents and disclosures and submitting cases for life expectancy estimates, which is a process known as origination services. We generate fees on the policies we originate, which are sourced from three channels: (i) a large and growing network of financial advisors and agents, (ii) an on-going direct-to-consumer marketing campaign and (iii) a number of traditional life settlements intermediaries that submit policies to us on behalf of an advisor or client. Once identified, we utilize our proprietary “heat-map” technology platform to determine the initial risk and viability of policies. Thereafter, a purchased policy is “actively managed,” whereby we consistently monitor the policy risk to optimize revenue by choosing to either (x) trade the policy to a third-party institutional investor (i.e., receive a trade spread) or (y) hold the policy over time (i.e., pay premiums and receive payout). Additionally, we service policies on behalf of third parties for which we receive fees as a percentage of the values of the policies. Our multi-faceted and dynamic revenue model is made possible by the fact that we sit at the heart of the entire life settlements industry.

Our revenue generation platform and economic model is best summarized below:

1.	Origination Fees (on average, 2% of face value of acquired policies)

2.	Active Management (spreads for traded policies and realized returns for held policies)

3.	Third Party Portfolio Servicing (on average, 0.5% of total asset value)

We are currently a leader in the life settlements industry. The Company has approximately 20% market share based on our 2021 capital invested/total industry capital invested and data compiled in a 2021 report by The Deal and Life Settlements Report, a U.S. life settlements industry news source. Data for the report was aggregated from each state based on 2021 annual reporting. We have a proven track record of growth and strong asset returns. We are currently operational in 49 states, which is a key differentiator in an industry with high barriers to entry given the significant regulatory requirements. Our business is supported by a total of approximately 82 employees and an innovative leadership team members, each of whom has an average of over 20 years of experience in the U.S. life settlements industry.

Our outstanding operations and execution team are led by a seasoned management team. Jay Jackson (CEO) has worked in the investment industry for over 25 years (including at a family office, major investment firms and alternative asset managers) and pioneered the origination process and trading platform for our firm. William McCauley (CFO) has over 20-years of experience and has held Senior Finance positions for some of the largest insurance carriers (including Transamerica, MassMutual and John Hancock). In addition, we have three Managing Partners (Todd “Sean” McNealy, Kevin “Scott” Kirby and Matthew Ganovsky) who co-founded Abacus in 2004 and helped build the institutional and broker market for the entire industry. In summary, our leaders are innovators and have directly contributed to the development of the broader life settlements industry.

We have grown our origination business by nearly four times since 2016 and have serviced approximately $950 million in policies since October 2021. With a previous $150 million capital base from a top alternative asset manager, we have acquired nearly 1,600 policies over the past three years via our active portfolio management strategy. Within our traded portfolio, we acquired 1,245 policies and generated a 22% realized return. Within our hold portfolio, we acquired 238 policies with a 12% projected annual return and held an additional 71 policies to maturity yielding a 102% realized return. These returns demonstrate our ability to originate policies and drive meaningful economics with a scaled capital base.

Abacus Settlements was formed as a New York limited liability company in 2004 and LMA was formed in 2017 as a Florida limited liability company. In 2016, Abacus Settlements was licensed in Florida as a life settlement broker and became a Florida limited liability company. We are not an insurance company, are not licensed or regulated as an insurance company and therefore do not underwrite insurable risks for our own account.

Our Industry / Opportunity

Large Addressable Market with Meaningful Growth Potential

We operate within a large, growing and currently underpenetrated market. The U.S. life insurance industry is an approximately $13 trillion market, which is almost three times the size of the entire real estate industry in the Americas. Notably, given the scale of the overall life insurance industry, more than 90% of life insurance policies will never end up paying a claim. Approximately 75% of policyholders over the age of 65 will either cancel or allow their coverage to lapse, forfeiting the right to ever receive a payout. The life settlements industry helps solve this problem by allowing policyholders the opportunity to monetize their otherwise underutilized asset.

The combination of the large U.S. life insurance market and the high percentage of policies that never pay a claim creates a considerable opportunity for Abacus and the broader life settlements industry. Specifically, the scale of the life settlements market opportunity is $233 billion each year. However, in 2021, the life settlements industry only captured $4 billion, or approximately 2% of the annual market of lapsed life insurance policies. We believe there is a significant opportunity to increase this market penetration, primarily by driving awareness and education regarding the ability to monetize life insurance policies by utilizing our services.

Life insurance is often a senior citizen’s largest asset and one that can be used to alleviate retirement challenges, but it is rarely treated in this way. This can be partially attributed to the fact that almost half of all financial advisors are not aware that selling a life insurance policy is an option for their clients. We help financial advisors and their clients understand that a life insurance policy is personal property and selling it for a fair market value is a legitimate, safe and viable choice to create more options for the future. While less than 1% of financial advisors and agents currently transact in the life settlements market, based on research conducted by the Life Insurance Settlement Association, the primary industry trade association for the U.S. life settlements industry, of which the Company is a long-standing member, we believe approximately 90% of senior citizens who let their life insurance policies lapse, or surrendered their policies, would have considered this alternative if they had been made aware of it before lapsing or surrendering their policies. The reference to this study can be found at the Life Insurance Settlement Association—https://www.lisa.org/life-settlements-industry-will-grow-as-more-seniors-are-informed-of-their-options-say-experts-at-lisa-conference/.

Selling a life insurance policy is a valuable transaction and for those consumers who transact, the benefits can be substantial. On average, life settlements companies pay sellers nearly eight times more than the current cash value of a policy. Selling a life insurance policy not only alleviates the requirement for a policyholder to pay premiums but creates a meaningful and immediate monetization event. Sellers use these proceeds in a variety of ways, including to support their retirement, transfer wealth and pay medical bills.

Generally Uncorrelated Alternative Asset Class with Institutional Investment Grade Counterparts

While selling life insurance policies at a fair market value can have significantly positive impacts on a person’s life, it is a mutually beneficial transaction. The underlying life insurance policy is a highly attractive asset that has minimal payout risk and generally uncorrelated returns. The counterparties to these transactions are generally high-quality investment grade insurance companies. In fact, 95% of our carriers have an “A Rating” or better. Additionally, these life insurance policies are cash backed by the carriers, which means they are required to pay policy claims ahead of any other contractual obligation, including senior debt. We do not believe that there has ever been a life insurance policy issued that did not ultimately pay a claim at mortality due to the illiquidity of a carrier.

In addition to counterparty quality, this is a largely a-cyclical asset class. A life insurance policy is sometimes described as a “mortality-driven zero-coupon bond” because its underlying value will appreciate over time as it approaches maturity (i.e., as the policyholder ages). This is best demonstrated when comparing our historical risk-adjusted returns relative to other benchmark asset classes.

Our stockholders will have the opportunity to gain access to this unique asset class, which has historically been reserved for firms that can either directly originate policies or large institutional investors that can deploy meaningful amounts of capital.

We are at the Heart of the Life Settlements Industry

Abacus’ Origination Model

Our “Origination Process” is core to our entire business and drives our economics. We average approximately 2% of face value in origination fees on policies and have spent the last 20 years developing three high quality origination channels (financial advisors or agents, direct to consumer (“DTC”), and life dettlements (“LS”) brokers).

An example of our target market includes policyholders averaging 75 years old whose insurance needs have changed, rendering their life insurance policy no longer necessary. We then focus our origination process on these targeted individuals, developing processes and procedures for identifying and screening policies that have the most potential return for the least projected cost.

We have three distinct origination channels to reach this target market.

1.

Financial Advisor or Agent—Our largest origination channel involves working directly with financial advisors to facilitate the sale of client policies. Since our founding, we have been at the forefront of developing this market and are now ingrained in a network of over 30,000 financial advisors. We are currently on multiple national platforms, we present at conferences, and we develop marketing tools specifically to help advisors efficiently present the benefits of this product to their clients. As we highlighted earlier, 49% of financial advisors are unaware this financial option exists and less than 1% have completed a life settlement transaction. This origination channel has driven our four times growth over the last six years, and we believe it will continue to be a priority for our future growth.

2.

Direct to Consumer—We have been building this channel for several years and have focused heavily on increasing broad consumer awareness and education regarding the ability to monetize life insurance policies by utilizing our services. We have been active in a variety of common direct-to-consumer advertisement channels, including radio and television advertisements in particular. In addition, we have created a unique “Policy Value Calculator” whereby individuals can receive an instant valuation on their life insurance policies. The direct-to-consumer channel has historically driven origination on smaller face value policies through our financial advisor or agent channel, thereby expanding the scope of policies we are able to value and acquire.

3.

Traditional Life Settlements Intermediaries—Within this channel, we engage with life settlements intermediaries or brokers who submit policies to us on behalf of an advisor or client, for which the life settlement intermediary earns a commission. We intend to slowly reduce our reliance on these intermediaries over time and focus our efforts on building out the technology required to gain access to and educate both the financial advisor and direct-to-consumer channels.

Abacus currently has a dedicated 45-person origination team with 16 sales members assigned by channel. We intend to continue to fuel origination growth by expanding our team and outreach. In order to drive awareness across all origination channels, we plan to expand our marketing and launch national television advertising campaigns.

Abacus’ Policy Acquisition Process

A life settlement transaction is the process by which a third-party intermediary acquires an existing life insurance policy for an amount greater than its current cash surrender value. Upon closing of the life settlement transaction, the insured receives an immediate cash payment, and the third-party intermediary receives ownership of the policy. Thus, the third-party intermediary becomes the beneficiary of the insured’s claim payout but is now solely responsible for all future premium payments. Our company functions as this third-party intermediary.

The process of acquiring a policy is highly regulated and policyholder friendly. Unique licenses are mandatory to operate and significant disclosures are required to be made available to consumers. We originate these policies through three distinct channels (i.e., financial advisors / agents, direct-to-consumer and traditional life settlements intermediaries). We first screen each policy to ensure it is eligible for a life settlement, including verifying the policy is in force, obtaining appropriate consents and disclosures, and submitting cases for medical underwriting and life expectancy estimates. In connection with this process, we use our proprietary analytics and risk-rating systems to determine an estimated market value for each individual policy.

The Company has established policies and guidelines with respect to its purchase of life insurance policies. These guidelines focus on the age of the insured, the sex of the insured, the duration of the underlying life insurance policy, the expected mortality risk of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy and the amount of the death benefit of the underlying life insurance policy. The Company excludes making investments in life insurance policies based on certain types of the primary health impairment associated with the underlying insured to ensure that all policies are purchased in accordance with established industry standards and state law requirements.

Following the origination, underwriting and valuation processes, we formally present our proposed purchase price to the policyholder or advisor. If agreed upon, the settlement closing process begins. Appropriate closing documents are reviewed by our in-house counsel, and we send funds to an independent escrow agent. Simultaneously, change of ownership and beneficiary documentation is sent to the underlying insurance carrier. Once the changes are confirmed by the carrier, the escrow agent sends the proceeds to the appropriate party, and we become responsible for the underlying insurance policy (i.e., paying premiums and receiving claim). The proceeds from the escrow agent will also include the commission(s) we owe to the broker and / or agent as well as our fee for completing the origination services.

While the transaction is deemed closed, it is important to note that the policy owner may generally rescind the life settlement contract within 30 days from execution of the agreement or 15 days from the receipt of cash proceeds by the owner. As such, revenue is not recorded until this rescission process is over.

Once the transaction is closed, the policy enters our active portfolio management whereby we determine whether a policy should be sold to a third-party institutional investor or held on our balance sheet.

Proprietary Technology Platforms Support Our Business

We have and continue to develop a comprehensive suite of technology products that helps drive origination, underwriting and trading. Specifically, we have created:

1.

Risk Rating Heat Map—Using the large amount of data we have gathered over time, we have developed a proprietary risk-rating platform that measures the risk of life insurance contracts on a range from 1–5 (low–high risk, respectively). This risk score is calculated on a wide range of factors, including (i) duration and extension risk, (ii) policy face value and purchase type, (iii) policy type, (iv) carrier rating, (v) life expectancy (“LE”) and LE extension ratios, (vi) age and age on LE date and (vii) survival probability. We believe this platform is a key differentiating factor relative to our competitors as it gives us a meaningful advantage when valuing and purchasing life insurance policies.

2.

Policy Value Creator—Our “Policy Value Calculator” drives origination by using proprietary data to instantly value policies for both individuals and financial advisors. This easy-to-use online tool only requires four pieces of information: (i) gender, (ii) age, (iii) face value and (iv) policy type. These data points then generate a valuation range that advisors and individuals can use to quickly assess the current value of their policy. This product helps educate consumers and bridges the gap between our specific offering and the $233 billion annual market of lapsed policies.

3.

Innovations in “InsurTech”—More recently, we have begun developing “Abacusmarketplace.com”, which is a blockchain tertiary trading, servicing and valuation platform. Given we will be able to see a large suite of data gathered by this website, we believe it will help us maintain our leading market position and keep us at the heart of the life settlements industry. We added the ability for investors to directly purchase policies in the third quarter of 2023. Abacusmarketplace.com is still in the early stages of development and we do not currently expect that Abacusmarketplace.com will have a material impact on the Company’s future financial results.

Active Portfolio Management Strategy

With meaningful support from our proprietary risk rating heat map, we consistently evaluate policies (at origination and throughout the lifecycle) to generate essentially uncorrelated risk adjusted returns. Upon acquiring a policy, we have the option to either (i) trade that policy to a third-party institutional investor (i.e., generating a spread on each trade) or (ii) hold that policy on our balance sheet until maturity (i.e., paying the premiums over time and receiving the final claim / payout). This process is predicated on driving the best economics for Abacus.

1.

Traded Portfolio—Our traded portfolio returns are driven by (i) the spread we generate by selling policies to third-party institutional investors and (ii) our ability to quickly recycle capital. Our trade spreads average 20% and we have historically recycled capital 3.6 times per year. These two metrics are driven by our ability to effectively originate new policies (supply) and the underlying market interest for the policies (demand).

2.

Hold Portfolio—Relative to our traded portfolio, our hold portfolio has the potential to generate a higher estimated annual return than our traded portfolio but requires approximately a 3 to 4 times greater capital investment, which is driven by the need to hold policies, rather than recycle the policies in trading, and to fund premium payments during the holding period for a policy. To the extent that we are not able to commit the required capital, we then focus efforts more on our traded portfolio. Our origination platform and proprietary risk rating heat map has allowed us to hold only what we determine to be the highest quality policies which have our lowest risk ratings. Of the 71 policies we have held to maturity ($37 million in face value), we have achieved a 102% realized return. We currently have an additional 238 policies with a projected 12% annual return ($317 million in face value). We anticipate growing the size of our hold portfolio over time as we scale our capital base. We believe there is a unique opportunity to securitize a basket of high-quality policies to sell to a third-party investor for a realized profit much sooner than contracts may actually expire.

Policy Servicing

In addition to generating economics on the polices we directly originate and actively manage, we have a dynamic platform to service bundles of policies for a variety of third-party institutions. We generate revenue by charging a base servicing fee of approximately 0.5% of total asset value of the portfolio. We have experience servicing a large number of policies for highly sophisticated institutions, including policies for KKR and Apollo. Beyond our fees, servicing policies at scale supports our data analytics and keeps us at the heart of the life settlements industry. We have a sophisticated team of professionals solely focused on servicing these policies.

Prospects for Future Growth

Continued Maturation of the Life Settlements Industry

As described above, there is $233 billion in policy value that lapses on an annual basis. However, the life settlements industry captured only approximately 2% of the potential market in 2021, which leaves significant runway for future growth for industry participants. The total face value of life insurance policies is expected to grow from approximately $6 billion in 2022 to approximately $8 billion in 2028, which is a 5% compounded annual growth rate. Given our position at the heart of the life settlements industry, we believe that we are well positioned to capitalize on this anticipated market growth.

Focus on Growing our Origination Process

Our ability to originate policies is essential to scale our business over time. In order to support this expected growth, we continue to invest in our technology and marketing infrastructure. In general, we expect our efforts will continue to focus on driving education and awareness of life settlements. In order to meet this growing demand, we have increased our total employee headcount by 23% over the last twelve months and we anticipate a 50% increase in our headcount by 2024.

Continued Innovation in Technology

Using technology to improve our analytics, market liquidity and velocity of capital use is a key priority. Certain key technology elements are:

1.

Analytics (Abacus Analytics)—the standard pricing and valuation platform for policy valuation and portfolio assessment that we believe will allow us to obtain visibility into every transaction in the industry.

2.

Liquidity (Abacusmarketplace.com)—tertiary trading, servicing and valuation platform (added direct purchase in 2023). Abacusmarketplace.com is a proprietary technology platform that has been designed in order to facilitate tertiary trading, servicing and valuation for the life settlement industry. This platform is intended to increase the trading volume for the entire industry by removing intermediaries and improving the efficiency and security of the transactions. The Company expects to realize future revenue through licensing agreements with Abacusmarketplace.com. However, Abacusmarketplace.com is still in the early stages of development, and we do not currently expect that Abacusmarketplace.com will have a material impact on the Company’s future financial results. With blockchain technology, we expect that there will be increased comfort that the documents are secure on a private blockchain, which we believe will facilitate faster closing times. The blockchain technology to be used is still in the early stages of development and is currently not a material part of the Company’s business. We believe that Abacusmarketplace.com could be a leader in the industry and will allow an investor to fully understand how it may impact future business strategies and financial results.

3.	Velocity (Lapetus Life Event Solutions, AgingIQ and BlockCerts)—key partnerships and tools that complement and enhance our core analytics platforms.

a.

Lapetus Life Event Solutions—partnership between Abacus and Lapetus Solutions, Inc. to build and develop current life expectancy tables based on our 18 years of data. This information includes tens of thousands of unique datapoints, aiding more accurate predictions of mortality experience related to several demographics including age, income and location.

b.

AgingIQ—lifespan prediction tool utilizing our mortality database. This tool explores how people can extend their lifespans and healthspans by adjusting current lifestyle related decisions (financial, healthy living and education).

c.

BlockCerts—partnership utilizing BlockCerts Web 4.0 technology to lead the next generation of life insurance and annuity purchases using blockchain capabilities. The resulting benefit includes cost reductions, enhanced data security and a competitive edge in the origination marketplace.

Access to Capital Markets Provides More Attractive Financing

We believe that as a publicly traded company, we will have access to a lower cost of capital, which will optimize our per policy revenue and allow us to fund additional investment in infrastructure. Additionally, as discussed in more detail below, we plan to begin increasing our balance sheet hold portfolio, which we believe will drive higher long-term returns.

Transitioning Our Business Model as Our Capital Base Scales

As our capital base scales, we aim to increase the proportion of policies that we hold on our balance sheet so that the policies we hold and the policies we trade each comprise 50% of our business model. One of the most obvious benefits to a larger hold portfolio is that it increases the predictability of returns (i.e., held policies will likely increase in value over time, largely independent of trading market conditions). Additionally, with a larger hold portfolio, there is a unique opportunity to begin securitizing policies. In the long-term, we believe securitized portfolios can drive an even lower cost of capital and can be sold in scale to third parties at a significant multiple.

Proven Ability to Deploy Capital and Scale

Over the past few years, we managed a $150 million capital base via a joint venture with a large alternative asset manager. This joint venture was terminated on the Closing Date. Under GAAP the financial results of the entire joint venture are not included in our financial statements as the joint venture is not under common control and neither Abacus nor LMA have a direct ownership interest or investment in the joint venture. The financial impacts of the joint venture recognized in the financial statements solely relate to the services provided by Abacus and LMA to the joint venture and are discussed in the respective related party transaction notes in the financial statements. However, our track record shows our ability to operate and generate highly attractive returns. The joint venture produced $21.6 million and $27.4 million in revenue and $16.2 million and $22.5 million in net income for fiscal year ended December 31, 2021 and December 31, 2020, respectively. We believe that becoming a publicly traded company will allow us to more effectively deploy capital to scale our business.

Over the past six years, we have grown our total originations by approximately four times. Within our traded portfolio we have acquired 1,245 policies for a total face value of $1.9 billion, generating a 22% realized return per policy. Within our hold portfolio, we have acquired 309 policies, with 238 policies currently on our balance sheet with a projected annual return of 12% and 71 policies that have matured and generated a realized return of 102%.

Beyond our traded and held portfolios, we have serviced approximately $950 million in policies over the last twelve months (including assets for KKR and Apollo). Additionally, we have underwritten and valued approximately $520 million of policies on behalf of third parties.

It is currently expected that the Company will require approximately thirty-five million dollars ($35,000,000) to fund its operations over the next 12 months. The Company believes that its funds from operations will provide sufficient funds to continue its operations for the foreseeable future.

Our Employees

As of July 25, 2023, we had eighty-four (84) employees, none of whom are subject to any collective bargaining agreement or represented by a labor union. All of our employees are based in the United States. To date, we have not experienced any work stoppages and we consider our employee relations to be good. We believe that our employees are critical to our long-term success, and in 2019, we were ranked a top 3 place to work in Orlando based on employee reviews.

The core of our business is driven by our ability to successfully originate new policies. We have built a highly experienced forty five (45) person team dedicated solely on the origination and policy acquisition process. Specifically, we have a (i) sixteen (16) person sales team, (ii) ten (10) person team of acquisition managers and case processors, (iii) fifteen (15) person team focused on policy evaluation and closing processes (i.e., contracts, legal and accounting) and (iv) four (4) person team supporting our broad marketing and information technology efforts. In addition, we have a fourteen (14) person team that supports our active portfolio management and portfolio servicing efforts. Specifically, we have (a) three (3) actuarial review and financial analysts, (b) three (3) contract and accounting professionals, (c) six (6) servicing specialists and (d) two (2) institutional traders. While our employees have a wide range of roles and responsibilities, we have spent the last 19 years building a highly efficient model.

Customers

As of December 31, 2021, we have served over 3,000 customers with operations in forty nine (49) states. Abacus maintains a broad customer base with a balance of policy origination across three distinct channels described above.

Our customers include institutional investors seeking to invest in life settlement assets as well as life settlement policy sellers. During the years ended December 31, 2021 and 2020, our largest origination customer based on revenue accounted for 33% and 35% of our revenue, respectively, and our ten largest customers together accounted for 80% and 81% of our revenue, respectively.

In May of 2019, Abacus owners and certain executives of Abacus formed a joint venture with KKR called Nova Trading (US), LLC (“Nova Trading”) and Nova Holding (US) LP (“Nova Holding”) (funds that KKR invested money in and Abacus provided investment and trading services). These related party funds, Nova Trading and Nova Holding, are collectively called the “Nova Funds.” Following the Business Combination, Abacus does not intend to continue its relationship with the Nova Funds or provide management services to the Nova Funds. While the Company does not intend to continue its joint venture relationship with the Nova Funds after the expiration of this joint venture following the Business Combination, the Company expects to retain KKR as a client. For the fiscal years ended December 31, 2021 and December 31, 2020, the Nova Funds generated $21.6 million and $27.4 million in revenue and $16.2 million and $22.5 million in net income, respectively. For the percent of revenue that the Nova Funds contributed to Abacus, please refer to the footnote disclosures on page F-115-F-116 of the Abacus Audited Financials for fiscal years ended December 31, 2021 and December 31, 2020.

Intellectual Property

Our business depends, in part, on our ability to develop and maintain the proprietary aspects of its core technology. We rely on patents and trademarks to protect our intellectual property.

As of October 14, 2022, we own one pending United States patent application relating to market-linked investment vehicles secured by non-correlated or low-correlated assets, and we have been issued a federal registration for our “Abacus Settlements” trademark. We also hold various domain names for websites that we use in our business. Additionally, we have developed and maintain proprietary software for our internal use to aid in pricing, valuation and risk analysis of Life Settlement Policies.

Regulatory Overview

We are subject to various laws, regulations and licensing requirements in the United States which may expose us to liability, increase costs or have other adverse effects that could harm our business. These laws and regulations include, but are not limited to, data privacy and data localization, healthcare, insurance, copyright or similar laws, anti-spam, consumer protection, employment and taxation. Compliance with such laws can require changes to our business practices and significant management time and effort. Additionally, as we continue to develop and improve consumer-facing products and services, and as those offerings grow in popularity, the risk that additional laws and regulations will impact our business will continue to increase. We believe that we are in material compliance with all such laws, regulations and licensing requirements.

Data Privacy Laws and Regulations

Because we receive, use, transmit, disclose and store personal data, we are subject to numerous state and federal laws and regulations that address privacy, data protection and the collection, storing, sharing, use, transfer, disclosure and protection of certain types of data. We are subject to the TCPA which restricts the making of telemarketing calls and the use of automatic telephone dialing systems. Violators of the TCPA face regulatory enforcement action, substantial civil penalties, injunctions, and in some states, private lawsuits for damages.

Privacy and data security regulation in the U.S. is rapidly evolving. For example, California enacted the California Consumer Privacy Act (“CCPA”), which came into force in 2020. The CCPA and related regulations give California residents expanded rights to access and request deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used and shared. The CCPA allows for the California Attorney General to impose civil penalties for violations, as well as providing a private right of action for certain data breaches. California voters also recently passed the California Privacy Rights Act (“CPRA”), which will take effect on January 1, 2023. The CPRA significantly modifies the CCPA, including by imposing additional obligations on covered companies and expanding California consumers’ rights with respect to certain personal information. The CCPA’s restrictions on “sales” of personal information may restrict our use of cookies and similar technologies for advertising purposes, as well as increasing our compliance costs and potential liability. The CCPA excludes information covered by the Gramm-Leach-Bliley Act, the Driver’s Privacy Protection Act, the Fair Credit Reporting Act and the California Financial Information Privacy Act from the CCPA’s scope, but the CCPA’s definition of “personal information” is broad and may encompass other information that we maintain.

The passage of the CCPA likely marked the beginning of a trend toward more stringent privacy legislation in the U.S., and multiple states have enacted or proposed similar laws. For example, in 2020, Nevada enacted SB 220 which restricts the “selling” of personal information and, in 2021, Virginia passed the Consumer Data Protection Act which is set to take effect on January 1, 2023 and creates new privacy rights for Virginia residents. There is also discussion in Congress of new comprehensive federal data protection and privacy law to which we likely would be subject if it is enacted.

Various regulators are interpreting existing state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of other personal data. Courts may also adopt the standards for fair information practices which concern consumer notice, choice, security and access. Consumer protection laws require us to publish statements that describe how we handle personal information and choices individuals may have about the way we handle their personal data.

Our failure to comply with these privacy laws or regulations could expose us to significant fines and penalties imposed by regulators and has in the past and could in the future expose us to legal claims by buyers, or other relevant stakeholders. Some of these laws, such as the CCPA, permit individual or class action claims for certain alleged violations, increasing the likelihood of such legal claims. Similarly, many of these laws require us to maintain an online privacy policy, terms of service and other informational pages that disclose our practices regarding the collection, processing and disclosure of personal information. If these disclosures contain any information that a court or regulator finds to be inaccurate, we could also be exposed to legal or regulatory liability. Any such proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or demanding injunctive relief, divert management’s time and attention, increase our costs of doing business and materially adversely affect our reputation.

Insurance Laws and Regulations

We operate as a life settlement producer in forty nine (49) states. We have a strong track record with each state in which we are licensed and have not had any reportable incidents. Our in-house counsel and compliance staff reviews every life insurance policy we consider acquiring for compliance with applicable state regulations. We file an annual report with each state in which it operates and each state has the ability to request an audit at its discretion. Currently, 42 states have regulations that support the sale of life insurance policies to a third party, like our Company. Each state also has its own policyholder-facing disclosure requirements that we comply with in the ordinary course of its business.

We focus on acquiring and trading non-variable, non-fractionalized life insurance policies. These life insurance policies are deemed to be personal property of the owner based upon the Supreme Court decision Grigsby v. Russell in 1911. Furthermore, non-variable, non-fractionalized life insurance policies are not deemed to be securities under the federal securities laws, and so the Company is not required to register as an investment adviser or an investment company under the Investment Advisers Act of 1940, as amended or the Investment Company Act, respectively.

The Company may, in the future, purchase some amount of variable life insurance policies or interests in the death benefit of underlying life insurance policies. The Company has recently acquired a limited purpose broker dealer, which the Company intends to license to engage in transactions for variable and fractionalized life insurance policies. Abacus expects that any transactions in variable or fractionalized life insurance policies will represent less than 20% of the life insurance policies acquired by the Company at any time. The Company does not, and does not in the future intend to, engage in any life insurance securitization.

Facilities

Our corporate headquarters is located at 2101 Park Center Drive, Suite 170, Orlando, Florida 32835 and our telephone number is 800-561-4148. The headquarters consists of 6,812 square feet of “Class A” office space pursuant to a lease that expires in June 2024. We also sublease additional office space in Orlando, Florida, which consists of approximately 3,000 square feet of space pursuant to a sublease that expires in October 2023. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

We are not currently a party to any material legal proceedings. However, in the ordinary course of business we may be subject from time to time to various claims, lawsuits and other legal and administrative proceedings. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We intend to recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. Additionally, any such claims, lawsuits and proceedings, whether or not successful, could damage our reputation and business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is composed of two principal operating subsidiaries, LMA and Abacus Settlements. The following sets forth management’s discussion and analysis of financial condition and results of operations of the Company and its operating subsidiaries. Please also see the Management’s Discussion and Analysis included in the Form S-1 filed by the Company on July 25, 2023 with respect to the discussion of the years ended December 31, 2022 and December 31, 2021 information incorporate herein by reference.

Business Combination

The Company was formed under the laws of the State of Delaware on May 22, 2020 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses to the Business Combination was effectuated using cash from the proceeds of the Company IPO and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. On August 30, 2022, the Company entered into the Merger Agreement, and the Business Combination was consummated on June 30, 2023.

Prior to the Business Combination, the Company neither engaged in any operations (other than searching for a business combination after the Company IPO) nor generated any revenues to date. Our only activities from May 22, 2020 (inception) through June 30, 2023 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination and completing such Business Combination.

Longevity Market Assets

Overview

LMA directly acquires life insurance policies in a mutually beneficial transaction for both us and the underlying insured. With meaningful support from our proprietary risk rating heat map, we consistently evaluate policies (at origination and throughout the lifecycle) to generate essentially uncorrelated risk adjusted returns. Additionally, we provide a range of services for owners of life settlement assets.

Upon acquiring a policy, we have the option to either (i) trade that policy to a third-party institutional investor (i.e., generating a spread on each trade) or (ii) hold that policy on our balance sheet until maturity (i.e., paying the premiums over time and receiving the final claim / payout). This process is predicated on driving the best economics for LMA and we categorize this revenue as “Trading” or “Active management revenue.”

Additionally, LMA provides a wide range of services to owners and purchasers of life settlements assets (i.e., acquired policies). More specifically, LMA provides consulting, valuation, actuarial services, and performs administrative work involved in keeping a policy in force and at the premium level most advantageous to the owner. We have experience servicing a large number of policies for highly sophisticated institutions, including policies for large institutional life settlement funds. We generate revenue on these services by charging a base servicing fee of approximately 0.5% of total asset value of the portfolio. We categorize this revenue as “Servicing” or “Portfolio servicing revenue.”

In 2021, we shifted our focus from a service based only business model and began directly acquiring life insurance policies. Our first purchase under the expanded model was in June 2021, and the revenue related to that purchase is included in the Active management revenue line item in the accompanying financial statements for the period ended December 31, 2022. We have seen rapid growth in this segment as we have continued to dedicate capital and resources towards our marketing and diversified origination channels. Such items are appropriately reflected in the operating expenses section of the accompanying financial statements for the period ended June 30, 2023.

LMA was formed as Abacus Life Services, LLC in the state of Florida in February 2017. Subsequently, in February 2022, we changed our name to Longevity Market Assets, LLC. We are headquartered in Orlando, Florida.

Our Business Model

As mentioned in the above Overview section, LMA generates revenue in two main ways. The first is through our active portfolio management strategy (“Active management revenue”), whereby we can (i) generate a spread on traded policies, (ii) hold policies on our balance sheet (paying premiums over time and receiving the payout/claim), or (iii) generate unrealized gains or losses on policies purchased by our structured note offerings: LMATT Series 2024, Inc., LMATT Growth Series 2.2024, Inc., LMATT Growth and Income Series 1.2026, Inc., and LMA Income Series, LP using the proceeds from the debt offering with the intention to hold to maturity. The second is through our portfolio and policy servicing activities, whereby we provide a range of services to life settlement asset owners.

Active management revenue derives from buying and selling policies; and the receipt of death benefits proceeds on policies we hold where the insured dies. Of the purchased policies, some are purchased with the intent to hold to maturity, while others are held for trading to be sold for a gain. We elected to account for each investment in life settlement contracts using either the investment method or the fair value method. Once the accounting method is elected for each policy, it cannot be changed. LMA accounts for life settlement policies purchased through the structured note and fund offerings on a fair value basis, and life settlement policies that we intend to trade in the near term at cost plus premiums paid. At the time that this election was made, this was the result of a cost-benefit analysis: because of our intention to hold the instruments for a relatively short period, we believed that the investment method provided a more cost effective method of accounting for the instruments and did not believe that, in the course of the short period, the fair value would differ materially from the accumulated cost. For the life settlement policies accounted for under the fair value method, these policies are part of the collateral consideration for the market linked structured notes issued under LMX Series, LLC and LMA Series, LLC subsidiaries where quarterly valuations are a condition of the private placement memorandum. Given that there is a valuation requirement stipulated in the notes, management has elected to use the fair value method for these policies as the information is readily available and also captures the change in fair value within the income statement when those changes occur as opposed to when the policies mature given management’s intention to hold them to maturity. For policies held at fair value, changes in fair value are reflected in operations in the period the change is calculated. Under the investment method, investments in contracts are recorded at investment price plus all initial direct costs. Continuing costs (e.g., policy premiums, statutory interest and direct external costs, if any) to keep the policy in force are capitalized. Gains/losses on sales of such are recorded at the time of sale or maturity. Under the fair value method, we record the initial investment of the transaction price and remeasure the investment at fair value at each subsequent reporting period. Changes in fair value are reported in revenue when they occur including those related to life insurance proceeds (policy maturities) and premium payments. Upon sale of a life settlement contract, we record revenue (gain/loss) for the difference between the agreed-upon purchase price with the buyer, and the carrying value of the contract.

Generating Portfolio servicing revenue involves the provision of services to one affiliate by common ownership, and third parties, which own life insurance policies. Portfolio servicing revenue is derived from services related to maintaining these settled policies pursuant to agreement with investors in settled policies (“Service Agreement(s)”). Additionally, also included in servicing revenue are fees for limited consulting services related to the evaluation of policies that we perform for third parties. Portfolio servicing revenue is recognized ratably over the life of the Service Agreements, which range from one month to ten years. The duties performed by the Company under these arrangements are considered a single performance obligation that is satisfied ratably as the customer simultaneously receives and consumes the benefit provided by us. As such, revenue is recognized for services provided for the corresponding month.

Portfolio servicing revenue also consists of revenue related to consulting engagements. We provide services for the owners of life settlement contracts who are often customers of the servicing business line, or customers of Abacus Settlements, an affiliated entity. These consulting engagements are comprised of valuation, actuarial services, and overall policy assessments related to life settlement contracts and are short-term in nature. The performance obligations are typically identified as separate services with a specific deliverable or a group of deliverables to be provided in tandem, as agreed to in the engagement letter or contract. Each service provided under a contract is considered as a performance obligation and revenue is recognized at a point in time when the deliverable or group of deliverables is transferred to the customer.

Key Factors Affecting Our Performance

The markets for our consulting and portfolio servicing are affected by economic, regulatory, and legislative changes, technological developments, and increased competition from established and new competitors. We believe that the primary factors in selecting LMA include reputation, the ability to provide measurable increases to shareholder value and return on investment, global scale, quality of service and the ability to tailor services to each client’s specific needs. In that regard, with our ability to leverage the technology developed by Abacus Settlements and LMA, we are focused on developing and implementing data and analytic solutions for both internal operations and for maintaining industry standards and meeting client needs.

Results of Operations

The following tables set forth our results of operations for the periods presented. The period-to-period comparison of financial results is not indicative of future results:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Portfolio Servicing Revenue
Related party servicing revenue	$329,629	$419,253	$543,076	$620,159
Portfolio servicing revenue	24,737	169	46,981	370,169

Total portfolio servicing revenue	354,366	419,422	590,057	990,328

Active management revenue
Investment income from life insurance policies held using investment method	8,263,499	5,965,466	16,655,833	13,980,466
Change in fair value of life insurance policies (policies held using fair value method)	2,760,900	2,014,013	4,339,084	3,305,505

Total active management revenue	11,024,399	7,979,479	20,994,917	17,285,971

Total Revenue	11,378,765	8,398,901	21,584,974	18,276,299
Cost of revenues (excluding depreciation stated below)	973,400	666,119	1,462,950	2,086,075

Gross profit	10,405,365	7,732,782	20,122,024	16,190,224
Operating expenses
Sales and marketing	683,841	1,019,498	1,412,845	1,649,498
General, administrative and other	577,539	5,499	1,274,431	646,705
Unrealized loss (gain) on investments	(672,936)	1,039,022	(798,156)	1,054,975
Loss on change in fair value of debt	1,445,229	333,879	2,398,662	375,513
Depreciation expense	1,098	1,098	2,141	2,141

Total operating expenses	2,034,771	2,398,996	4,289,923	3,728,832

Operating income	8,370,594	5,333,786	15,832,101	12,461,392

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Other (expense) income
Other income (expense)	121,601	(127,455)	(21,651)	(242,247)
Interest (expense)	(584,075)	—	(941,458)	—
Interest income	—	—	7,457	—

Net income before provision for income taxes	7,908,120	5,206,331	14,876,449	12,219,145
Provision for income taxes	(1,184,571)	(120,132)	(528,104)	(296,806)

Net income	6,723,549	5,086,199	14,348,345	11,922,339
Less: Net income (loss) attributable to noncontrolling interest	(26,596)	406,641	(487,303)	406,641

Net income attributable to Abacus Life, Inc.	$6,750,145	$4,679,558	$14,835,648	$11,515,698

Revenue

Related Party Services

We have a related-party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as some of the owners of Abacus Life, Inc. and certain members of management jointly own 11% of the Nova Funds. We enter into service agreements with the owners of life settlement contracts and are responsible for maintaining the policies, managing processing of claims in the event of death of the insured and ensuring timely payment of optimized premiums computed to derive maximum return on maturity of the policy. We neither assume the ownership of the contracts nor undertake the responsibility to make the associated premium payments. The duties that we perform under these arrangements are considered a single performance obligation that is satisfied over time and revenue is recognized for services provided for the corresponding time period. We earn servicing revenue related to policy and administrative services on behalf of Nova Funds portfolio (the “Nova Portfolio”). The servicing fee is equal to 50 basis points (0.50%) times the monthly invested amount in policies held by Nova Funds divided by 12.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
Related party servicing revenue	$329,629	$419,253	$(89,624)	(21.4)%

Related party servicing revenue decreased by $89,624, or 21%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The decrease in related party servicing revenue is primarily due to the joint venture (“JV”) owning less policies at June 30, 2023. Total policy count for the Nova Portfolio was 353 and 413 for the periods ended June 30, 2023 and June 30, 2022, respectively. This translated to total invested dollars of $151,738,261 and $162,162,124 as of June 30, 2023 and June 30, 2022, respectively.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Related party servicing revenue	$543,076	$620,159	$(77,083)	(12.4)%

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Portfolio servicing revenue	$24,737	$169	$24,568	14,537.3%

Portfolio servicing revenue increased by $24,568, or 14,537%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in portfolio servicing revenue is primarily attributable to servicing more external funds during the three months ended June 30, 2023 compared to the three months ended June 30, 2022. There were zero non-recurring consulting projects in Q2, 2023.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Portfolio servicing revenue	$46,981	$370,169	$(323,188)	(87.3)%

Portfolio servicing revenue decreased by $323,188, or 87%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The decrease in portfolio servicing revenue is primarily attributable to a reduction in the non-recurring consulting projects in 2023.

Active management revenue

Active management revenue is generated by buying, selling, and trading policies and maintaining policies through to receipt of maturity or death benefits. Policies are accounted for under both the investment method and fair value method. We have elected on an instrument-by-instrument basis to account for these policies under the investment method, pursuant to ASC 323-30-25-2. Abacus Life, Inc. engages in direct buying and selling of life settlement policies whereby each potential policy is independently researched to determine if it would be a profitable investment. Policies purchased under Abacus Life, Inc. are typically purchased with the intention to sell within twelve months and are measured for under the investment method given that the purchase dates are recent, and policies turn fairly quickly. Policies purchased under LMATT Series 2024, Inc. or LMATT Growth Series 2.2024, Inc. (the “LMATT subsidiaries”) are measured under the fair value method and will either be sold or held until the policies mature. Upon sale of a life settlement contract, the company will record revenue (gain/loss) for the difference between the agreed-upon purchase price with the buyer, and the carrying value of the contract.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
Active management revenue
Policies accounted for under the investment method	$8,263,499	$5,965,466	$2,298,033	38.5%
Policies accounted for under the fair value method	2,760,900	2,014,013	746,887	37.1%

Total active management revenue	$11,024,399	$7,979,479	$3,044,920	38.2%

Total active management revenue increased by $3,044,920, or 38%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in active management revenue was primarily attributable to maturities of policies accounted for under the investment method. As of June 30, 2023, Abacus Life, Inc. holds 167 policies, of which 122 are accounted for under the fair value method and 45 are accounted for using the investment method (cost, plus premiums paid). Policies recorded under the investment method represent those policies purchased by Abacus Life, Inc. with the intent to sell within the next 12 months. Policies recorded under the investment method resulted in a revenue increase in of $2,298,033, or 39%. Aggregate face value of policies accounted for using the investment method is $39,592,392 as of June 30, 2023, with a corresponding carrying value of approximately $9,889,610. Additional information regarding policies accounted for under the investment method is as follows:

	Three Months Ended June 30,
	2023	2022
Investment method:
Policies bought	79	52
Policies sold	88	20
Policies matured	0	0
Average realized gain (loss) on policies sold	16.7%	11.1%
Number of external counter parties that purchased policies	11	3

Policies accounted for under the fair value method, resulted in a revenue increase of $746,887, which was driven primarily by a realized gain on the sale of 22 policies of $1,297,702 for the three months ended June 30, 2023. In the three months period ended June 30, 2023, an unrealized gain of $2,126,723 was recorded on 54 policies purchased. For the policies held at fair value, the unrealized gain on policies of $2,126,723 represents a change in fair value of the aforementioned policies. Abacus Life, Inc. realized a gain of $1,297,702 for the three months ended June 30, 2023 for 9 policies that sold that were included in the change in fair value of life insurance policies held using the fair value method and made premium payments of $663,424, which were also included in the same line item. Additional information regarding policies accounted for under the fair value method is as follows:

	Three Months Ended June 30,
	2023	2022
Fair value method:
Policies bought	54	31
Policies sold	9	—
Policies matured	1	—
Average realized gain (loss) on policies sold	14.7%	—
Number of external counter parties that purchased policies	3	—

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
Active management revenue
Policies accounted for under the investment method	$16,655,833	$13,980,466	$2,675,367	19%
Policies accounted for under the fair value method	4,339,084	3,305,505	1,033,579	31%

Total active management revenue	$20,994,917	$17,285,971	$3,708,946	21%

Total active management revenue increased by $3,708,946, or 21%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase in active management revenue was primarily attributable to an increase in policy sales and maturities. As of June 30, 2023, Abacus Life, Inc. holds 167 policies, of which 122 are accounted for under the fair value method and 45 are accounted for using the investment method (cost, plus premiums paid). Policies recorded under the investment method represent those policies purchased by Abacus Life, Inc. with the intent to sell within the next 12 months. Policies recorded under the investment method resulted in an increase of $2,675,367, or 19%. Aggregate face value of policies accounted for using the investment method is $39,520,877 as of June 30, 2023, with a corresponding carrying value of approximately $9,889,610. Additional information regarding policies accounted for under the investment method is as follows:

	Six Months Ended June 30,
	2023	2022
Investment method:
Policies bought	165	80
Policies sold	127	48
Policies matured	2	0
Average realized gain (loss) on policies sold	16.3%	13.5%
Number of external counter parties that purchased policies	15	4

Policies accounted for under the fair value method, with the intention to hold to maturity, resulted in an increase in revenue of $1,033,579 driven primarily by a realized gain on life settlement policies of $1,898,958 for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. Aggregate face value of policies held at fair value is $195,205,585 as of June 30, 2023, with a corresponding fair value of $56,685,617. For the policies held at fair value, the unrealized gain recorded on 69 purchased policies as of $3,319,588 represents a change in fair value of the aforementioned policies. Abacus Life, Inc. realized a gain of $ 1,898,958 for the six months ended June 30, 2023 for 11 sold policies that were included in the change in fair value of life insurance policies held using the fair value method and made premium payments of $879,461, which were also included in the same line item. Additional information regarding policies accounted for under the fair value method is as follows:

	Six Months Ended June 30,
	2023	2022
Fair value method:
Policies bought	69	32
Policies sold	11	—
Policies matured	1	—
Average realized gain (loss) on policies sold	10.4%	—
Number of external counter parties that purchased policies	5	—

Cost of Revenues (Excluding Depreciation) and Gross Profit

Cost of revenues (excluding depreciation) primarily consists of payroll costs for employees who service policies and consulting expenses for discretionary commissions directly related to active management trading revenue. Cost of revenues excludes depreciation expense as Abacus Life, Inc. does not hold any material property and equipment that is directly used to support the servicing or trading of life settlement policies. The payroll costs related to policy servicing are for recurring and non-recurring projects where the time incurred for servicing policies is measurable and directly correlates to revenue earned. Similarly, consulting expenses are for discretionary commissions earned directly related to revenue generated as part of the Active management revenue stream.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
Cost of revenue (excluding depreciation)	$973,400	$666,119	$307,281	46%

Cost of revenues (excluding depreciation) increased by $307,281, or 46%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in cost of revenues is primarily due to an increase of payroll expenses related to increased headcount and changes to various benefit packages in 2023.

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
Cost of revenue (excluding depreciation)	$1,462,950	$2,086,075	$(623,125)	(30)%

Cost of revenues (excluding depreciation) decreased by $623,125, or 30%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The decrease in cost of revenues is primarily due to a $1,057,735 decrease in consulting expenses primarily represents discretionary commissions for individuals directly related to active management trading revenue and bonuses paid out during the first quarter of 2022. The bonuses and commissions did not recur during 2023. The decrease in consulting expenses offset by a $427,380 increase in wages related to policy servicing activity as a result of increased headcount of 4 people and changes to various benefit packages in 2023.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
Gross profit	$10,405,366	$7,732,782	$2,672,584	(35)%

Gross profit increased by $2,672,584, or 35%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in gross profit is due to the decrease in the cost of revenue by $307,281, or 46% which was attributable to reductions in consulting expenses. The expansion of the active management business resulted in increased revenues of $3,044,920, or 38%, of the total increase in revenues of $2,979,864 or 35%.

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
Gross profit	$20,122,024	$16,190,224	$3,931,800	24%

Gross profit increased by $3,931,800, or 24%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase in gross profit is primarily due to decrease of cost of revenue by $623,125, or 30% and the expansion of the active management business which resulted in increased revenues of $ 3,708,946 , or 21%, of the total increase in revenues of $3,308,675, or 18%, offset by a decrease of portfolio servicing revenue of $323,188, or 87%.

Operating Expenses

Sales and Marketing Expenses

Sales and marketing expenses primarily consist of advertising and marketing related expenses.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Sales and marketing expenses	$683,841	$1,019,498	$(335,657)	(33)%

Sales and marketing expenses decreased by $335,657 or 333% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The decrease in sales and marketing expense was attributable to reduction in advertising costs.

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
Sales and marketing expenses	$1,412,845	$1,649,498	$(236,653)	(14)%

Sales and marketing expenses decreased by $236,653, or 14% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The decrease is attributable to reduction in advertising costs. The increase in 2022 was attributable to marketing of the new active management segment. Sales and marketing expense relates to sponsoring a sports organization and are not directly attributable to revenue generating activity, therefore these expenses do not represent cost of revenue.

General, Administrative, and Other

General, administrative, and other primarily consists of compensation and benefits related costs associated with our finance, legal, human resources, information technology, and administrative functions. General, administrative and other costs also consist of third-party professional service fees for external legal, accounting and other consulting services, rent and lease charges, insurance costs, and software expense.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
General, administrative and other	$577,539	$5,499	$572,040	10,403%

General, administrative, and other increased by $572,040, or 10,403%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase of $284,588 and $40,060 in general, administrative and other of is related to launching the new income funds: LMA Income Series, LP and LMA Income Series II GP LLC, respectively, which did not exist during the three months ended June 30, 2022. The remaining difference is attributable to other various consolidated entities pertaining to policy servicing and administrator expenses, accounting, legal, and bank fees as we finalized the SPAC.

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
General, administrative and other	$1,274,431	$646,705	$627,726	97%

General, administrative, and other increased by $627,726, or 97%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in general, administrative and other is related to various expenses, including but not limited to increases in payroll related expense (excluding payroll expenses wages) of $245,842, an increase in Errors and Omissions insurance of $55,250, an increase in medical record consulting expense of $132,688 and an increase of $31,000 in software expenses. Additionally, $341,064 in general, administrative and other expenses were recorded in LMA Income Series, LP and LMA Income Series II GP LL pertaining to policy servicing and administrator expenses, accounting, legal, and bank fees.

Depreciation

Depreciation expense consists primarily of depreciation on property and equipment purchased and leasehold improvements made. The property at Abacus Life, Inc. currently consists of furniture, fixtures and leasehold improvements for the office and are not directly used to support the servicing or trading of life settlement policies.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Depreciation	$1,098	$1,098	$—	—%

Depreciation is consistent for the three months ended June 30, 2023 and June 30, 2022 as no purchases of property and equipment were made in 2023.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Depreciation	$2,141	$2,141	$—	—%

Depreciation is consistent for the six months ended June 30, 2023 and June 30, 2022 as no purchases of property and equipment were made in 2023.

Unrealized Loss (Gain) on Investments

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Unrealized loss (gain) on investments	$(672,936)	$1,039,022	$(1,711,958)	(165)%

Unrealized loss on investments increased by $1,711,958 for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The primary cause of this increase driven by changes in fair value of put and call options. During the three months ended June 30, 2023, the unrealized loss was $467,701, $186,470, $15,289, and $3,475 for LMATT Series 2024 Inc., LMATT Growth Series Inc., and LMATT Growth, Income Series Inc. and Longevity Market Assets, LLC, respectively.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Unrealized loss (gain) on investments	$(798,156)	$1,054,975	$(1,853,131)	(176)%

Unrealized loss (gain) on investments increased by $1,853,131 for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. During the first and third quarters of 2022, Abacus Life, Inc., through three subsidiaries, LMATT Series 2024 Inc., LMATT Growth Series Inc., LMATT Growth and Income Series Inc., and purchased S&P 500 call options and sold S&P 500 put options through a broker as an economic hedge related to the market-indexed instruments described below. The primary cause of this decrease pertains to $540,818, $230,231, $23,632, and $3,475 respectively, which represents a change in fair value of those options and is classified as an unrealized loss on investments within the results of operations.

Loss on Change in Fair Value of Debt

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Loss on change in fair value of debt	$1,445,229	$333,879	$1,111,350	333%

Loss on change in fair value of debt increased by $1,111,350 for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase is primarily attributable to changes in the risk-free fair value of LMATT debt.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Loss on change in fair value of debt	$2,398,662	$375,513	$2,023,149	539%

Loss on change in fair value of debt increased by $2,023,149 for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase is primarily attributable to changes in the risk-free fair value of LMATT debt.

On March 31, 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, issued $10,166,900 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Series (LMATTS) 2024, are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes haves a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the notes on a one-to-one basis. As of June 30, 2023, $9,866,900 of the principal amount remained outstanding. The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of June 30, 2023, the fair value of the LMATT Series 2024, Inc. notes was $9,621,141. The notes are secured by the assets of the issuing entities, which includes cash, S&P 500 options, and life settlement policies totaling $11,195,701 as of June 30, 2023. The note agreements do not restrict the trading of life settlement contracts prior to maturity of the note, as total assets of the issuing companies are considered as collateral. There are also no restrictive covenants associated with the notes with which the entities must comply.

On September 16, 2022, LMATTS Series 2.2024, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $2,333,391 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth Series 2.2024, Inc. (“LMATTSTM Series 2.2024, Inc.”) are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to provide upside performance participation that is capped at 120% of the performance of the S&P 500. A separate layer of the notes has a feature to protect debt holders from market downturns by up to 20% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 20%, the investments will experience all subsequent losses on a one-to-one basis. As of June 30, 2023, the entire principal amount remained outstanding. The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of

June 30, 2023, the fair value of the LMATT Series 2.2024, Inc. notes was $3,446,527. The notes are secured by the assets of the issuing entity, LMATT Series 2.2024, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $3,331,872 as of June 30, 2023. The notes agreement do not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply.

Additionally, on September 16, 2022, LMATT Growth and Income Series 1.2026, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $400,000 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth and Income Series 1.2026, Inc (“LMATTSTM Growth and Income Series 1.2026, Inc.”) are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2026, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to provide upside performance participation that is capped at 140% of the performance of the S&P 500. A separate layer of the notes has a feature to protect debt holders from market downturns by up to 10% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 10%, the investments will experience all subsequent losses on a one-to-one basis. These notes also include a 4% dividend feature that will be paid annually. As of June 30, 2023, the entire principal amount remained outstanding. The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of June 30, 2023, the fair value of the LMATT Growth and Income Series 1.2026, Inc., notes was $459,533. The notes are secured by the assets of the issuing entity, LMATT Growth and Income Series 1.2026, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $517,218 as of June 30, 2023. The notes agreement does not restrict the trading of life settlement contracts prior to maturity of the note, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply. See additional fair value considerations within the Fair Value footnote.

Other Income (Expense)

Other income (expense) consists of working capital support that Abacus Life, Inc. provides to two life settlement Providers through a contractual agreement (the “Strategic Services and Expenses Support Agreement” or “SSES”). Abacus Life, Inc. entered into the SSES with the Providers and simultaneously acquired an option to purchase the outstanding equity ownership of the Providers, upon the achievement by the Providers of certain financial targets. For the years ended December 31, 2022 and December 31, 2021, the Providers were considered to be VIEs, but were not consolidated in our interim condensed consolidated financial statements as we do not hold a controlling financial interest in the Providers.

	Three Months Ended June 30,		$ Change	% Change
	2023	2022
Other income (expense)	$121,601	$(127,455)	$249,056	(195.4)%
Interest (expense)	(584,075)	—	(584,075)	—%
Interest income	—	—	—	—%

Other income (expense) decreased by $249,056, for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The increase in other income is driven by reduction of excess return expense of $117,616 and fund management fee of $67,180 at LMA Income Series, LP for the three months ended June 30, 2023. As noted above, LMA Income Series, LP did not exist during the three months ended June 30, 2022. The remaining difference is attributable to dividend income of $4,063 at LMA Income Series GP and other income at Regional Investment Services for the three months ended June 30, 2023.

Interest (expense) increased by $584,075, for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The increase in interest expense is driven by the dividend of 6.5% required to be paid out by the LMA Income Series to its limited partner investors. The remaining increase is attributable to interest expense at LMATT Growth & Income Series Inc.

	Six Months Ended June 30,		$ Change	% Change
	2023	2022
Other income (expense)	$(21,651)	$(242,247)	$220,596	(91.1)%
Interest (expense)	(941,458)	—	(941,458)	100%
Interest income	7,457	—	7,457	100%

Other income (expense) decreased by $220,596, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in other income is driven by reduction of excess return expense of $212,526. $29,721 was paid to the Providers during the six months ended June 30, 2023, compared to $242,247 paid during the six months ended June 30, 2022. The remaining difference is attributable to dividend income of $8,125 at LMA Income Series GP and other income at Regional Investment Services for the six months ended June 30, 2023.

Interest (expense) increased by $941,458, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in interest expense is driven primarily by $713,149 and $220,309 accrued interest payments relating to LMA Income Series LP LLC and LMA Income Series II LP, respectively, along with $8,000 in interest expense for LMATT Growth & Income Series, Inc. for the six months ended June 30, 2022.

Interest income increased by $7,457, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in interest income is driven by interest on proceeds from policies that matured in the first three months of 2023.

Provision for income taxes

As the Company elected to file as an S corporation for federal and Florida state income tax purposes, the Company incurred no federal or Florida state income taxes, except for income taxes recorded related to LMATT Series 2024, Inc. (“LMATT”), a Delaware C corporation and wholly owned subsidiary of LMX Series, LLC (“LMX”), which Abacus Life, Inc. consolidates. Accordingly, tax expense has historically been attributable to tax expense for LMATT Series 2024, Inc. However, the Business Combination resulted in changes to the tax status of certain entities which impacted the provision for income taxes by $1,383,692.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Provision for income taxes	$(1,184,571)	$(120,132)	$(1,064,439)	886%

Provision for income taxes increased by $1,064,439, or 886% for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. Our effective income tax rate for the three months ended June 30, 2023 and three months June 30, 2022, was 15% and 12%, respectively. The Company’s effective tax rate as of June 30, 2022 differed from the statutory rate of 21% due to state taxes and the release of the valuation allowance. The higher provision for income taxes for the three months ended June 30, 2023 is mainly related to Longevity Market Assets LLC taxable income of $7,081,252 resulting in $1,203,190 of provision for income taxes from the change in tax status upon the Business Combination.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Provision for income taxes	$(528,104)	$(296,806)	$(231,298)	78%

Provision for income taxes increased by $231,298, or 78% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. Our effective income tax rate for the six months ended June 30,

2023, and six months ended June 30, 2022, was 3.6% and 18%, respectively. The Company’s effective tax rate as of June 30, 2022 differed from the statutory rate of 21% due to the impact of state income taxes and valuation allowance released, as there was sufficient evidence of the Company’s ability to generate future taxable income at June 30, 2022. The existence of non-taxable flow-through entities within the Company as well as a change in tax status of certain entities upon the Business Combination caused the effective tax rate to be significantly lower than the statutory rate. The higher provision for income taxes for the six months ended June 30, 2023 is related to Longevity Market Assets LLC (LMA) taxable income of $13,876,206 resulting in $1,203,190 of provision for income taxes, offset by LMATT Series 2024, Inc. net taxable loss of $2,118,344 resulting in $536,894 of income tax benefit and LMATT Growth & Income Series, Inc. net taxable loss of $303,328 resulting in $76,878 of income tax benefit and LMATT Growth Series, Inc. net taxable loss of $954,095 resulting in $241,815 of income tax benefit.

Results of Operations—Segment Results

Abacus Life, Inc. organizes its business into two reportable segments (i) portfolio servicing and (ii) active management, which generate revenue in different manners. During 2021, we primarily focused on the Portfolio Servicing business. At the end of June 2021, we underwent a change in our business to focus on active management services in addition to portfolio servicing.

This segment structure reflects the financial information and reports used by Abacus Life, Inc.’s management, specifically its chief operating decision maker (CODM), to make decisions regarding Abacus Life, Inc.’s business, including resource allocations and performance assessments as well as the current operating focus in accordance with ASC 280, Segment Reporting. Abacus Life, Inc.’s CODM is the Chief Executive Officer of Abacus Life, Inc.

The portfolio servicing segment generates revenues by providing policy services to customers on a contract basis. The active management segment generates revenues by buying, selling and trading policies and maintaining policies through to death benefit. Abacus Life, Inc.’s reportable segments are not aggregated.

The following tables provides supplemental information of revenue and profitability by operating segment:

Portfolio Servicing

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Total revenue	$354,366	$419,422	(65,056)	(16)%
Gross profit	(143,885)	280,303	(424,188)	(151)%

Total revenue for the portfolio servicing segment decreased by $65,056, or 16% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The decrease in portfolio servicing revenue is primarily attributable to a decrease in the non-recurring consulting projects in Portfolio servicing revenue. Gross profit from our portfolio servicing segment decreased by $424,188 or 151%, for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The decrease in gross margin is primarily due to increases in total cost of revenue of $359,132, or 258% and the reduction of revenue by $65,056, or 16%.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Total revenue	$590,057	$990,327	$(400,270)	(40)%
Gross profit	(166,128)	668,752	(834,880)	(125)%

Total revenue for the portfolio servicing segment decreased by $400,270 or 40% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The decrease in portfolio servicing revenue is primarily attributable to decrease in the non-recurring consulting projects in Portfolio servicing revenue. Gross profit from our portfolio servicing segment decreased by $834,880, or 125%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022.The decrease in gross margin is primarily due to increases in total cost of revenue of $434,610, or 135% and the reduction of revenue by $400,270, or 40%.

Active Management

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Total revenue	$11,024,399	$7,979,479	3,044,920	38.2%
Gross profit	10,482,070	7,452,479	3,029,591	40.7%

Total revenue for the active management segment increased by $3,044,920, or 38% for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. Gross profit from our active management segment increased $3,029,591, or 41% for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The increase in active management revenue and gross profit was primarily attributable to the increase in revenue of $3,044,920 and decrease in cost of revenue from 7% of revenue to 5% of revenue.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Total revenue	$20,994,917	$17,285,971	3,708,946	21.5%
Gross profit	20,288,152	15,521,471	4,766,681	30.7%

Total revenue for the active management segment increased by $3,708,946, or 22% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. Gross profit from our active management segment increased $4,766,681, or 31% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in Active management revenue and gross profit was primarily attributable to the increase in revenue of $3,708,946 and decrease in cost of revenue from 10% of revenue to 3% of revenue. The decrease in cost of revenue of approximately $1,073,064 was related to the decrease in consulting bonus expenses.

Key Business Metrics and Non-GAAP Financial Measures

The consolidated financial statements of Abacus Life, Inc. have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and are prepared in accordance with U.S. GAAP. We monitor key business metrics and non-GAAP financial measures that assist us in evaluating our business, measuring our performance, identifying trends and making strategic decisions. We have presented the following non-GAAP measures, their most directly comparable GAAP measure, and key business metrics:

Adjusted EBITDA

Non-GAAP Measure	Comparable GAAP Measure
Adjusted EBITDA	Net Income

Adjusted EBITDA is net income adjusted for depreciation expense, income tax and other non-cash and non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus Life, Inc.’s control. These unusual items may include proceeds from the PPP loan, payments made as part of Abacus Life, Inc.’s expense support commitment, loss on the change in fair value of debt, S&P 500 put and call options that were entered into as an economic hedge related to the debt (described as the unrealized loss on investments), and other non-recurring items. Management plans to terminate the agreement for the expense support commitment within the next twelve months. As such, management has deemed this to be non-recurring item. Adjusted EBITDA should not be determined as substitution for net income (loss), cash flows provided (used in) operating, investing, and financing activities, operating income (loss), or other metrics prepared in accordance with U.S. GAAP.

Management believes the use of Adjusted EBITDA assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. We believe that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other non-recurring charges that are highly variable from year to year, Adjusted EBITDA provides our investors with performance measures that reflect the impact to operations from trends in changes in revenue, policy values and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments we make to derive the non-GAAP measure of Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which we do not consider to be the fundamental attributes or primary drivers of our business.

The following table presents a reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$6,723,549	$5,086,199	$14,348,345	$11,922,339
Depreciation expense	1,098	1,098	2,141	2,141
Interest Income	584,075	—	934,001	—
Income tax	1,184,571	120,132	528,104	296,806
Other income (expense)	(121,601)	127,455	21,651	242,247
Loss on change in fair value of debt	1,445,229	333,879	2,398,662	375,513
Unrealized gain (loss) on investments	(672,936)	1,039,022	(798,156)	1,054,975

Adjusted EBITDA	$9,143,985	$6,707,785	$17,434,748	$13,894,021

Adjusted EBITDA Margin	80.4%	79.9%	80.8%	76.0%
Net Income Margin	59.1%	60.6%	66.5%	65.2%

Adjusted EBITDA for the three months ended June 30, 2023 was $9,143,985 compared to $6,707,785 for the three months ended June 30, 2022. The increase of $2,436,200, or 36% in adjusted EBITDA is primarily due to the increase of $1,637,350, or 32% in net and comprehensive income and the increase of $1,111,350, or 333% in gain on change in fair value of debt. There is an offset in unrealized loss on investments of $672,936.

Adjusted EBITDA for the six months ended June 30, 2023 was $17,434,748 compared to $13,894,021 for the six months ended June 30, 2022. The increase of $3,540,727, or 25% in adjusted EBITDA is primarily due to the expansion of the active management services which resulted in increased revenues of $3,708,946, or 21% and the increase of $2,023,149, or 539% in gain on change in fair value of debt.

We monitor the following key business metrics: (i) number of policies serviced, (ii) value of policies serviced, and (iii) total invested dollars. Servicing revenue involves the provision of services to one affiliate by common ownership and third parties which own life insurance policies. The number of policies and the value of policies serviced represents the volume and dollar value of policies over which the above services are performed. Total invested dollars represent the acquisition cost plus premiums paid by the policy. We use the aforementioned metrics to assess business operations and provide concrete benchmarks that provide a clear snapshot of growth between the periods under consideration. Please refer to the following Key Business Metrics below:

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Key business metric
Number of policies serviced	819	441	378	85.7%
Value of policies serviced ($)	1,823,437,795	650,461,869	1,172,975,926	180.3%
Total invested dollars ($)	678,400,432	167,374,107	511,026,325	305.3%

Liquidity and Capital Resources

Abacus Life, Inc. has financed operations since our inception primarily through customer payments, debt issuances, and net proceeds from equity financings in the form of capital contributions from our limited liability company members. Our principal uses of cash and cash equivalents in recent periods have been funding our operations as Abacus Life, Inc. must actively manage its working capital and the associated cash requirements when servicing policies while also effectively utilizing cash and other sources of liquidity to purchase additional policies. As of June 30, 2023, our principal sources of liquidity was cash totaling $20,611,122. During the six months ended June 30, 2023, Abacus Life, Inc. had a net income attributable to Abacus Life, Inc. of $14,348,345 and during the six months ended June 30, 2022, Abacus Life, Inc. had a net income attributable to Abacus Life, Inc. of $11,515,698. During the six months ended June 30, 2023, and 2022, Abacus Life, Inc. had a net cash used in operations of $38,364,171 and $4,751,170, respectively.

As described above, Abacus Life, Inc. has entered into an SSES with the Providers. Since inception of the SSES on January 1, 2021 through December 31, 2021, Abacus Life, Inc. had incurred $120,000 related to initial funding of operations, and $0 related to expenses. As of June 30, 2023, Abacus Life, Inc. did not incurred related expenses to fund the deficits. Additionally, the Providers reimbursed Abacus Life, Inc. for the initial funding of $120,000 but have not reimbursed other expenses paid by Abacus Life, Inc. on behalf of the Providers in 2022. For the three months and six months ended June 30, 2023, the Providers were considered to be VIEs, but were not consolidated in our consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion.

Our future capital requirements will depend on many factors, including our revenue growth rate and, the expansion of our active management and portfolio activities. Abacus Life, Inc. may, in the future, enter into arrangements to acquire or invest in complementary businesses, products and technologies. Abacus Life, Inc. may be required to seek additional equity or debt financing.

Cash Flows from our operations

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,
	2023	2022
Net cash used in operating activities	$(38,364,171)	$(4,751,170)
Net cash used in investing activities	(7,060,627)	(250,000)
Net cash provided by financing activities	35,983,097	7,744,154

Operating Activities

During the six months ended June 30, 2023, our operating activities used $38,364,171 of net cash as compared to $4,751,170 of net cash used from operating activities during the six months ended June 30, 2022. The increase in net cash used from operating activities during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, was primarily due to purchases of $39,556,677 life settlement policies at fair value and $11,374,605 life settlement policies at cost during the six months ended June 30, 2023 compared to purchases of $7,211,509 life settlement polices at fair value and $7,204,753 life settlement polices at cost during the six months ended in June 30, 2022.

Investing Activities

During the six months ended June 30, 2023, investing activities used $7,060,627 of net cash as compared to $250,000 net cash used during the six months ended June 30, 2022. $7,060,627 of net cash used in investing activities during the six months ended June 30, 2023 was related to payments of $6,760,627 due from affiliates and $300,000 of net cash was used for the purchase of other investments. $250,000 of net cash used in investing activities during the six months ended June 30, 2022 was related to the purchase of other investments.

Financing Activities

During the six months ended June 30, 2023, financing activities generated $35,983,097 of net cash as compared to $7,744,154 of net cash generated during the six months ended June 30, 2022. The increase of $28,238,943 in net cash generated in financing activities during the six months ended June 30, 2023 compared to June 30, 2022, was related to the proceeds of $25,000,000 received from the SPV Purchase and Sale Note as well as $35,206,351 from the issuance of debt certificates, offset by $23,533,072 of capital distributions to members during June 30, 2023.

Contractual Obligations and Commitments

Our significant contractual obligations as of June 30, 2023, include three notes, LMATTSTM 2024, LMATTSTM 2.2024, and LMATTSTM 1.2026. The $10,166,900 LMATTSTM 2024 notes are a market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the notes. The notes do not pay interest to the holders. As of June 30, 2023, $9,866,900 of the principal amount remained outstanding.

The $2,333,391 LMATTSTM 2.2024 notes are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 20%. Any subsequent losses below the 20% threshold will reduce the notes. The notes do not pay interest to the holders. As of June 30, 2023, the entire principal amount remained outstanding.

The $400,000 LMATTSTM 1.2026 notes are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2026, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 10%. Any subsequent losses below the 10% threshold will reduce the notes. The notes pay annual interest of 4% on invested capital to the holders. As of June 30, 2023, the entire principal amount remained outstanding.

Additionally, LMA Income Series, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year periods at the discretion of the general partner, LMA Income Series, GP, LLC. The limited partners will receive an annual dividend of 6.5% paid quarterly and 25% of returns in excess of a 6.5% internal rate of return capped at a 15% net internal rate of return. The General Partner will receive 75% of returns in excess of a 6.5% internal rate of return to limited partners then 100% in excess of a 15% net internal rate of return. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended December 31, 2022, and interim condensed consolidated financial statements for the three and six months ended June 30, 2023.

During the six months ended June 30, 2023, LMA Income Series II, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year periods at the discretion of the general partner, LMA Income Series II, GP, LLC. The limited partners will receive annual dividends equal to the Preferred Return Amounts as follows: Capital commitment less than $500,000, 7.5%; between $500,000 and $1,000,000, 7.75%; over $1,000,000, 8%. Thereafter, 100% of the excess to be paid to the General Partner. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the three and six months ended June 30, 2023.

The private placement offerings proceeds for both LMA Income Series, LP and LMA Income Series II, LP will be used to acquire an actively managed large and diversified portfolio of financial assets. Abacus Life, Inc. elected to account for the secured borrowings at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of June 30, 2023, the fair value of the LMA Income Series, LP secured borrowing was $22,124,676. As of June 30, 2023, the fair value of the LMA Income Series II, LP secured borrowing was $20,041,851.

Additionally, Abacus Life, Inc. has operating lease obligations, which are included as liabilities on our balance sheet, for our office space. As of June 30, 2023, operating lease obligations were $244,425 with $227,561 due in less than one year and $16,864 due within one to three years, which are comprised of the minimum commitments for our office space.

Critical Accounting Policies and Estimates

Abacus Life, Inc. has prepared our consolidated financial statements in accordance with GAAP. Our preparation of these financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities and related disclosures at the date of the financial statements, as well as revenue and expense recorded during the reporting periods. Abacus Life, Inc. evaluates our estimates and judgments on an ongoing basis. Abacus Life, Inc. bases our estimates on historical experience and or other relevant assumptions that Abacus Life, Inc. believes to be reasonable under the circumstances. Actual results may differ materially from management’s estimates.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements included in this Quarterly Report on Form 10-Q, Abacus Life, Inc. believes the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Longevity Market Assets Target-Term Series (LMATTSTM) Note

On March 31, 2022, LMATT Series 2024, Inc., which Abacus Life, Inc. consolidates for financial reporting, issued approximately $10,166,900 in market-indexed private placement notes. The notes, LMATTSTM 2024, are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the notes. The notes do not pay interest to the holders. As of June 30, 2023, $9,866,900 of the principal amount remained outstanding.

On September 16, 2022, LMATT Growth Series, Inc., which Abacus Life, Inc. consolidates for financial reporting, issued approximately $2,333,391 in market-indexed private placement notes. The notes, LMATTSTM 2.2024, are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 20%. Any subsequent losses below the 20% threshold will reduce the notes. The notes do not pay interest to the holders. As of June 30, 2023, the entire principal amount remained outstanding.

On September 16, 2022, LMATT Growth and Income Series, Inc., which Abacus Life, Inc. consolidates for financial reporting, issued approximately $400,000 in market-indexed private placement notes. The notes, LMATTSTM 1.2026, are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 10%. Any subsequent losses below the 10% threshold will reduce the notes. The notes pay an annual 4% interest rate on invested capital to the holders. As of June 30, 2023, the entire principal amount remained outstanding.

Abacus Life, Inc. has elected the fair value option in accounting for the instruments. Fair value is determined using Level 3 inputs. The valuation methodology is based on the Black-Scholes-Merton option-pricing formula and a discounted cash flow analysis. Inputs to the Black-Scholes-Merton model include (i) the S&P 500 Index price, (ii) S&P 500 Index volatility, (iii) a risk-free rate based on data published by the US Treasury, and (iv) a term assumption based on the contractual term of the LMATTTM note. The discounted cash flow analysis includes a discount rate that is based on the implied discount rate assumption developed by calibrating a valuation model to the purchase price on the initial investment date. The implied discount rate is evaluated for reasonableness by benchmarking it to yields on actively traded comparable securities.

For the three months ended June 30, 2023, Abacus Life, Inc. has recognized a loss of $620,085 and a loss of $765,591 for the LMATTSTM 2024, Inc. notes and LMATTSTM Growth Series, Inc. notes respectively on the change in fair value fair value of the debt resulting from risk-free valuation scenarios, which is included within loss on change in fair value of debt within the interim Condensed Consolidated Statement of Operations. For the six months ended June 30, 2023, Abacus Life, Inc. has recognized a loss of $1,305,293 and a loss of $1,033,816 for the LMATTSTM 2024, Inc. notes and LMATTSTM Growth Series, Inc. notes, respectively on the change in fair value fair value of the debt resulting from risk-free valuation scenarios, which is included within loss on change in fair value of debt within the interim Condensed Consolidated Statement of Operations.

Longevity Market Assets Income Series, LP

On November 30, 2022, LMA Income Series, GP, LLC, wholly owned and controlled by that LMA Series, LLC, which Abacus Life, Inc. consolidates, formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended December 31, 2022. The limited partners will receive an annual dividend of 6.5% paid quarterly and 25% of returns in excess of a 6.5% internal rate of return capped at 9% which would require a 15% net internal rate of return. The General Partner will receive 75% of returns in excess of a 6.5% internal rate of return to limited partners then 100% in excess of a 15% net internal rate of return. The general partner committed $250,000, with the limited partners contributing $17,428,349. Additional limited partner contributions of $4,461,095 were raised in the first quarter of 2023 bringing the total deposit amount to $22,139,444.

The private placement offerings proceeds were used to acquire an actively managed large and diversified portfolio of financial assets. Abacus Life, Inc. , through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role,

Abacus Life, Inc. has the unilateral ability to acquire and dispose of any of the above investments. Abacus Life, Inc. elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of June 30, 2023, the fair value of the secured borrowing, not including the $250,000 committed from the general partner, was $22,124,676 and there was no gain or loss recognized.

Longevity Market Assets Income Series II, LP

On January 31, 2023, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series II, GP, LLC. Subsequent to that, LMA Income Series II, GP, LLC formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series II, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the three months ended June 30, 2023. The limited partners will receive annual dividends equal to the preferred return amounts as follows: Capital commitment less than $500,000, 7.5%; between $500,000 and $1,000,000, 7.75%; over $1,000,000, 8%. Thereafter, 100% of the excess to be paid to the General Partner.

The private placement offerings proceeds were used to acquire an actively managed large and diversified portfolio of financial assets. Abacus Life, Inc. , through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, Abacus Life, Inc. has the unilateral ability to acquire and dispose of any of the above investments. Abacus Life, Inc. elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of June 30, 2023, the fair value of the secured borrowing, not including the commitment from the general partner, was $20,041,851 and there was no gain or loss recognized.

Valuation of Life Insurance Policies

Abacus Life, Inc. accounts for its holdings of life insurance settlement policies at fair value in accordance with ASC 325-30, Investments in Insurance Contracts. Any resulting changes in estimates are reflected in operations in the period the change becomes apparent.

Abacus Life, Inc. follows ASC 820, Fair Value Measurements and Disclosures, in estimating the fair value of its life insurance policies, which defines fair value as an exit price representing the amount that would be received if an asset were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-level, fair value hierarchy that prioritizes the inputs used to measure fair value. Level 1 relates to quoted prices in active markets for identical assets or liabilities. Level 2 relates to observable inputs other than quoted prices included in Level 1. Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Abacus Life, Inc.’s valuation of life settlements is considered to be Level 3, as there is currently no active market where Abacus Life, Inc. is able to observe quoted prices for identical assets. Abacus Life, Inc.’s valuation model incorporates significant inputs that are not observable.

The aggregate face value of policies held at fair value is approximately $195,205,585 as of June 30, 2023, with a corresponding fair value of approximately $56,685,617. Aggregate face value of policies accounted for using the investment method is $39,520,877 as of June 30, 2023, with a corresponding carrying value of approximately $9,889,610.

Equity Investments in Privately-Held Companies

Equity investments without readily determinable fair values include our investments in privately-held companies in which Abacus Life, Inc. holds less than a 20% ownership interest and does not have the ability to exercise significant influence. Abacus Life, Inc. determines fair value using level 3 inputs under the measurement alternative. These investments are recorded at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

In addition, Abacus Life, Inc. monitors these investments to determine if impairment charges are required based primarily on the financial condition and near-term prospects of these companies. As of June 30, 2023, Abacus Life, Inc. did not identify any impairment indicators and determined that the carrying value of $1,600,000 is the fair value for these equity investments in privately held companies, given that there have been no observable price changes.

Available-For-Sale Securities

Abacus Life, Inc. has investments in securities that are classified as available-for-sale securities, and which are reflected on the Consolidated Balance Sheets at fair value. These securities solely consist of a convertible promissory note in a private company that was entered into an arms-length. Abacus Life, Inc. determines the fair value using unobservable inputs by considering the initial investment value, next round financing, and the likelihood of conversion or settlement based on the contractual terms in the agreement. Unrealized gains and losses on these investments are included as a separate component of accumulated other comprehensive loss, net of tax, on the Consolidated Balance Sheets. Abacus Life, Inc. classifies its available-for-sale securities as short-term or long-term based on the nature of the investment, its maturity date and its availability for use in current operations. Abacus Life, Inc. monitors its available-for-sale securities for possible other-than-temporary impairment when business events or changes in circumstances indicate that the carrying value of the investment may not be recoverable. As of June 30, 2023, Abacus Life, Inc. evaluated the fair value of its investment and determined that the fair value approximates the carrying value of $1,000,000, and no unrealized gains and losses were recorded.

Quantitative and Qualitative Disclosures About Market Risk

Not required for smaller reporting companies.

JOBS Act Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

Abacus Life, Inc. has irrevocably elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Abacus Life, Inc., as an emerging growth company, will adopt the new or revised standard at the time public companies adopt the new or revised standard. As a result, following the consummation of the Business Combination, Abacus Life, Inc. will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Abacus Settlements

Overview

Abacus Settlements originates life insurance policy settlement contracts as a licensed life settlement provider on behalf of third-party institutional investors (“Financing Entities”) interested in investing in the life settlement asset class. Specifically, Abacus Settlements originates policies through three primary origination channels (Agents/Financial Advisors, Direct-to-Consumers, Life Settlement Brokers and Third-Party Intermediaries), screens them for eligibility by verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates. This process is characterized as our origination services, which averages a fee of approximately 2% of face value (“Origination Revenue”).

Our Business Model

As a life settlement provider, Abacus Settlements serves as a purchaser of outstanding life insurance policies. When serving as a purchaser, Abacus Settlements’ primary purpose in the transaction is to connect buyers and sellers through an origination process. The origination process is core to Abacus Settlements’ business and drives its economics. Abacus Settlements averages approximately 2% of face value in origination fees on policies and has developed three high quality origination channels which include agents and financial advisors, direct to consumer, life settlements brokers and third-party intermediaries. Generally, diversification across multiple origination channels lowers average policy acquisition cost and increases estimated returns. Abacus Settlements finds sellers through its origination channels using strategic marketing practices in its core markets, with the purpose of finding policy owners who want to capitalize on their investments prior to death by extracting value from their policies through the sale of such policies to Financing Entities.

Key Factors Affecting Our Performance

Our operations and financial performance are impacted by economic factors affecting the industry, including:

Opportunities in the Life Settlements Industry

Within the life settlements industry, there is significant policy value that lapses on an annual basis. Currently, the life settlements industry only captures a narrow portion of the potential market leaving significant runway for future growth for industry participants. With the anticipation of growth in total face value of life insurance policies, we believe we are well positioned to capitalize on the overall market growth. Abacus is currently conducting business in 49 states and the District of Columbia. The company holds viatical settlement and or life settlement provider licenses in forty-three (43) of those jurisdictions. Abacus also conducts business in seven (7) jurisdictions which do not currently have life and or viatical settlement provider licensing requirements. Abacus conducts business where is it legally allowed to across the United States. The only state Abacus is not currently conducting business in is Alaska and there are no current plans to procure a license.

Our ability to originate policies is essential to scale our business over time. In order to support this expected growth, we continue to invest in our technology and marketing infrastructure. In general, we expect our efforts will continue to focus on driving education and awareness of life settlements. In order to meet this growing demand, we have increased our total headcount by 18% since December, 2022, and anticipate a total of 36% growth of our total headcount from December 31, 2022 to December 31, 2024, of which 18% has already been captured.

Macroeconomic Changes

Global macroeconomic factors, including regulatory policies, unemployment, changes in retirement savings, the cost of healthcare, inflation, and tax rate changes impact demand for our origination services. These factors evolve over time and while these changes have not currently made any significant impact on performance, these trends may shift the timing and volume of transactions, or the number of customers using our origination services.

Components of Results of Operations

Results of Operations

The following tables set forth our results of operations for each of the periods indicated, and we presented and expressed the relationship of certain line items as a percentage of revenue for those periods. The period-to-period comparison of financial results is not necessarily indicative of future results.

The following tables set forth our historical results for the periods indicated, and the changes between periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Origination revenue	$1,689,088	$743,388	$3,252,738	$3,185,068
Related-party revenue	5,195,602	4,948,528	9,931,938	9,829,596

Total revenue	6,884,690	5,691,916	13,184,676	13,014,664
Cost of revenue	1,505,333	956,625	2,734,949	3,265,313
Related party cost of revenue	3,392,647	2,615,307	6,558,354	5,522,312

Gross profit	1,986,710	2,119,984	3,891,373	4,227,039
Operating expenses
General and administrative expenses	2,297,577	2,208,051	4,848,580	3,948,358
Depreciation expense	2,561	3,048	5,597	5,988

Total operating expenses	2,300,138	2,211,099	4,854,177	3,954,346

Income (loss) from operations	(313,428)	(91,115)	(962,804)	272,693
Other income (expense)
Interest income	1,193	599	1,917	1,147
Interest (expense)	(5,863)	—	(11,725)	—
Other income	—	273	—	273

Total other income (expense)	(4,670)	872	(9,808)	1,420

Income (loss) before income taxes	(318,098)	(90,243)	(972,612)	274,113
Provision for income taxes	—	—	2,289	1,325

Net income (loss) and comprehensive income	$(318,098)	$(90,243)	$(974,901)	$272,788

Origination Revenue

Abacus recognizes revenue from origination activities by acting as a provider of life settlements and viatical settlements by representing investors that are interested in purchasing life settlements on the secondary or tertiary market. Revenue from origination services consists of fees negotiated for each purchase and sale of a policy to an investor, which also include any agent and broker commissions received and the reimbursement of transaction costs.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Origination revenue	$1,689,088	$743,388	$945,700	127%

Revenue increased by $945,700, or 127%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. This increase was primarily attributable to higher pricing on the sale of broker policies arising from various factors such as policy death benefits, cash surrender values, life expectancy and policyholder age pertaining to the policies sold. These factors resulted in an increase of the commission fee paid to Abacus.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Origination revenue	$3,252,738	$3,185,068	$67,670	2%

Revenue increased by $67,670, or 2%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase in revenue is primarily attributable to an increase in agent and client direct sales during 2023, which is driven by higher face values on the policies originated and higher commission flows, partially offset by a decrease in broker sales. The agent, broker, and client direct sales are all in line with normal, recurring business.

Related Party Revenue

Abacus has a related party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of Abacus jointly own 11% of the Nova Funds. Pricing for origination fees are governed by origination contracts that have been negotiated by both parties and are considered to be arms-length and consistent with origination fees charged to third party customers. For its origination services to the Nova Funds, Abacus earns origination fees equal to the lesser of (i) 2% of the net death benefit for the policy or (ii) $20,000.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Related Party Revenue	$5,195,602	$4,948,529	$247,073	5%

For the three months ended June 30, 2023 and June 30, 2022, Abacus has originated 38 and 92 policies, respectively, for the Nova Funds with a total value of approximately $56,688,680 and $102,307,954 respectively. This decrease in the origination of Nova Fund policies was partially offset by increases in origination services to Longevity Market Assets, LLC (“LMA”). For the three months ended June 30, 2023 and June 30, 2022, Abacus has originated 69 and 8 policies, respectively, for LMA with a total value of approximately $114,999,768 and $31,200,000, respectively.

Related party revenue decreased by $247,073, or 5%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The decrease in related party revenue is primarily attributable to decrease in Nova origination sales and transaction fee reimbursement of $2,176,724 and $1,196,167, partially offset by increased LMA originations services of $3,438,539.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Related Party Revenue	$9,931,938	$9,829,596	$102,342	1%

For the six months ended June 30, 2023 and June 30, 2022, Abacus has originated 72 and 183 policies, respectively, for the Nova Funds with a total value of approximately $96,674,080 and $282,804,838, respectively. This decrease in the origination of Nova Fund policies was partially offset by increases in origination services to Longevity Market Assets, LLC (“LMA”). For the six months ended June 30, 2023 and June 30, 2022, Abacus has originated 103 and 8 policies, respectively, for LMA with a total value of approximately $192,685,578 and $31,200,000, respectively.

Related party revenue decreased by $102,342 or 1%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The decrease in related party revenue is primarily attributable to a decrease in Nova origination sales and transaction fee reimbursement of $4,770,057 and $1,284,679, partially offset by increased LMA originations services of $6,324,441.

Cost of Revenue, Related Party Cost of Revenue, and Gross Margin

Cost of revenue is primarily comprised of third-party commissions, which includes third-party sales and marketing commission fees, as well as transaction costs that are reimbursed as part of the origination activity and depreciation and amortization expense. Abacus receives an origination fee plus any commission to be paid from the purchaser for its part in arranging the life settlement transactions. Out of that fee income, Abacus pays commissions to the licensed representative of the seller, if one is required. Commission expense is recorded at the same time revenue is recognized and is included within cost of revenue. Depreciation expense consists of depreciation of property and equipment assets, which are computer equipment. Amortization expense consists primarily of amortization of capitalized costs incurred for the development of internal use software. The costs incurred exclusively consist of fees incurred from an external consulting firm during the development stage of the project and is amortized on the straight-line basis over an estimated useful life of three years.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Cost of revenue	$1,505,333	$956,625	$548,708	57%
Related party cost of revenue	3,392,647	2,615,307	777,340	30%
Gross Profit	1,986,710	2,119,984	(133,274)	(6)%
Gross Margin	29%	37%

Cost of revenue increased by $548,708 or 57%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in cost of revenue is primarily due to increases in sales-agents commission expenses of $838,577, partially offset by a decrease in marketing origination payout and consulting fees.

Related party cost of revenue increased by $777,340 or 30%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in related party cost of revenue is primarily attributable to an increase in LMA agent commission expenses of $2,245,314 partially offset by a decrease in the originations of policies sold to Nova Fund of $1,478,661.

Gross profit decreased by $133,274 or 6%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. Gross margin decreased to 29% for the three months ended June 30, 2023 compared to 37% for the three months ended June 30, 2022. The decrease in gross profit and gross margin is primarily due to the increased commission expense per related party policy and correspondingly the decrease in gross margin due to a greater portion of the profit margin allocated to the licensed agent or broker.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Cost of revenue	$2,734,949	$3,265,313	$(530,364)	(16)%
Related party cost of revenue	6,558,354	5,522,312	1,036,042	19%
Gross Profit	3,891,373	4,227,039	(335,666)	(8)%
Gross Margin	30%	32%

Cost of revenue decreased by $530,364, or 16%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The decrease in cost of revenue is primarily due to decreases in sales-agents commission expenses and marketing origination payout.

Related party cost of revenue increased by $1,036,042, or 19%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase in related party cost of revenue is primarily attributable to increase in LMA agent commission expenses of $4,634,216 partially offset by a decrease in the originations of policies sold to Nova Fund of $3,368,361.

Gross profit decreased by $335,666, or 8%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. Gross margin decreased to 30% for the six months ended June 30, 2023, compared to 32% for the six months ended June 30, 2022. The decrease in gross profit and gross margin is primarily due to the increased commission expense per related party policy and correspondingly the decrease in gross margin due to a greater part of the profit margin allocated to the licensed agent or broker.

Operating Expenses

Operating expenses is comprised of general and administrative expenses as well as depreciation expense.

General and administrative expenses include compensation, payroll, advertising, marketing, rent, insurance, recruitment, trade shows, telephone & internet, licenses, and other professional fees.

Depreciation expense consists of depreciation of property and equipment assets, which are computer equipment, office furniture and lease improvement.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
General and administrative expenses	$2,297,577	$2,208,444	$89,133	4%
Depreciation expense	2,561	3,048	(487)	(16)%

General and administrative expenses increased by $89,133, or 4%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase in general and administrative expenses are primarily due to increases in payroll expenses of $180,520 for administration support as a result of higher employee headcounts, and compensation raises, partially offset by a decrease in payroll expenses of $11,963 for the sales department. There was an increase in marketing expenses of $80,723 due to increased spending in internet advertising. There was also an increase of $57,000 in sponsorships. Rent and office expense also increased by $15,508 and $34,812 respectively. Salaries and payroll expense, as a percentage of total revenue, represented 23% and 25% for the three months ended June 30, 2023 and 2022, respectively.

Depreciation expense decreased by $487, or 16%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The decrease in depreciation expense is primarily due to the declining book value of obsolescent furniture in normal course of business operations.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
General and administrative expenses	$4,848,580	$3,948,358	$900,222	23%
Depreciation expense	5,597	5,988	(391)	(7)%

General and administrative expenses increased by $900,222, or 23%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in general and administrative expenses are primarily due to increases in payroll expenses of $138,944 for the sales department and $479,068 for administration support as a result of higher employee headcounts, and compensation raises. There was an increase in marketing expenses of $186,987 due to increased spending in internet advertising. There was also an increase of $125,500 in sponsorships. Rent and office expense also increased by $41,271 and $71,688 respectively. Salaries and payroll expense, as a percentage of total revenue, represented 24% and 19% for the six months ended June 30, 2023 and 2022, respectively.

Depreciation expense decreased by $391, or 7%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The decrease in the expense is primarily due to the declining book value of obsolescent furniture in normal course of business operations.

Other income (expense)

Other income (expense) includes interest income, consulting income, and other income. Interest income represents the interest earned on Abacus’ certificates of deposits. Consulting income represents income earned on various origination consulting services performed. Other income comprises of income from credit card cash rewards.

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Interest income	$1,193	$599	$594	99%
Interest (expense)	(5,863)	—	(5,863)	(100)%
Other income	—	273	(273)	(100)%

Interest income increased by $594, or 99%, for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The increase in interest income is primarily due to favorable changes in interest rate terms for the Abacus certificate of deposit.

Interest expense increased by $5,863, or 100% for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The increase in interest expense is primarily due to the amortization of the deferred financing fees.

Other income decreased by $273, or 100% for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. The decrease in other income is primarily due to none collected credit card cash rewards during 2023.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Interest income	$1,917	$1,147	$770	67%
Interest (expense)	(11,725)	—	(11,725)	(100)%
Other income	—	273	(273)	(100)%

Interest income increased by $770, or 67%, for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in interest income is primarily due to favorable changes in interest rate terms for the Abacus certificate of deposit.

Interest expense increased by $11,725, or 100% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The increase in interest expense is primarily due to the amortization of the deferred financing fees.

Other income decreased by $273 or 100% for the six months ended June 30, 2023, compared to the six months ended June 30, 2022. The decrease in other income is primarily due to none collected credit card cash rewards during 2023.

Provision for Income Taxes

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Provision for income taxes	$—	$—	$—	—%

Provision for income taxes reflected no change for the three months ended June 30, 2023 compared to the three months ended June 30, 2022.

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Provision for income taxes	$2,289	$1,325	$964	73%

Provision for income taxes increased by $964, or 73%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. These amounts are primarily LLC annual report filing fees within the various states.

Business Segments

Operating as a centrally led life insurance policy intermediary, Abacus’ Chief Executive Officer is the Chief Operating Decision Maker (CODM) who allocates resources and assesses financial performance. As a result of this management approach, Abacus is organized as a single operating segment. The CODM reviews performance and allocates resources based on the total originations, total corresponding revenue generated for the period, gross profit, and adjusted EBITDA.

Key Business Metrics and Non-GAAP Financial Measures

Management uses non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) review and assess the operating performance of our management team; (iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We monitor the following key business metrics and non-GAAP financial measures that assist us in evaluating our business, measuring our performance, identifying trends and making strategic decisions. As such, we have presented the following non-GAAP measure, their most directly comparable U.S. GAAP measure, and key business metrics:

Non-GAAP Measure	Comparable U.S. GAAP Measure
Adjusted EBITDA	Net Income

Adjusted EBITDA is net income adjusted for depreciation expense, provision for income taxes, interest income, and non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results. Adjusted EBITDA should not be construed as an indicator of our operating performance, liquidity, or cash flows provided by or used in operating, investing, and financing activities, as there may be significant factors or trends that it fails to address. We caution investors that non-GAAP financial information departs from traditional accounting conventions. Therefore, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.

Management believes the use of Adjusted EBITDA measures assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. We believe that by removing the impact of depreciation and amortization, amounts spent on interest and taxes and certain other non-recurring income and charges that are highly variable from year to year, Adjusted EBITDA provides our investors with performance measures that reflect the impact to operations from trends in changes in revenue and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments we make to derive the non-GAAP measure of Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which we do not consider to be the fundamental attributes or primary drivers of our business.

The following table illustrates the reconciliations from net income to adjusted EBITDA for the three months ended June 30, 2023, and 2022 and for the six months ended June 30, 2023, and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) and comprehensive income	$(318,098)	$(90,243)	$(974,901)	$272,788
Depreciation expense	2,561	3,048	5,597	5,988
Provision for income taxes	—	—	2,289	1,325
Interest income	(1,193)	(599)	(1,917)	(1,147)
Interest expense	5,863	—	11,725	—

Adjusted EBITDA	$(310,867)	$(87,794)	$(957,207)	$278,954

Adjusted EBITDA for the three months ended June 30, 2023 was $(310,867) compared to $(87,794) for the three months ended June 30, 2022. This decrease was attributable to lower revenues and gross profit during second quarter of 2023 as well as increased general and administrative costs including payroll, legal and marketing expenses for three months ended June 30, 2023.

Adjusted EBITDA for the six months ended June 30, 2023, was $(957,207), compared to $278,594 for the six months ended June 30, 2022. This decrease was attributable to higher costs of revenue primarily driven by higher commission expense during 2023 as well as increased general and administrative costs and interest expense for the six months ended June 30, 2023.

We monitor the following key business metrics such as the number of policies originated year-over-year in measuring our performance. Origination revenues represent fees negotiated for each purchase and sale of a policy to an investor. The number of policy originations represents the volume of policies over which the above origination services are performed. The number of policy originations directly correlates with origination revenues allowing management to evaluate fees earned upon each transaction. There are no estimates, assumptions, or limitations specific to the number of policy originations.

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Number of Policy Originations	141	135	4%	253	259	(2)%

Liquidity and Capital Resources

We have financed operations since our inception primarily through customer payments and net proceeds from equity financings in the form of capital contributions from our members. Our principal (uses) of cash and cash equivalents in recent periods have been funding our operations. As of June 30, 2023 and June 30, 2022, our principal sources of liquidity were cash, cash equivalents, and restricted cash totaling $808,226 and $1,439,522, respectively, and we had retained earnings of $509,953 and $2,251,914, respectively. During the three months ended June 30, 2023, we had a net (loss) of $(318.098), and net cash provided by operations of $20,655. During the six months ended June 30, 2023, we had a net (loss) of $(974,901), and net cash (used) by operations of $24,292. We believe our existing cash, cash equivalents, restricted cash, proceeds from equity financings will be sufficient to fund anticipated cash requirements for the next twelve months.

Our future capital requirements will depend on many factors, including our revenue growth rate, the expansion of our sales and marketing activities, the timing and extent of spending to support product development efforts. We may, in the future, enter into arrangements to acquire or invest in complementary businesses, products and technologies. We may be required to seek additional equity or debt financing. The additional debt financing would result in debt service obligations, and any future instruments governing such debt could provide for operating and financing covenants that could restrict our operations.

Cash Flows

Cash Flows for the Six Months Ended June 30, 2023 and 2022:

The following table summarizes our cash flows for the six months ended June 30, 2023 and 2022:

	Six Months Ended June 30,
	2023	2022
Net cash (used) in operating activities	(24,292)	(452,367)
Net cash (used) in investing activities	(182,528)	(35,687)
Net cash (used) in financing activities	(443,694)	(671,726)

Operating Activities

During the six months ended June 30, 2023, our operating activities (used) $(24,292) of net cash as compared to net cash (used) in operating activities of $(452,367) during the six months ended June 30, 2022. The decrease in net cash from operating activities during six months ended June 30, 2023, compared to six months ended June 30, 2022, was primarily due to decreases in contract liabilities. The timing of revenue recognition, customer billing, and cash collection can result in billed accounts receivable, unbilled revenue (contract assets), and deferred revenues (contract liabilities). This decrease in contract liabilities was partially offset by decreases in net income and certificate of deposit.

Investing Activities

During the six months ended June 30, 2023, investing activities (used) $(182,528) of net cash as compared to net cash (used) in investing activities of $(35,687) during the six months ended June 30, 2022. The change in cash (used) in investing activities was primarily attributable to the purchases of property, plant, and equipment for $108,394. Net cash (used) in investing activities also increased due to an increase in accounts receivable for expenses related to the Merger and payments to members / affiliates as a result of payroll true up with the LMA entity for shared employees.

Financing Activities

During the six months ended June 30, 2023, financing activities (used) $(443,694) of net cash as compared to $(671,726) during the six months ended June 30, 2022. Net cash (used) in financing activities during the six months ended June 30, 2023, was primarily related to the distribution to members of $442,283. Net cash (used) in financing activities for the six months ended June 30, 2022, was primarily related to a distribution to members of $659,869, offset by a $11,857 change in due from members and affiliates.

Contractual Obligations and Commitments

Our contractual obligations as of June 30, 2023, which are included as liabilities on our balance sheet, include operating lease obligations of $190,521 with $177,873 due in less than one year and $12,648 due within one to three years, which are comprised of the minimum commitments for our office space.

Critical Accounting Policies and Estimates

We have prepared our financial statements in accordance with GAAP. Our significant accounting policies are described in more detail in Note 2 to our financial statements included in this quarterly filing statement. While our preparation of these financial statements requires us to make estimates, assumptions and judgments from time to time that may affect the reported amounts of assets, liabilities and related disclosures, as of the date of these financial statements, we have not identified any estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty which have had or are reasonably likely to have a material impact on the financial condition or results of operations.

Related Party Receivables

Related party receivables include fees to be reimbursed to Abacus from life expectancy reports, assisted physician services and escrow services incurred on policies that related party financing entities purchase as part of the origination agreement with Abacus. Related party receivables are stated at their net realizable value. All of the outstanding receivables of $5,710 as of June 30, 2023 were collected in July, 2023 and 55% of these fees as of June 30, 2022 were collected in July, 2022. Abacus provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based upon historical collection experience coupled with a review of the current status of all existing receivables. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is remote. There is no allowance for doubtful accounts as of, June 30, 2023, or June 30, 2022.

Intangible Assets

Intangible assets are stated at cost, less accumulated amortization, and consist of capitalized costs incurred for the development of internal use software. The costs incurred exclusively consist of fees incurred from an external consulting firm during the development stage of the project and are subject to capitalization under ASC 350-40, Internal-Use Software. The software is amortized on the straight-line basis over an estimated useful life of 3 years. Abacus reviews definite-lived intangible assets and other long-lived assets for impairment at least annually or whenever an event occurs that indicates the carrying amount of an asset may not be recoverable. No impairment was recorded for the three months ending June 30, 2023, and 2022 or for the six months ending June 30, 2023, and 2022.

Revenue Recognition

Abacus recognizes revenue from origination activities by acting as a provider of life settlements and viatical settlements representing investors that are interested in purchasing life settlements on the secondary or tertiary market. Revenue from origination services consists of fees negotiated for each purchase and sale of a policy to an investor, which also include any agent and broker commissions received and the reimbursement of transaction costs.

Abacus’ revenue-generating arrangements are within the scope of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Abacus originates life settlements policies with third parties that include settlement brokers, life insurance agents, and direct consumers or policyholders. Abacus then provides the administration services needed to initiate the transfer of the life settlement policies to investors in exchange for an origination fee. Such transactions are entirely performed through an escrow agent. In these arrangements, the customer is the investor, and Abacus has a single performance obligation to originate a life settlement policy for the investor. The consideration transferred upon each policy is negotiated directly with the investor by Abacus and is dependent upon the policy death benefits held by each life settlement policy. The revenue is recognized when the performance obligation under the terms of the contracts with customers are satisfied. Abacus recognizes revenue from life settlement transactions when the closing has occurred and any right of rescission under applicable state law has expired (i.e., the customer obtains control over the policy and has the right to use and obtain the benefits from the policy). While rescission periods may vary by state, most states grant the owner the right to rescind the contract before the earlier of 30 calendar days after the execution date of the contract or 15 calendar days after life settlement proceeds have been sent to the owner. Purchase and sale of the policies generally occurs simultaneously, and only the fees received, including any agent and broker commissions and transaction costs reimbursed, are recorded as gross revenue.

For agent and broker commissions received and transaction costs reimbursed, Abacus has determined that they are acting as the principal in the relationship as they maintain control of the services being performed as part of performance obligation prior to facilitating the transfer of the life settlement policy to the investor.

While the origination fees are fixed amounts based on the face value of the policy death benefit, there is variable consideration present due to the owners rescission right. When variable consideration is present in a contract, Abacus estimates the amount of variable consideration to which it expects to be entitled at contract inception and again at each reporting period until the amount is known. Abacus applies the variable consideration constraint so that variable consideration is included in the transaction price only to the extent it is probable that a subsequent change in estimate will not result in a significant revenue reversal. While origination fees are variable due to the rescission periods, given the that the rescission periods are relatively short in nature, Abacus has concluded that such fees are fully constrained until the rescission period lapses and thus records revenue at a fixed amount based on the face value of the policy death benefit after the rescission period is over.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of July 25, 2023, concerning the executive officers and members of the board of directors of the Company.

Name	Age	Title
Jay Jackson	51	Chief Executive Officer and Director
Matthew Ganovsky	58	Co-Founder and President
Kevin Scott Kirby	56	Co-Founder and President
Sean McNealy	57	Co-Founder, President and Director
William McCauley	51	Chief Financial Officer
Adam Gusky	48	Director
Karla Radka	54	Director
Cornelis Michiel van Katwijk	56	Director
Thomas W. Corbett, Jr.	73	Director
Mary Beth Schulte	58	Director

Executive Officers

Jay Jackson—Chief Executive Officer and Director

Mr. Jackson is the President and Chief Executive Officer of Abacus. He joined Abacus Settlements in 2016 as President & Chief Executive Officer and has also served as Chief Executive Officer of LMA since June 2019. His strategic business development and creation of innovative new processes and efficiencies has propelled Abacus forward. Mr. Jackson is an industry thought leader relating to longevity and senior finances; he co-authored the book “Pursuing Wealthspan.” Mr. Jackson also serves as a current member of the Orlando Mayor’s Committee on Livability and Healthy Aging and serves as an Executive Board Member for the Senior Resource Alliance, an agency of the Florida Department of Elder Affairs. Mr. Jackson began his career at Franklin Templeton Investments, where he served as vice president for more than a decade. Prior to joining Abacus, Mr. Jackson co-founded and managed the Fayerweather Street Life Fund, as well as the Cambridge Life Management origination platform for FDO Partners, a $3 billion quantitative investment firm founded by Harvard Business School Professor Ken Froot. We believe that Mr. Jackson is qualified to serve on the board of directors of the Company due to his current role as Chief Executive Officer of Abacus and his 20 years of experience in the financial services and life settlement industry.

Sean McNealy—Co-Founder, President and Director

Mr. McNealy is the Co-Founder and President of Abacus. Mr. McNealy has been a leader in the life settlements industry for over 16 years with extensive industry experience in marketing and capital markets. Along with the other two Managing Partners, he co-founded Abacus Settlements in 2004, and has served as Co-Founder and President of Abacus since that date. Mr. McNealy has written numerous articles about the life settlement industry that have been published in various trade magazines, and has presented to many large insurance broker consortiums, producer groups and key national accounts. In 1991, he graduated from the University of Central Florida with a Bachelor of Science in Marketing. We believe that Mr. McNealy is qualified to serve on the board of directors of the Company due to his current role as President of Abacus and experience in the life settlement industry.

William McCauley—Chief Financial Officer

Mr. McCauley currently serves as the Chief Financial Officer of LMA. Upon the closing of the Business Combination, Mr. McCauley began serving as the Chief Financial Officer of the Company. From January 2020 through May 2022, Mr. McCauley served as the Chief Financial Officer of Abacus Settlements, where he managed financial activities and developed financing models. Prior to joining Abacus, he served as the Chief Financial Officer at IFP Advisors, LLC, a registered investment adviser and broker, where he was responsible for all financial activities of the company and was involved in both debt and equity financing. Mr. McCauley also served as a Director of Finance at McKinsey & Company from January 2017 until May 2018, where he was responsible for the financial statements of more than 30 start-up businesses. Mr. McCauley received his Bachelor of Science in Accounting from Bentley University and his MBA from Babson College.

Matthew Ganovsky—Co- Founder and President

Mr. Ganovsky has been a leader in the life settlements industry for over 25 years with extensive industry experience. He co-founded Abacus Settlements, in 2004, and has served as Co-Founder and Managing Partner of Abacus since that date. Mr. Ganovsky manages our broker division, with involvement in more than 3,000 transactions. Upon the closing of the Business Combination, Mr. Ganovsky began serving as the President of the Company. Mr. Ganovsky received his degree in Hospitality and Real Estate from Valencia College.

Kevin Scott Kirby—Co- Founder and President

Mr. Kirby co-founded Abacus Settlements, in 2004, and has served as Co-Founder and Managing Partner of Abacus since that date. Upon the closing of the Business Combination, Mr. Kirby began serving as the President of the Company. Mr. Kirby has held a Life and Annuity license in the state of Florida since 2006. He received his Bachelor of Science in Business Administration in Business Management from the University of Central Florida.

Independent Board Members

Karla Radka—Director

Ms. Radka has been the President and Chief Executive Officer of Senior Resource Alliance, a non-profit agency for the Florida Department of Elder Affairs, since 2019. Ms. Radka previously held leadership roles at Goodwill Industries of Central Florida, where she served as Chief Operating Officer from 2015 through 2019, Florida Family Care, and Community Based Care of Central Florida, a child welfare non-profit. She also founded Public Allies Central Florida, a nationally recognized program, and served as its executive director until 2014. Ms. Radka received her Bachelor of Science and Master of Science in Counseling from Central Christian University. She also later received a mini-MBA at Rollins College Crummer Graduate School of Business. We believe that Ms. Radka is qualified to serve on the board of directors of the Company due to her relevant experience as the Chief Executive Officer of Senior Resource Alliance, a non-profit that assists seniors in everyday living and a division of the Department of the Elder Affairs in Florida.

Thomas W. Corbett, Jr.—Director

Mr. Corbett has been the principal member of Corbett Consulting, LLC since 2015 and, from 2011 to 2015, served as the Governor of Pennsylvania. He has also served as Pennsylvania’s Attorney General and as the US Attorney for the Western District of Pennsylvania. Mr. Corbett received a Bachelor of Arts in political science from Lebanon Valley College and a Juris Doctor from St. Mary’s University Law School. He was a member of the board of directors for Composites Consolidation Company LLC from 2015 to 2016 and was a member of the board for Animal Friends of Pittsburgh until 2019. Mr. Corbett has served as a member of the Company Board since July 2020. In addition, he currently serves on the board of the Variety Club, The Children’s Charity Pittsburgh. We believe that Mr. Corbett is qualified to serve on the board of directors of the Company due to his extensive leadership and risk management experience as former Governor of Pennsylvania and former Pennsylvania State Attorney General, as well as his service on other public company boards of directors.

Cornelis Michiel van Katwijk—Director

Cornelis Michiel van Katwijk is the former Chief Financial Officer, Treasurer, Director & Executive Vice President at Transamerica Life Insurance Co. (Iowa) and the former Treasurer & Senior Vice President at Transamerica Advisors Life Insurance Company of New York where he was employed from September 2012 through September 2021. He also served on the board of Transamerica Advisors Life Insurance Co. He previously held the position of Group Treasurer at Aegon NV and Chief Financial Officer at AEGON USA LLC (a subsidiary of Aegon NV). Mr. van Katwijk received an MBA from the University of Rochester and an undergraduate degree from Nyenrode Business Universiteit. We believe that Mr. van Katwijk is qualified to serve on the board of directors of the Company due to former roles as the Chief Financial Officer of Transamerica and financial leadership positions at Aegon NV and AEGON USA LLC.

Adam Gusky—Director

Mr. Gusky has served as the Chief Investment Officer of East Management Services, LP, an affiliate of East Sponsor, LLC, since the inception of East Management Services in 2010. At East Management Services, Mr. Gusky was responsible for all financial due diligence for acquisitions, and he was in charge of the reserve-based lending facility. He also developed and implemented the corporate hedging strategy. Mr. Gusky currently serves on the Board of Directors of Rand Capital Corporation, a publicly traded business development company, where East Asset Management made a control investment. Mr. Gusky received his Bachelor of Arts in History and his MBA from Duke University. We believe that Mr. Gusky is qualified to serve on the board of directors of the Company due to his role as the Chief Investment Officer of East Management Services and his history as an investor in both public and private companies.

Mary Beth Schulte—Director

Ms. Schulte has been a Certified Public Accountant for over 30 years and is currently the Chief Financial Officer of Attivo Partners. In this role, Ms. Schulte is responsible for providing CFO strategy and accounting services to promote business development to primarily early stage companies. Ms. Schulte formerly served as a Director at Anders CPAs & Advisors until 2022, as well as a Principal at UHY Advisors MO, Inc. from 2015 to 2020. Ms. Schulte also currently serves on the Board of Directors of Richard A. Chaifetz School of Business – St. Louis University, Capital Innovators, Cultivation Capital and Arch Grants. Ms. Schulte received her MBA and Bachelor of Science in Business Administration for Accounting from the Richard A. Chaifetz School of Business – St. Louis University. We believe that Ms. Schulte is qualified to serve on the board of directors of the Company due to her prior experience as a Chief Financial Officer of a public company and a Certified Public Accountant.

Corporate Governance

Our corporate governance is structured in a manner the Company believes closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•

we have independent director representation on our audit, compensation and nominating committees, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC; and

•	we have implemented a range of other corporate governance best practices, including implementing a robust director education program.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is staggered in three classes, with two (2) directors in Class I (Adam Gusky and Sean McNealy), three (3) directors in Class II (Cornelis Michiel van Katwijk, Mary Beth Schulte and Karla Radka) and two (2) directors in Class III (Thomas W. Corbett, Jr. and Jay Jackson). See the section of this prospectus entitled “Description of Securities—Anti-Takeover Provisions—Classified Board of Directors.”

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Mary Beth Schulte, Karla Radka and Cornelis Michiel van Katwijk, with Ms. Schulte serving as chair. Rule 10A-3 of the Exchange Act and NASDAQ rules require that our audit committee be composed entirely of independent members. Our board of directors has affirmatively determined that Ms. Schulte, Ms. Radka and Mr. van Katwijk each meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. Each member of our audit committee also meets the financial literacy requirements of NASDAQ listing standards. In addition, our board of directors has determined that Ms. Schulte and Mr. van Katwijk will each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website at https://abacuslife.com/. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

Our compensation committee consists of Mary Beth Schulte, Karla Radka and Cornelis Michiel van Katwijk, with Ms. Schulte serving as chair. Our board of directors has affirmatively determined that Ms. Schulte, Ms. Radka and Mr. van Katwijk each meets the definition of “independent director” for purposes of serving on the compensation committee under NASDAQ rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at https://abacuslife.com/. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating Committee

Our nominating committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating committee consists of Karla Radka, Mary Beth Schulte and Thomas W. Corbett, Jr. with Ms. Radka serving as chair. Our board of directors has affirmatively determined that Ms. Radka, Ms. Schulte and Mr. Corbett, Jr. each meets the definition of “independent director” under NASDAQ rules. Our board of directors has adopted a written charter for the nominating committee, which is available on our corporate website at https://abacuslife.com/. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

Upon completion of the Business Combination, we adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at https://abacuslifesettlements.com/. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation of Directors and Officers

The Company’s executive compensation program is consistent with Abacus Settlements and LMA’s compensation policies and philosophies in effect prior to the Business Combination, which are designed to:

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attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Decisions with respect to the compensation of our executive officers, will be made by the compensation committee of our board of directors.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. As an emerging growth company, Abacus complies with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two most highly compensated executive officers other than our principal executive officer. In 2022, our “named executive officers” and their positions were as follows:

•	Jay Jackson, Founder, President and Chief Executive Officer;

•	Sean McNealy, Founder and President; and

•	Matthew Ganovsky, Founder and President.

•	Kevin Scott Kirby, Founder and President.

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2022.

Name	Principal Position	Year	Salary ($)	All other compensation ($)(1)	Total ($)
Jay Jackson	Chief Executive Officer	2022	210,000	28,846	238,846
Sean McNealy	President	2022	210,000	—	210,000
Matthew Ganovsky	President	2022	210,000	—	210,000
K. Scott Kirby	President	2022	210,000	—	210,000

(1)	Other compensation reflects medical insurance paid on behalf of the named executive officers.

Narrative to the Summary Compensation Table

2022 Annual Base Salary

Abacus pays the named executive officers a base salary to compensate them for services rendered to Abacus. The base salary payable to the named executive officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For fiscal year 2022, the named executive officers’ annual base salaries were as follows: Mr. Jackson: ($210,000); Mr. McNealy: ($210,000); Mr. Ganovsky: ($210,000); and Mr. Kirby: ($210,000).

Annual Bonus

As of December 31, 2022, Abacus did not pay any annual bonuses to its named executive officers.

Equity Compensation

As of December 31, 2022, Abacus had no equity compensation plans or outstanding equity awards.

In connection with the Business Combination, the Company has adopted, the Incentive Plan in order to facilitate the grant of cash and equity incentives to directors, employees, including named executive officers, and consultants to help attract and retain the services of these individuals.

The Incentive Plan

The purpose of the Incentive Plan is to provide a means through which Abacus and its affiliates may attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in Abacus and provide a means of recognizing their contributions to our success. The board of directors believes that equity awards are necessary for Abacus to remain competitive in its industry and are essential to recruiting and retaining highly qualified employees.

Summary of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan.

Eligibility and Administration

Our employees, consultants and directors may be eligible to receive awards under the Incentive Plan. As of June 30, 2023, Abacus has 82 employees, four (4) non-employee directors and no other individual service providers who may be eligible to receive awards under the Incentive Plan.

The Incentive Plan provides that it will be administered by a committee of, and appointed by, the board of directors of Abacus that shall be composed of two or more independent directors, and which shall be subject to the limitations imposed under the Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The compensation committee of the board of directors was appointed to administer the Incentive Plan.

The committee will have the authority to take all actions and make all determinations under the Incentive Plan, to construe the Incentive Plan and award agreements and to prescribe rules and regulations relating to the administration of the Incentive Plan as it deems necessary or advisable. The committee will also have the authority to determine which eligible directors, employees and consultants receive awards, grant awards and set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Incentive Plan.

Shares Available for Awards

The aggregate number of shares that may be issued under the Plan shall be equal to 5% of the issued and outstanding common stock of the Company. The aggregate number of shares with respect to which incentive stock options may be granted under the Incentive Plan shall be equal to 5% of the issued and outstanding common stock of the Company. The aggregate fair market value compensation on the date of grant of an award made to a non-employee director during a calendar year shall be determined by the committee and shall not exceed $75,000 per calendar year.

If an award under the Incentive Plan is forfeited, expires unexercised or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, immediately be used again for new grants under the Incentive Plan. Any shares that are the subject of awards under the Incentive Plan which are exchanged for awards that do not involve shares shall also again immediately become available to be issued pursuant to awards granted under the Incentive Plan. If shares are withheld to satisfy tax obligations with respect to an option or a stock appreciation right, such shares shall not again be available for issuance under the Incentive Plan. If shares are tendered in payment of an option price of an option or the exercise price of a stock appreciation right, such shares shall not be available for issuance under the Incentive Plan.

Awards granted under the Incentive Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Incentive Plan, nor shall such shares subject to substitute awards again be available for grant under the Incentive Plan to the extent of any forfeiture, expiration, or cash settlement under an award.

Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance awards, phantom stock awards, restricted stock unit awards (“RSUs”) and stock awards. Certain awards under the Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Abacus common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. Incentive stock options, in contrast to non-qualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the compensation committee, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of incentive stock options granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. Unless otherwise determined by the compensation committee, the term of a stock option or SAR may not be longer than ten years (or five years in the case of incentive stock options granted to certain significant stockholders).

•	Restricted Stock. Restricted stock is an award of non-transferable shares of our Common Stock that are subject to certain vesting conditions and other restrictions.

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Performance Awards. A Performance Award under the Incentive Plan is an award of rights subject to vesting and transferability restrictions generally based upon the attainment of performance goals as the committee may determine, payment of which may be made in cash or shares of our Common Stock, as specified in the holder’s Performance Award agreement. The Incentive Plan provides that a performance goal may be based on one or more business criteria that apply to the holder, one or more of our business units, or us as a whole.

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Phantom Stock. Phantom Stock Awards under the Incentive Plan are awards of rights to receive the value of shares of our Common Stock that are subject to certain vesting conditions. Following the end of the vesting period for a Phantom Stock Award (or at such other time as may be provided in a Phantom Stock Award agreement), the holder of a Phantom Stock Award will be entitled to receive payment of cash, our Common Stock, or a combination thereof as determined by the committee, in an amount not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the award.

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Restricted Stock Units. RSUs are contractual promises to deliver shares of our Common Stock in the future or an equivalent in cash and other consideration determined by the committee, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our Common Stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The terms and conditions applicable to RSUs will be determined by the committee, subject to the conditions and limitations contained in the Incentive Plan.

•	Stock Awards. Stock awards are awards of fully vested shares of our Common Stock.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the committee.

Certain Transactions

The compensation committee has broad discretion to take action under the Incentive Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends (other than ordinary cash dividends), stock splits, spinoffs, recapitalizations, mergers, acquisitions, combinations, exchange of shares, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the committee will make equitable adjustments to the Incentive Plan and outstanding awards.

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of Common Stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Transferability

An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or such employee’s guardian or legal representative. All other awards under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the committee (as to certain family transfers, or otherwise).

Plan Amendment and Termination

The board of directors may amend or terminate the Incentive Plan at any time; however, no amendment may impair the rights of a participant with respect to an award outstanding under the Incentive Plan without the consent of the affected participant. Further, the board of directors may not, without the consent of the stockholders, amend the Incentive Plan to increase the maximum aggregate number of shares that may be issued under the Incentive Plan or change the class of individuals eligible to receive awards under the Incentive Plan or amend or eliminate the restrictions on repricing of awards. No awards may be granted under the Incentive Plan after its termination.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the Internal Revenue Code (the “Code”) principal U.S. federal income tax consequences related to awards under the Incentive Plan. Deductions described below may be limited by Section 162(m) of the Code. This summary deals with the general federal income tax principles that apply and is provided only for general information. Phantom Stock, and certain other awards that may be granted pursuant to the Incentive Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Restricted Stock. The recipient of a Restricted Stock award generally will not realize taxable income at the time of grant, and we generally will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder generally will realize ordinary income in an amount equal to the fair market value of the shares of our Common stock at such time less the amount paid for the stock (if any), and, subject to Section 162(m), we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses generally will also be compensation income to the holder when paid and, subject to Section 162(m) as discussed below, deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of our Common Stock on the date of the award less the amount paid for the stock (if any), in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award, and is irrevocable.

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Restricted Stock Unit Awards. The grant of a Restricted Stock Unit Award (“RSU Award”) under the Incentive Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant. At the time an RSU Award is settled the recipient will generally recognize ordinary income and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. Generally, the measure of the income and the deduction will be based on the number of shares of common stock issued in settlement of the RSU Award multiplied by the value of our Common Stock at the time the RSU Award is settled.

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Stock Awards. The recipient of a Stock Award generally will realize taxable ordinary income at the time of grant in an amount equal to the fair market value of the shares of our Common Stock on the date of the award, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.

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Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included as an item of adjustment for purposes of the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

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Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to Section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

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Non-statutory Stock Options and Stock Appreciation Rights. Generally, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option or a SAR, and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee generally will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a SAR, the holder generally will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received or the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a SAR, and subject to Section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

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Performance Awards, Phantom Stock Awards and Stock Awards. An individual who has been granted a Performance Award, a Phantom Stock Award or a Stock Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether such an award is paid in cash or shares of Common Stock, the individual generally will have taxable compensation and, subject to Section 162(m) of the Code, we generally will have a corresponding deduction. The measure of such income and deduction will be based on the amount of any cash paid and the fair market value of any shares of our Common Stock either at the time the award is paid or at the time any restrictions on the shares subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions.

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Section 162(m). Generally, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m) of the Code).

Section 409A of the Code

Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Retirement Plans

Abacus currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, through contributions to the 401(k) plan. Abacus believes that providing a vehicle for tax-deferred retirement savings though its 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees, including its named executive officers, in accordance with our compensation policies. Abacus did not make any matching contributions under the 401(k) plan with respect to 2022.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Abacus provides perquisites on a case-by-case basis when it believes it is necessary to attract or retain a named executive officer.

No Tax Gross-Ups

Abacus has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by Abacus.

Executive Compensation Arrangements

The named executive officers were not party to or covered by any employment or severance arrangements for 2021 or 2022. In connection with the Business Combination, Abacus entered into employment agreements with its named executive officers. These agreements provide for at-will employment and generally include the named executive officer’s initial base salary, standard benefit plan eligibility and other terms and conditions of employment with Abacus. The terms of each of these employment agreements provide for a term of 36 months with 12 month renewals if not terminated at least 90 days before the expiration date. The agreements also provide for payments in the event of certain terminations of employment, including a higher severance payment if a termination occurs in connection with a change in control event. The terms of each of these employment agreements include a cell-phone reimbursement to the named executive officers.

Under the terms of each of these employment agreements, if the executive is terminated without cause or resigns for good reason, and timely executes a release of claims against Abacus, he will receive the greater of one year of continued base salary or continued salary for the balance of the then-current employment term. The employment agreements also include non-competition and non-solicitation covenants in favor of Abacus for a period of one year after the executive’s termination of employment.

Managers

Our named executive officers did not receive any compensation in their role as managers of the Company in 2022.

PRINCIPAL SECURITYHOLDERS

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of June 30, 2023, after the completion of the Business Combination, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, and (3) each of our named executive officers.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

As of June 30, 2023 after the completion of the Business Combination, there were outstanding 62,961,688 shares of Common Stock.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
5% Stockholders:
East Sponsor, LLC (1)	15,735,000	(2)	24.8%
Terry Pegula	15,735,000	(2)	24.8%
Jay Jackson	13,293,750		21%
K. Scott Kirby	13,293,750		21%
Matthew Ganovsky	13,293,750		21%
Sean McNealy	13,293,750		21%
Directors and Named Executive Officers:
Jay Jackson	13,293,750		21%
Kevin Scott Kirby	13,293,750		21%
Matthew Ganovsky	13,293,750		21%
Sean McNealy	13,293,750		21%
Adam Gusky	2,452		*
Karla Radka	—		—
Cornelis Michiel van Katwijk	—		—
Thomas M. Corbett, Jr.	10,000		*
Mary Beth Schulte	—		—

*	Less than 1%
(1)

East Sponsor, LLC is the record holder of the shares of Common Stock and the Private Placement Warrants reported herein. East Asset Management, LLC is the managing member of East Sponsor, LLC. Trusts controlled by Terrence M. Pegula are the sole members of East Asset Management, LLC. As such, Mr. Pegula may be deemed to have or share beneficial ownership of the shares of Common Stock and the Private Placement Warrants held directly by East Sponsor, LLC. Mr. Pegula disclaims any beneficial ownership of the reported shares of Common Stock and the Private Placement Warrants other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of East Sponsor, LLC is c/o East Asset Management, LLC, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487.

(2)

Consists of (i) 8,615,000 shares of Common Stock and (ii) 7,180,000 Private Placement Warrants to purchase the same number of shares of Common Stock that are exercisable within 60 days of the date hereof.

Warrant Forfeiture Agreement

On the Closing Date of the Business Combination, the Company and Sponsor entered into the Warrant Forfeiture Agreement (the “Warrant Forfeiture Agreement”), pursuant to which Sponsor forfeited 1,780,000 of the Private Placement Warrants held by Sponsor. The above description of the Warrant Forfeiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Forfeiture Agreement.

Registration Rights Agreement

On the Closing Date of the Business Combination, certain stockholders of the Company and certain holders of limited liability company interests in Abacus Settlements and LMA entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement registering the resale of the Common Stock (including those held as of the effective time or issuable upon future exercise of the Private Placement Warrants) and the Private Placement Warrants (the “Registrable Securities”) under the Registration Rights Agreement within 30 days of the closing of the Business Combination. The Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering (the “Underwritten Shelf Takedown”) so long as the total offering price is reasonably expected to exceed $20,000,000. The Sponsor may not demand more than two Underwritten Shelf Takedowns, the Holders (other than the Sponsor) may not demand more than two Underwritten Shelf Takedowns and the Company shall not be obligated to participate in more than four Underwritten Shelf Takedowns, in the aggregate, in any 12-month period. The Company also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

SELLING HOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 70,700,000 shares of our Common Stock, consisting of (i) 8,625,000 shares of Common Stock of the Company in connection with the Business Combination for an aggregate of $25,000 (equal to approximately $0.0029 per share), 10,000 of which were transferred to our independent directors at a valuation of $6.12 per share; (ii) up to 53,175,000 shares of Common Stock that were originally issued at closing of the Business Combination; (iii) up to 7,120,000 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Company IPO (the “Private Placement Warrants”); and (iv) 1,780,000 shares of our Common Stock (the “Legacy Holder Warrant Shares” and, together with the Private Placement Warrant Shares and the Public Warrant Shares, the “Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the warrants originally issued in connection with the closing of the Business Combination to the legacy members of Abacus Settlements, LLC and Longevity Market Assets, LLC (the “Legacy Holder Warrants”). In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees of up to 7,120,000 of the Private Placement Warrants, 1,780,000 of the Legacy Holder Warrants, and to the issuance of up to 17,250,000 shares of Common Stock (the “Public Warrant Shares”) that are issuable upon the exercise of the Public Warrants by the holders thereof.

The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock, shares of Common Stock issuable upon the exercise of the Warrants set forth below pursuant to this prospectus, Private Placement Warrants, and Legacy Holder Warrants.

The table below is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Holders and of the Private Placement Warrants and Legacy Holder Warrants by the applicable Selling Holders. In the table below, the second column lists the number of shares of Common Stock beneficially owned by each Selling Holder prior to the offering; the third column lists the maximum number of shares of Common Stock to be sold pursuant to this prospectus by the Selling Holders; the fourth column lists the number of shares of Common Stock beneficially owned after the sale of all of the shares offered by each Selling Holder pursuant to this prospectus; the fifth column lists the number of Private Placement Warrants and Legacy Holder Warrants beneficially owned by each Selling Holder prior to the offering; the sixth column lists the maximum number of Private Placement Warrants and Legacy Holder Warrants being offered by this prospectus by each Selling Holder; and the seventh column lists the number of Private Placement Warrants and Legacy Holder Warrants beneficially owned after the sale of all of the Private Placement Warrants and Legacy Holder Warrants offered by each Selling Holder pursuant to this prospectus.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

As of June 30, 2023, there were outstanding 62,961,688 shares of our Common Stock.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled “Plan of Distribution.” In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the address of each Selling Holder named in the table below is c/o Abacus Life, Inc. 2101 Park Center Drive, Suite 170, Orlando, Florida 32835.

Shares of Common Stock and Private Placement Warrants

Name of Selling Holder and Addresses	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Number of Private Placement Warrants or Legacy Holder Warrants Owned Prior to Offering	Maximum Number of Private Placement Warrants or Legacy Holder Warrants to be Sold Pursuant to this Prospectus	Number of Private Placement Warrants or Legacy Holder Warrants Owned After Offering
Directors and Executive Officers
Jay Jackson	13,293,750	13,293,750	—	—	—	—
Kevin Scott Kirby	13,293,750	13,293,750
Matthew Ganovsky	13,293,750	13,293,750	—	—	—	—
Sean McNealy	13,293,750	13,293,750	—	—	—	—
Thomas W. Corbett, Jr.	10,000	10,000
Other Selling Holders
East Sponsor, LLC (1)	8,615,000	8,615,000	—	7,120,000	7,120,000	—
Lifebridge Holdings, LLC	—	—	—	1,780,000	1,780,000	—

(1)

East Sponsor, LLC is the record holder of the shares of Common Stock and the Private Placement Warrants reported herein. East Asset Management, LLC is the managing member of East Sponsor, LLC. Trusts controlled by Terrence M. Pegula are the sole members of East Asset Management, LLC. As such, Mr. Pegula may be deemed to have or share beneficial ownership of the shares of Common Stock and the Private Placement Warrants held directly by East Sponsor, LLC. Mr. Pegula disclaims any beneficial ownership of the reported shares of Common Stock and the Private Placement Warrants other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of East Sponsor, LLC is c/o East Asset Management, LLC, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487.

Material Relationships with the Selling Holders

Most of the shares registered for sale by the Registration Statement of which this Prospectus is a part are owned by our founders who are also key members of management of the Company. For a description of our material relationships with the Selling Holders and their affiliates see the sections of this prospectus entitled “Management” and “Executive and Director Compensation.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of an aggregate of up to 70,700,000 shares of our Common Stock, consisting of (i) 8,625,000 shares of Common Stock of the Company in connection with the Business Combination at an implied equity consideration value of $10.00 per share of Common Stock; (ii) up to 53,175,000 shares of Common Stock that were originally issued at closing of the Business Combination; and (iii) up to 7,120,000 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the Company IPO (the “Private Placement Warrants”); and (iv) 1,780,000 shares of our Common Stock (the “Legacy Holder Warrant Shares” and, together with the Private Placement Warrant Shares and Public Warrant Shares, the “Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the warrants originally issued in connection with the closing of the Business Combination to the legacy members of Abacus Settlements, LLC and Longevity Market Assets, LLC (the “Legacy Holder Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”). In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees of up to 7,120,000 of the Private Placement Warrants, 1,780,000 of the Legacy Holder Warrants, to the issuance of up to 17,250,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof, and up to 1,780,000 shares of Common Stock that are issuable upon the exercise of the Legacy Holder Warrants by the holders thereof.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of securities. We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus and the Private Placement Warrants and Legacy Holder Warrants covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of a Selling Holder;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock, Private Placement Warrants, or Legacy Holder Warrants to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock, Private Placement Warrants, or Legacy Holder Warrants pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Common Stock or Warrants short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Holders have agreed to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, as further described in the Amended and Restated Registration Rights Agreement.

Restrictions to Sell

Refer to below under the section of this prospectus entitled “Securities Act Restrictions on Resale of Securities – Lock-up Provisions.”

DESCRIPTION OF SECURITIES

The Company’s purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (“DGCL”). Upon the consummation of the Business Combination, the Company’s authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless the Company’s board of directors determines otherwise, the Company will issue all shares of its capital stock in uncertificated form.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all debts and other liabilities of the Company and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of Common Stock will be subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.

As of June 30, 2023, the Company had 62,961,688 shares of Common Stock outstanding.

Preferred Stock

The total of the Company’s authorized shares of preferred stock is 1,000,000 shares. No shares of preferred stock are currently issued or outstanding.

Under the terms of the Charter, the Company’s board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, designations, powers, preferences, privileges, including voting rights, and qualifications, limitations or restrictions of each series of preferred stock.

The purpose of authorizing the Company’s board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Dividends

Declaration and payment of any dividend will be subject to the discretion of the Company’s board of directors. The time and amount of dividends will be dependent upon, among other things, the Company’s business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Company’s board of directors may regard as relevant.

The Company currently intends to retain all available funds and any future earnings to fund the development and growth of the business, and therefore does not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Anti-Takeover Provisions

The Charter and the Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s board of directors, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Company’s board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Charter provides that the Company’s board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Company’s board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Company’s board of directors.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Company capital stock would not be able to amend the Amended and Restated Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Charter and the Amended and Restated Bylaws. Further, the Charter provides that only the Chairman of the Company’s board of directors, a majority of the board of directors or the Chief Executive Officer of the Company may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Company capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, the Amended and Restated Bylaws includes an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of the Company’s board of directors, (b) otherwise properly brought before the meeting by the board of directors, or (c) otherwise properly brought before the meeting by any stockholder present in person (x) who was a stockholder of record entitled to vote at such annual meeting on the date on which notice of the meeting was given pursuant to the Amended and Restated Bylaws and on the record date for the determination of stockholders entitled vote at such meeting and (y) who complies with the notice procedures set forth in the Amended and Restated Bylaws, or properly makes such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder and complies with requirements of such rules for inclusion of the proposal in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice thereof in proper written form to the secretary and the proposed business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary of the Company at the executive offices of the Company not later than close of business on the 90th day nor earlier than the opening of business on the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than close of business on the 120th day before the annual meeting or, if later, not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made.

Stockholders at an annual meeting or special meeting may only consider proposals or nominations “properly brought” before such meeting by the Company’s board of directors or stockholders pursuant to the requirements described above. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws

The Amended and Restated Bylaws may be amended or repealed by the affirmative vote of (a) a majority of the Company’s board of directors or (b) holders of a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class; provided, however, that, amendment or repeal of Article VIII of the Amended and Restated Bylaws, regarding indemnification of officers, directors and other persons, requires at least at least 66.7% of the voting power of all of the then outstanding shares.

Limitations on Liability and Indemnification of Officers and Directors

The Charter and Amended and Restated Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the applicable law, subject to certain limited exceptions. The Company has entered into, or will enter into, indemnification agreements with each of its directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under the applicable law. In addition, as permitted by the applicable law, the Charter includes provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Company’s rights and the rights of the Company’s stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Restrictions

Pursuant to the Company Support Agreement and the Sponsor Support Agreement, (a) holders of shares of Common Stock issued as Aggregate Merger Consideration (as defined in the Merger Agreement) (the “Company Holders”) and (b) the Sponsor (together with the Company Holders, the “Restricted Holders”) will, in each case, be subject to certain restrictions on the transfer of (a) 15% of the shares of Common Stock issued to the respective Restricted Holder in connection with the Closing (the “Closing”) until the date that is 180 days after the Closing Date and (b) 85% of the shares of Common Stock issued to the respective Restricted Holder in connection with the Closing until the date that is 24 months after the Closing Date, in each case, subject to certain transfers permitted by the Company Support Agreement and the Sponsor Support Agreement, as applicable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates.

Forum Selection

The Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or employees, (iii) any claim against the Company, its directors, officers or employees arising under its charter, bylaws or the DGCL or (iv) any claim against the Company, directors, officers or employees governed by the internal affairs doctrine. The Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the provisions of Article XII of the Charter shall not apply to any suits brought to enforce any liability or duty created by the Exchange Act, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and the warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Common Stock and Public Warrants are listed on NASDAQ under the symbols “ABL” and “ABLLW,” respectively.

Warrants

Public Stockholders’ Warrants

Each warrant will entitle the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if the Common Stock is not listed on a national security exchange at the time of any exercise of a warrant such Common Stock satisfies the definition of “covered security,” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and, in such case, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption or another exemption is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the fair market value over the exercise price of the warrants and the “fair market value” (defined subsequently) by (y) the fair market value. The “fair market value” means the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the holders of warrants. The warrants will expire on the fifth anniversary of the Closing at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

After the warrants become exercisable, the Company may call the warrants for redemption, in whole and not in part, as follows:

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants.

Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, as follows:

•

at a price equal to a number of shares of Common Stock to be determined by reference to the table below, based on the redemption date and the fair market value (as defined above) of the Common Stock except as otherwise described below;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the last sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants.

In both redemption scenarios, the Company has no obligation to notify holders of the warrants that they have become eligible for redemption. However, in the event that the Company decides to redeem the warrants, the Company shall fix a redemption date and must send a notice of redemption by first class mail, postage prepaid, to the registered holders of the warrants to be redeemed not less than 30 days prior to that redemption date.

The numbers in the table below represent the “redemption prices,” or the number of shares of Common Stock that a warrant holder will receive upon redemption by the Company pursuant to the above redemption feature based on the fair market value of the Common Stock on the corresponding redemption date and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. As reflected in the table above, the Company can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e., the trading price of our Common Stock is below the exercise price of the warrants) and about to expire.

The right to exercise will be forfeited unless the warrants are exercised prior to the redemption date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant, as calculated pursuant to the above, upon surrender of such warrant.

The redemption criteria for the Company’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the Company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the fair market value (as defined above) over the exercise price of the warrants and by (y) the fair market value.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, or cure, correct or supplement any defective provision of the warrant agreement or to add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interest of the registered holders of the warrants. The warrant agreement requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders; provided that if an amendment adversely affects the Private Placement Warrants in a different manner than the public warrants or vice versa, then the vote or written consent of the registered holders of 65% of the public warrants and 65% of the Private Placement Warrants, voting as separate classes, is required.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock split, stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

In addition, if the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at a newly issued price of less than $9.20 per share of the Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the number of shares of Common Stock to be issued to the warrant holder will be rounded up to the nearest whole number.

Subject to applicable law, any action, proceeding or claim against us or the Company arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants and Legacy Holder Warrants

The Private Placement Warrants and Legacy Holder Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described below, the Private Placement Warrants and Legacy Holder Warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period.

If holders of the Private Placement Warrants or Legacy Holder Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined subsequently) by (y) the fair market value. The “fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to be subject to certain restrictions on transfer of the Private Placement Warrants (including the Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the Closing Date, except that, among other limited exceptions, transfers may be made to the Company’s officers and directors and other persons or entities affiliated with the Sponsor.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or Warrants for at least 6 months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of us at the time of, or at any time during the 3 months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three 3 months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or Warrants for at least 6 months but who are affiliates of us at the time of, or at any time during the 3 months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any 3 month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Common Stock then outstanding; or

•	the average weekly reported trading volume of Common Stock during the four (4) calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least 1 year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once and for as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-Up Provisions

In connection with the execution of the Merger Agreement and at the Closing, we have entered into the Amended and Restated Registration Rights Agreement with East Sponsor, LLC and certain other of our stockholders. The Amended and Restated Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register the shares of our Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement also provides that we pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. In addition, pursuant to the Amended and Restated Registration Rights Agreement, East Sponsor and certain of our shareholders identified in the Amended and Restated Registration Rights Agreement will be subject to a restriction on transfer of the Private Placement Warrants or shares of Common Stock for which the Private Placement Warrants are exercisable for a period of 30 days from the Closing.

LEGAL MATTERS

The legality of our Common Stock will be passed upon for us by Locke Lord LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements included in this prospectus and the related consolidated financial statement schedules included elsewhere in the Registration Statement as of December 31, 2022 and 2021 have been audited by Marcum LLP, an independent registered public accounting firm with respect to the legacy East Resources upon the authority of said firm as experts in accounting and auditing.

The financial statements for Abacus Settlements included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for LMA included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s Form S-1 filed July 25, 2023 are incorporated by reference into this Form S-1.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of our Common Stock offered in this document. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The public may obtain more information on the operations of the Public Reference Room by calling the SEC at 1-800-732-0330. The registration statement also is available through the SEC’s web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete.

In connection with this offering, we will register our Common Stock with the SEC under Section 12(b) of the Securities Exchange Act of 1934, and, upon such registration, we and the holders of our stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and stockholders with 10% or more of the voting power, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934.

EAST RESOURCES ACQUISITION COMPANY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

East Resources Acquisition Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of East Resources Acquisition Company (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. Additionally, if the Company is unable to complete a Business Combination by the close of business on July 27, 2023, the Company will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Houston, TX

April 17, 2023

EAST RESOURCES ACQUISITION COMPANY

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$86,572	$853,130
Prepaid expenses	64,914	91,625

Total Current Assets	151,486	944,755
Cash and securities held in Trust Account	99,222,704	345,048,888

Total Assets	$99,374,190	$345,993,643

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities—Accrued expenses	$9,227,518	$144,254
Current liabilities—Note payable to related party	4,924,356	1,500,000
Income taxes payable	52,485
Deferred underwriting fee payable	—	12,075,000
Forward purchase agreement liability	—	1,600,000
Warrant liability	4,576,250	13,911,800

Total Liabilities	18,780,609	29,231,054

Commitments

Class A common stock subject to possible redemption, $0.0001 par value; 9,718,972 and 34,500,000 shares at $10.18 and 10.00 per share at December 31, 2022 and December 31, 2021, respectively	98,983,437	345,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding (excluding 34,500,000 shares subject to possible redemption)	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid-in capital	24,137	24,137
Accumulated deficit	(18,414,856)	(28,262,411)

Total Stockholders’ Deficit	(18,389,856)	(28,237,411)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$99,374,190	$345,993,643

The accompanying notes are an integral part of the consolidated financial statements.

EAST RESOURCES ACQUISITION COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Formation and operating costs	$11,722,287	$1,382,681

Loss from operations	(11,722,287)	(1,382,681)
Other income (expense):
Change in fair value of warrant liability	9,335,550	15,899,200
Change in fair value of forward purchase agreement liability	600,000	1,300,000
Gain on deferred underwriting fees waiver	513,188	—
Interest earned—bank	10,031	62
Interest earned on marketable securities held in Trust Account	672,439	22,784

Other income (expense), net	11,131,208	17,222,046

Income before provision for income taxes	(591,079)	15,839,365

Income tax expense	52,485	—

Net Income (Loss)	$(643,564)	$15,839,365

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	23,637,084	34,500,000

Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.02)	$0.37

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	8,625,000	8,625,000

Basic and diluted net income per share, Non-redeemable common stock	$(0.02)	$0.37

The accompanying notes are an integral part of the consolidated financial statements.

EAST RESOURCES ACQUISITION COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	For the year ended December 31, 2022
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance—January 1, 2022	—	$—	8,625,000	$863	$24,137	$(28,262,411)	$(28,237,411)
Net income	—	—	—	—	—	(643,564)	(643,564)
Deferred underwriting fees waiver	—	—	—	—	—	11,561,812	11,561,812
Termination of forward purchase agreement	—	—	—	—	—	1,000,000	1,000,000
Remeasurement of Class A common stock to redemption value	—	—	—	—	—	(2,070,693)	(2,070,693)

Balance—December 31, 2022	—	$—	8,625,000	$863	$24,137	$(18,414,856)	$(18,389,856)

	For the year ended December 31, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance—January 1, 2021	—	$—	8,625,000	$863	$24,137	$(44,101,776)	$(44,076,776)
Net income	—	—	—	—	—	15,839,365	15,839,365

Balance—December 31, 2021	—	$—	8,625,000	$863	$24,137	$(28,262,411)	$(28,237,411)

The accompanying notes are an integral part of the consolidated financial statements.

EAST RESOURCES ACQUISITION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$(643,564)	$15,839,365
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of prepaid insurance	425,144	236,417
Change in fair value of warrant liability	(9,335,550)	(15,899,200)
Change in fair value of forward purchase agreement liability	(600,000)	(1,300,000)
Gain on deferred underwriting fees waiver	(513,188)	—
Interest earned on marketable securities held in Trust Account	(672,439)	(22,784)
Changes in operating assets and liabilities:
Prepaid insurance	(398,433)	(93,292)
Income taxes payable	52,485	—
Accrued expenses	9,083,264	2,939

Net cash used in operating activities	(2,602,281)	(1,236,555)

Cash Flows from Investing Activities:
Trust Account withdrawal for redemption of Class A shares	248,087,256	—
Payment into Trust Account	(1,924,356)	—
Trust Account withdrawal for payment of taxes	335,723

Net cash provided by investing activities	246,498,623	—

Cash Flows from Financing Activities:
Redemption of Class A Common Stock	(248,087,256)	—
Proceeds from note payable—Related Party	3,424,356	1,500,000

Net cash provided by (used in) financing activities	(244,662,900)	1,500,000

Net Change in Cash	(766,558)	263,445
Cash—Beginning	853,130	589,685

Cash—Ending	$86,572	$853,130

Non-cash investing and financing activities:
Remeasurement of Class A common stock subject to possible redemption to redemption value	$2,070,693	$—

Termination of forward purchase agreement	$1,000,000	$—

Deferred underwriting fee payable	$(12,075,000)	$—

The accompanying notes are an integral part of the consolidated financial statements.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

East Resources Acquisition Company (the “Company”) is a newly organized blank check company incorporated in Delaware on May 22, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus its search for a target business in the energy industry in North America. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the year ended December 31, 2022 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generated non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering until June 2022, when the investments in the trust account (the “Trust Account”) holding the proceeds were liquidated to thereafter be held in cash.

The registration statement for the Company’s Initial Public Offering was declared effective on July 22, 2020. On July 27, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to East Sponsor, LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 4.

On August 25, 2020, the underwriters exercised their over-allotment option in full, resulting in an additional 4,500,000 Units issued for total gross proceeds of $45,000,000. In connection with the underwriters’ exercise of their over-allotment option in full, the Company also consummated the sale of an additional 900,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $900,000. A total of $45,000,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $345,000,000.

Transaction costs amounted to $19,840,171, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $865,171 of other offering costs.

Following the closing of the Initial Public Offering on July 27, 2020 and the exercise of the over-allotment option on August 25, 2020, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below. The investments in the Trust Account were liquidated in June 2022 to thereafter be held in cash.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a stockholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination. The Company will have until July 27, 2023 (or such earlier time that the Company elects not to deposit additional funds into the Trust Account, as described below) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

On July 25, 2022, the Company convened a special meeting of stockholders at which a proposal to extend the date by which the Company has to complete a Business Combination from July 27, 2022 to January 27, 2023 (the “First Extension Amendment Proposal”) was approved. In connection with the special meeting, the Company provided the stockholders the opportunity to redeem all or a portion of their Class A common stock, and stockholders holding 24,781,028 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Consequently, approximately $248,087,256 (approximately $10.01 per share) was removed from the Trust Account to pay such redeeming holders. Additionally, in connection with the approval of the First Extension Amendment Proposal, the Company issued a promissory note (the “First Extension Note”) in the principal amount of up to $1,924,356 to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to $1,924,356. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of consummation of the Company’s Business Combination or (b) the date of liquidation of the Company. In order to further extend the period the Company has to complete a Business Combination beyond the 27th of a given month, an additional $320,726 was to be deposited into the Trust Account commencing on July 27, 2022 and on the 27th of each subsequent month, or portion thereof, for each additional month that the Company requires to complete a Business Combination from July 27, 2022 until January 27, 2023. As of December 31, 2022, $1,924,356 has been deposited into Trust Account by our Sponsor.

On August 30, 2022, the Company, LMA Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Abacus Merger Sub”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”) and Abacus Settlements, LLC, a Florida limited liability company (“Abacus”) entered into an Agreement and Plan of Merger, as amended on October 14, 2022 (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions precedent in the Merger Agreement, (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger as a direct wholly owned subsidiary of the Company (the “LMA Merger”) and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger as a direct wholly owned subsidiary of the Company (the “Abacus Merger” and, together with the LMA Merger and the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). The Proposed Business Combination is expected to be consummated in the first half of 2023, subject to the fulfillment of certain conditions. Subject to the terms of the Merger Agreement, the aggregate merger consideration with respect to the holders of issued and outstanding limited liability company interests in LMA and Abacus will consist of approximately $531.8 million, payable in a number of newly issued shares of Class A common stock at a deemed value of $10.00 per share, with a portion of the aggregate merger consideration payable in cash upon the satisfaction of certain conditions. For additional information regarding the Merger Agreement, see the Company’s Current Reports on Form 8-K filed on August 30, 2022 and October 14, 2022, and the Company’s preliminary proxy statement (as amended, the “Proxy Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2022.

On January 20, 2023, the Company convened a special meeting of stockholders at which a proposal to extend the date by which the Company has to complete a Business Combination from January 27, 2023 to July 27, 2023 (the “Second Extension Amendment Proposal”) was approved. In connection with the special meeting, stockholders were provided an opportunity to redeem all or a portion of their Class A common stock, and stockholders holding 6,862,925 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Consequently, approximately $70,070,464 (approximately $10.21 per share) was removed from the Trust Account to pay such redeeming holders. Additionally, in connection with the approval of the Second Extension Amendment Proposal, the Company

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

issued a promissory note (the “Second Extension Note”) in the principal amount of up to $565,497 to the Sponsor, pursuant to which the Sponsor agreed to loan us up to $565,497. The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of consummation of Company’s Business Combination or (b) the date of liquidation of the Company. In order to further extend the period the Company has to complete a Business Combination beyond the 27th of a given month until July 27, 2023, the Sponsor will deposit an additional $94,250 into the Trust Account commencing on January 27, 2023 and on the 27th of each subsequent month until July 27, 2023. As of April 17, 2023, $282,750 has been deposited into Trust Account by the Sponsor for the second extension.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Considerations

As of December 31, 2022, the Company had $86,572 in cash and a working capital deficiency of $14,052,873.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. In addition, the Company may have to liquidate if the Business Combination is not completed by July 27, 2023.

The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all or that it will complete a Business Combination prior to the expiration of the Combination Period. The Company is in the process of preparing and finalizing the Proxy Statement with the SEC for the purpose of soliciting stockholder approval of the Proposed Business Combination at a special meeting of the Company’s stockholders as promptly as possible. If the Proposed Business Combination is approved at a special meeting for such purpose, the Company would consummate the Proposed Business Combination shortly thereafter. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the issuance of these financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and in accordance with the instructions to Form 10-K and Article 8 of Regulation S-X promulgated under the Securities Act. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to irrevocably opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, will adopt the new or revised standard at the time public companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another emerging growth company that has not opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. In June 2022, the Company liquidated all investments held in the Trust Account to thereafter be held in the form of cash in the Trust Account.

Marketable Securities Held in Trust Account

Prior to the liquidation of investments in the Trust Account, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities and are recognized at fair value. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Gains and losses resulting from the change in fair value of these securities are included in gain on investments held in the Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

At December 31, 2022, substantially all of the assets held in the Trust Account were held in cash, as further explained in Note 1 above. At December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

At December 31, 2022 and December 31, 2021, the Class A common stock reflected in the condensed balance sheets is reconciled in the following table:

Gross Proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(14,662,500)
Proceeds allocated to FPA liability	(1,000,000)
Class A common stock issuance costs	(18,978,817)
Plus:
Remeasurement of carrying value to redemption value	34,641,317

Class A common stock subject to possible redemption at December 31, 2021	$345,000,000

Redemption of Class A common stock	(248,087,256)
Remeasurement of carrying value to redemption value	146,337
Contribution to trust account for extension	1,924,356

Class A common stock subject to possible redemption at December 31, 2022	$98,983,437

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value and re-valued at each reporting date, with changes in the fair value reported in the Statement of Operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants and the forward contract for additional warrants are derivatives. As the financial instruments meet the definition of a derivative the warrants and the forward contract for additional warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and inhibit the Company’s ability to complete a Business Combination.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period, excluding common stock shares subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 26,150,000 shares in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income on earnings, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding over the period. Net loss is allocated evenly on a pro rata basis between Class A and Class B based on weighted average number of shares of common stock outstanding over the period.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

Consistent with ASC Topic 480-10-S99-3A, accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates its fair value. The calculation of diluted income per common share does not consider the effect of the warrants issued since the exercise of the warrants are contingent upon the occurrence of future events. However, the diluted earnings per share calculation includes the shares subject to forfeiture from the first day of the interim period in which the contingency on such shares was resolved.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Net earnings (loss)	$(643,564)	$15,839,365

Net earnings attributable to shareholders	$(643,564)	$1,956,991
Redeemable Class A Common Stock
Numerator: Earnings (loss) allocable to Redeemable Class A Common Stock	$(471,513)	$12,671,492
Denominator: Weighted Average Share Outstanding, Redeemable Class A Common Stock	23,637,084	34,500,000
Basic and diluted net earnings per share, Redeemable Class A	$(0.02)	$0.37

Non-Redeemable Class A and Class B Common Stock
Numerator: Earnings (loss) allocable to Non-Redeemable Class A and Class B Common Stock	$(172,051)	$3,167,873
Denominator: Weighted Average Non-Redeemable Class A and Class B Common Stock	8,625,000	8,625,000
Basic and diluted net loss per share, Non-Redeemable Class A and Class B	$(0.02)	$0.37

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Reclassification

Certain prior period amounts have been reclassified to conform to current presentation.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 for public business entities that meet the definition of a Securities SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company has adopted the standard on January 1, 2022 and has assessed that it had no impact on the accounting of the Company.

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Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes the full exercise by the underwriters of their over-allotment option on August 25, 2020, in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,900,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,900,000. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 1, 2020, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock on a one-for-one basis at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions. The Founder Shares included up to an aggregate of 1,125,000 shares subject to forfeiture to the extent that the over-allotment option was not exercised in full or in part by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In July 2020, Sponsor transferred 10,000 founder shares to Thomas W. Corbett, Jr., one of our independent director nominees. As a result of the underwriters’ election to fully exercise their over-allotment option on August 25, 2020, 1,125,000 Founder Shares are no longer subject to forfeiture.

The Company’s Founder Shares are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with the Company entered into by the initial stockholders, and officers and directors. Those lock-up provisions provide that such securities are not transferable or salable until the earlier to occur of: (1) one year after the completion of the initial Business Combination, or (2) subsequent to the initial Business Combination if the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their Public Shares for cash, securities or other property. Notwithstanding the foregoing, the Sponsor has the right to transfer its ownership in the Founder Shares at any time, and to any transferee, to the extent that the Sponsor determines, in good faith, that such transfer is necessary to ensure that it and/or any of its parents, subsidiaries or affiliates are in compliance with the Investment Company Act of 1940. Further, and notwithstanding the foregoing, if subsequent to the initial

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Business Combination the reported last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination, all of the Founder Shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

As noted above, prior to the closing of the IPO, our Sponsor transferred 10,000 Founder Shares to our independent directors in recognition of and as compensation for their future services to the Company. The transfer of Founder Shares to these directors is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 10,000 shares granted to our independent directors was $61,173 or $6.12 per share. Compensation expense related to the Founder Shares is recognized only when the performance condition (i.e. the remediation of the lock-up provision) is probable of achievement under the applicable accounting literature. Stock-based compensation would be recognized at the date the lock-up provisions have been remediated, or are probable to be remediated, in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the transfer of the Founder Shares. As of December 31, 2021, the Company has not yet entered into any definitive agreements in connection with any Business Combination and as such, the lock-up provisions have not been remediated and are not probable to be remediated. Any such agreements may be subject to certain conditions to closing, such as, for example, approval by the Company’s shareholders. As a result, the Company determined that, taking into account that there is a possibility that a Business Combination might not happen, no stock-based compensation expense should be recognized until the Business Combination occurs.

Administrative Support Agreement

The Company entered into an agreement, commencing on July 24, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay two affiliates of the Sponsor $10,000 each, per month, for office space and administrative support services. For the years ended December 31, 2022 and 2021, the Company incurred and paid $240,000.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans” or “Note”). In August 2021, the Sponsor committed to provide the Company up to an aggregate of $1,500,000 in loans for working capital purposes. The Note does not bear interest and is repayable in full upon consummation of a Business Combination. If the Company does not complete a Business Combination, the Note shall not be repaid and all amounts owed under it will be forgiven. As of December 31, 2022 and December 31, 2021, there was a balance of $1,500,000 under this loan. Subsequent to the reporting period, on January 31, 2023, the Sponsor agreed to loan us up to an additional $1,500,000 under this loan. Upon the consummation of a Business Combination, the holder of the Note (or a permitted assignee) shall have the option, but not the obligation, to convert all or a portion of the unpaid principal balance of the Note into that number of Working Capital Warrants equal to the principal amount of the Note so converted divided by $1.50. The conversion option should be bifurcated and accounted for as a derivative in accordance with ASC 815. However, the exercise price of the underlying warrants was greater than the warrant fair value as of December 31, 2022, and when the Note was drawn on. The Company believes that the likelihood of the Sponsor’s exercise of the option to convert the Note to warrants is de minimis. As a result, the Company recorded zero liability related to the conversion option.

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The terms of the Working Capital Warrants will be identical to the terms of the warrants issued by the Company to the Sponsor in a private placement that took place simultaneously with the Company’s Initial Public Offering. The Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable. As of December 31, 2022 and 2021, there was a balance of $1,500,000 under this loan.

Sponsor Loans

On February 15, 2021, the Sponsor committed to provide the Company up to an aggregate of $500,000 in loans for working capital purposes. These loans will be non-interest bearing, unsecured and will be repaid upon the consummation of a Business Combination. If the Company does not consummate a Business Combination, all amounts loaned to the Company in connection with these loans will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account. As of December 31, 2022 and 2021, the outstanding balance of the loan is $0. On June 24, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of August 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Note of $97,126 was repaid at the closing of the Initial Public Offering on July 27, 2020. Affiliates of the Company and of the Sponsor advanced the Company an aggregate of $265,763 to cover expenses related to the Initial Public Offering. The advances were non-interest bearing and due on demand. The outstanding advances of $265,763 were repaid at the closing of the Initial Public Offering on July 27, 2020.

On July 25, 2022, in connection with the approval of the First Extension Amendment Proposal, the Company issued the Extension Note in the principal amount of up to $1,924,356 to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to $1,924,356. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s Business Combination, or (b) the date of the liquidation of the Company. The maturity date of the First Extension Note may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the First Extension Note may be prepaid at any time by the Company, at its election and without penalty, provided, however, that the Sponsor shall have a right to first convert such principal balance as described in Section 17 of the First Extension Note upon notice of such prepayment. If a Business Combination is not completed and the Company winds up, there will not be sufficient assets to repay the First Extension Note and it will be worthless. As of December 31, 2022, $1,924,356 had been deposited into Trust Account by the Sponsor to extend the period the Company has to complete a Business Combination from July 27, 2022 to January 27, 2023.

Upon the consummation of a Business Combination, the holder of the Note (or a permitted assignee) shall have the option, but not the obligation, to convert up to $1,500,000 or a portion of the unpaid principal balance of the Note into that number of Working Capital Warrants equal to the principal amount of the Note so converted divided by $1.50. The conversion option should be bifurcated and accounted for as a derivative in accordance with ASC 815. However, the exercise price of the underlying warrants was greater than the warrant fair value as of December 31, 2022, and when the Note was drawn on. The Company believes that the likelihood of the Sponsor’s exercise of the option to convert the Note to warrants is de minimis. As a result, the Company recorded zero liability related to the conversion option.

On September 29, 2022, the Sponsor agreed to loan the Company an aggregate of $1,500,000 to cover expenses related to the Business Combination and other operating activities until the consummation of the initial business combination, this is a separate $1,500,000 than the convertible note discussed above. This note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial

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DECEMBER 31, 2022

business combination, or (b) if the initial business combination does not occur this note will not be repaid. As of December 31, 2022 $1,500,000 was outstanding on this loan.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on July 23, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $6,900,000 in the aggregate. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $12,075,000. The deferred fee was to become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 25, 2022, the Company received a letter providing notice from Wells Fargo Securities, LLC. (“Wells Fargo”), waiving any entitlement to their portion of the $12,075,000 deferred underwriting fee that accrued from Wells Fargo’s participation as the underwriters of the Initial Public Offering and their right of first refusal to act as co-placement agents in connection with any equity or debt financing transaction (including any investment banking and financial advisory services) related to the Business Combination. Such waiver reduces the estimated expenses of the Business Combination by $12,075,000. A portion of deferred underwriting discount previously recorded in the additional paid-in capital is recorded as a recovery in the additional paid-in capital and a portion previously expensed is recorded as a recovery in the statement of operations in year ended December 31, 2022.

Forward Purchase Agreement

On July 2, 2020, the Company entered into a forward purchase agreement pursuant to which East Asset Management, LLC (“East Asset Management”), an affiliate of the Sponsor, agreed to purchase an aggregate of up to 5,000,000 units (the “forward purchase units”), consisting of one share of Class A common stock (the “forward purchase shares”) and one-half of one warrant to purchase one share of Class A common stock (the “forward purchase warrants”), for $10.00 per unit, or an aggregate maximum amount of $50,000,000, in a private placement that will close simultaneously with the closing of a Business Combination. East Asset Management was too purchase a number of forward purchase units that would result in gross proceeds to the Company necessary to enable the Company to consummate a Business Combination and pay related fees and expenses, after first applying amounts available to the Company from the Trust Account (after paying the deferred underwriting discount and giving effect to any redemptions of Public Shares) and any other financing source

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obtained by the Company for such purpose at or prior to the consummation of a Business Combination, plus any additional amounts mutually agreed by the Company and East Asset Management to be retained by the post-business combination company for working capital or other purposes. East Asset Management’s obligation to purchase forward purchase units was, among other things, be conditioned on the Business Combination (including the target assets or business, and the terms of the Business Combination) being reasonably acceptable to East Asset Management and on a requirement that such initial Business Combination is approved by a unanimous vote of the Company’s board of directors. In determining whether a target is reasonably acceptable to East Asset Management, the Company expected that East Asset Management would consider many of the same criteria as the Company will consider but would also consider whether the investment is an appropriate investment for East Asset Management. The Forward Purchase Agreement is treated as a level 3 financial instrument under ASC 820. This agreement was terminated on December 2, 2022. Please refer to Note 10 for additional information.

Trust Extension

On July 25, 2022, the Company convened a special meeting of stockholders at which the First Extension Amendment Proposal was approved, extending the date by which the Company has to complete a Business Combination from July 27, 2022 to January 27, 2023. In connection with the special meeting, the Company provided the stockholders the opportunity to redeem all or a portion of their Class A common stock, and stockholders holding 24,781,028 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Consequently, approximately $248,087,256 (approximately $10.01 per share) was removed from the Trust Account to pay such redeeming holders. Additionally, in connection with the approval of the First Extension Amendment Proposal, the Company issued the First Extension Note in the principal amount of up to $1,924,356 to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to $1,924,356. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s Business Combination or (b) the date of the liquidation of the Company. In order to further extend the period the Company has to complete a Business Combination beyond July 27, 2022, an additional $320,726 was deposited into the Trust Account commencing on July 27, 2022 and on the 27th of each subsequent month, or portion thereof, for each additional month that the Company requires to complete a Business Combination from July 27, 2022 until January 27, 2023.

Business Combination

On August 30, 2022, the Company, LMA Merger Sub, Abacus Merger Sub, LMA and Abacus, entered into (the Merger Agreement), pursuant to which, subject to the satisfaction or waiver of certain conditions precedent in the Merger Agreement, (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger as a direct wholly owned subsidiary of the Company and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger as a direct wholly owned subsidiary of the Company. The Proposed Business Combination is expected to be consummated in the first half of 2023, subject to the fulfillment of certain conditions. Subject to the terms of the Merger Agreement, the aggregate merger consideration with respect to the holders of issued and outstanding limited liability company interests in LMA and Abacus will consist of approximately $531.8 million, payable in a number of newly issued Company Class A common stock at a deemed value of $10.00 per share, with a portion of the aggregate merger consideration payable in cash upon the satisfaction of certain conditions.

In conjunction with the Business Combination certain legal and advisory fees have been incurred and will become due at closing of the Business Combination. The Company has accrued approximately $3.1 million in

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such legal fees and $4.8 million in advisory fees, these amounts are reflected in the consolidated financial statements as of December 31, 2022.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2022 and December 31, 2021, there was 0 shares of Class A common stock issued and outstanding, excluding the 9,718,972 and 34,500,000 shares of Class A common stock subject to possible redemption at December 31, 2022 and December 31, 2021, respectively. In connection with the special meeting convened on July 25, 2022 related to the First Extension Amendment Proposal, stockholders totaling 24,781,028 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds held in the Trust Account.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2022 and December 31, 2021, there was 8,625,000 shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The Class B common stock are identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) the Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any Public Shares held by them in connection with the completion of a Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete a Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the Combination Period, (iii) the Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits a Business Combination to the public stockholders for a vote, the Sponsor has agreed to vote any Class B common stock held by it and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period

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commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

NOTE 8. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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•

if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Redemption of Warrants for Shares of Class A Common Stock—Once the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•

at a price equal to a number of shares of Class A common stock to be determined by reference to the agreed table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Class A common stock;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market

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DECEMBER 31, 2022

Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above adjacent to “Redemption of Warrants For Cash” and “Redemption of Warrants For Shares of Class A Common Stock” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. INCOME TAX

The Company’s net deferred tax assets are as follows:

Description	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$—	$57,440
Startup and organizational expenses	753,230	322,752

Total deferred tax assets	753,230	380,192
Valuation Allowance	(753,230)	(380,192)

Deferred tax assets, net of allowance	$—	$—

The income tax provision consists of the following:

Description	December 31, 2022	December 31, 2021
Federal
Current	41,592	—
Deferred	(243,908)	(380,192)
State and Local
Current	10,893	—
Deferred	(129,130)	—
Change in valuation allowance	373,038	380,192

Income tax provision	$52,485	$—

As of December 31, 2022 and December 31, 2021, the Company had $0, and $273,522 of U.S. federal net operating loss carryovers, which do not expire, available to offset future taxable income, respectively.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $373,038 and $380,192, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

Description	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	20.39%	—%
Merger costs	(358.38)%	—%
Change in fair value of warrants	331.68%	(21.1)%
Change in fair value of forward purchase agreement liability	21.32%	(1.7)%
Deferred underwriting fees	18.23%	—%
Valuation allowance	(63.11)%	1.8%

Income tax provision	(8.87)%	(0.0)%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Florida to be a significant state tax jurisdiction.

NOTE 10. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	99,222,704	1	345,048,888

Liabilities:
Warrant Liability—Public Warrants	1	3,018,750	1	9,177,000
Warrant Liability—Private Placement Warrants	2	1,557,500	2	4,734,800
Forward Purchase Agreement Liability	3	—	3	1,600,000

The Public Warrants and Private Placement Warrants (collectively, the “Warrants”) and forward purchase agreement were accounted for as liabilities in accordance with ASC 815-40 and are presented separately in the condensed balance sheets. The warrant liabilities and forward purchase agreement liability are measured at fair value at inception and on a recurring basis, with changes in fair value presented separately in the condensed statements of operations.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

The following table presents the roll forward for the Level 3 Derivative liabilities as of December 31, 2022 and 2021:

Level 3 Derivative liabilities as of December 31, 2021	$1,600,000
Change in fair value of forward purchase agreement	(600,000)
Cancelation of forward purchase agreement	(1,000,000)

Level 3 Derivative liabilities as of December 31, 2022	$—

Level 3 Derivative liabilities as of December 31, 2020	$13,046,000
Change in fair value of Private Placement Warrants	(5,411,200)
Change in fair value of forward purchase agreement	(1,300,000)
Transfer from Level 3 to Level 2 derivative—Private Placement Warrants	(4,734,800)

Level 3 Derivative liabilities as of December 31, 2021	$1,600,000

The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units on September 14, 2020 were classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date. The Private Placement Warrants are considered to be a Level 2 fair value measurement and are valued the same as Public Warrant even though they are not traded on the market. The Private Placement Warrants were considered a Level 3 fair value measurement prior to Quarterly period ended September 30, 2021 using a binomial lattice model. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Investment liabilities as of December 31, 2021	$4,734,800	$9,177,000	$13,911,800
Change in valuation inputs or other assumptions	(3,177,300)	(6,158,250)	(9,335,550)

Investment liabilities as of December 31, 2022	$1,557,500	$3,018,750	$4,576,250

Derivative liabilities as of December 31, 2020	$10,146,000	$19,665,000	$29,811,000
Change in valuation inputs or other assumptions	(5,411,200)	(10,488,000)	(15,899,200)

Fair value as of December 31, 2021	$4,734,800	$9,177,000	$13,911,800

The forward purchase agreement was valued using the publicly traded price of the Company’s Units, based upon the fact that the Forward Purchase Units are equivalent to the Company’s publicly traded Units, and the publicly traded price of the Units considered (i) the market’s expectation of an initial Business Combination and (ii) the Company’s redemption of the common stock within the Units at $10.00 per shares if an initial Business Combination does not occur. The forward purchase agreement was terminated on December 2, 2022.

EAST RESOURCES ACQUISITION COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

The following table presents the quantitative information regarding Level 3 fair value measurements of the forward purchase agreement:

December 31, 2021
Unit price	$10.31
Term to initial business combination (in years)	0.5
Risk-free rate	0.19%
Dividend yield	0.0%

The following table presents the changes in the fair value of the forward purchase agreement liability:

Fair value as of December 31, 2021	$1,600,000
Change in fair value	(600,000)
Cancelation of forward purchase agreement	(1,000,000)

Fair value as of December 31, 2022	$—

Fair value as of December 31, 2020	2,900,000
Change in fair value	(1,300,000)

Fair value as of December 31, 2021	$1,600,000

NOTE 11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 20, 2023, the Company convened a special meeting of stockholders at which the Second Extension Amendment Proposal to extend the date by which the Company has to complete a Business Combination from January 27, 2023 to July 27, 2023 was approved. In connection with the special meeting, stockholders were provided an opportunity to redeem all or a portion of their Class A common stock, and stockholders holding 6,862,925 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Consequently, approximately $70,070,464 (approximately $10.21 per share) was removed from the Trust Account to pay such redeeming holders. Additionally, in connection with the approval of the Second Extension Amendment Proposal, the Company issued the Second Extension Note in the principal amount of up to $565,497 to the Sponsor, pursuant to which the Sponsor agreed to loan us up to $565,497. The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of consummation of Company’s Business Combination or (b) the date of liquidation of the Company. In order to further extend the period the Company has to complete a Business Combination beyond the 27th of a given month until July 27, 2023, the Sponsor will deposit an additional $94,250 into the Trust Account commencing on January 27, 2023 and on the 27th of each subsequent month until July 27, 2023. As of April 17, 2023, $282,750 has been deposited into Trust Account by the Sponsor.

Abacus Settlements, LLC d/b/a Abacus Life

Financial Statements as of and for the Years Ended December 31, 2022, and 2021, and

Report of Independent Registered Public Accounting Firm

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Abacus Settlements, LLC d/b/a Abacus Life

Opinion on the financial statements

We have audited the accompanying balance sheets of Abacus Settlements, LLC d/b/a Abacus Life (a Florida limited liability company) (the “Company”) as of December 31, 2022 and 2021, the related statements of operations and comprehensive (loss) income, changes in members’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Philadelphia, Pennsylvania

February 17, 2023

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE
BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,458,740	$2,599,302
Related party receivables	402,749	590,371
Other receivables	122,455	40,000
Prepaid expenses	216,150	305,516
Other current assets	15,633	—

Total current assets	2,215,727	3,535,189

PROPERTY AND EQUIPMENT—Net	72,218	33,303
INTANGIBLE ASSETS—Net	148,933	214,071
OTHER ASSETS:
Operating right-of-use asset	300,866	367,508
Due from members and affiliates	1,448	16,536
State security deposits	206,873	206,640
Certificate of deposit	262,500	918,750
Other non-current assets	7,246	—

Total other assets	778,933	1,509,434

TOTAL ASSETS	$3,215,812	$5,291,997

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$36,750	$—
Accrued payroll and other expenses	541,866	510,846
Operating lease liabilities- current portion	214,691	135,321
Contract liability—deposits on pending settlements	322,150	1,678,791
Due to members	1,411	11,857

Total current liabilities	1,116,869	2,336,815

Operating lease liabilities- noncurrent portion	87,806	232,187

Total liabilities	$1,204,675	$2,569,002

COMMITMENTS AND CONTINGENCIES (NOTE 7)
MEMBERS’ EQUITY:
Common units; $10 par value; 400 common units issued and outstanding at December 31, 2022 and 2021	4,000	4,000
Additional paid-in capital	80,000	80,000
Retained earnings	1,927,137	2,638,995

Total members’ equity	2,011,137	2,722,995

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,215,812	$5,291,997

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE
STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
ORIGINATION REVENUE	$7,050,007	$4,906,374
RELATED PARTY REVENUE	18,153,456	17,685,770

Total revenue	25,203,463	22,592,144
COST OF REVENUE	5,538,470	2,678,029
RELATED PARTY COST OF REVENUE	11,022,535	11,527,312

Total cost of revenue	16,561,005	14,205,341
GROSS PROFIT	8,642,458	8,386,803
OPERATING EXPENSES:
General and administrative expenses	8,674,425	7,439,549
Depreciation expense	12,165	10,139

Total operating expenses	8,686,590	7,449,688
(LOSS) INCOME FROM OPERATIONS	(44,132)	937,115
OTHER (EXPENSE) INCOME:
Interest income	2,199	11,500
Interest (expense)	(8,817)	0
Consulting income	273	50,000

Total other (expense)/ income	(6,345)	61,500

(LOSS) INCOME BEFORE INCOME TAXES	(50,477)	998,615
INCOME TAX EXPENSE	2,018	1,200

Net (loss) income and comprehensive (loss) income	$(52,495)	$997,415

WEIGHTED-AVERAGE UNITS USED IN COMPUTING NET INCOME (LOSS) PER UNIT:
Basic	400	400
Diluted	400	400
NET INCOME (LOSS) PER UNIT:
Basic earnings per unit	$(131.24)	$2,493.54
Diluted earnings per unit	$(131.24)	$2,493.54

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(52,495)	$997,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	25,184	18,651
Amortization expense	80,138	12,593
Amortization of deferred financing fees	7,817	—
Non-cash lease expense	1,631	—
Changes in operating assets and liabilities:
Related party receivables	187,622	(456,240)
Other receivables	(82,455)	(40,000)
Prepaid expenses	89,366	(58,316)
Other non-current assets	(7,246)
Accounts payable	36,750	—
Accrued payroll and other expenses	31,020	(4,349)
Contract liability—deposits on pending settlements	(1,356,641)	610,541
State security deposit	(233)	(32)
Certificate of deposit	656,250	262,500

Net cash (used in)/ from operating activities	(383,291)	1,342,763

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(64,099)	—
Purchase of intangible asset	(15,000)	(226,664)
Change in due from members and affiliates	15,088	(14,864)

Net cash (used in) investing activities	(64,011)	(241,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing fees	(23,450)	—
Change in due to members	(10,446)	3,639
Distributions to members	(659,363)	(358,216)

Net cash (used in) financing activities	(693,259)	(354,577)

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS	(1,140,562)	746,658
CASH AND CASH EQUIVALENTS—Beginning of year	2,599,302	1,852,644

CASH AND CASH EQUIVALENTS—End of year	$1,458,740	$2,599,302

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

			Additional Paid-in Capital	Retained Earnings	Total Members’ Equity
	Common units
	Units	Amount
BALANCE—January 1, 2021	400	$4,000	$80,000	1,999,796	2,083,796
Net income	—	—	—	997,415	997,415
Distributions	—	—	—	(358,216)	(358,216)

BALANCE—December 31, 2021	400	4,000	80,000	2,638,995	2,722,995
Net (loss)	—	—	—	(52,495)	(52,495)
Distributions	—	—	—	(659,363)	(659,363)

BALANCE—December 31, 2022	400	$4,000	$80,000	$1,927,137	$2,011,137

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE BUSINESS
Abacus Settlements, LLC d/b/a Abacus Life (the “Company”) was formed in 2004 in the state of New York. In 2016, the Company obtained its licensure in Florida and re-domesticated
to that state.
The Company acts as a purchaser of outstanding life insurance policies on behalf of investors (“financing entities”) by locating policies and screening them for eligibility for a life settlement, including verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates, also known as origination services. When the sale of a policy is completed, this is deemed “settled” and the policy is then referred to as either a “life settlements,” in which the insured’s life expectancy is greater than two years or “viatical settlements,” in which the insured’s life expectancy is less than two years.
The Company is not an insurance company, and therefore does not underwrite insurable risks for its own account.
On August 30, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with East Resources Acquisition Company (“ERES”), which was subsequently amended on October 14, 2022 and April 20, 2023. As part of the Merger Agreement, the total transaction value is $618,000,000, where the holders of the Company’s common units together with the holders of Longevity Markets Assets, LLC (“LMA”), a commonly owned affiliate, will receive aggregate consideration of approximately $531,800,000, payable in a number of newly issued shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), with a value ascribed to each share of ERES Class A common stock of $10.00 and, to the extent the aggregate transaction proceeds exceed $200.0 million, at the election of the Company’s and LMA’s members, up to $20.0 million of the aggregate consideration will be payable in cash to the Company’s and LMA’s members. The transaction is expected to close in Q2 2023, subject to shareholder approval and customary closing conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
—The accompanying financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Use of Estimates
—The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of financial statements and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, impairment testing, valuation of other receivables, income taxes and legal reserves.
Going Concern
—Management evaluates at each annual and interim period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation is based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. Management has concluded that there are no conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date these financial statements were issued.
Cash and Cash Equivalents
—Cash and cash equivalents include short-term and all
highly-liquid
debt instruments purchased with an original maturity of three months or less.

Related party receivables
—Related party receivables include fees to be reimbursed to the Company from life expectancy reports, assisted physician services and escrow services incurred on policies that related party financing entities purchase as part of the origination agreement with the Company. Related party receivables are stated at their net realizable value. Approximately, three-quarters of the outstanding receivables as of December 31, 2022 were collected in January 2023 and half of these fees as of December 31, 2021 were collected in January 2022. The Company recognizes allowances for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses when deemed uncollectible (after all means of collection have been exhausted and the potential for recovery is deemed remote). The Company does not have any material allowance for credit losses as of December 31, 2022 or December 31, 2021. Refer to Note 12—Related Party Transactions for additional information.
Other receivables
—Other receivables include origination fees for policies in which the recission period has ended, but the funds have not been received yet from financing entities. These fees were collected in the subsequent month.
The Company provides an allowance for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is deemed remote. The Company does not have any material allowance for credit losses as of December 31, 2022 or December 31, 2021.
If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company did not record material allowance for credit losses as of December 31, 2022 and December 31, 2021, respectively.
Concentrations
—All of the Company’s revenues are derived from life settlement transactions in which the Company represents financing entities that purchased existing life insurance policies. One financing entity, a company in which the Company’s members’ own interests, represented 60% and 76% of the Company’s revenues in 2022 and 2021, respectively. The Company works with licensed life settlement brokers and agents who represent the sellers. No single broker or agent represented the sellers for over 10% of the Company’s life settlement commission expense in 2022 and 2021.
The Company maintains cash deposits with a major bank which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institution and believes that the risk of loss is minimal. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying Balance Sheet. The Company extends different levels of credit to its customers and maintains allowance for credit loss accounts based upon the expected collectability of accounts receivable. The Company’s procedures for determining this allowance includes evaluating individual customer receivables, considering a customer’s financial condition, monitoring credit history and current economic conditions, using historical experience applied to an aging of accounts, and reasonable and supportable forecasts.
Property and Equipment—Net
—Property and equipment, net is stated at cost less accumulated depreciation. Depreciation expense is recognized over the useful lives of the assets using the straight-line
method. The estimated useful life of each asset category is as follows:

Years
Computer equipment	5
Office furniture	5

Expenditures for repairs and maintenance are charged to expense in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other income), in the statements of operations and comprehensive (loss) income.
Property and equipment are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of property and equipment is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. There were no impairments recognized during the years ended December 31, 2022 and 2021, respectively. Property and equipment to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangible Assets—Net
—Intangible assets are stated at cost, less accumulated amortization, and consist of capitalized costs incurred for the development of internal use software. The costs incurred exclusively consist of fees incurred from an external consulting firm during the development stage of the project and are subject to capitalization under Accounting Standards Codification (“ASC”)
350-40,
Internal-Use
Software
. The software is amortized on the straight-line basis over an estimated useful life of 3 years. Company reviews definite-lived intangible assets and other long-lived assets for impairment whenever an event occurs that indicates the carrying amount of an asset may not be recoverable. No impairment was recorded for the years ended December 31, 2022 and 2021.
State security deposit and Certificate of Deposit
—As a requirement of the licensing process, the Company is required to maintain a security deposit with a depository bank for the New Jersey Department of Banking and Insurance. The Company maintains a money market account in TD Wealth (NJ) to comply with these requirements. Additionally, a deposit was made with the Florida Department of Financial Services to meet a similar requirement in the state of Florida. Further, Bank of America required the Company to purchase a certificate of deposit as collateral for an irrevocable letter of credit, which supports the bonds that are required by certain states for licensing. As these deposits cannot be withdrawn due to regulatory requirements, they are not short term in nature and are classified as noncurrent assets on the balance sheets.
Fair Value Measurements
—The following fair value hierarchy is used in selecting inputs for those assets and liabilities measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). The Company evaluates these inputs and recognizes transfers between levels, if any, at the end of each reporting period. The hierarchy consists of three levels:
Level 1
—Valuation based on quoted market prices in active markets for identical assets or liabilities;
Level 2
—Valuation based on inputs other than Level 1 inputs that are observable for the assets or liabilities either directly or indirectly;
Level 3
—Valuation based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and supported by little or no observable market activity.
The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums, commissions and fees receivable, premiums payable and accrued expenses and other current liabilities, approximate their fair values because of the short period of time to maturity and liquidity of those instruments.
Revenue Recognition
—The Company recognizes revenue from origination activities by acting as a provider of life settlements and viatical settlements representing investors that are interested in purchasing life settlements on the secondary or tertiary market. Revenue from origination services consists of fees negotiated for each purchase and sale of a policy to an investor, which also include any agent and broker commissions received and the reimbursement of transaction costs. For revenue disaggregation based upon the source of the policy, see disclosure in Note 8—Revenue.
The Company’s revenue-generating arrangements are within the scope of ASC 606,
Revenue from Contracts with Customers
. The Company originates life settlements policies with third parties that include settlement brokers, life insurance agents, and direct consumers or policyholders. The Company then provides the administration services needed to initiate the transfer of the life settlement policies to investors in exchange for an origination fee. Such transactions are entirely performed through an escrow agent. In these arrangements, the customer is the investor, and the Company has a single performance obligation to originate a life settlement policy for the investor. The consideration transferred upon each policy is negotiated directly with the investor by the Company and is dependent upon the policy death benefits held by each life settlement policy. The revenue is recognized when the performance obligation under the terms of the contracts with customers are satisfied. The Company recognizes revenue from life settlement transactions when the closing has occurred and any right of rescission under applicable state law has expired (i.e., the customer obtains control over the policy and has the right to use and obtain the benefits from the policy). While rescission periods may vary by state, most states grant the owner the right to rescind the contract before the earlier of 30 calendar days after the execution date of the contract or 15 calendar days after life settlement proceeds have been sent to the owner. Purchase and sale of the policies generally occurs simultaneously, and only the fees received, including any agent and broker commissions and transaction costs reimbursed, are recorded as gross revenue.
For agent and broker commissions received and transaction costs reimbursed, the Company has determined that it is acting as the principal in the relationship as it maintains control of the services being performed as part of performance obligation prior to facilitating the transfer of the life settlement policy to the investor.
While the origination fees are fixed amounts based on the face value of the policy death benefit, there is variable consideration present due to the owners recission right. When variable consideration is present in a contract, the Company estimates the amount of variable consideration to which it expects to be entitled at contract inception and again at each reporting period until the amount is known. The entity applies the variable consideration constraint so that variable consideration is included in the transaction price only to the extent it is probable that a subsequent change in estimate will not result in a significant revenue reversal. While origination fees are variable due to the recission periods, given that the recission periods are relatively short in nature, the Company has concluded that such fees are fully constrained until the rescission period lapses and thus records revenue at a fixed amount based on the face value of the policy death benefit after the recission period is over.
Cost to Obtain or Fulfill Contracts
—Costs to obtain or fulfill contracts include commissions for brokers or agents under specific agreements that would not be incurred without a contract being signed and executed. The Company has elected to apply the ASC 606 ‘practical expedient’ which allows us to expense these costs as incurred if the amortization period related to the resulting asset would be one year or less. The Company has no instances of contracts that would be amortized for a period greater than a year, and therefore has no contract costs capitalized for these arrangements.
Contract Balances
—The timing of revenue recognition, customer billing and cash collection can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenues (contract liabilities). Contract liabilities consist of deposits on pending settlements, where origination fees and commissions were received from policies that had closed in December, but the right of rescission period had not expired as of December 31.
Commissions
—The Company receives a fee from the purchaser for their part in arranging the life settlement transactions. Out of that fee income, the Company pays commissions to the licensed representative of the seller, if one is required. Commission expense is recorded at the same time revenue is recognized and is included in the accompanying statements of operations and comprehensive (loss) income as cost of sales.

Segment
—Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its President and Chief Executive Officer. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Income Taxes
—The Company is taxed as an
S-corporation
for U.S. federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Company’s income or loss and credits are passed through to the members and reported on their individual Federal income tax return. The Company is required to file tax returns in most of the states in which it does business. Not all of the states recognize
S-corporations
as
pass-through
entities, and the Company is taxed at the corporate level. Accordingly, the Company pays income taxes to those states that do not treat S corporations as pass-through
entities for tax purposes. The income tax expense or benefit is based on taxable income allocated to the states that do not recognize
S-corporations
as
pass-through
entities.
The Company records uncertain tax positions in accordance with ASC 740,
Income Taxes
, on the basis of a
two-step
process whereby: (i) management determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position, and (ii) for those tax positions that meet the more likely than not recognition threshold, management recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes interest and penalties as a component of income tax expense. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.
Advertising
—All advertising expenditures incurred by the Company are charged to expense in the period to which they relate and are included in general and administrative expenses on the accompanying statements of operations and comprehensive (loss) income. Advertising expense totaled $1,414,828 and $1,803,000 for the years ended December 31, 2022 and 2021, respectively.
Leases
—The Company accounts for its leases in accordance with ASC 842,
Leases
. A contract is or contains a lease if there is identified property, plant and equipment that is either explicitly or implicitly specified in the contract and the lessee has the right to control the use of the property, plant and equipment throughout the contract term, which is based on an evaluation of whether the lessee has the right to direct the use of the property, plant and equipment.
In April 2022, the Company entered into an agreement to lease additional office space in Orlando, Florida from a vendor. The lease commenced on May 1, 2022 and goes through October 30, 2023.
Historically, the Company’s lease portfolio consisted of a single lease of office space in Orlando, Florida, which is accounted for as an operating lease. In April 2021, the lease was modified to expand the office space leased by the Company and also extend the term of the lease through July 31, 2024. The Company is responsible for utilities, maintenance, taxes and insurance, which are variable payments based on a reimbursement to the lessor of the lessor’s costs incurred. The Company excludes variable lease payments from the measurement of lease liabilities and right-of-use
(“ROU”) assets recognized on the Company’s balance sheets. Variable lease payments are recognized as a lease expense on the Company’s statements of operations and comprehensive (loss) income in the period incurred. The Company has elected the practical expedient to account for lease components and non-lease
components together as a single lease component for its real estate leases noted above.
The Company has elected the short-term lease exemption, which permits the Company to not recognize a lease liability and ROU asset for leases with an original term of one year or less. Currently, the Company does not have any short-term leases. The Company’s current lease includes a renewal option. The Company has determined that the renewal option is not reasonably certain of exercise based on an evaluation of contract, market and asset-based factors, and therefore does not include periods covered by renewal options in its lease term. The Company’s leases generally do not include purchase options, residual value guarantees, or material restrictive covenants.
The Company determines its lease liability and ROU by calculating the present value of future lease payments. The present value of future lease payments is discounted using the Company’s incremental borrowing rate. As the Company’s leases generally do not have a readily determinable implicit rate, the Company uses its incremental borrowing rate based on market yields and comparable credit ratings, adjusted for lease term, to determine the present value of fixed lease payments based on information available at the lease commencement date.
The Company does not have any finance leases, nor is the Company a lessor (or sublessor).
See Note 14 for additional disclosures related to leases.
Earnings Per Unit
—The Company has only one class of equity. Basic net (loss) income per unit is calculated by dividing net (loss) income by the weighted average number of units outstanding during the applicable period. If the number of units outstanding increases as a result of a unit dividend or unit split or decreases as a result of a reverse unit split, the computations of basic net (loss) income per unit are adjusted retroactively for all periods presented to reflect that change in capital structure. If such changes occur after the close of the reporting period but before issuance of the financial statements, the per-units
computations for that period and any prior-period financial statements presented are based on the new number of units.

3.	SEGMENT REPORTING
Operating as a
centrally-led
life insurance policy intermediary, the Company’s President and Chief Executive Officer is the CODM who allocates resources and assesses financial performance based on financial information presented for the Company as a whole. As a result of this management approach, the Company is organized as a single operating segment.

4.	PROPERTY AND EQUIPMENT—NET
Property and equipment, net consists of the following:

	2022	2021
Computer equipment	$91,993	$45,172
Office furniture	68,778	54,069
Leasehold improvement	2,569	—

Total property and equipment	163,340	99,241
Less: accumulated depreciation	(91,122)	(65,938)

Property and equipment—net	$72,218	$33,303

Depreciation expense recorded for property and equipment was $25,184 and $18,651, of which $13,019 and $8,512 has been included in cost of sales, for the years ended December 31, 2022 and 2021, respectively.

5.	INTANGIBLE ASSETS—NET
Intangible assets—net, consist of the following:

	2022	2021
Software	$241,664	$226,664
Less: accumulated amortization	92,731	12,593

Intangible assets—net	$148,933	$214,071

Amortization expense for the year ended December 31, 2022 and 2021 amounted to $80,138 and $12,593, respectively, and has been included in cost of sales.

6.	ACCRUED PAYROLL AND OTHER EXPENSES
The Company’s accrued payroll and other expenses were as follows:

	2022	2021
Accrued payroll	$224,168	$188,529
Accrued credit card fees	235,680	172,189
Other expenses	82,018	150,128

Total accrued payroll and other expenses	$541,866	$510,846

7.	COMMITMENTS AND CONTINGENCIES
Legal Proceedings
—The Company is a defendant in a lawsuit brought by a third party. The third party seeks to rescind a viatical settlement contract regarding a $4 million life insurance policy as the third party contends that the subject transaction documents were inconsistent with Delaware law and therefore the rescission provisions of the transaction documents were not enforceable. The trial is expected to begin in April 2023. The Company believes it has acted properly and in accordance with applicable state law and regulations. Legal counsel feels that a favorable outcome is likely for the Company; therefore, no liability has been accrued on the accompanying balance sheets. Although the Company believes there is no merit to this case, there is a five (5) million-dollar errors and omissions insurance policy in place with a $50,000 deductible per occurrence, which would limit any exposure to the Company.
Letter of credit
—The Company entered into a
one-year
letter of credit agreement in August 2022 to support bonding requirements associated with state insurance licenses and provide the Company the ability to borrow up to $1,012,500 related to state penal bonds. The letter of credit has variable interest based on Wall Street Journal Prime rates, beginning at 6.5%. Interest is only due on the outstanding principal amount. The Company did not draw on the letter of credit during 2022, as such $0 was outstanding as of December 31, 2022. The Company incurred $23,450 of financing fees associated with establishing the letter of credit, which have been capitalized in other current assets and amortized over the stated term.

8.	REVENUE
Remaining performance obligation
—The Company is recognizing revenue at a point in time when the closing has occurred and any right of rescission under applicable state law has expired. As of December 31, 2022 and 2021, there are $322,150 and $1,678,791 in revenues allocated to performance obligations to be satisfied, of which all are expected to be recognized as revenue in the following year when the right of rescission has expired.
Disaggregated Revenue
—The following table presents a disaggregation of the Company’s revenue by major sources for the years ended December 31, 2022 and 2021:

	2022	2021
Agent	$12,156,552	$7,668,256
Broker	9,938,808	11,378,713
Client direct	3,108,103	3,545,175

Total	$25,203,463	$22,592,144

Contract Balances
—The balances of contract liabilities arising from contracts with customers for the years ended December 31, 2022 and 2021 were as follows:

	2022	2021
Contract liabilities—beginning of year	$1,678,791	$1,068,250
Additions to Contract Liabilities	322,150	1,678,791
Recognition of revenue deferred in the prior year	(1,678,791)	(1,068,250)

Contract liabilities—end of year	$322,150	$1,678,791

9.	INCOME TAXES
Since the Company elected to file as an
S-corporation
for Federal and State income tax purposes, the Company incurred no Federal or State income taxes. Accordingly, tax expense is attributable to minimum state tax payments that are due regardless of their
S-corporation
status and income position.
The components of expense for income taxes for the years ended December 31, 2022 and 2021 are as follows:

	2022	2021
State income taxes:
Current	$2,018	$1,200
Deferred	—	—

Expense for income taxes	$2,018	$1,200

This expense solely relates to state minimum tax for state taxes that have been paid and settled during the respective years shown above.
For the years ended December 31, 2022 and 2021, the income tax expense differs from the provision that would result from applying state statutory tax rates to the income before income taxes due to the Company’s
S-corporation
election. A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Tax at federal statutory rate	21.00%	21.00%
State taxes, net of federal benefit	(4.00)	0.12
U.S. income attributable to pass-through entity	(21.00)	(21.00)

Effective income tax rate	(4.00)%	0.12%

The Company did not have any unrecognized tax benefits relating to uncertain tax positions at December 31, 2022 and 2021 and did not recognize any interest or penalties related to uncertain tax position at December 31, 2022 and 2021.
Given the company’s
S-Corporation
status, temporary book and tax differences do not create a deferred tax asset or liability on the balance sheets. Accordingly, an assessment of realizability of any deferred tax asset balances is not relevant.
On March 27, 2020, the CARES Act was enacted. The CARES Act includes provisions, among others, addressing the carryback of net operating losses for specific periods, refunds of alternative minimum tax credits, temporary modifications to the limitations placed on the tax deductibility of net interest expenses, and technical amendments for qualified improvement property. Additionally, the CARES Act provides for various payroll incentives, including PPP loans, refundable employee retention tax credits, and the deferral of the employer-paid portion of social security payroll taxes.

10.	RETIREMENT PLAN
The Company had a 401(k) Safe Harbor and Discretionary Profit-Sharing Plan (the Plan) with a service provider until May 30, 2021, at which time the Company switched to Paychex’s Retirement Services 401(k) Profit Sharing Plan. All eligible employees are able to participate in voluntary salary reduction contributions to the Profit-Sharing Plan. All employees who have completed one year of service with the Company are eligible to receive employer matching contributions. The Company may match contributions to the Profit-Sharing Plan, up to 4% of compensation. For the years ended December 31, 2022 and 2021, the Company made a discretionary contribution of $0 and $100,000 to the Profit Sharing Plan, respectively.

11.	MEMBERS’ EQUITY
The Company is authorized to issue up to 400 units of par value common units. Holders of the Company’s common units are entitled to one vote for each share. At December 31, 2022 and 2021, there were 400 shares of common units issued and outstanding. Holders of the common units were entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the unit holders after payment of all liabilities.

12.	RELATED PARTY TRANSACTIONS
Due from members and affiliates includes $1,448 and $16,536 of short-term advances to affiliates with no stated terms at December 31, 2022 and 2021, respectively. Due to members and affiliates includes $1,411 and $11,857 of distributions owed to members at December 31, 2022 and 2021, respectively.
The Company has a related party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of the Company jointly own 11% of the Nova Funds. For the years ended December 31, 2022 and December 31, 2021, the Company has originated 333 and 313 policies, respectively, for the Nova Funds with a total value of $87,143,005 and $106,633,792. For its origination services to the Nova Funds, the Company earns origination fees equal to the lesser of (i) 2% of the net death benefit for the policy or (ii) $20,000 in addition to agent and broker commissions and reimbursements for transaction expenses, where the Company has determined that it is acting as the principal. For the years ended December 31, 2022 and December 31, 2021, revenue earned and contracts originated are as follows:

	December 31,	December 31,
	2022	2021
Origination fee revenue	$6,586,922	$6,158,458
Commissions and transaction reimbursement revenue	$8,656,885	$11,093,512

Total revenue	$15,243,806	$17,251,970

Cost	87,143,005	106,633,792
Face value	481,648,010	459,217,638
Total policies	333	313
Average Age	75	78
The Company also has two other affiliated investors that it provides origination services for. Total revenue earned related to the other affiliated investors was $2,909,650 and $433,800, respectively of which $2,268,150 and $0 related to Longevity Market Assets, LLC (“LMA”), for the years ended December 31, 2022 and December 31, 2021, respectively. Total cost of sales were $2,365,650 and $433,800 for the other affiliated investors for the years ended December 31, 2022 and December 31, 2021, respectively.
In addition, at December 31, 2022 and 2021, there were $175,194 and $590,371, respectively, in expense reimbursements due from the Nova funds, which are included as related party receivables in the accompanying balance sheets.

13.	SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION.
For the years ended December 31, 2022 and December 31, 2021, respectively, supplemental cash flow information and supplemental disclosure of non-cash
investing and financing activity consists of the following:

	2022	2021
Supplemental cash flow information:
Cash paid for income taxes	$0	$1,200
Supplemental disclosure of non-cash investing and financing activity:
Distributions owed to the members	1,411	11,857

14.	LEASES
The Company’s ROU assets and lease liabilities for its operating leases consisted of the following amounts as of December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Assets
Operating lease right-of-use asset	$300,866	$367,508
Liabilities
Operating lease liability, current	214,691	135,321
Operating lease liability, noncurrent	87,806	232,187

Total operating lease liabilities	$302,497	$367,508
The Company recognizes lease expense for its operating leases within general and administrative expenses on the Company’s statements of operations and comprehensive (loss) income. The Company’s lease expense for the periods presented consisted of the following:

	Year Ended December 31,
	2022	2021
Operating lease cost	$190,183	$126,178
Variable lease cost	9,403	10,756

Total lease cost	$199,586	$136,935

The following table shows supplemental cash flow information related to lease activities for the periods presented:

	Year Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	201,478	126,178
ROU assets obtained in exchange for new lease liabilities	123,541	417,076
The table below shows a weighted-average analysis for lease term and discount rate for all operating leases as of December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Weighted-average remaining lease term (in years)	1.41	2.58
Weighted-average discount rate	3.71%	3.36%

Future minimum noncancelable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at December 31, 2022 are as follows:

Operating Leases
2023	221,182
2024	88,543
2025	—
2026	—
2027	—
Thereafter	—

Total operating lease payments (undiscounted)	$309,726
Less: Imputed interest	(7,229)

Lease liability as of December 31, 2022	$302,497

15.	SUBSEQUENT EVENTS
The Company has evaluated its subsequent events through February 17, 2023, the date that the financial statements were available to be issued.
* * * * * *

Abacus Settlements, LLC d/b/a Abacus Life
Unaudited Condensed Financial Statements as of June 30, 2023 and December 31, 2022 and for the Six Months Ended June 30, 2023, and 2022

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

ABACUS LIFE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

	June 30,	December 31,
	2023	2022
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,611,122	$30,052,823
Accounts receivable	192,595	10,448
Related party receivable	78,310	198,364
Due from affiliates	10,473,748	2,904,646
Other receivables	21,252	—
Prepaid expenses and other current assets	829,595	116,646

Total current assets	32,206,622	33,282,927
Property and equipment, net	177,931	18,617
Intangible assets, net	32,900,000	—
Goodwill	140,287,000	—
Operating right-of-use assets	240,816	77,011
Life settlement policies, at cost	9,889,610	8,716,111
Life settlement policies, at fair value	56,685,617	13,809,352
Available for sale securities, at fair value	1,000,000	1,000,000
Other investments	1,600,000	1,300,000
Due from members and affiliates	75,582	—
State security deposit	206,873	—
Certificate of deposit	262,500	—
Other assets, at fair value	1,801,886	890,829

TOTAL ASSETS	$277,334,437	$59,094,847

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$524,400	$—
Accounts payable	401,500	40,014
Operating lease liabilities—current portion	227,561	48,127
Due to members and affiliates	10,415,154	263,785
Due to owners	717,429	—
Contract liabilities—deposits on pending settlements	981,217	—
Accrued transaction costs	182,571	908,256
Other current liabilities	258,759	42,227
Income taxes payable	185,831	—

Total current liabilities	13,894,422	1,302,409
SPV purchase and sale note	25,000,000	—
Long-term debt, at fair value	66,165,396	28,249,653
Operating lease liabilities—noncurrent portion	16,864	29,268
Deferred tax liability	9,320,240	1,363,820
Warrant liability	2,438,600	—

TOTAL LIABILITIES	116,835,522	30,945,150

COMMITMENTS AND CONTINGENCIES (11)
SHAREHOLDERS’ EQUITY (DEFICIT)
Class A common stock, $0.0001 par value; 200,000,000 authorized shares; 62,961,688 and 50,369,350 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	6,296	5,037
Additional paid-in capital	188,641,886	704,963
Retained earnings/(accumulated deficit)	(29,382,362)	25,487,323
Accumulated other comprehensive income	877,306	1,052,836
Non-controlling interest	355,789	899,538

Total shareholders’ equity (deficit)	160,498,915	28,149,697

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$277,334,437	$59,094,847

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-
50

ABACUS LIFE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES:
Portfolio servicing revenue
Related party servicing revenue	$329,629	$419,253	$543,076	$620,159
Portfolio Servicing revenue	24,737	169	46,981	370,169

Total portfolio servicing revenue	354,366	419,422	590,057	990,328
Active management revenue
Investment Income from life insurance policies held using investment method	8,263,499	5,965,466	16,655,833	13,980,466
Change in fair value of life insurance policies (policies held using fair value method)	2,760,900	2,014,013	4,339,084	3,305,505

Total active management revenue	11,024,399	7,979,479	20,994,917	17,285,971

Total revenues	11,378,765	8,398,901	21,584,974	18,276,299

COST OF REVENUES (excluding depreciation stated below)
Cost of revenue	973,400	666,119	1,462,950	2,086,075

Total cost of revenue	973,400	666,119	1,462,950	2,086,075
Gross Profit	10,405,365	7,732,782	20,122,024	16,190,224
OPERATING EXPENSES:
Sales and marketing	683,841	1,019,498	1,412,845	1,649,498
General and administrative expenses	577,539	5,499	1,274,431	646,705
Loss on change in fair value of debt	1,445,229	333,879	2,398,662	375,513
Unrealized loss (gain) on investments	(672,936)	1,039,022	(798,156)	1,054,975
Depreciation	1,098	1,098	2,141	2,141

Total operating expenses	2,034,771	2,398,996	4,289,923	3,728,832

Operating Income	$8,370,594	$5,333,786	$15,832,101	$12,461,392

OTHER INCOME (EXPENSE)
Interest (expense)	(584,075)	—	(941,458)	—
Interest income	—	—	7,457	—
Other income (expense)	121,601	(127,455)	(21,651)	(242,247)

Total other income (expense)	(462,474)	(127,455)	(955,652)	(242,247)
Net income before provision for income taxes	7,908,120	5,206,331	14,876,449	12,219,145

Provision for income taxes	(1,184,571)	(120,132)	(528,104)	(296,806)

NET INCOME	6,723,549	5,086,199	14,348,345	11,922,339

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(26,596)	406,641	(487,303)	406,641

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	6,750,145	4,679,558	14,835,648	11,515,698

EARNINGS PER SHARE:
Basic and diluted weighted average shares outstanding (1)	50,507,728	50,369,350	50,438,921	50,369,350
Basic and diluted net income per share	0.13	0.09	0.29	0.23
NET INCOME	6,723,549	5,086,199	14,348,345	11,922,339
Other comprehensive income, net of tax:
Change in fair value of debt	(119,663)	2,017,559	(231,976)	2,017,559

Comprehensive income	6,603,886	7,103,758	14,116,369	13,939,898
Comprehensive income (loss) attributable to non-controlling interests	(56,111)	1,011,909	(543,749)	1,011,909

Comprehensive income attributable to Abacus Life Inc.	6,659,997	6,091,849	14,660,118	12,927,989

(1)
Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of the Abacus Life Inc. as a result of Business Combination.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-
51

ABACUS LIFE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

	Class A Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Non- Controlling Interests	Total Shareholders’ Equity
	Shares	Amount
BALANCE AS OF MARCH 31, 2022 (1)	50,369,350	$5,037	$704,963	$4,951,188	$—	$(148,155)	$5,513,033
Distributions	—	—	—	(310,000)	—	—	(310,000)
Other Comprehensive Income	—	—	—	—	1,412,291	605,268	2,017,559
Net Income	—	—	—	4,679,558	—	406,641	5,086,199

BALANCE AS OF JUNE 30, 2022 (1)	50,369,350	$5,037	$704,963	$9,320,746	$1,412,291	$863,754	$12,306,791

	Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- Controlling Interests	Total Shareholders’ Equity
	Shares	Amount
BALANCE AS OF MARCH 31, 2023 (1)	50,369,350	$5,037	$704,963	$33,572,826	$967,454	$411,900	$35,662,180
Distributions	—	—	—	(34,451,607)	—	—	(34,451,607)
Deferred transaction costs	—	—	—	(10,841,551)	—	—	(10,841,551)
Public warrants	—	—	4,726,500	(3,765,600)	—	—	960,900
Merger with East Resources Acquisition Company	12,592,338	1,259	17,849,091	(20,646,575)	—	—	(2,796,225)
Acquisition of Abacus Settlements, LLC	—	—	165,361,332	—	—	—	165,361,332
Other Comprehensive Income	—	—	—	—	(90,148)	(29,515)	(119,663)
Net Income	—	—	—	6,750,145	—	(26,596)	6,723,549

BALANCE AS OF JUNE 30, 2023	62,961,688	$6,296	$188,641,886	$(29,382,362)	$877,306	$355,789	$160,498,915

(1)
Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of the Abacus Life Inc. as a result of the successful Business Combination.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

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ABACUS LIFE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

	Class A Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Non- Controlling Interests	Total Shareholders’ Equity
	Shares	Amount
BALANCE AS OF DECEMBER 31, 2021 (1)	50,369,350	$5,037	$704,963	$205,048	$—	$(148,155)	$766,893
Distributions	—	—	—	(2,400,000)	—	—	(2,400,000)
Other comprehensive income	—	—	—	—	1,412,291	605,268	2,017,559
Net Income	—	—	—	11,515,698	—	406,641	11,922,339

BALANCE AS OF JUNE 30, 2022 (1)	50,369,350	$5,037	$704,963	$9,320,746	$1,412,291	$863,754	$12,306,791

	Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- Controlling Interests	Total Shareholders’ Equity
	Shares	Amount
BALANCE AS OF DECEMBER 31, 2022 (1)	50,369,350	$5,037	$704,963	$25,487,323	$1,052,836	$899,538	$28,149,697
Distributions	—	—	—	(34,451,607)	—	—	(34,451,607)
Deferred transaction costs	—	—	—	(10,841,551)	—	—	(10,841,551)
Public warrants	—	—	4,726,500	(3,765,600)	—	—	960,900
Merger with East Resources Acquisition Company	12,592,338	1,259	17,849,091	(20,646,575)		—	(2,796,225)
Acquisition of Abacus Settlements, LLC	—	—	165,361,332	—	—	—	165,361,332
Other Comprehensive Income	—	—	—	—	(175,530)	(56,446)	(231,976)
Net Income	—	—	—	14,835,648	—	(487,303)	14,348,345

BALANCE AS OF JUNE 30, 2023	62,961,688	$6,296	$188,641,886	$(29,382,362)	$877,306	$355,789	$160,498,915

(1)
Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of the Abacus Life Inc. as a result of the successful Business Combination.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

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ABACUS LIFE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,348,345	$11,922,339
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,141	2,141
Unrealized (gain) loss on investments	(798,156)	1,054,975
Unrealized gain on policies	(3,319,588)	(3,305,505)
Loss on change in fair value of debt	2,398,662	375,513
Deferred income taxes	252,659	999,927
Non-cash lease expense	384	—
Changes in operating assets and liabilities:
Accounts receivable	(182,147)	—
Related party receivable	125,764	(77,657)
Prepaid expenses and other current assets	(193,462)	(1,379,579)
Other noncurrent assets	(105,655)	—
Accounts payable	361,486	—
Accrued transaction costs	(725,685)	—
Other current liabilities	402,363	72,938
Life Settlement Policies purchased, at fair value	(39,556,677)	(7,211,509)
Life Settlement Policies purchased, at cost	(11,374,605)	(7,204,753)

Net cash used in operating activities	(38,364,171)	(4,751,170)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(300,000)	(250,000)
Due from affiliates	(6,760,627)	—

Net cash used in investing activities	(7,060,627)	(250,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of debt certificates	35,206,351	9,463,779
Transaction costs	(10,841,551)	—
Capital distribution to members	(23,533,072)	(2,400,000)
Proceeds from receipt of SPV purchase and sale note	25,000,000	—
Due to members and affiliates	10,151,369	680,375

Net cash provided by financing activities	35,983,097	7,744,154

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,441,701)	2,742,984
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	30,052,823	102,421

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$20,611,122	$2,845,405

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

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ABACUS LIFE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS
Organization and Merger
Abacus Life, Inc. (“the Company”) was formerly known as East Resources Acquisition Company (“ERES”), a blank check company incorporated in Delaware on May 22, 2020. Abacus Life, Inc. conducts its business through its wholly-owned, consolidated subsidiaries, primarily Abacus Settlements LLC (“Abacus”) and Longevity Market Assets, LLC (“LMA”), which are incorporated in the state of Delaware (collectively, the “Companies”). On June 30, 2023, (the “Closing Date”), ERES, Longevity Market Assets, LLC and Abacus Settlements, LLC consummated the combining of the Companies as contemplated by the Merger Agreement dated as of August 30, 2022 (as amended on October 14, 2022 and April 20, 2023) with LMA Merger Sub, LLC, a wholly owned subsidiary of ERES (“LMA Merger Sub”), Abacus Merger Sub, LLC, a wholly owned subsidiary of ERES (“Abacus Merger Sub”), Longevity Market Assets, LLC (“LMA”) and Abacus Settlements, LLC (“Legacy Abacus” and, together with LMA, the “Legacy Companies”). Pursuant to the Merger Agreement, on June 30, 2023, (i) LMA Merger Sub merged with and into LMA, with LMA surviving such merger (the “LMA Merger”) and (ii) Abacus Merger Sub merged with and into Legacy Abacus, with Legacy Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers” and, along with the other transactions contemplated by the Merger Agreement, the “Business Combination”) and the Legacy Companies became direct wholly owned subsidiaries of Abacus and ERES changed its name to Abacus Life, Inc.
The condensed consolidated assets, liabilities and statements of operations and comprehensive income prior to the Business Combination are those of legacy LMA. The stocks and corresponding capital amounts and income per stock, prior to the Business Combination, have been retroactively restated based on stocks reflecting the exchange ratio established in the Business Combination.
The equity structure has been recast in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to legacy LMA’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to legacy LMA common stock prior to the Business Combination have been retroactively recast as shares reflecting the exchange ratio of 0.8 established in the Business Combination.
Business Activity
The Company, through its LMA subsidiary, is a provider of services pertaining to life insurance settlements and offers policy servicing to owners and purchasers of life settlement assets, as well as consulting, valuation, and actuarial services. The Company is also engaged in buying and selling of life settlement policies in which it uses its own capital, and purchases life settlement contracts with the intent to either hold to maturity to receive the associated death claim payout or to sell to another purchaser of life settlement contracts for a gain on the sale.
The Company, through its Abacus subsidiary, also is an originator of outstanding life insurance policies as a licensed life settlement provider on behalf of investors (“Financing Entities”). Abacus locates and screens policies for eligibility as a commercially desirable life settlement, including verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates, also known, collectively, as origination services. When the sale of a policy is completed, this is deemed “settled” and the policy is then referred to as either a “life settlement” in which the insured’s life expectancy is greater than two years or “viatical settlement,” in which the insured’s life expectancy is less than two years. The Company is not an insurance company, and therefore the Company does not underwrite insurable risks for its own account.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
—In connection with the Business Combination, the Merger is accounted for as a reverse recapitalization with ERES in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under U.S. GAAP, ERES has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the LMA shareholders having a relative majority of the voting power of the Company, the LMA shareholders having the authority to appoint a majority of directors on the Board of Directors, and senior management of LMA comprising the majority of the senior management of the post-combination Company. LMA was then determined to be the “acquirer” for financial reporting purposes based on the relative size of LMA as compared to Abacus, represented by their revenue, equity, gross profit and net income. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of LMA with the LMA Merger being treated as the equivalent of LMA issuing stock for the net assets of ERES, accompanied by a recapitalization. The net assets of ERES will be stated at historical cost, with no goodwill or other intangible assets recorded.
The Abacus Merger will be accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Abacus will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recognized as goodwill.
As a result of the Business Combination, the Company evaluated if ERES, Abacus, or LMA is the predecessor for accounting purposes.
In considering the foregoing principles of predecessor determination and in light of the Company’s specific facts and circumstances, management determined that LMA and Abacus are dual predecessors for accounting purposes. The financial statement presentation for Abacus Life, Inc. includes the purchase accounting effects of the Abacus Merger as of the Closing Date with the financial statements of LMA as the comparative period. The predecessor financial statements for Abacus are included separately within this report.
The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and are prepared in accordance with U.S. GAAP.
Unaudited Condensed Consolidated Financial Statements
—The condensed consolidated financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2022, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of June 30, 2023, and the condensed consolidated statements of operations and comprehensive income for the three months and six months ended June 30, 2023 and 2022, respectively, and the condensed consolidated statements of cash flows for the six months ended June 30, 2023 and 2022, respectively. The condensed consolidated statements of operations and comprehensive income for the three months and six months ended June 30, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023, or any other period. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for Abacus for the year ended December 31, 2022, and the financial statements and notes for LMA for the year ended December 31, 2022. All references to financial information as of and for the periods ended June 30, 2023, and 2022 in the notes to condensed consolidated financial statements are unaudited.
Refer to this note in the LMA annual financial statements for the full list of the Company’s significant accounting policies. The details in those notes have not changed, except as discussed below and as a result of normal adjustments in the interim periods.
Consolidation of Variable Interest Entities
—For entities in which the Company has variable interests, the Company first evaluates whether the entity meets the definition of a variable interest entity (“VIE”) or a

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voting interest entity (“VOE”). If the entity is a VIE, the Company focuses on identifying whether it has the power to direct the activities that most significantly impact the VIE’s economic performance and whether it has the obligation to absorb losses or the right to receive benefits from the VIE. If the Company is the primary beneficiary of a VIE, the assets, liabilities, and results of operations of the VIE will be included in the Company’s condensed consolidated financial statements. The proportionate share not owned by the Company is recognized as noncontrolling interest and net income attributable to noncontrolling interest on the condensed consolidated balance sheets and condensed consolidated statements of operations and comprehensive income, respectively. If the entity is a VOE, the Company evaluates whether it has the power to control the VOE through a majority voting interest or through other arrangements.
Accounting Standards Codification (“ASC”) Topic 810,
Consolidations
, requires the Company to separately disclose on its condensed consolidated balance sheets the assets of consolidated VIEs and liabilities of consolidated VIEs as to which there is no recourse against the Company. As of June 30, 2023, total assets and liabilities of consolidated VIEs were $57,577,034 and $52,474,820, respectively. As of December 31, 2022, total assets and liabilities of consolidated VIEs were $30,073,972 and $27,116,762, respectively.
On January 1, 2021, the Company entered into an option agreement with two commonly owned full-service origination, servicing, and investment providers (the “Providers”), in which the Company agreed to fund certain capital needs with an option to purchase the outstanding equity ownership of the Providers (the “Option Agreement”).
The Company accounted for its investment in the call options under the Option Agreement as an equity security, pursuant to ASC 321. In arriving at this accounting conclusion, the Company first considered whether the call options met the definition of a derivative pursuant to ASC 815 and concluded that the options do not provide for net settlement and accordingly are not a derivative. The Company also concluded that the call options do not provide the Company with a controlling financial interest in the legal entity pursuant to ASC 810. The call options include material contingencies prior to exercisability that the Company does not anticipate will be resolved; additionally, the call options are in a legal entity for which the share price has no readily determinable fair value. The Company’s basis in the call options, pursuant to ASC 321, is zero and accordingly the call options are not reflected in the statement of financial position.
The Company provided $0 and $127,455 of funding for the three months ended June 30, 2023 and June 30, 2022, respectively and provided $29,721 and $242,247 of funding for the six months ended June 30, 2023 and June 30, 2022, respectively which is included in other (expense) income on the condensed consolidated statements of operations and comprehensive income. See Note 11, Commitments and Contingencies.
For the period ended June 30, 2023, and for the year ended December 31, 2022, the Providers were considered to be VIEs, but were not consolidated in the Company’s condensed consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion. As of June 30, 2023, the unaudited financial information for the unconsolidated VIEs are as follows: held assets of $318,178 and liabilities of $450 and held assets of $483,167 and liabilities of $184,621, respectively. As of December 31, 2022, the unaudited financial information for the unconsolidated VIEs are as follows: held assets of $126,040 and liabilities of $0 and held assets of $861,924 and liabilities of $358,586, respectively.
On October 4, 2021, the Company entered into an operating agreement with LMX Series, LLC (“LMX”) and three other unaffiliated investors to obtain a 70% ownership interest in LMX, which was newly formed in August 2021. LMX had no operating activity prior to the operating agreement being signed. LMX has a wholly owned subsidiary, LMATT Series 2024, Inc., a Delaware C corporation. While the Company and three other investors each contributed $100 to LMX, the Company directs the most significant activities by managing the investment offerings, and sponsoring and creating structured investment grade insurance liabilities, and thus was provided a 70% ownership interest. LMX is a VIE and the Company is the primary beneficiary of LMX. The Company has included the results of LMX and its subsidiaries in its condensed consolidated financial statements for the period ended June 30, 2023.
On March 3, 2022, the Company obtained an 80% ownership interest in Longevity Market Advisors, LLC (“Longevity Market Advisors”). The Longevity Market Advisors legal entity was established primarily for

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the purpose of acquiring the assets of a broker/dealer, Regional Investment Services, Inc. (“RIS”), an Ohio corporation. Longevity Market Advisors is a VIE and the Company is the primary beneficiary of Longevity Market Advisors. The purchase price payable in exchange for RIS was $60,000. The Company evaluated whether this represented a business combination or an asset acquisition under ASC 805. While the purchase of the RIS represents a business, it was further determined that as RIS was purchased for the primary reason of being registered by the Financial Industry Regulatory Authority (“FINRA”). As there are no tangible or intangible assets of value from the RIS that would meet the capitalization criteria that have standalone value, the Company has expensed the purchase in general and administrative costs. Upon closing of the transaction, Longevity Market Advisors will comprise 100% of the ownership structure of RIS, and RIS will be a wholly owned subsidiary. The Company has included the results of Longevity Market Advisors in its condensed consolidated financial statements for the period ended June 30, 2023.
On November 30, 2022, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series, GP, LLC. Subsequent to that, LMA Income Series, GP, LLC formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its condensed consolidated financial statements for the six months ended June 30, 2023.
On January 31, 2023, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series II, GP, LLC. Subsequent to that, LMA Income Series II, GP, LLC formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series II, LP and thus has fully consolidated the limited partnership in its condensed consolidated financial statements for the six months ended June 30, 2023.
Noncontrolling Interest
—Noncontrolling interest represents the share of consolidated entities owned by third parties. At the date of formation or upon acquisition, the Company recognizes noncontrolling interest on the condensed consolidated balance sheets at an amount equal to the noncontrolling interest’s proportionate share of the relative fair value of any assets and liabilities acquired. Noncontrolling interest is subsequently adjusted for the noncontrolling shareholder’s additional contributions, distributions, and the shareholder’s share of the net earnings or losses of each respective consolidated entity.
Net income of a consolidated entity is allocated to noncontrolling interests based on the noncontrolling shareholder’s ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the condensed consolidated statements of operations and comprehensive income.
Use of Estimates
—The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, disclosure of contingent assets and liabilities at the date of financial statements, and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, purchase price allocation, the selection of useful lives of property and equipment, valuation of other receivables, valuation of life settlement policies, valuation of other investments and available-for-sale
securities, valuation of long-term debt, impairment testing, income taxes, and legal reserves.
Life Insurance Settlement Policies
—The Company accounts for its holdings of life insurance settlement policies in accordance with
ASC 325-30,
Investments in Insurance Contracts
. The Company accounts for life settlement policies purchased that we intend to hold to maturity at fair value and life settlement policies that we intend to trade in the near term at cost plus premiums paid.

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The Company follows ASC 820,
Fair Value Measurements and Disclosures
, in estimating the fair value of its life insurance policies held at fair value. ASC 820 defines fair value as an exit price representing the amount that would be received if an asset were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-level, fair value hierarchy that prioritizes the inputs used to measure fair value. Level 1 relates to quoted prices in active markets for identical assets or liabilities. Level 2 relates to observable inputs other than quoted prices included in Level 1. Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s valuation of life settlements is considered to be Level 3, as there is currently no active market where we are able to observe quoted prices for identical assets. The Company’s valuation model incorporates significant inputs that are not observable. See Note 10, “Fair Value Measurements.” For policies held at fair value, changes in fair value are reflected in operations in the period the change is calculated.
For policies held under the investment method, the Company tests the impairment if we become aware of information indicating that the carrying value plus undiscounted future premiums of a policy may not be recoverable. This information is gathered initially through extensive underwriting procedures at purchase of the settlement contract, as well as through periodic underwriting review that include medical reports and life expectancy evaluations. The policies held by the Company using the investment method are expected to be owned for a shorter-term, and are actively marketed to potential buyers. The market feedback received through these interactions provides the Company with information related to a potential impairment. If a policy is determined to be impaired, the Company will adjust the carrying value to the fair value determined through the impairment analysis.
The Company accounts for cash proceeds from sale and maturity of life insurance settlement policies, as well as cash outflows for premium payments, as operating activities within the condensed consolidated statements of cash flows.
Cost of Revenues
—Cost of revenue represents the direct costs associated with fulfilling the Company’s obligations to its customers, primarily policy servicing and consulting expense.
Income Taxes
—The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.
Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not (greater than 50%) that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance. Existing valuation allowances are re-examined
under the same standards of positive and negative evidence. If it is determined that it is more likely than not that a deferred tax asset will be realized, the appropriate amount of the valuation allowance, if any, is released.

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Deferred tax assets and liabilities are also remeasured to reflect changes in underlying tax rates due to law changes and the granting and lapse of tax holidays.
Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitations has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.
Concentrations
—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, and available-for-sale
securities. The Company maintains its cash in bank deposit accounts with high-quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying condensed consolidated balance sheets. The Company extends different levels of credit to its customers and maintains allowance for doubtful accounts based upon the expected collectability of accounts receivable. The Company’s procedures for determining this allowance includes evaluating individual customer receivables, considering a customer’s financial condition, monitoring credit history and current economic conditions, and using historical experience applied to an aging of accounts.
Two related party customers accounted for 12% and 13% of the total balance of accounts receivable and related party receivables as of June 30, 2023, and two related party customers accounted for 75% and 16% of the total accounts receivable as of December 31, 2022, respectively. The largest receivables balances are from related parties where exposed credit risk is low. As such, there is no allowance for doubtful accounts as of June 30, 2023, and December 31, 2022.
One customer accounted for 27% of active management revenue for the three months ended June 30, 2023. Two related party customers each accounted for 20% and 20% of the portfolio servicing revenue for the three months ended June 30, 2023. One customer accounted for 26% of the total revenues for the three months ended June 30, 2022.
One customer accounted for 29% of active management revenue, while 16% of revenue related to 2 policies that matured that were accounted for under the investment method and 1 policy that matured that was accounted for under the fair-value method for the six months ended June 30, 2023. Two related party customers each accounted for 25% and 27% of the portfolio servicing revenue for the six months ended June 30, 2023. One customer accounted for 71% of the total revenues for the six months ended June 30, 2022.
Warrants
—The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480
Distinguishing Liabilities from Equity
(“ASC 480”) and ASC 815,
Derivatives and Hedging
(“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants

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that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the condensed consolidated statements of operations and comprehensive income.

3.	BUSINESS COMBINATION
Merger consideration conveyed of $531.8 million was allocated between the Companies based on relative values derived through both the discounted cash flow method within the income approach and the guideline public company method within the market approach. Within the discounted cash flow method, the present values of cash flows reasonably expected to be produced by the Companies from their operations were summed to produce an estimate of the Companies’ business enterprise values on a controlling, marketable basis. The cash flows used in the discounted cash flow analysis were discounted at the weighted average cost of capital of 14.5% for LMA and 16.5% for Abacus. The discounted cash flow method resulted in a business enterprise value range of $380.0 million to $460.0 million for LMA and $180.0 million to $195.0 million for Abacus. Within the market approach, Company applied the guideline public company method, which employs market multiples derived from market prices of stocks of Companies that are engaged in the same or similar lines of business as the Companies and that are actively traded on a free and open market. The guideline public company method resulted in a business enterprise value range of $400.0 million to $440.0 million for LMA and $180.0 million to $190.0 million for Abacus. Management concluded on a business enterprise value of $165.4 million for Abacus and $366.4 million for LMA based upon the relative fair value of the Companies allocated to the consideration transferred.
The preliminary purchase price was allocated among the identified assets to be acquired. The primary area of the acquisition accounting that is not yet finalized is our estimate of the impact of acquisition accounting on deferred income taxes. An estimate of deferred income taxes has been recorded in the Company’s books based on information available as of June 30, 2023. As the initial acquisition accounting is based on our preliminary assessments, actual values may differ when final information becomes available. We believe that the information gathered to date provides a reasonable basis for estimating the preliminary values of deferred taxes recorded. We will continue to evaluate this item until it is satisfactorily resolved and adjust our acquisition accounting accordingly, within the allowable measurement period, as defined by ASC 805,
Business Combinations
. Transaction costs incurred as a result of the Business Combination were recognized within retained earnings/(accumulated deficit) on the condensed consolidated balance sheet ending June 30, 2023.
All valuation procedures related to existing assets as no new assets were identified as a result of procedures performed. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by Abacus. This was considered appropriate based on the determination that the Abacus Merger would be accounted for as a business acquisition under ASC 805.

Net Assets Identified	Fair Value
Intangibles	$32,900,000
Goodwill	140,287,000
Current Assets	1,280,100
Non-Current Assets	901,337
Deferred Tax Liabilities	(8,310,966)
Accrued Expenses	(524,400)
Other Liabilities	(1,171,739)

Total Fair Value	$165,361,332

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Value Conveyed	Amount
Abacus Purchase Consideration	$165,361,332
LMA Business Enterprise Value	$366,388,668

Total Consideration	$531,750,000

Intangible assets were comprised of the following:

Asset Type	Fair Value	Useful Life	Valuation Methodology
Customer Relationships-Agents	$12,600,000	5 years	Multi-period excess earnings method
Customer Relationships-Financing Entities	11,000,000	8 years	Multi-period excess earnings method
Internally Developed and Used Technology-APA	1,600,000	2 years	Relief from royalty method
Internally Developed and Used Technology-Marketplace	100,000	3 years	Replacement cost method
Trade Name	900,000	Indefinite	Relief from royalty method
Non-Compete Agreements	4,000,000	2 years	With and without method
State Insurance Licenses	2,700,000	Indefinite	Replacement cost method

Total Fair Value	$32,900,000

Useful lives for customer relationships were developed using attrition data for agents and financing entities which resulted in a useful life of 5 years and 8 years, respectively. Estimates over the useful lives of internally developed and used technology contemplates the period in which the Company expects to utilize the technology and the length of time the technology is expected to maintain recognition and value in the market without significant
investment.Non-compete
agreements have a useful life commensurate with the executed non-compete
agreements in place as a result of the Business Combination.
The supplemental pro forma financial information in the table below summarizes the combined results of operations for the Business Combination as if the Companies were combined as of January 1, 2022. The unaudited supplemental pro forma financial information as presented below is for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combinations occurred as of the date indicated or what the results would be for any future periods.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Proforma revenue	$18,263,455	$14,090,817	$34,769,650	$31,290,963
Proforma net income	6,432,047	4,589,315	13,373,444	11,788,486

4.	LIFE INSURANCE SETTLEMENT POLICIES
As of June 30, 2023, the Company holds 167 life settlement policies, of which 122 are accounted for under the fair value method and 45 are accounted for using the investment method (cost, plus premiums paid). Aggregate face value of policies held at fair value is $195,205,585 as of June 30, 2023, with a corresponding fair value of $56,685,617. Aggregate face value of policies accounted for using the investment method is $39,520,877 as of June 30, 2023, with a corresponding carrying value of $9,889,610.
As of December 31, 2022, the Company held 53 life settlement policies, of which 35 were accounted for under the fair value method and 18 were accounted for using the investment method (cost, plus premiums paid). Aggregate face value of policies held at fair value was $40,092,154 as of December 31, 2022, with a corresponding fair value of $13,809,352. Aggregate face value of policies accounted for using the investment method was $42,330,000 as of December 31, 2022, with a corresponding carrying value of $8,716,111.

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At June 30, 2023, the Company did not have any contractual restrictions on its ability to sell policies, including those held as collateral for the issuance of long-term debt. See footnote 11 Long-Term Debt.
Life expectancy reflects the probable number of years remaining in the life of a class of persons determined statistically, affected by such factors as heredity, physical condition, nutrition, and occupation. It is not an estimate or an indication of the actual expected maturity date or indication of the timing of expected cash flows from death benefits. The following tables summarize the Company’s life insurance policies grouped by remaining life expectancy as of June 30, 2023:
Policies Carried at Fair Value
—

Remaining Life Expectancy (Years)	Policies	Face Value	Fair Value
0-1	0	$—	$—
1-2	10	12,314,000	6,855,769
2-3	11	16,886,778	10,530,949
3-4	10	33,631,467	9,174,200
4-5	13	18,755,193	7,564,469
Thereafter	78	113,618,147	22,560,230

	122	$195,205,585	$56,685,617

Policies accounted for using the investment method
—

Remaining Life Expectancy (Years)	Number of Life Insurance Policies	Face Value	Carrying Value
0-1	0	$—	$—
1-2	0	—	—
2-3	2	4,400,000	2,131,679
3-4	4	4,100,000	1,281,524
4-5	4	1,362,000	518,736
Thereafter	35	29,658,877	5,957,671

	45	$39,520,877	$9,889,610

Estimated premiums to be paid by the Company for its portfolio accounted for using the investment method during each of the five succeeding calendar years and thereafter as of June 30, 2023, are as follows:

2023 remaining	$1,024,151
2024	1,243,423
2025	1,310,936
2026	1,044,640
Thereafter	3,288,619

Total	$7,911,769

The Company is required to pay premiums to keep its portion of life insurance policies in force. The estimated total future premium payments could increase or decrease significantly to the extent that actual mortalities of insureds differ from the estimated life expectancies.
For policies accounted for under the investment method, the Company has not been made aware of information causing a material change to assumptions relating to the timing of realization of life insurance settlement proceeds. We have also not been made aware of information indicating impairment to the carrying value of policies.

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5.	PROPERTY AND EQUIPMENT—NET
Property and equipment—net composed of the following:

	June 30, 2023	December 31, 2022
Computer equipment	$144,202	$—
Furniture and fixtures	34,300	19,444
Leasehold improvements	8,299	5,902

Property and equipment—gross	186,801	25,346
Less: accumulated depreciation	(8,870)	(6,729)

Property and equipment—net	$177,931	$18,617

Depreciation expense for the three months ended June 30, 2023 and 2022, was $1,098 and $1,098, respectively and depreciation expense for the six months ended June 30, 2023, and 2022, was $2,141 and $2,141, respectively.

6.	GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill of $140,287,000 was recognized as a result of the Business Combination, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by Abacus. This was considered appropriate based on the determination that the Abacus Merger would be accounted for as a business acquisition under ASC 805. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. Refer to footnote 3 for further details.
The changes in goodwill by reportable segments were as follows:

Abacus Settlements, LLC
Goodwill at January 1, 2022	$—
Additions	—

Goodwill at June 30, 2022	$—

Goodwill at January 1, 2023	$—
Additions	140,287,000

Goodwill at June 30, 2023	$140,287,000

Intangible Assets Acquired comprised of the following:

Asset Type	Fair Value	Useful Life	Valuation Methodology
Customer Relationships—Agents	$12,600,000	5 years	Multi-period excess-earnings method
Customer Relationships—Financial Relationships	11,000,000	8 years	Multi-period excess-earnings method
Internally Developed and Used Technology—APA	1,600,000	2 years	Relief from Royalty Method
Internally Developed and Used Technology—Market Place	100,000	3 years	Replacement Cost Method
Trade Name	900,000	Indefinite	Relief from Royalty Method
Non-Compete Agreements	4,000,000	2 years	With or Without Method
State Insurance Licenses	2,700,000	Indefinite	Replacement Cost Method

	$32,900,000

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7.	AVAILABLE-FOR-SALE SECURITIES, AT FAIR VALUE
Convertible Promissory Note
—The Company holds a convertible promissory note in a separate unrelated insurance technology company. In November 2021, the Company purchased a $250,000 note and then purchased an additional note in January 2022 for $250,000 as part of the Tranche 5 offering (“Tranche 5 Promissory Note”). The Tranche 5 Promissory Note pays 6% interest per annum. The Tranche 5 Promissory Note matures on November 12, 2023 (“Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the Maturity Date unless the Tranche 5 Promissory Note converts prior to the 2023 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $1,000,000 (“Next Equity Financing”).
In October 2022, the Company purchased an additional convertible promissory note in the same unrelated insurance technology company for $500,000 as part of the Tranche 6 offering
(“Tranche 6 Promissory Note” and collectively, the “Convertible Promissory Notes”). The Tranche 6 Promissory Note pays eight percent (8)% interest per annum and matures September 30, 2024 (“2024 Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the 2024 Maturity Date unless the Tranche 6 Promissory Note converts prior to the 2024 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $5,000,000 (“Next Round Securities”).
The Company applies the
available-for-sale
method of accounting for its investment in the Convertible Promissory Note, which is a debt investment. The Convertible Promissory Note does not qualify for either the held-to-maturity
method due to the Convertible Promissory Note’s conversion rights or the trading securities method because the Company holds the Convertible Promissory Note as a long-term investment. The Convertible Promissory Notes are measured at fair value at each reporting period-end.
Unrealized gains and losses are reported in other comprehensive income until realized. As of December 31, 2022 and June 30, 2023, the Company evaluated the fair value of its investment and determined that the fair value approximates the carrying value of $1,000,000 and there was no unrealized gain or loss recorded.

8.	OTHER INVESTMENTS AND OTHER NONCURRENT ASSETS
Other Investments:
Convertible Preferred Stock Ownership
—The Company owns convertible preferred stock in two entities, further described below.
On July 22, 2020, the Company purchased 224,551 units of an unrelated insurance technology company’s Series Seed Preferred units for $750,000 (“Seed Units”). During December 2022, the Company agreed to purchase 119,760 Series Seed Preferred Units for $400,000 in cash consideration by way of eight monthly payments of $50,000 starting December 15, 2022, resulting in a total of $950,000 investment as of March 31, 2023 and $1,100,000 investment as of June 30, 2023. Upon conversion, the Seed Units held by the Company would represent 8.6% control in the technology company.
On December 21, 2020, the Company purchased 207,476 shares of a separate unrelated insurance technology company’s Series
B-1
preferred stock for $500,000 (“Preferred Shares”). The Preferred Shares are convertible into voting common stock of insured consent at the option of the Company. Upon conversion, the Preferred Shares would represent less than 1% control in the technology company.
The Company applies the measurement alternative for its investments in the Seed Units and Preferred Shares because these investments are of an equity nature, and the Company does not have the ability to exercise significant influence over operating and financial policies of entities even in the event of conversion of the Seed Units or Preferred Shares. Under the measurement alternative, the Company records the investment based on original cost, less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the investee. The Company’s share of income or loss of such companies is not included in the Company’s condensed

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consolidated statements of operations and comprehensive income. The Company tests its investments for impairment whenever circumstances indicate that the carrying value of the investment may not be recoverable. No impairment of investments occurred for the three and six months ended June 30, 2023 and 2022.
Other Noncurrent Assets- at fair value:
S&P Options
—
The Company is long S&P 500 call options and short S&P 500 put options which were purchased and sold through a broker as an economic hedge related to the market-indexed debt instruments included in the long-term debt note. The value is based on shares owned and quoted market prices in active markets. Changes in fair value are recorded in the Unrealized Loss on Investments line item on the condensed consolidated statements of operations and comprehensive income.

9.	CONSOLIDATION OF VARIABLE INTEREST ENTITIES
The Company consolidates VIEs for which it is the primary beneficiary or VOEs for which it controls through a majority voting interest or other arrangement. See Note 2 for more information on how the Company evaluates an entity for consolidation.
The Company evaluated any entity in which it had a variable interest upon formation to determine whether the entity should be consolidated. The Company also evaluated the consolidation conclusion during each reconsideration event, such as changes in the governing documents or additional equity contributions to the entity. During the six months ended June 30, 2023, the Company’s consolidated VIEs, LMA Income Series II LP, LMX Series LLC (LMATT Series 2024, Inc.), Longevity Market Advisors, Regional Investment Services and LMA Income Series, LP, had total assets of $57,577,034 and liabilities of $52,474,820. For the year ended December 31, 2022, the Company’s consolidated VIEs, LMATT Series 2024, Inc., Longevity Market Advisors, Regional Investment Services and LMA Income Series, LP, had total assets and liabilities of $30,073,972 and $27,116,762, respectively. The Company did not deconsolidate any entities during the period ended June 30, 2023, or during the year ended December 31, 2022.
As of June 30, 2023, the Company held total assets of $801,345 and liabilities of $185,071, in unconsolidated VIEs. As of December 31, 2022, the Company held total assets of $987,964 and liabilities of $358,586 in unconsolidated VIEs.

10.	SEGMENT REPORTING
Segment Information
—The Company organizes its business into two reportable segments (1) Portfolio Servicing and (2) Active Management, which generate revenue in different manners.
This segment structure reflects the financial information and reports used by the Company’s management, specifically its chief operating decision maker (CODM), to make decisions regarding the Company’s business, including resource allocations and performance assessments, as well as the current operating focus in compliance with ASC 280,
Segment Reporting
. The Company’s CODM is the President and Chief Executive Officer.
The Portfolio Servicing segment generates revenues by providing policy services to customers on a contract basis.
The Active Management segment generates revenues by buying, selling, and trading policies and maintaining policies until receipt of death benefits. The Company’s reportable segments are not aggregated.
The Company’s method for measuring profitability on a reportable segment basis is gross profit. The CODM does not review asset information related to investments nor expenditures incurred for long-lived assets given the Company’s investments are recognized using the measurement alternative, and the Company’s long-lived assets are immaterial to the condensed consolidated financial statements.

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Revenue related to the Company’s reporting segments for the three-month and six-month
periods ended June 30, 2023, and June 30, 2022, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Portfolio servicing	$354,366	$419,422	$590,057	$990,328
Active management	11,024,399	7,979,479	20,994,917	17,285,971

Total revenue	$11,378,765	$8,398,901	$21,584,974	$18,276,299

Information related to the Company’s reporting segments for the three-month and six-month
periods ended June 30, 2023 and June 30, 2022 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Portfolio servicing	$(76,705)	$280,303	$(166,128)	$668,752
Active management	10,482,070	7,452,479	20,288,152	15,521,472

Total gross profit	10,405,365	7,732,782	20,122,024	16,190,224

Sales and marketing	(683,841)	(1,019,498)	(1,412,845)	(1,649,498)
General, administrative and other	(577,539)	(5,499)	(1,274,431)	(646,705)
Depreciation	(1,098)	(1,098)	(2,141)	(2,141)
Other (expense) income	121,601	(127,455)	(21,651)	(242,247)
Interest expense	(584,075)	—	(934,001)	—
Loss on change in fair value of debt	(1,445,229)	(333,879)	(2,398,662)	(375,513)
Unrealized gain (loss) on investments	672,936	(1,039,022)	798,156	(1,054,975)
Provision for income taxes	(1,184,571)	(120,132)	(528,104)	(296,806)
Less: Net loss attributable to non-controlling interests	26,596	(406,641)	487,303	(406,641)

Net income attributable to Abacus Life, Inc.	$6,750,145	$4,679,558	$14,835,648	$11,515,698

11.	COMMITMENTS AND CONTINGENCIES
Legal Proceedings
—Occasionally, the Company may be subject to various proceedings such as lawsuits, disputes, or claims. The Company assesses these proceedings as they arise and accrues a liability when losses are probable and reasonably estimable. Although legal proceedings are inherently unpredictable, the Company is currently not aware of any matters that, if determined adversely to the Company, would individually, or taken together, have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.
Commitment
—The Company has entered into a Strategic Services and Expenses Support Agreement (“Expense Support Agreement”) with two commonly owned full-service origination, servicing, and investment Providers in exchange for an option to purchase the outstanding equity ownership of the Providers. Pursuant to the Expense Support Agreement, Abacus Life, Inc. provides financial support and advice for the expenses of the Providers incurred in connection with their life settlement transactions businesses and the Providers are required to hire a life settlement transactions operations employee of an affiliate of Abacus Life, Inc. No later than December 1 of each calendar year, Abacus Life, Inc. provides a budget for the Providers, in which Abacus Life, Inc. commits to extend financial support for all operating expenses up to the budgeted amount. “Operating Expenses” for purposes of the Expense Support Agreement means all annual operating expenses of the Providers incurred in the ordinary course of business, excluding the premiums paid for the Providers insurance coverages that are allocable to the insurance coverage

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provided to Institutional Life Holdings, LLC, which owns all the outstanding membership interests of the Providers if unrelated to the Providers settlement business.
For the three months ended June 30, 2023, Abacus Life, Inc. did no
t
incur expenses related to the Expense Support Agreement. For the six months ended June 30, 2023, Abacus Life, Inc. incurred $29,721 of expenses, related to the Expense Support Agreement, which is included in the Other (expense) line of the condensed consolidated statements of operations and comprehensive income and have not been reimbursed by the Providers.

12.	FAIR VALUE MEASUREMENTS
The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Recurring Fair Value Measurements
—The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented in the tables below.

	Fair Value Hierarchy
As of June 30, 2023	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$56,685,617	$56,685,617
Available-for-sale securities, at fair value	—	—	1,000,000	1,000,000
Other investments	—	—	1,600,000	1,600,000
S&P 500 options	1,794,640	—	—	1,794,640
Other assets	7,246	—	—	7,246

Total assets held at fair value	$1,801,886	$—	$59,285,617	$61,087,503

Liabilities:
Long-term debt	$—	$—	$66,165,396	$66,165,396
Private placement warrants	—	—	2,438,600	2,438,600

Total liabilities held at fair value:	$—	$—	$68,603,996	$68,603,996

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	Fair Value Hierarchy
As of December 31, 2022	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$13,809,352	$13,809,352
Available-for-sale securities, at fair value	—	—	1,000,000	1,000,000
Other investments	—	—	1,300,000	1,300,000
S&P 500 options	890,829	—	—	890,829

Total assets held at fair value	$890,829	$—	$16,109,352	$17,000,181

Liabilities:
Long-term debt	$—	$—	$28,249,653	$28,249,653

Total liabilities held at fair value:	$—	$—	$28,249,653	$28,249,653

Life Settlement Policies
—
The Company separately accounts for each owned life settlement policy using either the fair value method, or investment method (cost, plus premiums paid). The valuation method is chosen upon contract acquisition and is irrevocable.
For policies carried at fair value, the Company utilizes valuation services of a third-party actuarial firm, who values the contracts using Level 3 unobservable inputs, including actuarial assumptions, such as life expectancies and cash flow discount rates. The valuation model is based on a discounted cash flow analysis and is sensitive to changes in the discount rate used. The Company utilized a discount rate of 16% at June 30, 2023 and 12% at December 31, 2022, respectively, for policy valuation, which is based on economic and company-specific factors.
Subsequent to the reporting date, the Company sold 3 policies carried at fair value. As of June 30, 2023, the Company valued these 3 policies using the price at the time of sale. Valuing these 3 policies using the takeout price resulted in a decrease in valuation of $231,775 compared to the third-party valuation.
For life settlement policies carried using the investment method, the Company measures these at the cost of the policy plus premiums paid. The policies accounted for using the investment method totaled $9,889,610 at June 30, 2023 and $8,716,111 at December 31, 2022, respectively.
Discount Rate Sensitivity
—Changes in the 16% discount rate on the death benefit and premiums used to estimate the policies issued under LMATT Series 2024 Inc., LMATT Growth Series 2.2024 Inc., LMATT Growth and Income Series 1.2026, Inc., LMA Income Series, LP and LMA Income Series II, LP (“LMATT Policies”) fair value has been analyzed. If the discount rate increased or decreased by 2 percentage points and the other assumptions used to estimate fair value remained the same, the change in estimated fair value as of June 30, 2023, would be as follows:

As of June 30, 2023 Rate Adjustment	Fair Value	Change in Fair Value

+2%	$53,987,508	$(2,698,109)
No change	56,685,617
-2%	59,857,879	3,172,262
Credit Exposure to Insurance Companies
—The following table provides information about the life insurance issuer concentrations that exceed 10% of total face value or 10% of total fair value of the Company’s life insurance policies as of June 30, 2023:

Carrier	Percentage of Face Value	Percentage of Fair Value	Carrier Rating
American General Life Insurance Company	14.0%	11.0%	A
ReliaStar Life Insurance Company	6.0%	12.0%	A
Lincoln National Life Insurance Company	14.0%	12.0%	A

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The following table provides a roll forward of the fair value of life insurance policies for the six months-ended June 30, 2023:

Fair value at December 31, 2022	$13,809,352

Policies purchased	58,543,580

Realized gain (loss) on matured/sold policies	1,898,958
Premiums paid	(879,462)
Unrealized gain(loss) on held policies	3,319,588

Change in estimated fair value	4,339,084

Matured/sold policies	(20,885,861)
Premiums paid	879,462

Fair value at June 30, 2023	$56,685,617

Long-Term Debt
—See Note 13. “Long-Term Debt” for background information on the market-indexed debt. The Company has elected the fair value option in accounting for the instruments. Fair value is determined using Level 3 inputs. The valuation methodology is based on the Black-Scholes-Merton option-pricing formula and a discounted cash flow analysis. Inputs to the Black-Scholes-Merton model include (i) the S&P 500 Index price, (ii) S&P 500 Index volatility, (iii) a risk-free rate based on data published by the US Treasury, and (iv) a term assumption based on the contractual term of the LMATT Notes. The discounted cash flow analysis includes a discount rate that is based on the implied discount rate developed by calibrating a valuation model to the purchase price on the initial investment date. The implied discount rate is evaluated for reasonableness by benchmarking it to yields on actively traded comparable securities.
The total change in fair value of the debt resulted in a gain of $1,602,042. This gain is comprised of $90,148, net of tax, which is included within accumulated other comprehensive income and $29,515 net of tax, which is included in equity of noncontrolling interests resulting from risk-adjusted valuation scenarios. The Company recognized a loss of $1,445,229 on the change in fair value of the debt resulting from risk-free valuation scenarios, which is included within Change in fair value of debt within the condensed consolidated statement of operations and comprehensive income for the three months ended June 30, 2023.
The total change in fair value of the debt resulted in a gain of $2,705,918. This gain is comprised of $175,530, net of tax, which is included within accumulated other comprehensive income and $56,446 net of tax, which is included in equity of noncontrolling interests resulting from risk-adjusted valuation scenarios. The Company recognized a loss of $2,398,662 on the change in fair value of the debt resulting from risk-free valuation scenarios, which is included within Change in fair value of debt within the condensed consolidated statement of operations and comprehensive income for the six months ended June 30, 2023.
The following table provides a roll forward of the fair value of the issued notes for the six months ended June 30, 2023:

Fair value at December 31, 2022	$28,249,653

Debt issued to third parties	35,209,825

Unrealized loss on change in fair value (risk-free)	2,398,662
Unrealized gain on change in fair value (credit-adjusted)	307,256

Change in estimated fair value	2,705,918

Fair value at June 30, 2023	$66,165,396

Private Placement Warrants
—Simultaneously with the closing of the Initial Public Offering, ERES consummated the sale of 8,900,000 warrants (the “Private Placement Warrants”) to East Sponsor, LLC (the

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“Sponsor”), which included the sale of an additional 900,000 Private Placement Warrants in connection with the full exercise by the underwriters of their over-allotment option on August 25, 2020, at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,900,000. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Private Placement Warrants were accounted for as liabilities in accordance with ASC
815-40.
The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented separately in the condensed consolidated statements of operations.
The Private Placement Warrants were considered a Level 3 fair value measurement using a binomial lattice model in a risk-neutral framework. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The implied volatility as of the reporting date was derived from observable public warrant traded price provided by Bloomberg LP.
The following table presents the key assumptions in the analysis:

Private Placement Warrants
Expected implied volatility	de minimis
Risk-free interest rate	4.09%
Term to expiration	5.0 years
Exercise price	$11.50
Common Stock Price	$10.03
Dividend Yield	—%

Other Noncurrent Assets: S&P 500 Options
—In February 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, purchased and sold S&P 500 call and put options through a broker. The Company purchased and sold additional S&P 500 call options through a broker in June 2022 through their 100% owned and fully consolidated subsidiaries LMATT Growth Series 2.2024, Inc. and LMATT Growth and Income Series 1.2026, Inc. The options are exchange traded, and fair value is determined using Level 1 inputs of quoted market prices as of the condensed consolidated balance sheets dates. Changes in fair value are classified as unrealized (gain)/loss on investments within the condensed consolidated statements of operations and comprehensive income.
Financial Instruments Measured at Fair Value on a Nonrecurring Basis
—The following financial assets, composed of equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified, or an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Available-for-Sale
Investment
—The Convertible Promissory Note is classified as an
available-for-sale
security.
Available-for-sale
investments are subsequently measured at fair value. Unrealized holding gains

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and losses are excluded from earnings and reported in other comprehensive income until realized. The Company determines fair value of its available-for-sale
investments using unobservable inputs by considering the initial investment value, next round financing, and the likelihood of conversion or settlement based on the contractual terms in the agreement. The Company initially purchased a $250,000 convertible promissory note from the issuer in 2021 and then on January 7, 2022, the Company purchased an additional $250,000 convertible promissory note from the same issuer and then an additional $500,000 in October 2022. As of June 30, 2023 and December 31, 2022, the Company evaluated the fair value of its Promissory Note and determined that the fair value approximates the carrying value of $1,000,000 and $1,000,000, respectively.
Other Investments
—The Company determines fair value using Level 3 inputs under the measurement alternative. These investments are recorded at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Impairment is assessed qualitatively. As of June 30, 2023, and December 31, 2022, the Company did not identify any impairment indicators and determined that the carrying value of $1,600,000 and $1,300,000 is the fair value for these equity investments in privately held companies, given that there have been no observable price changes.
Financial Instruments Where Carrying Value Approximates Fair Value
—The carrying value of cash, cash equivalents, accounts receivables, and due to affiliates approximates fair value due to the short-term nature of their maturities.

13.	LONG-TERM DEBT
Long-term debt comprises of the following:

	Six Months Ended June 30, 2023		Year Ended December 31, 2022
	Cost	Fair value	Cost	Fair value
Market-indexed notes:
LMATT Series 2024, Inc.	$9,866,900	$9,621,141	$9,866,900	$8,067,291
LMATT Series 2.2024, Inc.	2,333,391	3,446,527	2,333,391	2,354,013
LMATT Growth & Income Series 1.2026, Inc	400,000	459,553	400,000	400,000
Secured borrowing:
LMATT Income Series, LP	21,889,444	22,124,676	17,428,349	17,428,349
LMATT Income Series II, LP	20,041,851	20,041,851	—	—
Unsecured borrowing:
Sponsor PIK Note	10,471,648	10,471,648	—	—

Total long-term debt	$65,003,234	$66,165,396	$30,028,640	$28,249,653

SPV purchase and sale note	$25,000,000	$25,000,000	—	—

Sponsor PIK Note
On the June 30, 2023, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, East Sponsor, LLC, a Delaware limited liability company (“Sponsor”), made an unsecured loan to the Company in the aggregate amount of $10,471,648 (the “Sponsor PIK Note”). The Sponsor PIK Note matures on June 30, 2028 (the “Maturity Date”) and may be prepaid at any time in accordance with its terms without any premium or penalty.
LMATT Series 2024, Inc. Market-Indexed Notes:
On March 31, 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, issued $10,166,900 in market-indexed private placement notes. The note, titled the Longevity Market Assets

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Target-Term Series (LMATTS) 2024, is a market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the note in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The note has a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the note on a one-to-one
basis. As of June 30, 2023, $9,866,900 of the principal amount remained outstanding.
The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of June 30, 2023, the fair value of the LMATT Series 2024, Inc. notes were $9,621,141.
The notes are secured by the assets of the issuing entities, which includes cash, S&P 500 options, and life settlement policies totaling $11,195,701 as of June 30, 2023. The notes’ agreements do not restrict the trading of life settlement contracts prior to maturity of the note, as total assets of the issuing companies are considered as collateral. There are also no restrictive covenants associated with the notes with which the entities must comply.
LMATT Series 2.2024, Inc. Market-Indexed Notes:
On September 16, 2022, LMATTS Series 2.2024, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $2,333,391 in market-indexed private placement notes. The note, titled the Longevity Market Assets Target-Term Growth Series 2.2024, Inc. (“LMATTSTM Series 2.2024, Inc.”) is a market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the note in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The note has a feature to provide upside performance participation that is capped at 120% of the performance of the S&P 500. A separate layer of the note has a feature to protect debt holders from market downturns by up to 20% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 20%, the investment will experience all subsequent losses on a one-to-one
basis. . As of June 30, 2023, the entire principal amount remained outstanding.
The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of June 30, 2023, the fair value of the LMATT Series 2.2024, Inc. notes were $3,446,527.
The notes are secured by the assets of the issuing entity, LMATT Series 2.2024, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $3,331,872 as of June 30, 2023. The note agreements do not restrict the trading of life settlement contracts prior to maturity of the note, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the note with which the entity must comply.
LMATT Growth and Income Series 1.2026, Inc. Market-Indexed Notes:
Additionally, on September 16, 2022, LMATTS Growth and Income Series 1.2026, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $400,000 in market-indexed private placement notes. The note, titled the Longevity Market Assets Target-Term Growth and Income Series 1.2026, Inc (“LMATTSTM Growth and Income Series 1.2026, Inc.”) is a market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the note in 2026, the principal, plus the return based upon the S&P 500 Index must be paid. The note has a feature to provide upside performance participation that is capped at 140% of the performance of the S&P 500. A separate layer of the note has a feature to protect debt holders from market downturns by up to 10% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 10%, the investment will experience all subsequent losses on a one-to-one
basis. This note also includes 4% dividend feature that will be paid annually. As of June 30, 2023, the entire principal amount remained outstanding.

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The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of June 30, 2023, the fair value of the LMATT Growth and Income Series 1.2026, Inc., notes were $459,553.
The notes are secured by the assets of the issuing entity, LMATTS Growth and Income Series 1.2026, Inc., which includes cash, S&P 500 options, and life settlement policies totaling $517,218 as of June 30, 2023. The note agreements do not restrict the trading of life settlement contracts prior to maturity of the note, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the note with which the entity must comply.
See additional fair value considerations within footnote 12.
LMA Income Series, LP and LMA Income Series, GP LLC Secured Borrowing
LMA Income Series, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year
periods at the discretion of the general partner, LMA Income Series, GP, LLC. The limited partners will receive an annual dividend of 6.5% paid quarterly and 25% of returns in excess of a 6.5% internal rate of return capped at 9% which would require a 15% net internal rate of return. The General Partner will receive 75% of returns in excess of a 6.5% internal rate of return to limited partners then 100% in excess of a 15% net internal rate of return.
It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the six months ended June 30, 2023.
The private placement offerings proceeds will be used to acquire an actively managed large and diversified portfolio of financial assets. LMA, through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, LMA has the unilateral ability to acquire and dispose of any of the above investments. As the partnership does not represent a business in accordance with ASC 810 and is a consolidated subsidiary that only holds financial assets, this represents a transfer subject to ASC
860-10.
As the financial assets are not transferred outside the consolidated group, the proceeds from the offering shall be classified as a liability unless it meets the definition of a participating interest and the derecognition criteria in ASC 860 are met. The transferred interest did not meet the definition of a participating interest as LMA possesses the unilateral ability to direct the sale of the financial assets (ASC
860-10-50-6A(d)).
In accordance with ASC
860-30-25-2,
as the transfer of the financial assets did not meet the definition of a participating interest, LMA shall recognize the proceeds received from the offering as a secured borrowing.
LMA elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC
810-10-30.
As of June 30, 2023, the fair value of the secured borrowing was $22,124,676.
LMA Income Series II, LP and LMA Income Series II, GP LLC Secured Borrowing
LMA Income Series II, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series II, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year
periods at the discretion of the general partner, LMA Income Series II, GP, LLC. The limited partners will receive annual dividends equal to the Preferred Return Amounts as follows: Capital commitment less than $500,000, 7.5%; between $500,000 and $1,000,000, 7.75%; over $1,000,000, 8%. Thereafter, 100% of the excess to be paid to the General Partner.

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4

It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the three and six months ended June 30, 2023.
The private placement offerings proceeds will be used to acquire an actively managed large and diversified portfolio of financial assets. LMA, through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, LMA has the unilateral ability to acquire and dispose of any of the above investments. As the partnership does not represent a business in accordance with ASC 810 and is a consolidated subsidiary that only holds financial assets, this represents a transfer subject to ASC
860-10.
As the financial assets are not transferred outside the consolidated group, the proceeds from the offering shall be classified as a liability unless it meets the definition of a participating interest and the derecognition criteria in ASC 860 are met. The transferred interest did not meet the definition of a participating interest as LMA possesses the unilateral ability to direct the sale of the financial assets (ASC
860-10-50-6A(d)).
In accordance with ASC
860-30-25-2,
as the transfer of the financial assets did not meet the definition of a participating interest, LMA shall recognize the proceeds received from the offering as a secured borrowing.
LMA elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC
810-10-30.
As of June 30, 2023, the fair value of the secured borrowing was $20,041,851.
SPV Purchase and Sale
On July 5, 2023, the Company entered into an Asset Purchase Agreement (the “Policy APA”) to acquire certain insurance policies with an aggregate fair market value of $10.0 million from Abacus Investment SPV, LLC, a Delaware limited liability company (“SPV”), in exchange for a payable obligation owing by the Company to the SPV (such acquisition transaction under the Policy APA, the “SPV Purchase and Sale”).
The payable obligation owing by the Company to the SPV in connection with the SPV Purchase and Sale is evidenced by a note issued by the Company under the SPV Investment Facility (the “SPV Purchase and Sale Note”) in an original principal amount equal to the aggregate fair market value of the acquired insurance policies. The SPV Purchase and Sale Note has the same material terms and conditions as the other credit extensions under the SPV Investment Facility (as defined below).
SPV Investment Facility
On July 5, 2023, the Company entered into that certain SPV Investment Facility (the “SPV Investment Facility”), between the Company, as borrower, and the SPV, as lender.
The SPV Investment Facility, among other things:

•	requires certain subsidiaries of the Company to guarantee the credit extensions provided under the SPV Investment Facility pursuant to separate documentation

•
is unsecured without collateral security provided in favor of the SPV and subordinated in right of payment to the Company’s obligations under the Owl Rock Credit Facility, subject to limited specified exceptions and circumstances for permitting early payment;

•
provides for certain credit extensions in an aggregate principal amount of $25.0 million, including: (i) an initial credit extension in an original principal amount of $15.0 million that was funded upon the closing of the SPV Investment Facility, and (ii) the SPV Purchase and Sale Note in favor of the SPV in an original principal amount of $10.0 million to finance the purchase of the insurance policies under the Policy APA;

•	provides proceeds from the SPV Investment Facility for payment of certain transaction expenses, general corporate purposes and any other purposes not prohibited by the agreement or applicable law;

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•
matures on July 5, 2026, three years after the closing of the SPV Investment Facility, subject to two automatic extensions of one year each without any amendment of the relevant documentation, but also subject to applicable subordination restrictions in relation to the Owl Rock Credit Facility;

•
provides for interest to accrue on the SPV Investment Facility at a rate of 12.00% per annum, payable quarterly, all of which is to be paid in-kind
by the Company by increasing the principal amount of the SPV Investment Facility owing to the SPV on each interest payment date;

•
provides a default rate that will accrue at 2.00% per annum (subject to applicable subordination restrictions) over the rate otherwise applicable. If cash payment is not permitted due to applicable subordination restrictions or otherwise, such default interest shall be paid in-kind;

•	provides that no amortization payments shall be required prior to maturity;

•	contains financial and other covenants substantially similar and not materially worse than those contained in the Owl Rock Credit Facility from the perspective of the Company; and

•
provides for certain specified events of default (including certain events of default subject to grace or cure periods), with the occurrence and during the continuance of such events of default enabling the lender under the SPV Investment Facility to accelerate the obligations under the SPV Investment Facility, among other rights or remedies, subject to applicable subordination restrictions.

The SPV’s investment resulting from credit extensions under the SPV Investment Facility is treated by the Company as debt for U.S. GAAP accounting purposes. While the timing of the Policy APA and SPV Investment Facility occurred on July 5, 2023, such amounts are included within the condensed consolidated balance sheet as cash was received prior to June 30, 2023.

14.	SHAREHOLDERS’ EQUITY
The Company is authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2023, there were 62,961,688 shares of common stock issued and outstanding. Holders of shares were entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the shareholders after payment of all liabilities.
The equity structure has been recast in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to legacy LMA’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to legacy LMA common stock prior to the Business Combination have been retroactively recast as shares reflecting the exchange ratio of 0.8 established in the Business Combination. As of December 31, 2022, this resulted in 50,369,350 shares of common stock issued and outstanding.
Public Warrants
As of June 30, 2023, the Company has 17,250,000 Public Warrants outstanding. Each redeemable whole Public Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as described. The Public Warrants represent a freestanding financial instrument as it is traded on the Nasdaq under the symbol “ABLLW” and legally detachable and separately exercisable from the related underlying shares of the Company’s common stock. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
Redemption of Warrants for Cash—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the Public warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
Redemption of Warrants for Shares of Class A Common Stock—Once the Public warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined by reference to the agreed table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Class A common stock;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of Market Price and the newly issued price. Further, the $10.00 and $18.00 per share redemption trigger prices will be adjusted to be equal to 100% and 180%, respectively, of the higher of the market value and the newly issued price.

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If the Company elects to redeem all of the Public Warrants or the common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange, management has the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. However, in no instance can the warrant holder unilaterally decide to exercise its Public Warrant on a cashless basis.
Upon the Business Combination, the Company accounted for the Public Warrants issued with the IPO as equity instruments. The Company accounted for the warrant as an expense of the IPO resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of the warrants upon the Business Combination is approximately $4.73 million, or $0.274 per Public Warrant, using the binomial lattice model. The fair value of the warrants is estimated as of the date of grant using the following assumptions: (1) risk-free interest rate of 4.09%, (2) term to expiration of 5.0 years, (3) exercise price of $11.50 and (4) stock price of $10.03.

15.	EMPLOYEE BENEFIT PLAN
The Company has a defined contribution plan in the U.S. intended to qualify under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer up to 100% of their annual compensation on a pretax basis. For the year ended December 31, 2022, the Company elected to match 50% of employee contributions up to a maximum of 4% of eligible employee compensation. For the three months ended June 30, 2023 and 2022, the Company recognized expenses related to the 401(k) Plan amounting to $13,075 and $2,577, respectively and for the six months ended June 30, 2023 and 2022, the Company recognized expenses related to the 401(k) Plan amounting to $25,315 and $8,048, respectively.

16.	INCOME TAXES
Before June 30, 2023, the Company elected to file as an S corporation for Federal and state income tax purposes, the Company incurred no Federal or state income taxes, except for income taxes recorded related to some of their consolidated variable interest entities and subsidiaries which are taxable C corporations. These VIE’s and subsidiaries include LMATT Series 2024, Inc., the wholly owned subsidiary of LMX, which is consolidated into LMA as a VIE, as well as LMATT Growth Series 2.2024, Inc., a wholly owned subsidiary of LMATT Growth Series, Inc., and LMATTS Growth and Income Series 1.2026, Inc., a wholly owned subsidiary of LMATT Growth and Income Series, Inc., all of which are 100% owned subsidiaries and fully consolidated. Accordingly, the provision for income taxes was attributable to amounts for LMATT Series 2024, Inc, LMATT Growth Series, Inc. and LMATT Growth and Income Series, Inc.
For the three months ended June 30, 2023 and 2022, the Company recorded provision for income taxes of $1,184,571 and $120,132, respectively. The effective tax rate is 15.0% for the three months ended June 30, 2023. The effective rate for the three months ended June 30, 2022 was 12.0% due to the impact of state income taxes and the release of the Company’s valuation allowance, as there was sufficient evidence of the Company’s ability to generate future taxable income at June 30, 2022.
For the six months ended June 30, 2023 and 2022, the Company recorded provision for income taxes of $528,104 and $296,806, respectively. The effective tax rate is 3.6% for the six months ended June 30, 2023. The existence of non-taxable
flow-through entities within the Company as well as a change in tax status of certain entities upon the Business Combination caused the effective tax rate to be significantly lower than

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the statutory rate. The effective rate for the six months ended June 30, 2022 was 18% due to the impact of state income taxes and the release of the Company’s valuation allowance, as there was sufficient evidence of the Company’s ability to generate future taxable income at June 30, 2022.
The Company did not have any unrecognized tax benefits relating to uncertain tax positions as of June 30, 2023, and December 31, 2022, and did not recognize any interest or penalties related to uncertain tax positions as of June 30, 2023, and December 31, 2022.

17.	RELATED-PARTY TRANSACTIONS
As of June 30, 2023 and December 31, 2022, $10,415,154 and $263,785, respectively, were due to members and affiliates primarily for reimbursable transaction costs as well as distributions to owners of $717,429 as a part of the Business Combination as of June 30, 2023. As of June 30, 2023 and December 31, 2022, $10,473,748 and $2,904,646 was due from affiliates, respectively. The amount to be received as of June 30, 2023 is due from the Sponsor as part of the Sponsor PIK Note. Additionally, the SPV purchase and sale note for $25,000,000 as of June 30, 2023 was also recorded as a related party transaction given the transfer of cash and policies between the Company and the SPV. Refer to footnote 13 for more information.
The Company has a related-party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”). The Company also earns service revenue related to policy and administrative services on behalf of Nova Funds. The servicing fee is equal to 50 basis points (0.50%) times the monthly invested amount in policies held by Nova Funds divided by 12. The Company earned $197,629 and $205,224, respectively, in service revenue related to Nova Funds for the three months ended June 30, 2023 and 2022 and earned $411,076 and $406,129, respectively, in service revenue related to Nova Funds for the six months ended June 30, 2023 and 2022.
Prior to the Merger, LMA used Abacus to originate life settlement policies that it accounts for under the investment method. For the three and six months ended June 30, 2023, the Company incurred $837,975 and $1,627,975, respectively in origination costs for life settlement policies that were originated by Abacus. These costs are capitalized on the condensed consolidated balance sheets as life settlement policies, at cost.
As of June 30, 2023, and December 31, 2022, there were $72,600 and $196,289, respectively owed from the Nova Funds, which are included as related-party receivables in the accompanying condensed consolidated balance sheets.

18.	LEASES
The Company’s
right-of-use
assets and lease liabilities for its operating lease consisted of the following amounts as of June 30, 2023 and December 31, 2022:

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Assets:
Operating lease right-of-use assets	$240,816	$77,011
Liabilities:
Operating lease liability, current	227,561	48,127
Operating lease liability, non-current	16,864	29,268

Total lease liability	$244,425	$77,395

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The Company recognizes lease expense for its operating leases within general, administrative, and other expenses on the Company’s condensed consolidated statements of operations and comprehensive income.

The Company’s lease expense for the periods presented consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating lease cost	$12,471	$11,921	$24,942	$23,842
Variable lease cost	7,704	612	8,925	1,223

Total lease cost	$20,175	$12,533	$33,867	$25,065

The following table shows supplemental cash flow information related to lease activities for the periods presented:

	Six Months Ended June 30,
	2023	2022
Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	$24,557	$23,842
ROU assets obtained in exchange for new lease liabilities	—	—
The table below shows a weighted-average analysis for lease terms and discount rates for all operating leases for the periods presented:

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Weighted-average remaining lease term (in years)	1.00	1.58
Weighted-average discount rate	3.54%	3.36%
Future minimum noncancellable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at June 30, 2023 are as follows:

Operating leases
Remaining of 2023	$130,176
2024	118,057
2025	—
2026	—
2027	—
Thereafter	—
Total operating lease payments (undiscounted)	248,233
Less: Imputed interest	(3,808)

Lease liability as of June 30, 2023	$244,425

19.	EARNINGS PER SHARE
Basic earnings per share represents income available to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during the reported period. Net income per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the Public and Private Placement Warrants to purchase an aggregate of 26,150,000 shares in the calculation of diluted income per ordinary share, since the

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average market price of the Company’s Class A common shares for the three and six months ended June 30, 2023 was below the warrants’ $11.50 exercise price. As a result, diluted income per share is the same as basic net income per share for the period presented.
Basic and diluted weighted average shares outstanding and earnings per share were as follows:

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to Longevity Market Assets	$6,750,145	$4,679,558	$14,835,648	$11,515,698
Weighted-average shares used in computing net income per share, basic and diluted	50,507,728	50,369,350	50,438,921	50,369,350
Basic and diluted earnings per share:	$0.13	$0.09	$0.29	$0.23

20.	SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions from the condensed consolidated balance sheet date through the date at which the condensed consolidated financial statements were issued.
Owl Rock Credit Facility
On July 5, 2023 (the “Owl Rock Closing Date”), the Company entered into that certain Credit Agreement (the “Owl Rock Credit Facility”), among the Company, as borrower, the several banks and other persons from time to time party thereto (the “Owl Rock Lenders”), and Owl Rock Capital Corporation, as administrative and collateral agent for the Owl Rock Lenders thereunder.
The Owl Rock Credit Facility, among other things:

•	requires the Company and certain subsidiaries of the Company to guarantee the loans provided under the Owl Rock Credit Facility pursuant to separate loan documentation;

•
provides credit extensions for (i) an initial term loan in an aggregate principal amount of $25.0 million upon the closing of the Owl Rock Credit Facility and (ii) optional delayed draw term loans (which can be drawn on multiple drawing dates) in an aggregate principal amount of up to $25.0 million available for one hundred eighty (180) days after the Owl Rock Closing Date (the “Delayed Draw Term Loan Availability Period”), subject to the requirement that on each delayed draw date, the liquid asset coverage ratio shall not be less than 1.80 to 1.00, together with other specified conditions to drawings, the proceeds of which may be used for working capital and the business requirements of the enterprise, and to fund acquisitions, investments and other transactions permitted by the loan documentation;

•	provides a delayed draw commitment fee rate of 0.50% per annum applicable to undrawn commitments during the Delayed Draw Term Loan Availability Period

•	matures on July 5, 2028, the date that is five years after the closing of the Owl Rock Credit Facility;

•
is secured by a first-priority security interest in substantially all of the assets of the Company and the subsidiary guarantors. No pledge of any equity interests in the Company is required by any holder of such equity interests;

•
provides for interest to accrue on the loans drawn under the Owl Rock Credit Facility at the election of the Company, by reference to either (i) an alternative base rate (such loans, “ABR Loans”) or (ii) an adjusted term SOFR rate (such loans, “SOFR Loans”) plus an applicable margin. The adjusted term SOFR rate is determined by the applicable term SOFR for a relevant interest period plus a credit spread adjustment of 0.10%, 0.15% and 0.25% per annum for interest periods of one, three and six months,

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respectively. The applicable margin for each type of loan is (i) 6.25% per annum for any ABR Loans and (ii) 7.25% per annum for any SOFR Loans, with interest periods for SOFR Loans of one, three or six months (or other periods if agreed by all lenders);

•	provides a default rate that will accrue at 2.00% per annum over the rate otherwise applicable;

•
provides for amortization payments based on the initial principal amount of the loans outstanding of 1.0% per year (0.25% due per quarter), with adjustments made to the overall amortization amount upon the incurrence of any delayed draw loans;

•
contains provisions requiring mandatory prepayment of the initial term loans and delayed draw term loans with 100% of the proceeds of (a) indebtedness not permitted by the Owl Rock Credit Facility and (b) certain specified asset dispositions and payments (including in respect of settlements) in respect of property, casualty insurance claims or condemnation proceedings, with the proceeds received under this clause (b) subject to certain specified reinvestment rights and procedures set forth in the Owl Rock Credit Facility. The Owl Rock Credit Facility permits voluntary prepayments of outstanding loans at any time;

•
provides for a prepayment premium equal to (a) 4.00% of the principal amount of such loans prepaid on or prior to the first anniversary of the closing of the Owl Rock Credit Facility, (b) 3.00% of the principal amount of such loans prepaid after the first anniversary of the closing of the Owl Rock Credit Facility but on or prior to the second anniversary of the closing of the Owl Rock Credit Facility and (c) 2.00% of the principal amount of such loans prepaid after the second anniversary of the closing of the Owl Rock Credit Facility but on or prior to the third anniversary of the closing of the Owl Rock Credit Facility. No prepayment premium will be applicable for any such prepayment made after the third anniversary of the closing of the Owl Rock Credit Facility. The prepayment premium is applicable to voluntary prepayments and certain specified mandatory prepayment during such applicable periods;

•
provides for financial covenants such that (i) a consolidated net leverage ratio cannot exceed 2.50 to 1.00 as of the last day of any fiscal quarter and (ii) a liquid asset coverage ratio cannot be less than 1.80 to 1.00;

•
contains affirmative covenants related to, among other things, delivery of certain financial reports and compliance certificates, maintenance of existence, compliance with laws, material contracts, payment of taxes, property and insurance matters, inspection of property, books and records, notices, collateral matters and future subsidiaries, in each case, subject to specified limitations and exceptions;

•
contains an affirmative representation and corresponding covenant that the Company and certain subsidiaries of the Company do not, and will not during the term of the Owl Rock Facility (or if the term of the Owl Rock Credit Facility continues for longer than a year, during the Company’s and certain subsidiaries of the Company’s most recent fiscal year), derive more than fifteen percent (15%) of their aggregate gross revenues from securities related activities;

•
contains negative covenants related to, among other things, incurrence of debt, creation of liens, mergers, acquisitions and certain other fundamental changes, conditions concerning the creation of new subsidiaries, conditions concerning opening of new accounts, disposition of assets, dividends and other restricted payments, prepayment of certain indebtedness, transactions with affiliates, investments and limitations on lines of business, in each case, subject to specified limitations and exceptions; and

•
provides for certain specified events of default upon the occurrence and during the continuation of certain events or conditions (subject to specified exceptions, grace periods or cure rights, as applicable) each as set forth in the Owl Rock Credit Facility, which includes among other things, defaults with respect to nonpayment, breaches of representations and warranties, failure to comply with covenants, cross-default to other material indebtedness, bankruptcy and insolvency matters, ERISA matters, material judgments, collateral and perfection matters, the occurrence of a change of control and subordination matters with respect to certain specified indebtedness. The occurrence and continuance of an event of default that is not cured or waived will enable the agent and/or the lenders, as applicable, to accelerate the loans or take other remedial steps as provided in the Owl Rock Credit Facility and the other loan documents.

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ABACUS SETTLEMENTS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Origination revenue	$1,689,088	$743,388	$3,252,738	$3,185,068
Related party revenue	5,195,602	4,948,528	9,931,938	9,829,596

Total revenue	6,884,690	5,691,916	13,184,676	13,014,664
Cost of revenue	1,505,333	956,625	2,734,949	3,265,313
Related party cost of revenue	3,392,647	2,615,307	6,558,354	5,522,312

Total cost of revenue	4,897,980	3,571,932	9,293,303	8,787,625

Gross Profit	1,986,710	2,119,984	3,891,373	4,227,039
OPERATING EXPENSES:
General and administrative expenses	2,297,577	2,208,051	4,848,580	3,948,358
Depreciation	2,561	3,048	5,597	5,988

Total operating expenses	2,300,138	2,211,099	4,854,177	3,954,346

Income (Loss) from operations	(313,428)	(91,115)	(962,804)	272,693

OTHER INCOME (EXPENSE)
Interest income	1,193	599	1,917	1,147
Interest (expense)	(5,863)	—	(11,725)	—
Other income	—	273	—	273

Total other income (expense)	(4,670)	872	(9,808)	1,420
Income (Loss) before provision for income taxes	(318,098)	(90,243)	(972,612)	274,113

Provision for income taxes	—	—	2,289	1,325

NET INCOME (LOSS) AND COMPREHENSIVE	$(318,098)	$(90,243)	$(974,901)	$272,788

WEIGHTED-AVERAGE UNITS USED IN COMPUTING NET INCOME (LOSS) PER UNIT:
Basic	$400	400	400	400
Diluted	$400	400	400	400
NET INCOME/(LOSS) PER UNIT:
Basic earnings per unit	$(795.25)	$(225.61)	$(2,437.25)	$681.97
Diluted earnings per unit	$(795.25)	$(225.61)	$(2,437.25)	$681.97

See accompanying notes to interim condensed consolidated financial statements.

ABACUS SETTLEMENTS, LLC

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THREE MONTHS ENDED JUNE 30, 2023 AND 2022

	Common units		Additional Paid-In Capital	Retained Earnings	Total
	Units	Amount
BALANCE—March 31, 2023	400	$4,000	$80,000	$1,270,334	$1,354,334
Net income	—	—	—	(318,098)	(318,098)
Distributions	—	—	—	(442,283)	(442,283)

BALANCE—June 30, 2023	400	$4,000	$80,000	$509,953	$593,953

	Common units		Additional Paid-In Capital	Retained Earnings	Total
	Units	Amount
BALANCE—December 31, 2022	400	$4,000	$80,000	$1,927,137	2,011,137
Net loss	—	—	—	(974,901)	(974,901)
Distributions	—	—	—	(442,283)	(442,283)

BALANCE—June 30, 2023	400	$4,000	$80,000	$509,953	$593,953

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Common units		Additional Paid-In Capital	Retained Earnings	Total
	Units	Amount
BALANCE—December 31, 2021	400	$4,000	$80,000	$2,638,995	$2,722,995
Net income	—	—	—	272,788	272,788
Distributions	—	—	—	(659,869)	(659,869)

BALANCE—June 30, 2022	400	$4,000	$80,000	$2,251,914	$2,335,914

	Common units		Additional Paid-In Capital	Retained Earnings	Total
	Units	Amount
BALANCE—December 31, 2022	400	$4,000	$80,000	$1,927,137	2,011,137
Net loss	—	—	—	$(974,901)	(974,901)
Distributions	—	—	—	$(442,283)	(442,283)

BALANCE—June 30, 2023	400	$4,000	$80,000	$509,953	$593,953

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

FOR SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(974,901)	$272,788
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	19,157	10,751
Amortization expense	40,278	37,952
Amortization of deferred financing fees	11,725	—
Non-cash lease expense	1,210	—
Changes in operating assets and liabilities:
Related party receivables	397,039	—
Other receivables	101,203	(202,491)
Prepaid expenses	(198,643)	71,038
Other current assets	(26,211)	(20,111)
Certificate of deposit	—	656,250
Accrued payroll and other expenses	(17,466)	155,994
Contract liability—deposits on pending settlements	659,067	(1,427,291)
Accounts payable	(36,750)	(7,247)

Net cash used in operating activities	(24,292)	(452,367)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(108,394)	(32,212)
Purchase of intangible asset	—	(15,000)
Due to/from members and affiliates	(74,134)	11,525

Net cash used in investing activities	(182,528)	(35,687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to members	(1,411)	(11,857)
Distributions to members	(442,283)	(659,869)

Net cash used in financing activities	(443,694)	(671,726)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(650,514)	(1,159,780)
CASH AND CASH EQUIVALENTS:
Beginning of period	1,458,740	2,599,302

End of period	$808,226	$1,439,522

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE BUSINESS

Abacus Settlements, LLC d/b/a Abacus Life (the “Company”) was formed in 2004 in the state of New York. In 2016, the Company obtained its licensure in Florida and re-domesticated to that state. On June 13, 2023, the Company re-domesticated to Delaware.

The Company acts as a purchaser of outstanding life insurance policies (“Provider”) on behalf of investors (“Financing Entities”) by locating policies and screening them for eligibility for a life settlement, including verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates, also known as origination services. When the sale of a policy is completed, this is deemed “settled” and the policy is then referred to as either a “life settlement” in which the insured’s life expectancy is greater than two years or “viatical settlement,” in which the insured’s life expectancy is less than two years.

The Company is not an insurance company, and therefore the Company does not underwrite insurable risks for its own account. On August 30, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with East Resources Acquisition Company (“ERES”), which was subsequently amended on October 14, 2022. As part of the Merger Agreement, the holders of the Company’s common units together with the holders of Longevity Markets Assets, LLC (“LMA”), a commonly owned affiliate, will receive aggregate consideration of approximately $531,750,000, payable in a number of newly issued shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), with a value ascribed to each share of ERES Class A common stock of $10.00 and, to the extent the aggregate transaction proceeds exceed $200.0 million, at the election of the Company’s and LMA’s members, up to $20.0 million of the aggregate consideration will be payable in cash to the Company’s and LMA’s members. The transaction closed on June 30, 2023 upon shareholder approval and customary closing conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed balance sheet as of June 30, 2023, was derived from amounts included in the Company’s annual financial statements for the year ended December 31, 2022. Such amounts are included within the condensed consolidated financial statements of Abacus Life, Inc. Capitalized terms used herein without definition have the meanings ascribed to them in the Company’s financial statements for the year ended December 31, 2022. Refer to this note in the annual financial statements for the full list of the Company’s significant accounting policies. The details in those notes have not changed except as discussed below and as a result of normal adjustments in the interim periods.

Basis of Presentation—The accompanying condensed financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Unaudited Condensed Financial Statements—The condensed financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2022, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of June 30, 2023, and the condensed results of its operations and comprehensive income/(loss) and cash flows for the three and six months ended June 30, 2023 and 2022. The condensed results of operations and comprehensive income/(loss) and cash flows for the period January 1, 2023 to June 30, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023, or any other period.

Use of Estimates—The preparation of US GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of financial statements and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, impairment testing, valuation of other receivables from clients, income taxes, and legal reserves.

Going Concern—Management evaluates at each annual and interim period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation is based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. Management has concluded that there are no conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements were issued.

Other receivables—Other receivables include origination fees for policies in which the recission period has ended, but the funds have not been received yet from financing entities. These fees were collected in the subsequent month.

The Company provides an allowance for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is deemed remote. The Company does not have any material allowance for credit losses as of June 30, 2023 or December 31, 2022.

If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company did not record material allowance for credit losses as of June 30, 2023, and December 31, 2022, respectively.

Concentrations—All of the Company’s revenues are derived from life settlement transactions in which the Company represents Financing Entities that purchased existing life insurance policies. One financing entity, a company in which the Company’s members own interests, represented 23% and 66% of the Company’s revenues in six months ended June 30, 2023 and 2022, respectively. The Company originates policies through three different channels: Direct to Consumer, Agent, and Broker. Two brokers represented the sellers for over 10% of the Company’s life settlement commission expense during the period six months ended June 30, 2023. No brokers represented the sellers for over 10% of the Company’s life settlement commission expense during the period six months ended June 30, 2022. The Company maintains cash deposits with a major financial institution, which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institution and believes that the risk of loss is minimal.

Advertising—All advertising expenditures incurred by the Company are charged to expense in the period to which they relate and are included in general and administrative expenses on the accompanying condensed statements of operations and comprehensive income/(loss). Advertising expense totaled $367,418 and $286,695 for three months ended June 30, 2023 and 2022, respectively. Advertising expense totaled $741,789 and $554,802 for six months ended June 30, 2023 and 2022, respectively.

3.	SEGMENT REPORTING

Operating as a centrally led life insurance policy intermediary, the Company’s president and chief executive officer is the chief operating decision maker who allocates resources and assesses financial performance based on financial information presented for the Company as a whole. As a result of this management approach, the Company is organized as a single operating segment.

4.	REVENUE

Disaggregated Revenue—The following table presents a disaggregation of the Company’s revenue by major sources for three months ended June 30, 2023 and 2022, and for six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Agent	$3,334,402	$2,717,512	$7,143,016	$5,690,701
Broker	2,809,499	2,247,953	4,675,973	5,727,970
Client direct	740,789	726,451	1,365,687	1,595,993

Total	$6,884,690	$5,691,916	$13,184,676	$13,014,664

5.	INCOME TAXES

Since the Company elected to file as an S corporation for federal and State income tax purposes, the Company incurred no federal or state income taxes. Accordingly, provision for income taxes is attributable to minimum state tax payments that are due regardless of their S corporation status and income position.

For the three months ended June 30, 2023 and 2022, the company did not record provision for income taxes. For the six months ended June 30, 2023 and 2022, the company recorded provision for income taxes of $2,289 and $1,325, respectively, which consist of state minimum taxes for state taxes that have been paid and settled during the period. The effective tax rate was approximately (0.24%) for the six months ended June 30, 2023, compared to 0.48% for the six months ended June 30, 2022.

Given the company’s S Corporation status, temporary book and tax differences do not create a deferred tax asset or liability on the balance sheets. Accordingly, an assessment of realizability of any deferred tax asset balances is not relevant.

6.	RETIREMENT PLAN

The Company provides a defined contribution plan to its employees, Abacus Settlements LLC 401(k) Profit Sharing Plan & Trust (the “Plan”). All eligible employees are able to participate in voluntary salary reduction contributions to the Profit-Sharing Plan. All employees who have completed one year of service with the Company are eligible to receive employer-matching contributions. The Company may match contributions to the Plan, up to 4% of compensation. For the three months ended June 30, 2023 and 2022, and for six months ended June 30, 2023 and 2022, the Company made no discretionary contribution to the Plan.

7.	RELATED-PARTY TRANSACTIONS

The Company has a related-party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of Abacus jointly own 11% of the Nova Funds. For the three months ended June 30, 2023 and 2022, the Company originated 38 and 92 policies, respectively, for the Nova Funds with a total value of $56,688,680 and $102,307,954, respectively. For six months ended June 30, 2023 and 2022, the Company originated 72 and 183 policies, respectively, for the Nova Funds with a total value of $96,674,080 and $282,804,838, respectively. For its origination services to the Nova Funds, the Company earns origination fees equal to the lesser of (i) 2% of the net death benefit for the policy or (ii) $20,000. For three months ended June 30, 2023 and 2022, and for six months ended June 30, 2023 and 2022, revenue earned, and contracts originated are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Origination fee revenue	$1,504,532	$4,164,107	$2,952,837	$8,569,034
Transaction reimbursement revenue	75,332	152,221	140,960	306,361

Total	$1,579,864	$4,316,328	$3,093,797	$8,875,395

Cost	$5,290,504	$25,201,256	$11,656,637	$50,738,202
Face value	56,688,680	102,307,954	96,674,080	282,804,838
Total policies	38	92	72	183
Average Age	0	1	75	75

In addition to the Nova Funds, the Company also has another affiliated investor that they provide origination services for. Total revenue earned related to the other affiliated investor was $3,615,738 and $589,700, of which $3,615,739 and $470,200 related to Longevity Market Assets, LLC (“LMA”) for the three months ended June 30, 2023 and 2022, respectively. Total cost of sales related to the other affiliated investor was $2,623,201 and $363,700, of which $2,623,201 and $326,200 related to LMA for three months ended June 30, 2023 and 2022, respectively.

Total revenue earned related to the other affiliated investor was $6,838,141 and $911,700, of which $6,794,641 and $470,200 related to LMA, for the six months ended June 30, 2023 and 2022, respectively. Total cost of sales related to the other affiliated investor was $5,020,603 and $612,700, of which $5,012,103 and $326,200 related to LMA for the six months ended June 30, 2023 and 2022, respectively. In addition, there is a related party receivable due from LMA related to transaction expenses of $19,246 and $0 as of June 30, 2023 and 2022, respectively, which is included as due from members and affiliates in the accompanying condensed balance sheets.

8.	SUBSEQUENT EVENT

On June 30, 2023, the Company consummated the merger with LMA. The Company has evaluated its subsequent events through August 14, 2023, the date that the financial statements were issued and determined that there were no events that occurred that required disclosure.

Longevity Market

Assets, LLC

Consolidated Financial Statements as of and

for the Years Ended December 31, 2022 and

2021, and Report of Independent Registered

Public Accounting Firm

LONGEVITY MARKET ASSETS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Longevity Market Assets, LLC

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Longevity Market Assets, LLC (a Florida limited liability company) and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Philadelphia, Pennsylvania
March 24, 2023

LONGEVITY MARKET ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,052,823	$102,420
Accounts receivable	10,448	—
Related party receivable	198,364	67,491
Due from affiliates	2,904,646	—
Prepaid expenses and other current assets	116,646	24,905

Total current assets	33,282,927	194,816
PROPERTY AND EQUIPMENT—Net	18,617	22,899
OTHER ASSETS
Operating right-of-use asset	77,011	122,503
Life settlement policies, at cost	8,716,111	—
Life settlement policies, at fair value	13,809,352	—
Available for sale securities, at fair value	1,000,000	250,000
Other investments	1,300,000	1,250,000
Other non-current assets, at fair value	890,829	—

TOTAL ASSETS	$59,094,847	$1,840,218

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,014	$—
Due to affiliates	263,785	930,630
Operating lease liabilities- current portion	48,127	45,107
Accrued transaction costs	908,256	—
Other current liabilities	42,227	20,192

Total current liabilities	1,302,409	995,929

Long-term debt, at fair value	28,249,653	—
Operating lease liabilities- noncurrent portion	29,268	77,396

Deferred tax liability	1,363,820	—

TOTAL LIABILITIES	30,945,150	1,073,325

COMMITMENTS AND CONTINGENCIES (Note 9)
MEMBERS’ EQUITY:
Common units, $10.00 par value; 5,000 common units issued and outstanding at December 31, 2022 and 2021	50,000	50,000
Additional paid-in capital	660,000	660,000
Retained earnings	25,487,323	205,048
Accumulated other comprehensive income	1,052,836	—
Non-controlling interest	899,538	(148,155)

Total members’ equity	28,149,697	766,893

TOTAL LIABILITIES AND EQUITY	$59,094,847	$1,840,218

The accompanying notes are an integral part of these consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
REVENUES:
Portfolio servicing revenue
Related party servicing revenue	$818,300	$699,884
Portfolio Servicing revenue	652,672	380,102

Total portfolio servicing revenue	1,470,973	1,079,986
Active management revenue
Investment Income from life insurance policies held using investment method	37,828,829	120,000
Change in fair value of life insurance policies (policies held using fair value method)	5,413,751	—

Total active management revenue	43,242,581	120,000

Total revenues	44,713,553	1,199,986

COST OF REVENUES (Excluding depreciation stated below)	6,245,131	735,893

Gross profit	38,468,422	464,093

OPERATING EXPENSES:
Sales and marketing	2,596,140	—
General, administrative and other	1,066,403	101,406
Change in fair value of debt	90,719	—
Unrealized loss on investments	1,045,623	—
Other operating expenses	—	493,849
Depreciation	4,282	2,447

Total operating expenses	4,803,168	597,702

Operating income (loss)	33,665,255	(133,609)

OTHER (EXPENSE) INCOME
Interest (expense), net	(41,324)	—
Other (expense)	(347,013)	—

Total other (expense) income	(388,337)	—
Net income (loss) before tax	33,276,917	(133,609)

Income tax expense	889,943	—

NET INCOME (LOSS)	32,386,975	(133,609)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	704,699	(148,155)

NET INCOME ATTRIBUTABLE TO LONGEVITY MARKET ASSETS, LLC	$31,682,275	$14,546

EARNINGS PER UNIT:
Basic earnings per unit	$6,477.39	$2.91
Diluted earnings per unit	$6,477.39	$2.91
Weighted average shares outstanding—basic	5,000	5,000
Weighted average shares outstanding—diluted	5,000	5,000

NET INCOME	32,386,975	—
Other comprehensive income, net of tax:
Change in fair value of debt	1,395,829	—

Comprehensive income before non-controlling interests	33,782,804	—
Less: Net income attributable to non-controlling interests	704,699	—
Less: Comprehensive income attributable to non-controlling interests	342,994	—

Comprehensive income attributable to Longevity Market Assets, LLC	$32,735,111	—

The accompanying notes are an integral part of these consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Common Units		Additional Paid-In Capital	Retained Earnings	Non- Controlling Interests	Accumulated Other Comprehensive Income	Total Members’ Equity
	Units	Amount
BALANCE AS OF DECEMBER 31, 2021	1,000	$50,000	$660,000	$590,502	$—	—	$1,300,502
Distributions	—	—	—	(400,000)	—	—	$(400,000)
Net income (loss)	—	—	—	14,546	(148,155)	—	$(133,609)

BALANCE AS OF DECEMBER 31, 2021	1,000	50,000	660,000	205,048	(148,155)	—	766,893

Distributions	—	—	—	(6,400,000)	—	—	$(6,400,000)
Other Comprehensive Income	—	—	—	—	342,994	1,052,836	$1,395,829
Net income	—	—	—	31,682,275	704,699	—	$32,386,975

BALANCE AS OF DECEMBER 31, 2022	5,000	$50,000	$660,000	$25,487,323	$899,538	$1,052,836	$28,149,697

LONGEVITY MARKET ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$32,386,975	$(133,609)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,282	2,447
Unrealized loss on investments	1,045,623	—
Unrealized (gain) on policies	(5,742,377)	—
Change in fair value of debt	90,719	—
Income tax expense	889,943	—
Non-cash lease expense	383	—
Changes in operating assets and liabilities:
Accounts receivable	(10,448)	—
Related party receivable	(130,873)	(11,047)
Other receivable	—	18,315
Prepaid expenses	(91,741)	(23,738)
Other noncurrent assets	(1,936,452)	—
Accounts payable	40,014	—
Accrued transaction costs	908,256	—
Other current liabilities	22,035	8,463
Life Settlement Policies purchased, at fair value	(8,066,975)	—
Life Settlement Policies purchased, at cost	(8,716,111)	—

Net cash provided by/(used in) operating activities	10,693,254	(139,169)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(25,346)
Purchase of available for sale securities	(750,000)	(250,000)
Purchase of other investments, at cost	(50,000)	—
Due from affiliates	(2,904,646)	—

Net cash (used in) investing activities	(3,704,646)	(275,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long term debt, at fair value	30,028,640	—
Due to affiliates	(666,845)	781,663
Member capital distribution	(6,400,000)	(400,000)

Net cash provided by/(used in) financing activities	22,961,795	381,663

NET INCREASE (DECREASE) IN CASH	29,950,403	(32,852)
CASH AT THE BEGINNING OF THE YEAR	102,420	135,272

CASH AT THE END OF THE YEAR	$30,052,823	$102,420

The accompanying notes are an integral part of these consolidated financial statements.

LONGEVITY MARKET ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

1.	DESCRIPTION OF BUSINESS

Longevity Market Assets, LLC (together with its subsidiaries, the “Company” or “LMA”) was formed in February 2017 as Abacus Life Services, LLC in the state of Florida and subsequently changed its name in February 2022. The Company is a provider of services pertaining to life insurance settlements and offers policy servicing to owners and purchasers of life settlement assets, as well as consulting, valuation, and actuarial services. The Company offers value to the owners of life settlements by monitoring and maintaining the policy, and performing all administrative work involved to keep the policy in force and at the premium level most advantageous to the owner.

The Company is also engaged in buying and selling of life settlement policies in which it uses its own capital, and purchases life settlement contracts with the intent to either hold to maturity to receive the associated death claim payout, or to sell to another purchaser of life settlement contracts for a gain on the sale. The Company is headquartered in Orlando, Florida.

On August 30, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with East Resources Acquisition Company (“ERES”), which was subsequently amended on October 14, 2022 and April 20, 2023. As part of the Merger Agreement, the total transaction value is $618,000,000, where the holders of the Company’s common units together with the holders of Abacus Settlements, LLC (“Abacus”), a commonly owned affiliate, will receive aggregate consideration of approximately $531,800,000, payable in a number of newly issued shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), with a value ascribed to each share of ERES Class A common stock of $10.00 and, to the extent the aggregate transaction proceeds exceed $200.0 million, at the election of the Company’s and Abacus’s members, up to $20.0 million will be payable in cash to the Company’s and Abacus’s members. The transaction is expected to close in Q2 2023, subject to shareholder approval and customary closing conditions. The Company has accrued $908,226 of legal, advisory and audit fees related to the pending merger transaction, which have been included in Accrued Transaction Costs on the Consolidated Balance Sheets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These statements include the financial statements of Longevity Market Assets, LLC and its wholly owned and controlled subsidiaries and subsidiaries in which the Company holds a controlling financial interest or is the primary beneficiary. Intercompany transactions and accounts have been eliminated in consolidation.

Consolidation of Variable Interest Entities—For entities in which the Company has variable interests, the Company first evaluates whether the entity meets the definition of a variable interest entity (“VIE”) or a voting interest entity (“VOE”). If the entity is a VIE, the Company focuses on identifying whether it has the power to direct the activities that most significantly impact the VIE’s economic performance and whether it has the obligation to absorb losses or the right to receive benefits from the VIE. If the Company is the primary beneficiary of a VIE, the assets, liabilities, and results of operations of the variable interest entity will be included in the Company’s consolidated financial statements. The proportionate share not owned by the Company is recognized as Noncontrolling interest and Net income (loss) attributable to noncontrolling interest on the Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive (Loss) Income, respectively. If the entity is a VOE, the Company evaluates whether it has the power to control the VOE through a majority voting interest or through other arrangements.

Accounting Standards Codification (“ASC”) Topic 810, Consolidations, requires the Company to separately disclose on its Consolidated Balance Sheets the assets of consolidated VIEs and liabilities of consolidated VIEs as to which there is no recourse against the Company. As of December 31, 2022, total assets and liabilities of consolidated VIEs is $30,073,972 and $27,116,762, respectively. As of December 31, 2021, total assets and liabilities of consolidated VIEs is $400 and $0, respectively.

On October 4, 2021, the Company entered into an Operating Agreement with LMX Series, LLC (“LMX“) and three other unaffiliated investors to obtain a 70% ownership interest in LMX, which was newly formed in August 2021. LMX had no operating activity prior to the Operating Agreement being signed. LMX has a wholly owned subsidiary, LMATT Series 2024, Inc., a Delaware C-Corporation. While the Company and three other investors each contributed $100 to LMX, the Company directs the most significant activities by managing the investment offerings, and sponsoring and creating structured investment grade insurance liabilities, and thus was provided a 70% ownership interest. LMX is a VIE and the Company is the primary beneficiary of LMX. The Company has included the results of LMX and its subsidiaries in its consolidated financial statements for the year ended December 31, 2022.

On March 3, 2022, the Company formed Longevity Market Advisors, LLC (“Longevity Market Advisors”), which the Company has an 80% ownership interest in. The Longevity Market Advisors legal entity was established primarily for the purpose of acquiring the assets of a broker/dealer, Regional Investment Services, Inc. (“RIS”), an Ohio corporation. Longevity Market Advisors is a VIE and the Company is the primary beneficiary of Longevity Market Advisors. The purchase price in exchange for RIS was $60,000. The Company evaluated whether this represented a business combination or an asset acquisition under ASC 805. While the purchase of RIS represents a business, it was further determined that as RIS was purchased for the primary reason of being registered by the Financial Industry Regulatory Authority (“FINRA”). As there are no tangible or intangible assets of value from RIS that would meet the capitalization criteria that have standalone value, the Company has expensed the purchase in general and administrative costs. Upon closing of the transaction, Longevity Market Advisors will comprise 100% of the ownership structure of RIS, and RIS will be a wholly owned subsidiary. The Company has included the results of Longevity Market Advisors and its subsidiaries in its consolidated financial statements for the year ended December 31, 2022.

On November 30, 2022, LMA Series, LLC, a wholly owned subsidiary of the Company, signed an Operating Agreement to be the sole member of a newly created general partnership, LMA Income Series, GP, LLC. Subsequent to that, LMA Income Series, GP, LLC formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended December 31, 2022.

Non-Consolidated Variable Interest Entities—On January 1, 2021, the Company entered into an option agreement with two commonly owned full-service origination, servicing and investment providers (“the Providers”) in which the Company agreed to fund certain capital needs with an option to purchase the outstanding equity ownership of the Providers.

The Company accounted for its investment in the call options as an equity security, pursuant to ASC 321. In arriving at this accounting conclusion, the Company first considered whether the call option met the definition of a derivative pursuant to ASC 815 and concluded that it did not as the instrument does not provide for net settlement and accordingly is not a derivative. The Company also concluded that the call option does not provide the Company with a controlling financial interest in the legal entity pursuant to ASC 810. The call option includes material contingencies prior to exercisability that the Company does not anticipate will be resolved; additionally, the call option is in a legal entity for which the share price has no readily determinable fair value. The Company’s basis in the call option, pursuant to ASC 321, is zero and accordingly the call option is not reflected in the statement of financial position.

The Company provided $347,013 of funding for the year ended December 31, 2022 which is included in Other (Expense) Income on the Consolidated Statements of Operations and Comprehensive Income (Loss) and $120,000 of funding for the year ended December 31, 2021 which was repaid in full by the Providers during that same year. See Note 9, “Commitments and Contingencies.”

For the years ended December 31, 2022 and 2021, the Providers were considered to be VIEs, but were not consolidated in the Company’s consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion. For the year ended December 31, 2022, the unaudited financial information for the unconsolidated VIE’s are as follows: held assets of $126,040 and liabilities of $0 and held assets of $861,924 and liabilities of $358,586, respectively. As of December 31, 2021, unaudited financial information for the non-consolidated VIEs were as follows: held assets of $122,279 and liabilities of $0 and held assets of $474,288 and liabilities of $2,218, respectively.

Noncontrolling Interest—Noncontrolling interest represents the share of consolidated entities owned by third parties. At the date of formation or upon acquisition, the Company recognizes noncontrolling interest on the Consolidated Balance Sheets at an amount equal to the noncontrolling interest’s proportionate share of the relative fair value of any assets and liabilities acquired. Noncontrolling interest is subsequently adjusted for the noncontrolling shareholder’s additional contributions, distributions, and the shareholder’s share of the net earnings or losses of each respective consolidated entity.

Net income of a consolidated entity is allocated to noncontrolling interests based on the noncontrolling shareholder’s ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in Net income (loss) attributable to noncontrolling interests in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Use of Estimates— The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of financial statements and the report’s amounts of revenue and expenses during the reporting periods. The Company’s estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, valuation of other receivables, valuation of other investments, valuation of life settlement policies, valuation of available for sale securities, impairment testing, income taxes and legal reserves.

Life Insurance Settlement Policies—The Company accounts for its holdings of life insurance settlement policies in accordance with ASC 325-30, Investments in Insurance Contracts. The Company accounts for life settlement policies purchased that it intends to hold to maturity at fair value and life settlement policies that it intends to trade in the near term at cost plus premiums paid.

The Company follows ASC 820, Fair Value Measurements and Disclosures, in estimating the fair value of its life insurance policies held at fair value. ASC 820 defines fair value as an exit price representing the amount that would be received if an asset were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-level, fair value hierarchy that prioritizes the inputs used to measure fair value. Level 1 relates to quoted prices in active markets for identical assets or liabilities. Level 2 relates to observable inputs other than quoted prices included in Level 1. Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s valuation of life settlements is considered to be Level 3, as there is currently no active market where it is able to observe quoted prices for identical assets. The Company’s valuation model incorporates significant inputs that are not observable. See Note 10, “Fair Value Measurements.” For policies held at fair value, changes in fair value are reflected in operations in the period the change is calculated.

For policies held under the investment method, the Company tests the impairment if it becomes aware of information indicating that the carrying value plus undiscounted future premiums of a policy may not be recoverable. This information is gathered initially through extensive underwriting procedures at purchase of the settlement contract, as well as through periodic underwriting review that includes medical reports and life expectancy evaluations. The policies held by the Company using the investment method are expected to be owned for a shorter-term and are actively marketed to potential buyers. The market feedback received through these interactions provides the Company with information related to a potential impairment. If a policy is determined to be impaired, the Company will adjust the carrying value to the fair value determined through the impairment analysis.

The Company accounts for cash proceeds from sale and maturity of life insurance settlement policies, as well as cash outflows for premium payments, as operating activities within the Consolidated Statements of Cash Flows.

Going Concern—Management evaluates at each annual and interim period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. Management’s evaluation is based on relevant conditions and events that are known and reasonably knowable at the date that the consolidated financial statements are issued. Management has concluded that there are no conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date these consolidated financial statements were issued.

Cash and Cash Equivalents—Cash and cash equivalents include short-term and all highly-liquid debt instruments purchased with an original maturity of three months or less.

Fair Value Measurements—The following fair value hierarchy is used in selecting inputs for those assets and liabilities measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). The Company evaluates these inputs and recognizes transfers between levels, if any, at the end of each reporting period. The hierarchy consists of three levels:

Level 1—Valuation based on quoted market prices in active markets for identical assets or liabilities.

Level 2—Valuation based on inputs other than Level 1 inputs that are observable for the assets or liabilities either directly or indirectly.

Level 3—Valuation based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and supported by little or no observable market activity.

The Company’s financial instruments consist of cash, cash equivalents, accounts receivables, due to affiliates, equity investments in privately held companies, S&P options, life settlement policies, available for sale securities, market-indexed debt and secured borrowings. Cash, cash equivalents, accounts receivables, and due to affiliates are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date.

Equity investments in privately held companies without readily determinable fair values are recognized at fair value on a nonrecurring basis when observable price changes from orderly transactions for identical or similar investments become available. Available-for-sale securities are measured at fair value using inputs that are not readily determinable. Unrealized holding gains and losses are excluded from earnings and reported in other comprehensive income until realized.

S&P options are recognized at fair value using quoted market prices in active markets, with changes in fair value included in net income. Market-indexed debt is measured on a quarterly basis, with qualifying changes in fair value recognized in net income, except for the portion of the total change in the fair value of the liability that results from a change in the instrument-specific credit risk, which is separately included in other comprehensive income in accordance with ASC 825-10-45-5. The measurement approach for life settlement policies is included above within the Life Settlement Policies disclosure.

Related party receivables—Related party receivable are amounts owed to the Company by related party customers for services delivered. Management regularly reviews customer accounts for collectability and will record an allowance for these accounts when deemed necessary. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Related party receivables are charged off against the allowance for credit losses when deemed uncollectible (after all means of collection have been exhausted and the potential for recovery is deemed remote). Recoveries of related party receivables previously written off are recorded when received. Due to the nature of operations, related party receivables are due primarily from parties which the Company serves. As a result, management deems all amounts due to be collectable. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company did not record material allowance for credit losses as of December 31, 2022 and December 31, 2021, respectively.

Other Investments—Equity investments without readily determinable fair values include the Company’s investments in privately-held companies in which the Company holds less than a 20% ownership interest and does not have the ability to exercise significant influence. The Company measures these investments at cost, and these investments are adjusted through net earnings when they are deemed to be impaired or when there is an adjustment from observable price changes (referred to as the “measurement alternative”). These investments are included in other investments on the financial statements, at cost on the Consolidated Balance Sheets. In addition, the Company monitors these investments to determine if impairment charges are required based primarily on the financial condition and near-term prospects of these companies.

Available-For-Sale Securities—The Company has investments in securities that are classified as available-for-sale securities, and which are reflected on the Consolidated Balance Sheets at fair value. These securities solely consist of a convertible promissory note in a private company that was entered into at arms-length. The Company determines the fair value using unobservable inputs by considering the initial investment value, next round financing, and the likelihood of conversion or settlement based on the contractual terms in the agreement. If any unrealized gains and losses on these investments are incurred, these would be included as a separate component of accumulated other comprehensive loss, net of tax, on the Consolidated Balance Sheets. The Company classifies its available-for-sale securities as short-term or long-term based on the nature of the investment, its maturity date and its availability for use in current operations. The Company monitors the fair value of the securities fall below amortized cost basis. Credit losses identified are reflected in the allowance for credit losses and any credit losses reversed are recognized in earnings. As of December 31, 2022 and 2021, the fair value of the securities were determined to materially approximate amortized cost basis, thus no unrealized gains or losses were recorded, and the Company did not record any allowance for credit losses. The Company writes off uncollectible accrued interest receivable balances in a timely manner. The Company did not have material accrued interest on its available-for-sale securities as of December 31, 2022 and December 31, 2021.

Other Noncurrent Assets, at fair value— The other noncurrent assets balance consists of S&P 500 put and call options that were purchased through a broker as an economic hedge related to the market-indexed instruments that are included in Long-Term Debt. The Company records these options at fair value and recognizes changes in fair value as part of net income.

Concentrations—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and available-for-sale securities. The Company maintains its cash in bank deposit accounts with high-quality financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying Consolidated Balance Sheets. The Company extends different levels of credit to its customers and maintains allowance for doubtful accounts based upon the expected collectability of accounts receivable. The Company’s procedures for determining this allowance includes evaluating individual customer receivables, considering a customer’s financial condition, monitoring credit history and current economic conditions, and using historical experience applied to an aging of accounts.

Two related party customers accounted for 75% and 16% of the total accounts receivable as of December 31, 2022 and two related party customers accounted for 51% and 49% as of December 31, 2021. The largest receivables balances are from related parties where exposed credit risk is low. As such, there is no allowance for doubtful accounts as of December 31, 2022 and December 31, 2021.

One customer accounted for 51% of active management revenue, while 22% of revenue related to two policies that matured that were accounted for under the investment method for the year ended December 31, 2022. Two related party customers each accounted for 28% of the portfolio servicing revenue for the year ended December 31, 2022. Three customers accounted for 29%, 29% and 20% of the total revenues for the year ended December 31, 2021, respectively.

Property and Equipment, Net—Property and equipment are stated at cost less accumulated depreciation and are depreciated on a straight-line basis over the following estimated useful lives:

Estimated Useful Life
Furniture and fixtures	5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Expenditures for maintenance and repairs that do not extend the useful lives of property and equipment are expensed as incurred. Upon retirement or sale of assets, the cost and related accumulated depreciation are written off and any resulting gain or loss is reflected in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss).

Property and equipment are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of property and equipment is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. There were no impairments recognized during the years ended December 31, 2022 and 2021, respectively. Property and equipment to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition—The Company generally derives its revenue from life settlement servicing and consulting activities (Portfolio Servicing Revenue) and life settlement trading activities (Active Management Revenue).

Portfolio Servicing Revenue—Portfolio servicing is comprised of servicing activities and consulting activities. The Company enters into service agreements with the owners of life settlement contracts and is responsible for maintaining the policy, manages processing of claims in the event of death of the insured and ensuring timely payment of optimized premiums computed to derive maximum return on maturity of the policy. The company neither assumes the ownership of the contracts nor undertakes the responsibility to make the premium payments, which remains with the owner of the policy. These service arrangements have contractual terms typically ranging from one-month to ten years and include fixed charges within its contracts as part of the total transaction price which are recognized on gross basis. To the extent that variable consideration is not constrained, the Company includes an estimate of the variable amount, as appropriate, within the total transaction price and updates its assumptions over the duration of the contract. Variable consideration has not been material. The duties performed by the company under these arrangements are considered as a single performance obligation that is satisfied on a monthly basis as the customer simultaneously receives and consumes the benefit provided by the Company as the Company performs the service. As such, revenue is recognized for services provided for the corresponding month.

Under consulting engagements, the Company provides services typically for the owners of life settlement contracts who are often customers of the servicing business line, or customers of Abacus. These consulting engagements are comprised of valuation, actuarial services, and overall policy assessments related to life settlement contracts and are short-term in nature. The performance obligations are typically identified as separate services with a specific deliverable or a group of deliverables to be provided in tandem, as agreed to in the engagement letter or contract. Each service provided under a contract is considered as a performance obligation and revenue is recognized at a point in time when the deliverable or group of deliverables is transferred to the customer.

Active Management Revenue—The Company also engages in buying and selling life settlement policies whereby each potential policy is independently researched to determine if it would be a profitable investment. Some of the policies are purchased with the intent to hold to maturity, while others are held for trading to be sold for a gain. The Company elects to account for each investment in life settlement contracts using either the investment method or the fair value method. Once the accounting method is elected for each policy, it cannot be changed. Under the investment method, investments in contracts are based on the initial investment at the purchase price plus all initial direct costs. Continuing costs (e.g., policy premiums, statutory interest and direct external costs, if any) to keep the policy in force are capitalized. Under the fair value method, the company will record the initial investment of the transaction price and remeasures the investment at fair value at each subsequent reporting period. Changes in fair value are reported on earnings when they occur. Upon sale of a life settlement contract, the company will record revenue (gain/loss) for the difference between the agreed-upon purchase price with the buyer, and the carrying value of the contract.

Other Consideration— Payment terms and conditions vary by contract type, although terms generally require payment within 30 days of the invoice date. In certain arrangements, the Company receives payment from a customer either before or after the performance obligation has been satisfied; however, the Company’s contracts do not contain a significant financing component.

Cost to Obtain and Fulfill Contracts— Costs to obtain contracts solely relate to commissions for brokers agents and employees who are directly involved in buying and selling policies as part of the active management revenue stream. The Company has elected to apply the ASC 606, Revenue from Contracts with Customers, ‘practical expedient’ which allows us to expense these costs as incurred if the amortization period related to the resulting asset would be one year or less. The Company has no significant instances of contracts that would be amortized for a period greater than a year, and therefore has no contract costs capitalized for these arrangements.

Segments— Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is the President and Chief Executive Officer (“CEO”). The Company has determined that it operates in two operating segments and two reportable segments, portfolio servicing and active management as the CODM reviews financial information presented for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Income Taxes— The Company is taxed as an S-corporation for U.S. federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code with the exception of three consolidated entities that are Delaware C-corporations. These VIEs and subsidiaries include LMATT Series 2024, Inc., the wholly owned subsidiary of LMX Series, LLC., which is consolidated into LMA as a VIE, as well as LMATT Growth Series 2.2024, Inc., a wholly owned subsidiary of LMATT Growth Series, Inc., and LMATT Growth and Income Series 1.2026, Inc., a wholly owned subsidiary of LMATT Growth and Income Series, Inc., which are all included in the consolidated financial statements. As such, the Company’s income or loss and credits are passed through to the members and reported on their individual federal income tax return. The three C-corporations file federal returns and in the state of Florida, where the businesses operates.

For LMATT Series 2024, Inc., taxes on earnings are based on pretax financial accounting income (losses).

The Company records uncertain tax positions in accordance with ASC 740, Income Taxes, on the basis of a two-step process whereby: (i) management determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position, and (ii) for those tax positions that meet the more likely than not recognition threshold, management recognizes the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. There are currently no uncertain tax positions.

The Company recognizes interest and penalties as a component of income tax expense. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Leases— The Company accounts for its leases in accordance with ASC 842, Leases. A contract is or contains a lease if there is identified property, plant and equipment that is either explicitly or implicitly specified in the contract and the lessee has the right to control the use of the property, plant and equipment throughout the contract term, which is based on an evaluation of whether the lessee has the right to direct the use of the property, plant and equipment.

The Company has one lease for office space in Orlando, Florida that is accounted for as an operating lease and goes through July 31, 2024. The Company is responsible for utilities, maintenance, taxes and insurance, which are variable payments based on a reimbursement to the lessor of the lessor’s costs incurred. The Company excludes variable lease payments from the measurement of lease liabilities and right-of-use (“ROU”) assets recognized on the Company’s Consolidated Balance Sheets. Variable lease payments are recognized as a lease expense on the Company’s Consolidated Statements of Operations and Comprehensive Income in the period incurred. The Company has elected the practical expedient to account for lease components and non-lease components together as a single lease component for its real estate lease noted above.

The Company has elected the short-term lease exemption, which permits the Company to not recognize a lease liability and ROU asset for leases with an original term of one year or less. Currently the Company does not have any short-term leases. The Company’s current lease includes a renewal option. The Company has determined that the renewal option is not reasonably certain of exercise based on an evaluation of contract, market and asset-based factors, and therefore does not include periods covered by renewal options in its lease term. The Company’s leases generally do not include purchase options, residual value guarantees, or material restrictive covenants.

The Company determines its lease liability and ROU by calculating the present value of future lease payments. The present value of future lease payments is discounted using the Company’s incremental borrowing rate. As the Company’s leases generally do not have a readily determinable implicit rate, the Company uses its incremental borrowing rate based on market yields and comparable credit ratings, adjusted for lease term, to determine the present value of fixed lease payments based on information available at the lease commencement date.

The Company does not have any finance leases, nor is the Company a lessor (or sublessor).

See Note 16 for additional disclosures related to leases.

Earnings Per Unit—The Company has only one class of equity for net income (loss)per unit. Basic net income per unit is calculated by dividing net income by the weighted average number of units outstanding during the applicable period. If the number of units outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of basic net income per unit are adjusted retroactively for all periods presented to reflect that change in capital structure. If such changes occur after the close of the reporting period but before issuance of the financial statements, the per-unit computations for that period and any prior-period financial statements presented are based on the new number of units.

3.	LIFE INSURANCE SETTLEMENT POLICIES

As of December 31, 2022, the Company holds 53 life settlement policies, of which 35 are accounted for under the fair value method and 18 are accounted for using the investment method (cost, plus premiums paid). Aggregate face value of policies held at fair value is approximately $40,092,154 as of December 31, 2022, with a corresponding fair value of approximately $13,809,352. Aggregate face value of policies accounted for using the investment method is $42,330,000 as of December 31, 2022, with a corresponding carrying value of approximately $8,716,111.

As of December 31, 2021, the Company did not own life settlement policies. As such, information herein has been presented only for the Consolidated Balance Sheets, dated as of December 31, 2022.

As of December 31, 2022, the Company did not have any contractual restrictions on its ability to sell policies, including those held as collateral for the issuance of long-term debt. See Note 11, “Long-Term Debt.”

Life expectancy reflects the probable number of years remaining in the life of a class of persons determined statistically, affected by such factors as heredity, physical condition, nutrition, and occupation. It is not an estimate or an indication of the actual expected maturity date or indication of the timing of expected cash flows from death benefits. The following tables summarize the Company’s life insurance policies grouped by remaining life expectancy as of December 31, 2022:

Policies Carried at Fair Value—

Remaining Life Expectancy (Years)	Number of Life Insurance Policies	Face Value	Fair Value
0-1	—	$—	$—
1-2	1	200,000	160,000
2-3	11	3,085,549	2,274,406
3-4	1	2,200,000	1,406,451
4-5	1	1,000,000	526,416
Thereafter	21	33,606,605	9,442,079

	35	$40,092,154	$13,809,352

Policies accounted for using the investment method—

Remaining Life Expectancy (Years)	Number of Life Insurance Policies	Face Value	Carrying Value
0-1	1	$3,000,000	$1,220,000
1-2	1	500,000	327,683
2-3	2	2,000,000	1,039,088
3-4	1	500,000	260,000
4-5	2	3,850,000	845,000
Thereafter	11	32,480,000	5,024,340

	18	$42,330,000	$8,716,111

Estimated premiums to be paid by the Company for its portfolio accounted for using the investment method during each of the five succeeding calendar years and thereafter as of December 31, 2022, are as follows:

2023	$799,201
2024	896,961
2025	895,559
2026	981,749
2027	1,096,323
Thereafter	4,197,118

Total	$8,866,912

The Company is required to pay premiums to keep its portion of life insurance policies in force. The estimated total future premium payments could increase or decrease significantly to the extent that actual mortalities of insureds differ from the estimated life expectancies.

For policies accounted for under the investment method, the Company has not been made aware of information causing a material change to assumptions relating to the timing of realization of life insurance settlement proceeds. The Company has also not been made aware of information indicating impairment to the carrying value of policies.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net comprised of the following:

	As of	As of
	December 31, 2022	December 31, 2021
Furniture and fixtures	$19,444	$19,444
Leasehold improvements	5,902	5,902

Property and equipment—gross	25,346	25,346

Less: accumulated depreciation	(6,729)	(2,447)

Property and equipment—net	$18,617	$22,899

Depreciation expense for the years ended December 31, 2022 and 2021 was $4,282 and $2,447, respectively.

5.	AVAILABLE-FOR-SALE SECURITIES, AT FAIR VALUE

Convertible Promissory Notes—The Company holds convertible promissory notes in a separate unrelated insurance technology company. In November 2021, the Company purchased a $250,000 note and then purchased an additional note in January 2022 for $250,000 as part of the Tranche 5 offering (“Tranche 5 Promissory Note”). The Tranche 5 Promissory Note pays six percent (6%) interest per annum. The Tranche 5 Promissory Note matures November 12, 2023 (“2023 Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the 2023 Maturity Date unless the Tranche 5 Promissory Note converts prior to the 2023 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $1,000,000 (“Next Equity Financing”).

In October 2022, the Company purchased an additional convertible promissory note in the same unrelated insurance technology company for $500,000 as part of the Tranche 6 offering (“Tranche 6 Promissory Note” and collectively with the Tranche 5 Promissory Note, the “Convertible Promissory Notes”). The Tranche 6 Promissory Note pays eight percent (8%) interest per annum and matures September 30, 2024 (“2024 Maturity Date”) and will be paid in full as to outstanding principal and accrued interest on the 2024

Maturity Date unless the Tranche 6 Promissory Note converts prior to the 2024 Maturity Date. Conversion into preferred shares occurs if the technology company engages in an additional equity financing event that yields gross cash proceeds in excess of $5,000,000 (“Next Round Securities”).

The Company applies the available-for-sale method of accounting for its investment in the Convertible Promissory Notes which are debt investments. The Convertible Promissory Notes do not qualify for either the held-to-maturity method due to the Convertible Promissory Notes’ conversion rights or the trading-securities method because the Company holds the Convertible Promissory Notes as a long-term investment. The Convertible Promissory Notes are measured at fair value at each reporting-period end. Unrealized gains and losses are reported in other comprehensive income until realized. As of December 31, 2022, the Company evaluated the fair value of its investment and determined that the fair value approximates the carrying value of $1,000,000 and there was no unrealized gain or loss recorded.

6.	OTHER INVESTMENTS AND OTHER NONCURRENT ASSETS

Other Investments:

Convertible Preferred Stock Ownership—The Company owns convertible preferred stock in two entities, further described below:

On July 22, 2020, the Company purchased 224,551 units of an unrelated insurance technology company’s Series Seed Preferred units for $750,000 (“Seed Units”). Upon conversion, the Seed Units held by the Company would represent 8.1% control in the technology company. During December 2022, the Company purchased an incremental 14,970 of Series Seed Preferred units for $50,000 and had a total of $800,000 investment as of December 31, 2022.

On December 21, 2020, the Company purchased 207,476 shares of a separate unrelated insurance technology company’s Series B-1 preferred stock for $500,000 (“Preferred Shares”). The Preferred Shares are convertible into voting common stock of the technology company at the option of the Company. Upon conversion, the Preferred Shares would represent less than 1% control in the technology company.

The Company applies the measurement alternative for its investments in the Seed Units and Preferred Shares because these investments are of an equity nature, and the Company does not have the ability to exercise significant influence over operating and financial policies of entities even in the event of conversion of the Seed Units or Preferred Shares. Under the measurement alternative, the Company records the investment based on original cost less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the investee. The Company’s share of income or loss of such companies is not included in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The Company tests its investments for impairment whenever circumstances indicate that the carrying value of the investment may not be recoverable. No impairment of investments occurred for the years ended December 31, 2022 and 2021.

Other Noncurrent Assets- at fair value:

S&P Options—The Company owns S&P 500 put and call options that were purchased through a broker as an economic hedge related to the market-indexed debt instruments included in the long-term debt note. The value is based on shares owned and quoted market prices in active markets. Changes in fair value are recorded in the Unrealized Loss on Investments line item on the income statement.

7.	CONSOLIDATION OF VARIABLE INTEREST ENTITIES

The Company consolidates VIEs for which it is the primary beneficiary or VOEs for which it controls through a majority voting interest or other arrangement. See Note 2 for more information on how the Company evaluates an entity for consolidation.

The Company evaluated any entity in which it had a variable interest upon formation to determine whether the entity should be consolidated. The Company also evaluated the consolidation conclusion during each reconsideration event, such as changes in the governing documents or additional equity contributions to the entity. During the year ended December 31, 2022, the Company consolidated LMX, Longevity Market Advisors and LMA Income Series, LP, which had total assets and liabilities of $30,073,972 and $27,116,762, respectively. For the year ended December 31, 2021, the Company consolidated LMX, which had total assets and liabilities of $400 and $0, respectively. The Company did not deconsolidate any entities during the years ended December 31, 2022 or December 31, 2021.

For the year ended December 31, 2022, the Company held total assets of $987,964 and liabilities of $358,586, in unconsolidated VIEs. As of December 31, 2021, the Company held total assets of $596,567 and liabilities of $2,218 in unconsolidated VIEs.

8.	SEGMENT REPORTING

Segment Information—The Company organizes its business into two reportable segments (1) Portfolio Servicing and (2) Active Management, which generate revenue in different manners.

This segment structure reflects the financial information and reports used by the Company’s management, specifically its CODM, to make decisions regarding the Company’s business, including resource allocations and performance assessments as well as the current operating focus in compliance with ASC 280, Segment Reporting. The Company’s CODM is the President and CEO of the Company.

The Portfolio Servicing segment generates revenues by providing policy services to customers on a contract basis.

The Active Management segment generates revenues by buying, selling and trading policies and maintaining policies through to death benefit. The Company’s reportable segments are not aggregated.

The Company’s method for measuring profitability on a reportable segment basis is gross profit. The CODM does not review asset information related to investments nor expenditures incurred for long-lived assets given the Company’s investments are recognized on a cost basis and the Company’s long-lived assets are immaterial to the consolidated financial statements.

Information related to the Company’s reporting segments for the years ended December 31, 2022 and December 31, 2021 is as follows:

	As of December 31, 2022	As of December 31, 2021
Portfolio Servicing	$1,470,973	$1,079,986

Active Management	43,242,581	120,000

Total Revenue	$44,713,553	$1,199,986

Portfolio Servicing	$300,235	$406,093

Active Management	38,168,187	58,000

Gross profit	$38,468,422	$464,093

Sales and Marketing	$(2,596,140)	$—
General, administrative and other	(1,066,403)	(101,406)
Other operating expenses	—	(493,849)
Depreciation	(4,282)	(2,447)
Other expense	(347,013)	—
Interest (expense)	(42,798)
Interest income	1,474
Change on fair value of debt	(90,719)	—
Unrealized gain(loss) on investments	(1,045,623)	—
Income tax expense	(889,943)	—
Net loss attributable to non-controlling interest	(704,699)	148,155

Net income attributable to Longevity Market Assets, LLC	$31,682,275	$14,546

9.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings—Occasionally, the Company may be subject to various proceedings, lawsuits, disputes, or claims. The Company investigates these claims as they arise and accrues a liability when losses are probable and reasonably estimated. Although claims are inherently unpredictable, the Company is currently not aware of any matters that, if determined adversely to the Company, would individually or taken together, have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

Commitment— The Company has entered into a Strategic Services and Expenses Support Agreement (“Expense Support Agreement”) with two commonly owned full-service origination, servicing, and investment providers (the “Providers”) in exchange for an option to purchase the outstanding equity ownership of the Providers. Pursuant to the Expense Support Agreement, LMA provides financial support and advice for the expenses of the Providers incurred in connection with their life settlement transactions businesses and the Providers are required to hire a life settlement transactions operations employee of an affiliate of LMA. No later than December 1 of each calendar year, LMA provides a budget for the Providers, in which LMA commits to extend financial support for all operating expenses up to the budgeted amount. “Operating Expenses” for purposes of the Expense Support Agreement means all annual operating expenses of the Providers incurred in the ordinary course of business, excluding the premiums paid for the Providers insurance coverages that are allocable to the insurance coverage provided to Institutional Life Holdings, LLC, which owns all the outstanding membership interests of the Providers if unrelated to the Providers’ settlement businesses.

Since inception of the Expense Support Agreement on January 1, 2021 through December 31, 2021, LMA had incurred $120,000 related to initial funding of operations, which were subsequently reimbursed and $0 related to expenses. For the year ended December 31, 2022, LMA incurred $347,013 of expenses related to the Expense Support Agreement, which is included in the Other Expense line of the Consolidated Statements of Operations and Comprehensive Income (Loss) and have not been reimbursed by the Providers.

10.	FAIR VALUE MEASUREMENTS

The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Recurring Fair Value Measurements—The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented in the tables below.

As of December 31, 2022	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$13,809,352	$13,809,352
Available-for-sale securities, at fair value	—	—	1,000,000	1,000,000
Other Investments	—	—	1,300,000	1,300,000
S&P 500 options	890,829	—	—	890,829

Tot assets held at fair value	$890,829	$—	$16,109,352	$17,000,181

Liabilities:
Long-term debt	$—	$—	$28,249,653	$28,249,653

	Fair Value Hierarchy
As of December 31, 2021	Level 1	Level 2	Level 3	Total
Assets:
Life settlement policies	$—	$—	$—	$—
Available-for-sale securities, at fair value	—	—	250,000	250,000
Other investments	—	—	1,250,000	1,250,000
Other non-current assets	—	—	—	—

Tot assets held at fair value	$—	$—	$1,500,000	$1,500,000

Liabilities:
Long-term debt	$—	$—	$—	$—

Life Settlement Policies—The Company separately accounts for each owned life settlement policy using either the fair value method, or the investment method (cost, plus premiums paid). The valuation method is chosen upon contract acquisition and is irrevocable.

For policies carried at fair value, the Company utilizes valuation services of third-party actuarial firm, who value the contracts using Level 3 unobservable inputs, including actuarial assumptions, such as life expectancies and cash flow discount rates. The valuation model is based on a discounted cash flow analysis and is sensitive to changes in the discount rate used. The Company utilizes a discount rate of 12% for policy valuation, which is based on economic and company-specific factors.

For life settlement policies carried using the investment method, the Company measures these at the cost of the policy plus premiums paid. The policies accounted for using the investment method totaled $8,716,111 at December 31, 2022 and $0 at December 31, 2021.

Discount Rate Sensitivity—Changes in the 12% discount rate on the death benefit and premiums used to estimate the policies issued under LMATT Series 2024, Inc (“LMATT Policies”) fair value has been analyzed. If the discount rate increased or decreased by 2 percentage points and the other assumptions used to estimate fair value remained the same, the change in estimated fair value as of December 31, 2022, would be as follows:

As of December 31, 2022		Change in
Rate Adjustment	Fair Value	Fair Value
+2%	$12,376,891	$(1,432,461)
No change	13,809,352	—
-2%	15,571,704	1,762,352

Credit Exposure to Insurance Companies—The following table provides information about the life insurance issuer concentrations that exceed 10% of total death benefit or 10% of total fair value of the Company’s life insurance policies as of December 31, 2022:

Carrier	Face Value	Fair Value	Rating
American General Life Insurance Company	17%	15%	A
John Hancock Life Insurance Company	31	30	A+
ReliaStar Life Insurance Company	5	10	NR
Principal Life	10	10	A+
Securian Life Insurance Company	12	4	A+

The following table provides a roll forward of the fair value of life insurance as of December 31, 2022:

Fair value at December 31, 2021	$—

Policies purchased	8,161,975

Realized gain on matured/sold policies	105,000
Premius Paid	(433,626)
Unrealized gain on held policies	5,742,377

Change in estimated fair value	5,413,751
Matured/sold policies	(200,000)
Premiums paid	433,626

Fair value at December 31, 2022	$13,809,352

Long-Term Debt—See Note 11, “Long-Term Debt” for background information on the market-indexed debt. The Company has elected the fair value option in accounting for the instruments. Fair value is determined using Level 3 inputs. The valuation methodology is based on the Black-Scholes-Merton option-pricing formula and a discounted cash flow analysis. Inputs to the Black-Scholes-Merton model include (i) the S&P 500 Index price, (ii) S&P 500 Index volatility, (iii) a risk-free rate based on data published by the US Treasury, and (iv) a term assumption based on the contractual term of the LMATT Notes. The discounted cash flow analysis includes a discount rate that is based on the implied discount rate developed by calibrating a valuation model to the purchase price on the initial investment date. The implied discount rate is evaluated for reasonableness by benchmarking it to yields on actively traded comparable securities.

The total change in fair value of the debt resulted in a gain of $1,778,987. This comprises of a gain of $1,052,836, net of tax, which is included within accumulated other comprehensive income and $342,994, net of tax, which is included in equity of noncontrolling interests resulting from risk-adjusted valuation scenarios and a recognized a loss of $90,719 on the change in fair value of the debt resulting from risk-free valuation scenarios, which is included within Change in fair value of debt within the Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2022.

The following table provides a roll forward of the fair value of the issued as of December 31, 2022:

Fair value at December 31, 2021	$—

Debt issued to third parties	$30,028,640

Unrealized loss on change in fair value (risk-free)	90,719
Unrealized (gain) on change in fair value (credit-adjusted)	(1,869,706)

Change in estimated fair value	(1,778,987)

Fair value at December 31, 2022	$28,249,653

Other Noncurrent Assets: S&P 500 Options— In February 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, purchased and sold S&P 500 call and put options through a broker. The Company purchased and sold additional S&P 500 call options through a broker in September 2022 through their 100% owned and fully consolidated subsidiaries, LMATT Growth Series 2.2024, Inc. and LMATT Growth & Income Series 1.2026, Inc. The options are exchange traded, and fair value is determined using Level 1 inputs of quoted market prices as of the Consolidated Balance Sheets date. Changes in fair value are classified as Unrealized gain/loss on investments within the Consolidated Statements of Operations and Comprehensive Income (Loss).

Financial Instruments Measured at Fair Value on a Nonrecurring Basis—The following financial assets, composed of equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified, or an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Available-for-Sale Investment—The Convertible Promissory Notes are classified as an available-for-sale securities. Available-for-sale investments are subsequently measured at fair value. Unrealized holding gains and losses are excluded from earnings and reported in other comprehensive income until realized. The Company determines fair value of its available-for-sale investments using unobservable inputs by considering the initial investment value, next round financing, and the likelihood of conversion or settlement based on the contractual terms in the agreement. The Company initially purchased a $250,000 convertible promissory note from the issuer in 2021 and then on January 7, 2022, the Company purchased an additional $250,000 convertible promissory note from the same issuer and then an additional $500,000 in October 2022. As of December 31, 2022 and 2021, the Company evaluated the fair value of its Convertible Promissory Notes and determined that the fair value approximates the carrying value of $1,000,000 and $250,000, respectively.

Other Investments—The Company determines fair value using Level 3 inputs under the measurement alternative. These investments are recorded at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Impairment is assessed qualitatively. As of December 31, 2022 and 2021, the Company did not identify any impairment indictors and determined that the carrying value of $1,300,000 and $1,250,000, respectively, is the fair value for these equity investments in privately held companies, given that there have been no observable price changes.

Long-Term Debt – LMATT 1.2026 Issuance—The Company has issued $400,000 in market-indexed notes, which include participation in S&P 500 index returns and offer downside market protection. See additional information in the Long-Term Debt footnote. The company evaluates the fair value of the note using Level 3 unobservable inputs. As of December 31, 2022, the Company evaluated the fair value of the note and determined that the fair value approximates the carrying value of $400,000.

Financial Instruments Where Carrying Value Approximates Fair Value—The carrying value of cash, cash equivalents, accounts receivables, and due to affiliates approximates fair value due to the short-term nature of their maturities.

11.	LONG-TERM DEBT

Long-term debt comprises of the following:

	December 31, 2022		December 31, 2021
	Cost	Fair value	Cost	Fair value
Market-indexed notes:
LMATT Series 2024, Inc.	$9,866,900	$8,067,291	$—	$—
LMATT Series 2.2024, Inc.	2,333,391	2,354,013	—	—
LMATT Growth & Income Series 1.2026, Inc	400,000	400,000	—	—
Secured borrowing:
LMATT Income Series, LP	17,428,349	17,428,349	—	—

Total long-term debt	$30,028,640	$28,249,653	$—	$—

LMATT Series 2024, Inc. Market-Indexed Notes:

On March 31, 2022, LMATT Series 2024, Inc., which the Company consolidates for financial reporting, issued $10,166,900 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Series (LMATTS) 2024, are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to protect debt holders from market downturns, up to 40%. Any subsequent losses below the 40% threshold will reduce the notes on a one-to-one basis. As of December 31, 2022, $9,886,900 of the principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of December 31, 2022, the fair value of the LMATT Series 2024, Inc. notes was $8,067,291.

The notes are secured by the assets of the issuing entities, which includes cash, S&P 500 options, and life settlement policies totaling $12,200,797 as of December 31, 2022. The notes agreements do not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing companies are considered as collateral. There are also no restrictive covenants associated with the notes with which the entities must comply.

LMATT Series 2.2024, Inc. Market-Indexed Notes:

On September 16, 2022, LMATTS Series 2.2024, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $2,333,391 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth Series 2.2024, Inc. (“LMATTSTM Series 2.2024, Inc.”) are market-indexed instruments designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2024, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to provide upside performance participation that is capped at 120% of the performance of the S&P 500. A separate layer of the notes have a feature to protect debt holders from market downturns by up to 20% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 20%, the investments will experience all subsequent losses on a one-to-one basis. As of December 31, 2022, the entire principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of December 31, 2022, the fair value of the LMATT Series 2.2024, Inc. notes was $2,354,013.

The notes are secured by the assets of the issuing entity, LMATT Series 2.2024, Inc., which include cash, S&P 500 options, and life settlement policies totaling $3,246,756 as of December 31, 2022. The notes agreement does not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply.

LMATT Growth and Income Series 1.2026, Inc. Market-Indexed Notes:

Additionally, on September 16, 2022, LMATT Growth and Income Series 1.2026, Inc., a 100% owned subsidiary which the Company consolidates for financial reporting issued $400,000 in market-indexed private placement notes. The notes, titled the Longevity Market Assets Target-Term Growth and Income Series 1.2026, Inc (“LMATTSTM Growth and Income Series 1.2026, Inc.”) are market-indexed instrument designed to provide upside performance exposure of the S&P 500 Index, while limiting downward exposure. Upon maturity of the notes in 2026, the principal, plus the return based upon the S&P 500 Index must be paid. The notes have a feature to provide upside performance participation that is capped at 140% of the performance of the S&P 500. A separate layer of the notes have a feature to protect debt holders from market downturns by up to 10% if the index price experiences a loss during the investment period. After the underlying index has decreased in value by more than 10%, the investment will experience all subsequent losses on a one-to-one basis. These notes also include a 4% dividend feature that will be paid annually. As of December 31, 2022, the entire principal amount remained outstanding.

The notes are held at fair value, which represents the exit price, or anticipated price to transfer the liability to a third party. As of December 31, 2022, the fair value of the LMATT Growth and Income Series 1.2026, Inc. notes was $400,000.

The notes are secured by the assets of the issuing entity, LMATT Growth and Income Series 1.2026, Inc., which include cash, S&P 500 options, and life settlement policies totaling $752,236 as of December 31, 2022. The notes agreement does not restrict the trading of life settlement contracts prior to maturity of the notes, as total assets of the issuing company are considered as collateral. There are also no restrictive covenants associated with the notes with which the entity must comply.

See additional fair value considerations within the Fair Value footnote.

LMA Income Series, LP and LMA Income Series, GP, LLC Secured Borrowing

LMA Income Series, GP, LLC, wholly owned and controlled by that LMA Series, LLC, formed a limited partnership, LMA Income Series, LP and issued partnership interests to limited partners in a private placement offering. The initial term of the offering is three years with the ability to extend for two additional one-year periods at the discretion of the general partner, LMA Income Series, GP, LLC. The limited partners will receive an annual dividend of 6.5% paid quarterly and 25% of returns in excess of a 6.5% internal rate of return capped at a 15% net internal rate of return. The General Partner will receive 75% of returns in excess of a 6.5% internal rate of return to limited partners then 100% in excess of a 15% net internal rate of return.

It was determined that LMA Series, LLC is the primary beneficiary of LMA Income Series, LP and thus has fully consolidated the limited partnership in its consolidated financial statements for the year ended December 31, 2022.

The private placement offerings proceeds will be used to acquire an actively managed large and diversified portfolio of financial assets. LMA, through its consolidated subsidiaries, serves as the portfolio manager for the financial asset portfolio, which includes investment sourcing and monitoring. In this role, LMA has the unilateral ability to acquire and dispose of any of the above investments. As the partnership does not represent a business in accordance with ASC 810 and is a consolidated subsidiary that only holds financial assets, this represents a transfer subject to ASC 860-10. As the financial assets are not transferred outside the consolidated group, the proceeds from the offering shall be classified as a liability unless it meets the definition of a participating interest and the derecognition criteria in ASC 860 are met. The transferred interest did not meet the definition of a participating interest as LMA possesses the unilateral ability to direct the sale of the financial assets (ASC 860-10-50-6A(d)). In accordance with ASC 860-30-25-2, as the transfer of the financial assets did not meet the definition of a participating interest, LMA shall recognize the proceeds received from the offering as a secured borrowing.

LMA elected to account for the secured borrowing at fair value under the collateralized financing entity guidance within ASC 810-10-30. As of December 31, 2022, the fair value of the secured borrowing was $17,428,349.

12.	MEMBERS’ EQUITY

The Company is authorized to issue up to 5,000 units of par value common units. Holders of the Company’s common units are entitled to one vote for each share. At December 31, 2022 and 2021, there were 5,000 units issued and outstanding. Holders of the common units were entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the stockholders after payment of all liabilities.

13.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan in the U.S. intended to qualify under Section 401 (k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer up to 100% of their annual compensation on a pre-tax basis. For the years ended December 31, 2022 and 2021, the Company elected to match 50% of employee contributions up to a maximum of 4% of eligible employee compensation. For the years ended December 31, 2022 and 2021, the Company recognized expenses related to the 401(k) Plan amounting to $22,559 and $8,368, respectively.

14.	INCOME TAXES

As the Company elected to file as an S-corporation for federal and state income tax purposes, the Company incurred no federal or state income taxes, except for income taxes recorded related to some of their consolidated variable interest entities and subsidiaries which are taxable C corporations. These VIEs and subsidiaries include LMATT Series 2024, Inc., the wholly owned subsidiary of LMX Series, LLC, which is consolidated into LMA as a VIE, as well as LMATT Growth Series 2.2024, Inc., a wholly owned subsidiary of LMATT Growth Series, Inc., and LMATT Growth and Income Series 1.2026, Inc., a wholly owned subsidiary of LMATT Growth and Income Series, Inc., all of which are 100% owned subsidiaries and fully consolidated. Accordingly, tax expense (benefit) is attributable to amounts for LMATT Series 2024, Inc, LMATT Growth Series, Inc. and LMATT Growth and Income Series, Inc.

The components of provision for income taxes are as follows:

	December 31, 2022	December 31, 2021
Current provision:
Federal	$—	$—
State	—	—
Foreign	—	—

Total current tax	—	—

Deferred provision (benefit):
Federal	737,376	—
State	152,567	—
Foreign	—	—

Total deferred tax	889,943	—

Provision for income taxes	$889,943	—

For the years ended December 31, 2022 and 2021, the income tax expense differs from the provision that would result from applying federal and state statutory tax rates to income before income taxes due to the Company’s S-corporation election recognized for federal and state purposes.

For LMATT Series 2024, Inc., LMATT Growth Series, Inc. and LMATT Growth and Income Series, Inc., the Company recognized $889,943 of provision related to income taxes for the year ended December 31, 2022. For the year ended December 31, 2021, the Company recognized no provision related to income taxes for LMATT Series 2024, Inc. because the Company incurred operating losses and maintained a full valuation allowance against its net deferred tax assets.

The effective income tax rate differs from the federal statutory income tax rate applied to the profit loss before provision for income taxes due to the following:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Income tax benefit computed at federal statutory rate	$6,988,153	$(28,058)
Effect of pass through entities	$(6,147,068)	$(75,650)
State taxes, net of federal benefit	174,024	(21,458)
Valuation allowance	(125,166)	125,166

Income tax benefit at effective tax rate	$889,943	$—

The effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Deferred tax assets:
Net operating loss carryforwards	$167,554	$125,166
Basis Difference in Life Insurance Contracts	$109,903
Other	—	—

Gross deferred tax assets	277,457	125,166

Less: valuation allowance	—	(125,166)

Total deferred tax assets	277,457	—

Deferred tax liabilities:
Unrealized Gain	(1,641,277)	—

Other	—	—

Gross deferred tax liabilities	(1,641,277)	—

Deferred tax liabilities—net of allowance	$(1,363,820)	$—

The components of the Company’s net deferred tax assets are subject to realizability analysis in accordance with ASC 740. The establishment of a valuation allowance is based on consideration of all available evidence, both positive and negative, concerning the expectation of future realization, including, among other items: historical operating results; forecasts of future operations; the duration of statutory carryforward periods; experience with tax attributes expiring unused; and future reversals of existing taxable temporary differences and tax planning alternatives. In making such judgments, greater weight is given to evidence that can be objectively verified. Based on this analysis, the Company determined that sufficient positive evidence existed as of December 31, 2022 to support releasing the valuation allowance recorded against net operating loss tax attributes at December 31, 2021.

The Company has $661,092 of Federal Net Operating Losses and $661,092 State Net Operating Losses that can be carried forward indefinitely. The Federal Net Operating Losses may be used to offset 80% of taxable income in a given year.

The Company did not have any unrecognized tax benefits relating to uncertain tax positions at December 31, 2022 and 2021 and did not recognize any interest or penalties related to uncertain tax position at December 31, 2022 and 2021. The Company does not anticipate that changes in its unrecognized tax benefits will have a material impact on the Consolidated Statements of Operations and Comprehensive Income during 2023.

15.	RELATED PARTY TRANSACTIONS

As of December 31, 2022 and 2021, $263,785 and $930,630 of due to affiliates, respectively, were payable to the companies in which Company’s members own interest. As of December 31, 2022 and 2021, $2,904,646 and $0 of due from affiliates, respectively, were receivable from the companies in which the Company’s members own interest or are currently in negotiations with. The majority of the due from affiliate amount represents transaction costs incurred by the Company related to the planned business combination in which ERES has committed to reimburse the Company upon consummation of the merger.

The Company has a related party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company, and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, “Nova Funds”), as the owners of the Company jointly own 11% of the

Nova Funds. The Company also earns service revenue related to policy and administrative services on behalf of Nova Funds. The annual servicing fee is equal to 50 basis points (0.50%) times the invested amount in policies held by Nova Funds. The servicing fee is billed monthly. The Company earned $818,300 and $699,884, respectively, in service revenue related to Nova Funds for the years ended December 31, 2022 and December 31, 2021.

The Company also uses Abacus to originate life settlement policies that it accounts for under the investment method. For the year ended December 31, 2022, the Company incurred $2,268,150 in origination expenses for life settlement policies that are included as part of active management revenue, given that revenue is presented on a net basis.

At December 31, 2022 and 2021, there were $196,289 and $67,491, respectively, in expense reimbursements owed from the Nova funds, which are included as related party receivables in the accompanying balance sheets.

16.	LEASES

In April 2021, the Company entered into an agreement to lease office space in Orlando, Florida from a related party. The lease is classified as an operating lease and goes through July 31, 2024. The Company does not have any other leasing activities.

The Company’s ROU assets and lease liabilities for its operating leases consisted of the following amounts as of December 31, 2022 and 2021:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Assets:
Operating lease right-of-use assets	$77,011	$122,503
Liabilities:
Operating lease liability, current	48,127	45,107
Operating lease liability, non-current	29,268	77,396
Total lease liability	—	—

	77,395	122,503

The Company recognizes lease expense for its operating leases within general, administrative, and other expenses on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The Company’s lease expense for the periods presented consisted of the following:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Operating lease cost	$48,784	$19,868
Variable lease cost	3,664	1,019

	52,449	20,887

The following table shows supplemental cash flow information related to lease activities for the periods presented:

Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	$48,399	$19,868

ROU assets obtained in exchange for new lease liabilities	—	$139,025

The table below shows a weighted-average analysis for lease terms and discount rates for all operating leases for the periods presented:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Weighted-average remaining lease term (in years)	1.58	2.58
Weighted-average discount rate	3.36%	3.36%

Future minimum noncancelable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at December 31, 2022 are as follows:

Operating leases
2023	$49,855
2024	29,514
2025	—
2026	—
2027	—
Thereafter	—

Total operating lease payments (undiscounted)	79,369
Less: Imputed interest	(1,974)

Lease liability as of December 31, 2022	$77,395

17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions from the balance sheet date through March 24, 2023, the date at which the financial statements were issued.

*  *  *  *  *  *

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities to any person in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our web site is not part of this prospectus.

The table of contents is located on the inside of the front cover of this prospectus.

ABACUS LIFE, INC.

61,800,000 Shares of Common Stock

Up to 17,250,000 Shares of Common Stock Issuable Upon Exercise of the Public Warrants

Up to 7,120,000 Shares of Common Stock Issuable Upon Exercise of the Private Placement Warrants

7,120,000 Private Placement Warrants

1,780,000 Shares of Common Stock Issuable Upon Exercise of the Legacy Holder Warrants

1,780,000 Legacy Holder Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The table below sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimated, except for the SEC registration fee. All costs and expenses are payable by us.

SEC Registration Fee		$54,601.62
FINRA Filing Fees	$		*
Legal Fees and Expenses	$		*
Accounting Fees and Expenses	$		*
Miscellaneous Expenses	$		*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our charter and bylaws, as they will be in effect upon the completion of this offering, provide that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, we intend, prior to this offering, to enter into separate indemnification agreements with our directors and executive officers which will require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers. We will also maintain director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In addition, the employment agreements that we have entered into require the Company to indemnify any executive who is made a party or is threatened to be made a party to any action, suit or proceeding because he or she is or was a director or officer of the Company, subject to certain conditions. In such case, the Company will provide for the advancement of expenses.

Item 15. Recent Sales of Unregistered Securities.

On June 30, 2023, at the Closing of the Business Combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 5, 2023, as supplemented, Jay Jackson, Sean McNealy, Matthew Ganovsky, and Kevin Scott Kirby received Common Stock of the Company as consideration for the common units of LMA and Abacus Settlements.

Item 16. Exhibits and Financial Statement Schedules.

(a) List of Exhibits. See the Exhibit Index filed as part of this Registration Statement.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 30, 2022, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC, incorporated by reference from the Company’s Form 8-K filed August 30, 2022.

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 14, 2022, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC, incorporated by reference from the Company’s Form 8-K filed October 14, 2022.

2.3	Second Amendment to Agreement and Plan of Merger, dated as of April 20, 2023, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-39403) filed with the SEC on April 20, 2023), incorporated by reference from the Company’s Form 8-K filed April 20, 2023.

3.1	Second Amended and Restated Certificate of Incorporation of Abacus Life, Inc., incorporated by reference from the Company’s 8-K filed July 6, 2023.

3.2	Amended and Restated Bylaws of Abacus Life, Inc., incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.1	Specimen Common Stock Certificate, incorporated by reference from the Company’s Form S-1 filed July 2, 2020.

4.2	Specimen Warrant Certificate, incorporated by reference from the Company’s Form S-1 filed July 2, 2020.

4.3	Warrant Agreement, dated July 23, 2020 between East Resources Acquisition Company and Continental Stock Transfer & Trust Company, as warrant agent, incorporated by reference from the Company’s Form 8-K filed July 27, 2020.

4.4	Unsecured Promissory Note, dated as of June 30, 2023, issued to Sponsor, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.5	Amended and Restated Unsecured Promissory Note, dated as of July 5, 2023, issued to East Asset Management, LLC, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.6	Credit Agreement, dated as of July 5, 2023, among Abacus Life, Inc., as borrower, the several lenders from time to time party thereto, Owl Rock Capital Corporation, as administrative agent and collateral agent, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.7	Asset Purchase Agreement, dated as of July 5, 2023, between Abacus Investment SPV, LLC, as seller, and Abacus Life, Inc., as purchaser, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

Exhibit Number	Description

4.8	SPV Investment Facility, dated July 5, 2023, between Abacus Life, Inc., as borrower, and Abacus Investment SPV, LLC, as lender, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.9	Unsecured Promissory Note for funds drawn under the SPV Investment Facility, dated as of July 5, 2023, issued to Abacus Investment SPV, LLC, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

4.10	Unsecured Promissory Note for value of polices received under the SPV Investment Facility, dated as of July 5, 2023, issued to Abacus Investment SPV, LLC, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

5.1	Opinion of Locke Lord LLP Regarding the Legality of the Securities Being Registered.

10.1	Warrant Forfeiture Agreement, dated as of June 30, 2023, by and among East Resources Acquisition Company and Sponsor incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.2	Amended and Restated Registration Rights Agreement, dated as of June 30, 2023, by and among the Company, Sponsor, certain equityholders of East Resources Acquisition Company named therein and certain equityholders of the LMA and Legacy Abacus named therein, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.3	Letter Agreement, dated as of July 23, 2020, among the Company, its officers and directors and the Sponsor, incorporated by reference from the Company’s Form 8-K filed July 27, 2020.

10.4	Sponsor Support Agreement, dated as of August 30, 2022, by and among the East Resources Acquisition Company, Sponsor, LMA and Legacy Abacus, incorporated by reference from the Company’s Form 8-K filed August 30, 2022.

10.5	Company Support Agreement, dated as of August 30, 2022, by and among East Resources Acquisition Company, LMA, Legacy Abacus and the other parties signatory thereto, incorporated by reference from the Company’s Form 8-K filed August 30, 2022.

10.6	Form of Indemnification Agreement, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.7	Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.8	Form of Restricted Stock Unit Award granted under the Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.9	Form of Option Award granted under the Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

10.10	Form of Employment Agreement incorporated by reference from the Company’s Form S-1 filed July 26, 2023

14.1	Code of Business Conduct and Ethics of Abacus Life, Inc., incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

21.1	Subsidiaries of the Company, incorporated by reference from the Company’s Form 8-K filed July 6, 2023.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm re: Abacus Settlements, LLC.

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm re: Longevity Market Assets, LLC.

23.3	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

Exhibit Number	Description

23.4	Consent of Locke Lord LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page)

107	Filing Fee Table

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Abacus Life, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(b) Financial Statement Schedules. The following financial statement schedules are filed as a part of this registration statement beginning on page F-1 of the prospectus:

The following documents are filed as part of this prospectus:

(1)    Financial Statements:

(2)    Financial Statement Schedules:

None.

(3)    Exhibits

The exhibits listed in the following index are filed, furnished, or incorporated by reference as part of this prospectus.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on September 15, 2023.

ABACUS LIFE, INC.

By:	/s/ Jay J. Jackson
Jay J. Jackson
Chairman of the Board, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay J. Jackson and William H. McCauley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay J. Jackson Jay J. Jackson	Director, President and Chief Executive Officer (Principal Executive Officer)	September 15, 2023

/s/ William H. McCauley William H. McCauley	Chief Financial Officer (Principal Financial Officer)	September 15, 2023

/s/ Adam Gusky* Adam Gusky	Director	September 15, 2023

/s/ Karla Radka* Karla Radka	Director	September 15, 2023

/s/ Cornelis Michiel van Katwijk* Cornelis Michiel van Katwijk	Director	September 15, 2023

/s/ Thomas W. Corbett, Jr.* Thomas W. Corbett, Jr.	Director	September 15, 2023

/s/ Mary Beth Schulte*	Director	September 15, 2023
Mary Beth Schulte

/s/ Todd Sean McNealy	Director	September 15, 2023
Todd Sean McNealy

*By:	/s/ Jay Jackson
Jay Jackson
As Attorney-in-Fact